                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/    Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /    Definitive Proxy Statement

/ /    Definitive Additional Materials

/ /    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12


                         First Commercial Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/X/    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)    Title of each class of securities to which transaction applies:


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       2)    Aggregate number of securities to which transaction applies:


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       3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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

       4)    Proposed maximum aggregate value of transaction:


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       5)    Total fee paid:


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/ /    Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously Paid:


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       2)    Form, Schedule or Registration Statement No.:


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       3)    Filing Party:


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       4)    Date Filed:


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
                         FIRST COMMERCIAL BANCORP, INC.
                                865 HOWE AVENUE
                         SACRAMENTO, CALIFORNIA  95825

                          ---------------------------

                               PRELIMINARY COPY

                  NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS

                                NOVEMBER 2, 1995
                               6:00 O'CLOCK P.M.

                          ---------------------------

Dear Stockholder:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of First Commercial Bancorp, Inc. (the "Company"), a Delaware corporation and bank holding company for First Commercial Bank, a California banking corporation (the "Bank"), will be held at the Red Lion Sacramento Inn, located at 1401 Arden Way, Sacramento, California 95815 on Thursday, November 2, 1995 at 6:00 o'clock p.m., local time (the "Meeting"), for the following purposes:

         1. To approve the terms of an Amended and Restated Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of August 7, 1995 by and among the Company, the Bank, James F. Dierberg, an individual, and First Banks, Inc., a Missouri corporation and registered bank holding company ("First Banks"), for the sale of Common Stock and the issuance of a convertible debenture by the Company pursuant to which First Banks may acquire a greater than majority interest in the Company; and

         2. To adopt an amendment to the Certificate of Incorporation of the Company to increase to 250,000,000 the number of shares of Common Stock which the Company shall have the authority to issue.

         Only stockholders of record at the close of business on October 6, 1995 are entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Such stockholders may vote in person or by proxy. A list of those stockholders will be open to examination by any stockholder of the Company who is present at the Meeting and for a period of 10 days prior to the Meeting, during ordinary business hours and for any purpose germane to the Meeting, at the headquarters of the Company located at the address set forth above.

         STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH TO VOTE YOUR STOCK, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF THE ACCOMPANYING PROXY IS MAILED IN THE UNITED STATES.

                                     BY ORDER OF THE BOARD OF DIRECTORS,


                                     Dagmar E. Hotel, Corporate Secretary

Sacramento, California
October 13, 1995

                                                    Mailed to stockholders on or
                                                    about October 13, 1995

                         FIRST COMMERCIAL BANCORP, INC.
                                865 HOWE AVENUE
                         SACRAMENTO, CALIFORNIA  95825

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------


                    INFORMATION CONCERNING THE SOLICITATION


         This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the "Board of Directors") of First Commercial Bancorp, Inc. (the "Company"), a Delaware corporation and bank holding company for First Commercial Bank, a California banking corporation (the "Bank"), of the enclosed Proxy for use at the Special Meeting of Stockholders of the Company to be held at the Red Lion Sacramento Inn, located at 1401 Arden Way, Sacramento, California 95815 on Thursday, November 2, 1995 at 6:00 o'clock p.m., local time, and at all adjournments thereof (the "Meeting"). The purposes of the Meeting are:

         1. To approve the terms of an Amended and Restated Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of August 7, 1995 by and among the Company, the Bank, James F. Dierberg, an individual ("Dierberg"), and First Banks, Inc., a Missouri corporation and registered bank holding company ("First Banks"), for the sale of Common Stock and the issuance of a convertible debenture by the Company pursuant to which First Banks may acquire a greater than majority interest in the Company; and

         2. To adopt an amendment to the Certificate of Incorporation of the Company (the "Certificate of Incorporation") to increase to 250,000,000 the number of shares of Common Stock which the Company shall have the authority to issue.

         Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke such Proxy prior to its exercise. Such Proxy is revocable prior to the Meeting by an instrument revoking it, or by a duly executed Proxy bearing a later date delivered to the Corporate Secretary of the Company. Such Proxy is also revoked if the stockholder is present at the Meeting and elects to vote in person.

         Unless contrary instructions are indicated on the Proxy, all shares represented by a valid Proxy received pursuant to this solicitation (and not revoked before such shares are voted) will be voted (i) FOR the approval of the terms of the Stock Purchase Agreement; and (ii) FOR the adoption of the amendment of the Certificate of Incorporation to increase to 250,000,000 the number of authorized shares of Common Stock of the Company.

         In addition, such shares will be voted, at the discretion of the holder of the Proxy, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting). In the event a stockholder specifies a different choice on the Proxy, his or her shares will be voted in accordance with the specification so made.

COST OF PROXY SOLICITATION

         The Company will bear the entire cost of preparing, assembling, printing and mailing the proxy materials furnished by the Board of Directors to the stockholders of the Company. Copies of the proxy materials will be furnished to brokerage houses, nominees, fiduciaries and other custodians to be forwarded to the beneficial owners of the Common Stock of the Company, par value $0.01 per share (the "Company Common Stock"). In addition to the solicitation of Proxies by use of the mail, some of the officers, directors and regular employees of the Company and its subsidiary, the Bank, may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Company will bear.

         It is important that your shares be represented at the Meeting. If you are unable to be present in person, you are respectfully requested to fill in, sign, date, and return the accompanying proxy in the enclosed envelope as promptly as possible.

VOTE REQUIRED

         Proposal No. 1 described in this Proxy Statement requires the affirmative vote of the holders of a majority of the votes cast at the Meeting, assuming a quorum is present. Proposal No. 2 requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote at the Meeting. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

METHOD OF COUNTING VOTES

         Holders of Company Common Stock are entitled to one vote for each share of Company Common Stock held on the matters to be presented at the Meeting.

         The Inspectors of Election, who are employees of The First National Bank of Boston, the Company's independent transfer agent (the "Bank of Boston"), will oversee the tabulation of votes cast at the Meeting. Abstentions, votes withheld and broker non-votes are counted for purposes of determining whether a quorum is present at the Meeting. With respect to Proposal No. 1, approval of the terms of the Stock Purchase Agreement and possible change in control of the Company, abstentions and broker non-votes will be treated as not entitled to vote for purposes of determining the vote required for approval. With respect to Proposal No. 2, adoption of an amendment to the Certificate of Incorporation to increase the number of shares of Company Common Stock which the Company shall have the authority to issue, abstentions, votes withheld and shares not voted, including broker non-votes, are included in determining the number of shares of Company Common Stock issued and outstanding, but will have the same effect as a vote against such Proposal.

STOCKHOLDERS ENTITLED TO VOTE

         Only holders of record of the Company Common Stock on October 6, 1995 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 4,675,110 shares of Company Common Stock outstanding.

                             PRINCIPAL STOCKHOLDERS

         As of the Record Date, no person or group known to the Company owned beneficially more than five percent (5%) of the outstanding shares of Company Common Stock, except as set forth below:

      NAME AND ADDRESS OF                              AMOUNT AND NATURE
       BENEFICIAL OWNER                             OF BENEFICIAL OWNERSHIP                  PERCENT OF CLASS
       ----------------                             -----------------------                  ----------------
Dimensional Fund Advisors, Inc. (1)
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401                             247,418                                5.29%

First Banks, Inc.
135 North Meramec                                        50,000,000 to                            43.60% to
Clayton, Missouri  63105                                  100,000,000 (2)                         95.53% (3)

------------------

(1) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 247,418 shares of Company Common Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, the DFA Investment Trust Company, a registered open-end investment company, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans. Dimensional serves as investment manager for all of the above.

(2) First Banks is deemed to have beneficial ownership, as such term is defined in Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of 100,000,000 shares of Company Common Stock assuming the occurrence of the following events:
         (i) the Stock Purchase Agreement is approved by the stockholders of the Company, (ii) the amendment to the Certificate of Incorporation is adopted by the stockholders of the Company to increase the number of shares of Company Common Stock to 250,000,000, (iii) the Company issues 50,000,000 shares of Company Common Stock to First Banks in exchange for the tender by First Banks of 750,000 shares of Bank Preferred Stock (described below) and 116,666,666 shares of Bank
         Common Stock (described below) and (iv) the Company issues a $5.0 million convertible debenture to First Banks (described below) and the Debenture is immediately converted, at the option of First Banks, into 50,000,000 shares of Company Common Stock (collectively, all of the foregoing events are defined as the "Approvals and Issuances"). However, in the event First Banks holds the Debenture for the five-year term until mandatory conversion and assuming Company Common Stock is issued in lieu of the 12% per annum dividend, First Banks would be issued 80,000,000 shares of Company Common Stock in connection with the Debenture.

(3) First Banks is deemed to have beneficial ownership, as such term is defined in Rule 13d-3(d)(1) promulgated under the 1934 Act, of 95.53% of the Company Common Stock which shall be outstanding assuming the occurrence of the Approvals and Issuances. However, if First Banks does not immediately convert the Debenture, its record ownership would be limited to 91.5% of the Company's outstanding Common Stock. The Company is planning to conduct an offering of up to $5.0 million of Company Common Stock at a purchase price of $0.10 per share and a dividend exchange offer of up to $1.0 million (which offering is defined and described under "Possible Company Offering" herein). If such offering is completed and fully subscribed, First Banks' ownership of the Company Common Stock shall be reduced to approximately 43.60% if the Debenture is not immediately converted and would increase to 60.73% assuming the occurrence of the Approvals and Issuances. In addition, the current stockholders of the Company may have the right to receive shares of Company Common Stock (or cash) based on the future occurrence of certain events (which occurrences are described under "Issuance of Appreciation Rights" herein). If said events occur and the stockholders are issued shares of Company Common Stock, First Banks' ownership will be further diluted.

                         STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth the number of shares of Company Common Stock beneficially owned by the directors and executive officers of the Company, individually and as a group, as of the Record Date:

                                                                 SHARES BENEFICIALLY OWNED
                                                                 -------------------------
NAME OF DIRECTOR OR OFFICER                                  AMOUNT            PERCENT OF CLASS
---------------------------                                  ------            ----------------
Michael Denton, Jr.                                          23,050 (1)               .49%
Class "A" Director

Fred L. Harris                                               10,600 (1) (2)           .23%
Class "B" Director

Michael P. Morris                                                 0                   N/A
Class "A" Director

Manuel Perry, Jr.                                            21,150 (1)               .45%
Chairman of the Board of
the Company and the Bank;
Class "C" Director

Michael E. Spinetti                                          24,800 (1)               .53%
Class "B" Director

Dennis F. Ceklovsky                                               0                   N/A
E.V.P. and Senior Credit Officer
of the Company and the Bank

James E. Culleton                                            34,978                   .74%
Interim President of the Company and the Bank;
E.V.P. of the Company and E.V.P. and Chief
Operating Officer of the Bank

Anne H. Long                                                  7,800                   .17%
E.V.P. and Chief Financial Officer
of the Company and the Bank
                                                            -------                  ----
ALL DIRECTORS AND EXECUTIVE                                 122,378 (3)              2.57% (3)
Officers as a Group
(consisting of 8 individuals)

-------------------------

(1) Includes 10,000 shares subject to options presently exercisable under the Company's Directors' Stock Option Plan.

(2)      Held in an individual retirement account for the benefit of Mr.
         Harris.

(3) Includes 40,800 shares of Company Common Stock subject to options presently exercisable under the Company's Amended and Restated Stock Option Plan; 40,000 shares subject to options presently exercisable under the Company's Director Stock Option Plan, and 1,541 shares which have been allocated to officers' accounts in the Company's Employee Stock Ownership Plan.

RECENTLY APPOINTED DIRECTOR AND PROPOSED DIRECTORS

         At a meeting of the Board of Directors held on August 29, 1995 (the "August Meeting"), the Board of Directors accepted the resignations of Manuel
J. Barandas, a Class C Director; Harry S. Curry, a Class B Director; and Earl
W. Nichols, Jr., a Class A Director (the "Resignations"). In addition, at the August Meeting, the Board of Directors adopted a resolution fixing at five (5) the number of directors on the Board of Directors (the "Resolution"). The Resolution was adopted pursuant to the exclusive authority granted to the Board of Directors by Article Seventh of the Certificate of Incorporation and Section 1 of Article II of the Bylaws of the Company (the "Bylaws").

         Furthermore, at the August Meeting the Board of Directors appointed Mr. Michael P. Morris to the Board of Directors as a Class A Director. At a separate meeting on August 29, 1995, the Board of Directors of the Bank appointed Mr. Morris to the Board of Directors of the Bank. Michael P. Morris had previously received the requisite approval of the California State Banking Department ("SBD"), and the non-disapproval of the Federal Deposit Insurance Corporation ("FDIC") and the Federal Reserve Bank of San Francisco ("Reserve Bank") to serve as a director of the Company and the Bank. Mr. Morris currently is, and for the past four (4) years has been, the Chief Financial Officer of Stille Holding Company, a $200 million private company with two retail subsidiaries and one real estate subsidiary. Prior to that time, Mr. Morris was a partner for six years in the Sacramento office of KPMG Peat Marwick, a worldwide certified public accounting firm. While with KPMG Peat Marwick, Mr. Morris specialized as a bank auditing partner with extensive experience auditing community banks in northern California. Mr. Morris joined KPMG Peat Marwick in 1978.

         In the event the stockholders of the Company approve the Stock Purchase Agreement at the Meeting, the Company has agreed to elect to the Board of Directors, assuming the receipt of all necessary regulatory approvals, three
(3) of First Banks' nominees. In addition, pursuant to the Stock Purchase Agreement, the Company agreed to use reasonable efforts to retain at least two
(2) directors currently on the Board of Directors. First Banks has proposed James F. Dierberg, Allen H. Blake and Donald W. Williams to be designated as directors of the Company and has submitted the appropriate notice and application therefor to the Reserve Bank.

         The Stock Purchase Agreement also provides that upon First Banks' infusion of $3.5 million into the Bank, the Company will cause three (3) of First Banks' nominees to be appointed to the Board of Directors of the Bank, assuming the receipt of all necessary regulatory approvals. Messrs. Dierberg, Blake and Williams each have received the requisite approvals and have been appointed to serve as directors of the Bank. The following biographical information is provided for Messrs. Dierberg, Blake and Williams.

         James F. Dierberg has been the Chairman of the Board and Chief Executive Officer of First Banks and its predecessor companies since 1966. He has been a director of First Banks since 1979. Mr. Dierberg was President of First Banks from 1979 until February 1992, and he was re-appointed President of First Banks in April 1994. In September 1994, Mr. Dierberg was appointed Chairman of the Board, President and Chief Executive Officer of First Banks America, Inc. (formerly BancTEXAS Group Inc.), headquartered in Houston, Texas. Mr. Dierberg is also a director of First Bank & Trust (formerly Commercial Center Bank), Santa Ana, California, and since 1957, Mr. Dierberg has served in various capacities with other bank holding companies and banks owned or controlled by him or members of his family.

         Allen H. Blake has been a Senior Vice President of First Banks since February 1992. Mr. Blake joined First Banks as Vice President and Chief Financial Officer in 1984, and in 1988 he was appointed to the office of Secretary and to the Board of Directors of First Banks. In addition, Mr. Blake is a director of First Bank, headquartered in O'Fallon, Illinois, First Bank & Trust, headquartered in Santa Ana, California, and since September 1994, Mr. Blake has served as Chief Financial Officer, Vice President and Secretary and director of First Banks America, Inc.

         Donald W. Williams has been Senior Vice President and Chief Credit Officer of First Banks since March, 1993. In addition, he is Chairman of the Board and Chief Executive Officer of First Bank & Trust and director of each of First Bank and First Bank FSB, both of which are headquartered in St. Louis County, Missouri, First Banks America, Inc. and Bank Texas National Association. From 1989 to the time he assumed his positions with First Banks, he was Senior Vice President at Mercantile Bank of St. Louis, N.A., where he was responsible for credit approval. First Banks has filed the appropriate applications with the SBD and the FDIC for approval of Mr. Williams as Chief Executive Officer of the Bank, and intends to file with the Reserve Bank for his approval as Chief Executive Officer of the Company.


                                 PROPOSAL NO. 1

                    APPROVAL OF THE STOCK PURCHASE AGREEMENT
                      AND CHANGE IN CONTROL OF THE COMPANY

GENERAL; REASONS FOR ENTERING INTO THE STOCK PURCHASE AGREEMENT; CRITICAL NEED FOR STOCKHOLDER APPROVAL

         The Company and the Bank have entered into the Stock Purchase Agreement with First Banks and James F. Dierberg, an individual whose family owns voting control of First Banks.

         The Board of Directors has determined that entering into the Stock Purchase Agreement is in the best interests of the Company and its stockholders because of the significant capital infusion provided by First Banks which, prior to the Meeting, has enabled the Bank to raise its Tier 1 capital level(1) above 2%. The Board of Directors believes that the acquisition of Company Common Stock by First Banks preserves the stockholders' value in their shares of Company Common Stock. In addition, if the Stock Purchase Agreement is approved by the Company stockholders, First Banks will become a bank holding company of the Company and the Bank as a result of the consummation of the transactions contemplated by the Stock Purchase Agreement and will be under certain statutory and regulatory obligations to maintain the capital of the Bank at adequate levels.

         In the event the stockholders of the Company fail to approve the Stock Purchase Agreement, First Banks' investment will be made directly into the Bank and, as a result, the Company will cease to have a controlling interest in the Bank and the Company's stockholders' equity will remain impaired.

         Net losses sustained by the Company and the Bank for the years ended 1992, 1993 and 1994 and during the first six months of 1995 have resulted in the Bank's deteriorating capital levels. The results of a recently concluded joint examination of the Bank by the FDIC and the SBD indicate that further deterioration in the financial condition of the Company and the Bank are possible. In addition, for the third quarter ended September 30, 1995, the Bank sustained additional losses of approximately $625,000. The Bank and the Company have been operating under severe regulatory restrictions since July 1993. See "REGULATORY AGREEMENTS AND ORDERS" herein. The stockholders of the Company are under a continuing threat of future losses in the value of their shares of Company Common Stock unless an outside investor makes additional significant capital contributions to the Company or the Bank. The Company believes that while undertaking the Offering (described below) is an important component of recapitalizing the Company, the Offering, even if fully subscribed, would not adequately recapitalize the Company. Accordingly, the Company believes that the investment of $10.0 million pursuant to the Stock Purchase Agreement provides a measure of reassurance that the Company and the Bank will be recapitalized while providing the stockholders the opportunity to invest in the Company through the purchase of Company Common Stock at the same price as the sale of Company Common Stock to First Banks.


----------------------------------

(1) Tier 1 capital is generally defined as the sum of the core capital elements less goodwill and certain intangibles. The following items are defined as core capital elements: (i) common stockholders' equity; (ii) qualifying noncumulative perpetual preferred stock and related surplus; and (iii) minority interests in the equity accounts of consolidated subsidiaries.

         The Company Common Stock was involuntarily delisted from the NASDAQ National Market as of July 7, 1995 as a result of the Company's failure to meet the tangible asset requirements for continued listing. The Company Common Stock was immediately listed on the NASDAQ SmallCap Market where it currently is listed.

         As described below, pursuant to the provisions of the Stock Purchase Agreement, First Banks may acquire a greater than majority interest in the Company as a result of the acquisition through an exchange mechanism described herein of $5.0 million in shares of Company Common Stock. Although stockholder approval of First Banks' investment and the anticipated change in control of the Company is not required by law, the directors of the Company determined that they wished to allow the stockholders of the Company the opportunity to participate in the decision to restructure the Company. Accordingly, the Board of Directors is presenting the proposal to stockholders of the Company for review and approval. Please note, however, that if stockholder approval of the Stock Purchase Agreement is not obtained, First Banks will acquire a majority interest in the Bank through an aggregate investment of $10.0 million in the capital stock of the Bank. As a result of such $10.0 million investment in the Bank, First Banks would be the beneficial owner of approximately 99.56% of the outstanding shares of common stock of the Bank, no par value per share (the "Bank Common Stock"), and 100% of the outstanding shares of the Bank Preferred Stock.

         On July 25, 1995, the Board of Directors unanimously approved the Stock Purchase Agreement as a crucial element in the recapitalization of the Company and the Bank and a step toward the return of the Bank to earnings through profitable operations. The Board of Directors believes that the continuing viability of the Company and the Bank depends upon consummation of the transactions contemplated by the Stock Purchase Agreement and, accordingly, urges the stockholders to approve Proposal No. 1. As described below, Dierberg and First Banks to date have invested $5.0 million in the capital stock of the Bank,(2) and First Banks has agreed, upon receiving stockholder approval of the Stock Purchase Agreement, to loan an additional $5.0 million to the Company. See "DESCRIPTION OF THE TERMS OF THE STOCK PURCHASE AGREEMENT, ISSUANCE OF THE DEBENTURE OR SALE OF BANK STOCK." The majority of the proceeds of such loan will be contributed to the Bank and will thereby increase the Bank's capital levels. In addition, the Company has agreed that upon receiving stockholder approval of the Stock Purchase Agreement and the requisite regulatory approval, the Company will issue $5.0 million in shares of Company Common Stock to First Banks in exchange for the shares of the capital stock of the Bank then held by First Banks. Thus, the Board of Directors believes that First Banks' capital infusion and acquisition of control of the Company, as described herein, will provide stockholders of the Company with added value for their shares of Company Common Stock through (i) the continued viability of the Company and the Bank, (ii) an immediate increase in the book value per share of the Company Common Stock and (iii) the commitment to the Company indicated by First Banks' investment. If the stockholders of the Company approve the terms of the Stock Purchase Agreement and if the Offering (described below) is completed and fully subscribed, such stockholders will continue to own a significant percentage of the Company Common Stock, and the Company will remain as the sole shareholder of the Bank.

         If the stockholders of the Company fail to approve First Banks' investment in the Company as described in Proposal No. 1, the Stock Purchase Agreement provides that First Banks shall purchase an additional $5.0 million in shares of Bank Common Stock for an aggregate investment of $10.0 million in the capital stock of the Bank. In that event, the Company's stockholders will continue to own 100% of the outstanding Company Common Stock, but the Company's ownership interest in the Bank shall be reduced to less than 0.44%. Accordingly, the Company's ability to receive dividends from the Bank, if and when declared in the future, will be reduced





----------------------------------

(2) Dierberg received approval from the SBD to sell to First Banks the 750,000 shares of Series A Preferred Stock of the Bank, no par value per share (the "Bank Preferred Stock"), which he purchased at a price of $2.00 per share on June 30, 1995 (which purchase is described further herein) and consummated the transfer to First Banks on August 23, 1995. Thus, First Banks is the beneficial holder of the Bank Preferred Stock. In addition, on August 23, 1995, First Banks infused $3.5 million into the Bank in exchange for 116,666,666 shares of Bank Common Stock at a price of $0.03 per share, the book value of the Bank Common Stock on August 22, 1995. As a result, First Banks became the owner of 98.95% of the outstanding Bank Common Stock.

correspondingly. Thus, the stockholders of the Company may benefit from the recapitalization of the Bank to the extent of First Banks' investment therein, but First Banks' infusion of capital at the Bank level will not necessarily allow the Company to pay dividends(3) to the stockholders of the Company or to cause the removal of the regulatory orders to which the Company is subject. See "PRO FORMA FINANCIAL INFORMATION" herein for a discussion of the pro forma effect upon the capital levels of the Company and the Bank as a result of the actual and alternative proposed capital infusions pursuant to the terms of the Stock Purchase Agreement.

BOARD OF DIRECTORS RECOMMENDATION

         The Board of Directors, with the advice of its financial advisor, Carpenter & Company ("Carpenter"), has concluded that the terms of the Stock Purchase Agreement are fair to and in the best interests of the stockholders of the Company. In evaluating the terms of the Stock Purchase Agreement, the Board of Directors considered a variety of factors, including the opinion rendered by Carpenter as further described below, to the effect that the terms of the Stock Purchase Agreement taken as a whole are fair from a financial point of view to the stockholders of the Company as of the date of the Stock Purchase Agreement.

         FAIRNESS OPINION

         The Board of Directors retained Carpenter as its financial advisor in connection with the Board of Directors' evaluation and approval of the Stock Purchase Agreement and the transactions contemplated thereunder (for purposes of the "FAIRNESS OPINION," collectively, the "Transaction"). Carpenter has delivered to the Company its written opinion dated September 26, 1995 that, based on the matters set forth therein and as of the date of the Stock Purchase Agreement, the terms of the Transaction are fair, from a financial point of view, to the stockholders of the Company. The Company did not impose any limitations on Carpenter with respect to its opinion. A copy of Carpenter's opinion is attached hereto as Exhibit A.

         Carpenter is engaged in financial institution analysis and regularly conducts valuations of businesses, particularly financial institutions, and their securities in connection with stock offerings, mergers, acquisitions, negotiated underwritings and private placements, among other things. As part of its financial services activities, Carpenter is called upon to advise clients in mergers, acquisitions, valuations and various other business combinations and activities. The Company selected Carpenter as the Company's financial advisor because of its recognition as an expert in such matters.

         On August 7, 1995, Carpenter delivered its oral opinion to the Company's Board of Directors that the terms of the Transaction are fair, from a financial point of view, to the stockholders of the Company. At the September 26, 1995 meeting of the Company's Board of Directors, Carpenter delivered its written opinion, confirming its previous oral opinion.

         In rendering its opinion in connection with the Transaction, Carpenter relied upon information and materials provided by the Company, including the Capital Plan (as such term is defined in "REGULATORY AGREEMENTS AND ORDERS" herein) of the Company. In addition, Carpenter met with the directors and management of the Company and reviewed other data relating to the economics for the relevant area and conducted tests of the market value of the Company Common Stock. Carpenter also reviewed this Proxy Statement and the drafts of the Company's Registration Statement on Form S-1 with respect to the potential Offering (described below), and compared the financial terms thereof with other selected recent business combinations and recapitalizations in the financial services industry, compared the Company from a financial point of view with other selected companies in the financial services industry, reviewed alternatives available to the Company and considered such other information as it deemed appropriate. Carpenter has not independently verified the information and documents provided by the directors and management of the Company.





----------------------------------

(3) With respect to dividends by the Bank, it should be noted that First Banks, as the holder of Bank Preferred Stock, would have priority over the Company in the payment of any dividends by the Bank.

         Carpenter has been paid a fee in the amount of $50,000 in connection with its advisory services to the Company, which services included the preparation of its opinion and report, and Carpenter will receive additional fees in the amount of $370,000 contingent upon the completion of First Banks' investment of $10.0 million into the Company or the Bank. In addition, if the Offering is conducted, Carpenter would receive a fee equal to 4.5% of any proceeds (up to $5.0 million) received in the Offering. Carpenter also received normal out-of-pocket expenses and was provided with indemnification for certain actions. Carpenter formerly assisted the Company in connection with the preparation of its Capital Plan and anticipates acting as a financial adviser in connection with the Company's proposed offering of Company Common Stock pursuant to the Registration Statement with respect to the Offering (described below).

CAPITAL INFUSIONS TO DATE

         Pursuant to the Stock Purchase Agreement, on June 30, 1995, Dierberg purchased $1.5 million in shares of Bank Preferred Stock. However, as a result of the joint examination of the Bank recently concluded by the FDIC and the SBD, the examiners required the Bank to take additional write-offs. These write-offs caused the Bank's Tier 1 capital ratio to fall to 1.09% as of June 30, 1995. Institutions whose Tier 1 capital ratio falls below 2% are subject to the prompt corrective action provisions of the Federal Deposit Insurance Act, which impose stringent operating restrictions on such institutions and the threat of further regulatory action, including the imposition of a conservator or receiver. In addition, the Bank's Tier 1 capital ratio as of June 30, 1995 was significantly below the 6.5% level required by the regulatory orders to which the Bank is subject.(4)

         Accordingly, pursuant to the Stock Purchase Agreement, First Banks agreed to make an additional capital contribution to the Bank of $3.5 million through the purchase of Bank Common Stock. On August 15, 1995 and August 22, 1995, First Banks received the approval of the Federal Reserve Bank of St.
Louis (the "St. Louis Reserve Bank") and the SBD, respectively, for a change in control of the Bank. Thus, on August 23, 1995, First Banks infused $3.5 million into the Bank in exchange for 116,666,666 shares of Bank Common Stock (referred to in the Stock Purchase Agreement as the "August Infusion") at a price of $0.03 per share, the book value of the Bank Common Stock on August 22, 1995. These shares of Bank Common Stock are subject to the terms of an irrevocable proxy agreement which allows the Company to vote such shares of Bank Common Stock until the earliest to occur of (i) the failure of the stockholders to approve the Stock Purchase Agreement at the Meeting; (ii) termination of the Stock Purchase Agreement for any reason; (iii) the first business day following a vote of the stockholders of the Company at the Meeting to approve the Stock Purchase Agreement; or (iv) December 31, 1995. As a result of the August Infusion and continuing operations, the Bank's Tier 1 capital ratio was 2.60% as of August 31, 1995.

DESCRIPTION OF THE TERMS OF THE STOCK PURCHASE AGREEMENT

         The following is a summary of the terms of the Stock Purchase Agreement, the convertible debenture and the related Escrow, Proxy and Stock Pledge Agreements. The description below is intended as a summary only and is qualified in its entirety by reference to the Stock Purchase Agreement, including exhibits, which is attached hereto as Exhibit B and incorporated herein by reference.

         All information relating to First Banks and/or Dierberg contained in this Proxy Statement has been provided by First Banks and/or Dierberg. All information relating to the Company and/or the Bank contained in this Proxy Statement has been provided by the Company and/or the Bank.


----------------------------------

(4) As more fully described under "REGULATORY AGREEMENTS AND ORDERS" herein, the Bank is subject to a Cease and Desist Order, as amended, entered into with the FDIC on July 27, 1993 and to a Final Order under California Financial Code ("Financial Code") Section 1913, as amended, entered into with the SBD on March 30, 1995 (collectively, the "Orders"). The Orders require the Bank, inter alia, to have a ratio of tangible shareholders' equity to tangible assets at June 30, 1995 of 6.5%, and to increase this ratio to 7.0% at December 31, 1995. The SBD extended the date for attaining the 6.5% Tier 1 capital level to October 31, 1995, provided that an infusion of $3.0 million was made by August 25, 1995.

         INFUSION OF $1.5 MILLION INTO THE BANK

         The Stock Purchase Agreement was first entered into effective June 30, 1995 by and among the Company, the Bank, First Banks and Dierberg.
Accordingly, on June 30, 1995, Dierberg purchased 750,000 shares of Bank Preferred Stock, at a price of $2.00 per share, for a total investment of $1.5 million.(5) Dierberg received approval from the SBD to sell to First Banks the 750,000 shares of Bank Preferred Stock he purchased, and consummated such transfer on August 23, 1995. The Stock Purchase Agreement provides that the Company is required, under certain circumstances described below, to purchase from First Banks the 750,000 shares of Bank Preferred Stock and to issue in exchange therefor a number of shares of Company Common Stock. On July 12, 1995, pursuant to the terms of the Stock Purchase Agreement and an Escrow Agreement by and among the Company, First Banks and the Bank of Boston (the "Escrow Agreement"), First Banks delivered $8.5 million into an escrow account to be used for further investment in Company and/or Bank Common Stock.

         AMENDMENT OF THE STOCK PURCHASE AGREEMENT; INFUSION OF $3.5 MILLION INTO THE BANK

         Immediately after concluding the Stock Purchase Agreement on June 30, 1995, the Company and the Bank were informed that as a result of the then ongoing joint examination of the Bank by the FDIC and the SBD, such examiners would require the Bank to take additional write-offs, which significantly decreased the capital of the Bank as well as the capital of the Company. These write-offs caused the Bank's Tier 1 capital ratio to fall below 2% and the Company's capital account to fall to a negative $398,000 as of June 30, 1995. Accordingly, it became apparent that an additional capital infusion was urgently needed in order to prevent further significant regulatory action from being taken against the Bank pursuant to the FDIC's prompt corrective action regulations(6) and that the Stock Purchase Agreement would require substantial amendment in order to embody the terms on which such additional capital infusion would be made.

         On August 7, 1995, the Company, the Bank, First Banks and Dierberg executed the Stock Purchase Agreement, as amended and restated. In order to effect the Stock Purchase Agreement, First Banks filed applications on July 24, 1995 with the St. Louis Reserve Bank and on July 28, 1995 with the SBD to gain control of the Company and the Bank through the purchase of shares of Bank and/or Company Common Stock. Upon receiving the approvals of the SBD and the St. Louis Reserve Bank, First Banks purchased 116,666,666 shares of Bank Common Stock on August 23, 1995 at the book value per share thereof on August 22, 1995, the day immediately preceding such sale, or $0.03, for a purchase price of $3,500,000. First Banks' capital infusion is considered Tier 1 capital of the Bank. As of August 31, 1995, the Bank's Tier 1 capital ratio was 2.60%.

         First Banks entered into a Proxy Agreement also dated August 7, 1995 (the "Proxy Agreement"), pursuant to which First Banks transferred to the Company the right to vote First Banks' shares of Bank Common Stock. The Proxy Agreement will terminate upon the earliest to occur of: (i) failure of the stockholders of the Company to approve the Stock Purchase Agreement at the Meeting; (ii) termination of the Stock Purchase Agreement for any reason; (iii) the first business day following a vote of the stockholders of the Company at the Meeting to approve the Stock Purchase Agreement; or (iv) December 31, 1995.

         EXCHANGE OF FIRST BANKS' CAPITAL STOCK OF THE BANK FOR COMPANY COMMON STOCK

         The Stock Purchase Agreement provides that in the event the stockholders of the Company approve the terms of the Stock Purchase Agreement at the Meeting, the Company is required to issue to First Banks 50,000,000


----------------------------------

(5) The Bank Preferred Stock is non-voting, non-cumulative, perpetual and entitled to dividends, at least at the rate or in the amount declared on the Bank Common Stock, only when and if declared by the Board of Directors of the Bank in its sole discretion.

(6) See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 1994 Annual Report to Stockholders.

shares of Company Common Stock in exchange for the tender by First Banks of the 750,000 shares of Bank Preferred Stock and the 116,666,666 shares of Company Common Stock held by First Banks.

         ISSUANCE OF THE DEBENTURE OR SALE OF BANK STOCK

         First Banks has agreed that if the stockholders of the Company approve the terms of the Stock Purchase Agreement at the Meeting, First Banks will lend to the Company an additional $5.0 million and the Company has agreed to issue to First Banks a convertible debenture which shall bear interest at a rate of 12% per annum (the "Debenture") in exchange for such loan. The Company has agreed that $4,750,000 of the proceeds of the loan will be contributed to the Bank, while $250,000 will be retained by the Company. The Debenture will be convertible into a total of 50,000,000 shares of Company Common Stock for a period of five (5) years commencing upon the earlier of the (i) date of the Meeting or (ii) December 31, 1995. The Debenture will be secured by all shares of Bank Common Stock owned by the Company pursuant to the terms of a Stock Pledge Agreement by and between the Company and First Banks (the "Stock Pledge Agreement"). At the option of First Banks, the Debenture is convertible at any time prior to the 5-year maturity of the Debenture (the "Debenture Termination Date") into shares of Company Common Stock at a rate of $0.10 per share (the "Conversion Rate"). Upon maturity, the Debenture will convert automatically into Company Common Stock at the Conversion Rate. Pursuant to the Debenture, First Banks may foreclose on the Bank Common Stock held by the Company only in the event that the Company is insolvent, in bankruptcy, placed in receivership by an agency with regulatory authority over the Company, or in the event the Company defaults under or breaches the Stock Purchase Agreement.

         In addition, the Company has agreed to pay interest to First Banks at the rate of 12% per annum on the outstanding unconverted principal balance of the Debenture. The principal amount of the Debenture is payable only in shares of Company Common Stock. However, the Company may elect from time to time to pay any interest on the Debenture to First Banks in cash or Company Common Stock, subject to receipt of applicable regulatory approvals. In the event that the Company does not make an interest payment in cash at such time as an interest payment is due, the interest due and owing shall accrue and become convertible at the election of First Banks into shares of Company Common Stock at the Conversion Rate. On the Debenture Termination Date, any unconverted portion of principal and accrued put unpaid interest shall automatically convert at the Conversion Rate into shares of Company Common Stock.

         In the event the stockholders of the Company fail to approve the Stock Purchase Agreement at the Meeting, First Banks will invest an additional $5.0 million directly in the Bank through the purchase of Bank Common Stock for an aggregate investment of $10.0 million in the capital stock of the Bank. At that time, the Proxy Agreement shall terminate. Such additional shares of Bank Common Stock will not be subject to voting restrictions and upon such purchase, together with the simultaneous termination of the Proxy Agreement, First Banks will control the Bank as a result of being the beneficial owner of 99.56% of the outstanding shares of Bank Common Stock.

         OTHER POTENTIAL CAPITAL INFUSIONS

         The Stock Purchase Agreement also gives First Banks the first option to make additional capital infusions through the purchase of Company Common Stock in the event that the Bank's capital ratios do not meet the minimums required by the Orders. Accordingly, if the Bank's Tier 1 capital ratio is not equal to or greater than 6.5% at October 31, 1995, First Banks may purchase such dollar amount of shares of Company Common Stock which will increase the Bank's Tier 1 capital ratio to 6.5% or more. The purchase price of such shares will be the book value per share thereof on the business day immediately preceding such purchase, or $0.10, whichever is greater. Similarly, if the Bank's Tier 1 capital ratio is not equal to or greater than 7.0% at December 31, 1995, and if the Company has not completed the Offering (described below) by such date, then First Banks may elect to purchase the number of shares of Company Common Stock, at the dollar price set forth in the preceding sentence, sufficient to increase the Bank's Tier 1 capital ratio to 7.0% or more. In the event that the Company is conducting the Offering (described below) at either October 31, 1995 or December 31, 1995, First Banks may purchase shares of Bank Common Stock to increase the Bank's Tier 1 capital ratio, which shares shall be convertible into shares of Company Common Stock at the earlier of the conclusion of the Offering or June 30, 1996, at a rate of $0.10 per share. If First Banks elects not to purchase shares of Company Common Stock or Bank Common Stock, as applicable, the Bank will consider other methods of raising capital, including the sale of Bank assets such as its branch office located in Campbell, California, in order to reach the required regulatory minimum capital requirements. Pursuant to the Stock Purchase Agreement, First Banks shall have a right of first refusal to purchase such branch at the price and terms which are the same as the best third-party offer the Bank has obtained, exercisable by First Banks within thirty days of notice from the Bank.

         SUMMARY OF EFFECT OF STOCKHOLDER APPROVAL OF AGREEMENT

         In the event that the stockholders of the Company approve the Stock Purchase Agreement at the Meeting, and assuming that all necessary regulatory approvals have been obtained, the following will occur:

         - The Company will issue 50,000,000 shares of Company Common Stock to First Banks in exchange for the tender by First Banks of the 750,000 shares of Bank Preferred Stock and 116,666,666 shares of Bank Common Stock then held by First Banks;

         - First Banks will loan the Company $5.0 million secured by the shares of Bank Common Stock owned by the Company, and the Company will issue to First Banks the Debenture and execute the Stock Pledge Agreement in exchange therefor. The Debenture will bear interest at the rate of 12% per annum and the principal sum, as well as any accrued but unpaid interest, shall be convertible into shares of Company Common Stock at a price of $0.10 per share;

         - All of the proceeds of the $5.0 million loan, less $250,000, will be contributed by the Company to the Bank;

         - The Proxy Agreement will terminate on the first business day following stockholder approval of the Stock Purchase Agreement, giving First Banks voting power over the 116,666,666 shares of Bank Common Stock purchased by First Banks as a result of the August Infusion until such Bank Common Stock is exchanged for Company Common Stock (as described above);

         - The Company will issue to stockholders of the Company as of the Record Date certain special asset appreciation rights described below, which will provide stockholders with the possibility of receiving additional shares of Company Common Stock; and

         - The Company's Stockholder Rights Agreement will be amended as described herein.

         In the event that the stockholders of the Company fail to approve the Stock Purchase Agreement, or in the event the Meeting is not held prior to December 31, 1995, then, assuming that all regulatory approvals have been obtained, the following will occur:

         - First Banks will purchase an additional $5.0 million in shares of Bank Common Stock at the book value per share on the business day immediately preceding the date of such purchase and such shares will not be subject to any voting restrictions;

         - The Proxy Agreement will terminate, giving First Banks voting power over the 116,666,666 shares of Bank Common Stock;

         - As a result of First Banks $10.0 million investment in the Bank, First Banks will be deemed to be the beneficial owner of 99.56% of the outstanding Bank Common Stock, which is the only class of stock of the Bank entitled to voting rights; and

         - The Company's ownership interest in the Bank will be reduced to less than 0.44% of the outstanding Bank Common Stock.

         RIGHT TO NOMINATE DIRECTORS

         Pursuant to the Stock Purchase Agreement, upon First Banks' infusion of $3.5 million into the Bank, the following three (3) persons designated by First Banks, James F. Dierberg, Allen H. Blake and Donald W. Williams, were elected to the Bank's Board of Directors. Similarly, and assuming the receipt of all necessary regulatory approvals, the Company has agreed to elect to the Board of Directors, immediately upon receiving stockholder approval of the Stock Purchase Agreement at the Meeting, three (3) of First Banks' nominees. The Company also shall present such nominees to the stockholders at the next Annual Meeting of Stockholders of the Company. Finally, the Company has agreed to use reasonable efforts to retain at least two (2) of the Company's present directors on the Board of Directors through June 30, 1996.

         POSSIBLE COMPANY OFFERING

         The Stock Purchase Agreement refers to an offering which the Company has the discretion and presently intends to make to its existing stockholders of rights to purchase additional shares of Company Common Stock (the "Rights Offering") and a dividend exchange offer ("Dividend Exchange Offer") to certain persons who were Company stockholders of record on June 15, 1992 or September 14, 1992. On May 31, 1995, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") with respect to the Rights Offering, a public offering of Company Common Stock and the Dividend Exchange Offer (collectively, the "Offering"). THE REGISTRATION STATEMENT HAS NOT BEEN DECLARED EFFECTIVE BY THE COMMISSION AND, IN THE EVENT THE COMPANY PROCEEDS WITH THE OFFERING, THE CONTENTS OF THE REGISTRATION STATEMENT WILL REQUIRE AMENDMENT IN MATERIAL RESPECTS. THIS PROXY STATEMENT IS NOT TO BE CONSIDERED AN OFFER FOR SALE OR AN OFFER TO PURCHASE SHARES OF COMPANY COMMON STOCK IN THE OFFERING.

         Pursuant to the Stock Purchase Agreement, the Company and First Banks have agreed that the Rights Offering, if conducted, shall not exceed $5.0 million and that any public offering component of the Offering shall not exceed $1.0 million of the $5.0 million total. In addition, the Company will offer approximately $1.0 million in dividend rights to persons who were stockholders of the Company of record on June 15 or September 14, 1992. The Company and First Banks have agreed that the purchase price of the shares of Company Common Stock offered and sold in the Offering shall be $0.10 per share, the price which was used to calculate the number of shares of Company Common Stock First Banks would receive pursuant to the Stock Purchase Agreement as a result of First Banks' tender of shares of Bank Preferred Stock and Bank Common Stock and its conversion of the Debenture. Each stockholder who participates in the Rights Offering will have an oversubscription privilege and will be entitled to subscribe for additional shares of Company Common Stock that are not otherwise subscribed for in the Rights Offering.

         In addition, the Stock Purchase Agreement provides that the Board of Directors, in consultation with First Banks, may determine the optimal time to commence the Offering, may choose not to conduct the Offering or any component thereof or may withdraw or amend the Registration Statement or any component of the Offering. In the event the stockholders of the Company fail to approve the Stock Purchase Agreement at the Meeting, the Company has the right not to conduct the Offering and, in such event, it is unlikely that the Company will conduct the Offering.

         The purpose of the Offering, when and if conducted, will be to raise additional capital for the Company in order to maintain compliance with regulatory capital levels and to provide the stockholders of the Company with the opportunity to increase their proportionate investment in the Company vis-a-vis First Banks. First Banks and Dierberg have agreed, even if otherwise eligible, not to participate in the Offering.

         CONDITIONS TO CLOSING

         The closing of the sale of shares of Company Common Stock and issuance of the Debenture to First Banks is conditioned on (i) First Banks and the Company obtaining all approvals required under applicable state and federal law and regulations promulgated thereunder, which approvals have been received,
(ii) the Company receiving
stockholder approval of the Stock Purchase Agreement and (iii) the continued accuracy of the representations and warranties contained in the Stock Purchase Agreement. The closing of the sale by the Bank of 116,666,666 shares of Bank Common Stock to First Banks was consummated on August 23, 1995.

         STANDSTILL PROVISIONS

         Pursuant to the Stock Purchase Agreement, Dierberg and First Banks, respectively, have agreed that during the period commencing on August 7, 1995, and continuing until the Company Closing Date or the Second Bank Closing Date (as such terms are defined in the Stock Purchase Agreement) (the "Pendency Period"), neither of them will offer, sell, contract to sell or otherwise dispose of, or bid for, purchase, contract to purchase or otherwise acquire, any shares of Company Common Stock, Bank Common Stock or Bank Preferred Stock except in accordance with applicable laws, including all applicable securities laws.

         In addition, the Stock Purchase Agreement provides that the Company and the Bank, respectively, will not issue, during the Pendency Period, any securities or rights to acquire securities except (i) as contemplated in the Stock Purchase Agreement, (ii) as described in the Registration Statement as currently on file with the Commission or the Registration Statement as it may subsequently be amended, (iii) as may be required pursuant to the terms of the Company's employee and director stock option plans in accordance with past practice, or (iv) unless required pursuant to a transaction involving a change of control and which is subject to stockholder approval which transaction the Board of Directors, upon the advice of counsel, is required to enter into in order to comply with the Company's and the Bank's fiduciary duties to stockholders imposed by law.

         TERMINATION OF THE STOCK PURCHASE AGREEMENT AND LIQUIDATED DAMAGES

         The Stock Purchase Agreement may be terminated under certain circumstances, including (i) the parties mutually consenting thereto or (ii) a breach of the representations, warranties or covenants given by any of the parties. Finally, the Escrow Agreement provides that in the event First Banks breaches its representations, warranties and/or covenants and the Stock Purchase Agreement is thus terminated, the Company will receive liquidated damages of $1.0 million as full compensation for harm which the Company may have sustained as a result of such breach.

         AMENDMENT OF THE STOCKHOLDER RIGHTS AGREEMENT

         The stockholders of the Company approved the adoption of the Company's Stockholder Rights Agreement (the "Rights Agreement") at the 1990 Special Meeting of Stockholders, at which the reincorporation of the Company in the State of Delaware also was approved. As a result of the current financial condition of the Company and the Bank, the Board of Directors agreed to amend the Rights Agreement ("Amendment No. 1 to the Rights Agreement") to exempt the transactions contemplated by the Stock Purchase Agreement from triggering the operation of the Rights Agreement. The Board of Directors deems Amendment No. 1 to the Rights Agreement to be in the best interests of the stockholders of the Company and the holders of the Rights (as defined below). The description of Amendment No. 1 to the Rights Agreement below is intended as a summary only and is qualified in its entirety by reference to Amendment No. 1 to the Rights Agreement which is attached hereto as Exhibit C and the Rights Agreement which is attached hereto as Exhibit D.

         The Rights Agreement provides that the holders of each outstanding share of Company Common Stock are entitled to a right ("Right") to purchase from the Company a unit consisting of one-hundredth of a share (a "Unit") of Series A Participating Preferred Stock, par value $.01 per share ("Series A Participating Preferred Stock"), at a price of $50 in cash per Unit, subject to adjustment. The Right attaches to each share of Company Common Stock outstanding and no separate Rights Certificates have been distributed. The Rights will separate from the Company Common Stock and a "Distribution Date" will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of Affiliates or Associates (as such terms are defined in the Rights Agreement) (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of twenty (20%) percent or more of the outstanding shares of Company Common Stock (the "Stock Acquisition Date") or (ii) ten (10) days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning twenty-five (25%) percent or more of such outstanding shares of Company Common Stock. The Rights Agreement provides that Rights are not exercisable until a Distribution Date occurs and that as soon as practicable after the Distribution Date, Rights Certificates will be mailed to the holders of record of Company Common Stock as of the close of business on the Distribution Date. Once the Rights Certificates have been mailed, the separate Rights Certificates alone will represent the Rights.

         The Rights Agreement provides that if at any time following the Distribution Date, (i) a person becomes the beneficial owner of more than twenty-five (25%) percent of the then outstanding shares of Company Common Stock except pursuant to an offer for all outstanding shares of Company Common Stock which the independent directors of the Company determine to be fair to, and otherwise in the best interests of, the stockholders of the Company, or
(ii) the Company is the surviving corporation in a merger with an Acquiring Person and Company Common Stock is not changed or exchanged, each holder of a Right will have the right to receive, upon exercise, Company Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

         In addition, the Rights Agreement provides that a "Triggering Event" exists if (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or Company Common Stock is changed or exchanged (other than a merger which follows an offer described in clause (i) of the preceding paragraph) or (ii) fifty percent (50%) or more of the Company's assets or earning power are sold or transferred. Upon the occurrence of a Triggering Event, each holder of a Right (except Rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

         Amendment No. 1 to the Rights Agreement contains provisions in order to exclude the applicability of the Rights Agreement from the transactions contemplated by the Stock Purchase Agreement. Amendment No. 1 to the Rights Agreement excludes First Banks and all Affiliates and Associates of First Banks from the definition of Acquiring Person and excludes from the definition of Stock Acquisition Date any report filed with respect to the Company pursuant to
Section 13(d) under the 1934 Act by Dierberg, First Banks or any Affiliates or Associates of First Banks. Amendment No. 1 to the Rights Agreement also excludes all the transactions contemplated by the Stock Purchase Agreement from the definition of Triggering Event.

         In addition, Amendment No. 1 to the Rights Agreement excludes the transactions contemplated by the Stock Purchase Agreement from the definition of (i) a "Section 11(a)(ii) Event" which provides for the adjustment of the purchase price, number of shares and kind of Series A Participating Preferred Stock under certain circumstances and (ii) a "Section 13 Event" which provides the rights of the holder of a Right in the event of a consolidation or merger involving the Company or a transfer of assets or earning power of the Company or the Bank.

         Furthermore, Amendment No. 1 to the Rights Agreement provides that the Board of Directors may, at its option, redeem any and all of the outstanding Rights or settle any disputes between the Company and any of its stockholders or any person claiming the right to have distributed Rights at a redemption price of $.05 per Right or such disputed Right.

         EFFECT OF AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT

         Under normal circumstances, the acquisition of Company Common Stock by First Banks would have been subject to the provisions of and would have triggered the entitlement of the stockholders of the Company to Rights under the Rights Agreement. However, due to the critical financial condition of the Company and the Bank and the need for immediate capital infusions, the acquisition of Company Common Stock and all other transactions contemplated under the Stock Purchase Agreement have been exempted from the provisions of the Rights Agreement as a result of the provisions of Amendment No. 1 to the Rights Agreement and, thus, the stockholders' Rights in connection therewith are inoperative.

         If the stockholders of the Company fail to approve the terms of the Stock Purchase Agreement, the Rights Agreement will not be amended as described herein. However, because First Banks would own 99.56% of the Bank, the Company's only earning asset, it is unlikely that a potential acquiror would seek to acquire the Company, thus rendering the Rights Agreement essentially inoperative.

         Because the acquisition by First Banks of more than 15% of the voting control of the Company was approved by the Board of Directors, First Banks will not be subject to certain restrictions which otherwise would be imposed pursuant to Section 203 of the Delaware General Corporation Law.

         ISSUANCE OF APPRECIATION RIGHTS

         The Stock Purchase Agreement contains provisions designed to give the stockholders of the Company as of the Record Date the benefit of any recoveries the Bank may experience upon the liquidation, sale or other resolution of certain charged-off assets of the Bank (the "Specified Assets"). Section 3(c) of the Stock Purchase Agreement provides that if the stockholders of the Company approve the Stock Purchase Agreement, the Company shall issue to each stockholder as of the Record Date, certain non-transferable asset appreciation rights ("Appreciation Rights") which shall permit such stockholders to receive, at the Company's option, cash or shares of Company Common Stock ("Rights Shares") without the payment of any additional consideration. The Company may register the Appreciation Rights under the Securities Act of 1933, as amended.

         Section 3(c) of the Stock Purchase Agreement sets forth certain formulas (the "Measurement Formulas") to be used to determine whether the Company shall distribute Rights Shares or cash pursuant to the Appreciation Rights. The Measurement Formulas take into account recoveries on assets of the Bank which were charged-off as of June 30, 1995, the cost of capital to the Company and the Bank, certain expenses of the Offering, a reasonable reserve for pending or threatened litigation related to the resolution of the Specified Assets or certain stockholder litigation and other factors. The Board of Directors may determine in its sole discretion (subject to regulatory approval) whether cash or Rights Shares will be distributed pursuant to the Appreciation Rights. The Stock Purchase Agreement provides that calculations pursuant to the Measurement Formulas will occur and distribution of Rights Shares (or cash), if any, may occur at each of three dates: June 30, 1996, December 31, 1997 and October 31, 1998. No Rights Shares or cash will be distributed if the outcome of the calculations pursuant to the Measurement Formulas are negative.

         The provisions allowing the Company to distribute Rights Shares (or cash) to stockholders are designed to preserve for the current stockholders of the Company the benefits of recoveries on assets, if any, which were written off prior to First Banks' investment in the Company and the Bank.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief description of certain federal income tax consequences which may be realized by stockholders from acquisition of the Appreciation Rights. The discussion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended ("IRC"), the Treasury Regulations promulgated thereunder, current positions of the Internal Revenue Service ("IRS") contained in published revenue rulings and revenue procedures, and existing judicial decisions, all of which are subject to change with or without retroactive effect.

         THIS DISCUSSION IS ONLY A SUMMARY AND IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY BECAUSE THE INCOME TAX CONSEQUENCES ARE COMPLEX AND MAY NOT BE THE SAME FOR ALL RECIPIENTS OF THE APPRECIATION RIGHTS. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE TAX CONSEQUENCES TO THEM OF RECEIPT OF THE APPRECIATION RIGHTS, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND OTHER TAX LAWS.

         RECEIPT OF THE APPRECIATION RIGHTS

         As described herein, the distribution of the Appreciation Rights may be taxable to the stockholders. Generally, if common stock (or rights to acquire stock such as the Appreciation Rights) is distributed pro rata to all stockholders, the distribution is not subject to federal income tax. If, however, the distribution (or a series of distributions) results in (i) the receipt of property (including money) by some stockholders and (ii) an increase in the proportionate interest of other stockholders in the earnings and profits or assets of the corporation, the distribution of stock (or rights) may be taxable to the stockholders. Such a stock distribution may be treated as a distribution of property. Generally, cash and stock distributions occurring within three years of each other are presumed to result in a taxable stock distribution under IRC Section 305(b)(2).

         For this purpose, a holder of a convertible debenture is treated as a stockholder. Thus, if First Banks receives cash interest payments on the Debenture, this would be treated as if a cash distribution were made to First Banks in its capacity as a stockholder. Further, the distribution of the Appreciation Rights appears to increase the proportionate interest of certain but not all stockholders of the Company in the assets or earnings and profits of the Company because it is only made to stockholders as of the Record Date, which would exclude First Banks even if First Banks subsequently becomes a stockholder of the Company as a result of the consummation of the transactions contemplated if the Stock Purchase Agreement is approved by the stockholders of the Company at the Meeting.

         Accordingly, if First Banks receives cash interest payments on the Debenture, the distribution of the Appreciation Rights may be treated as a distribution of property under IRC Section 305(b)(2). On the other hand, if First Bank receives only Company Common Stock as interest payments on the Debenture, and if there are no other property or cash distributions to First Banks (or nonrecord stockholders), then the distribution of Appreciation Rights would not be treated as a distribution of property.

         If the distribution of Appreciation Rights is treated as a distribution of property, the stockholders receiving the Appreciation Rights will receive a distribution equal to the fair market value of the Appreciation Rights. In that case, the distribution will be taxable as ordinary dividend income to the extent of the Company's current or accumulated earnings and profits. To the extent distributions exceed the stockholder's allocable share of the Company's current or accumulated earnings and profits, the distributions will be treated as a return of capital, reducing the adjusted basis of the Company Common Stock held by the stockholder. Any remaining distributions will be treated as capital gain, if the Company Common Stock is held as a capital asset. The stockholder will have a tax basis in the Appreciation Rights equal to the fair market value of such Appreciation Rights.

         Under current law, an individual is subject to a maximum 39.6% federal income tax rate on ordinary income (including dividends), and a maximum 28% federal tax rate on long-term capital gains (gain from the sale of a capital asset held for more than one year). Generally, a corporation is subject to a maximum 35% federal income tax rate on all taxable income.

         Corporate recipients of dividends will be eligible for the 70% dividends received deduction allowable to corporations under IRC Section 243, subject to the applicable 45-day or 90-day holding period requirement and debt financed portfolio stock limitations contained in IRC Sections 246 and 246A. Corporate stockholders also may be subject to the "extraordinary dividend" rules of IRC Section 1059 and the possible reduction or elimination of the benefit of the dividends received deduction by the corporate alternative minimum tax.

         In contrast, if the distribution of the Appreciation Rights is not treated as a distribution of property, the distribution would not be subject to federal income tax. The stockholder would allocate its total tax basis in its Company Common Stock between the Company Common Stock and the Appreciation Rights, based on the relative fair market value of each on the distribution date. If the fair market value of the Appreciation Rights is less than 15% of the value of the Company Common Stock held by the stockholder, however, the tax basis of the Appreciation Rights is zero (unless the stockholder elects to allocate basis to the Appreciation Rights).

         RECEIPT OF COMPANY COMMON STOCK OR CASH FOR APPRECIATION RIGHTS

         Although the law is not entirely clear, it appears that a stockholder is not subject to taxation on receipt of Company Common Stock for the Appreciation Right. In that case, a stockholder must allocate its tax basis in the Appreciation Rights among the shares of Company Common Stock acquired.
The law is not clear as to the proper method for making such allocation. Moreover, there is little legal authority dealing with these issues, and the IRS could contend that the stockholders are subject to taxation upon receipt of the Company Common Stock, based upon the difference between the fair market value of the Company Common Stock and the stockholder's tax basis in the Appreciation Rights.

         If the stockholder receives cash for its Appreciation Rights, it will have gain or loss equal to the difference between the cash received and its tax basis in the Appreciation Right.

         SALE OF COMPANY COMMON STOCK

         If a stockholder sells Company Common Stock received under the Appreciation Rights, the stockholder will realize a gain or loss equal to the difference between the amount realized on the sale and the stockholder's tax basis in the Company Common Stock sold. If the Company Common Stock is held as a capital asset, this gain or loss will be capital gain or loss.

         BACKUP WITHHOLDING

         A holder of Company Common Stock may be subject to backup withholding at the rate of 31% on dividends received on the Company Common Stock (whether in the form of a distribution of the Appreciation Rights or otherwise). Backup withholding may apply if (i) the holder of Company Common Stock fails to furnish a taxpayer identification number ("TIN") to the Company; (ii) the IRS notifies the Company that the TIN furnished by the holder of Company Common Stock is incorrect; (iii) there has been a "notified payee under reporting;" or
(iv) there has been a failure of the holder of Company Common Stock to certify under penalty of perjury that such holder is not subject to withholding. If any one of these events occurs, the Company may be required to withhold a tax equal to 31% from any dividend payment made with respect to the Company Common Stock or, in certain cases, from the proceeds of a sale of the Company Common Stock.

         FOREIGN WITHHOLDING

         If a recipient of a dividend on Company Common Stock (whether in the form of a distribution of the Appreciation Rights or otherwise) is a foreign individual or foreign corporation not engaged in business in the U.S., such recipient may be subject to a 30% withholding tax on any such dividend. The withholding tax may be decreased if such recipient qualifies for a reduced withholding rate on dividends under an applicable U.S. tax treaty.

         LIMITATION ON NET OPERATING LOSSES

         Under IRC Section 382, if an "ownership change" occurs with respect to a corporation which has net operating loss ("NOL") carryovers and other tax attributes, the ability of the corporation to use such attributes following the ownership change may be substantially limited. Based on the amount of Company Common Stock to be acquired by First Banks if the stockholders approve the Stock Purchase Agreement, an ownership change most likely will occur. In addition, the purchase by First Banks of Bank Common Stock constituted an ownership change and, accordingly, the ability of the Company to use its NOL and other tax attributes to reduce future taxable income has been substantially limited.

INFORMATION WITH RESPECT TO FIRST BANKS, INC.

         First Banks, headquartered in St. Louis County, Missouri, is a Missouri corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Its principal executive offices are located at 135 North Meramec, Clayton, Missouri 63105 and its telephone number is (314) 854-4600. At June 30, 1995, First Banks had approximately $3.53 billion in total assets, $2.69 billion in total loans, net of unearned discount, $2.86 billion in total deposits, and $226.2 million in total stockholders' equity. As of September 1, 1995, First Banks operated primarily through three wholly-owned bank subsidiaries, one majority-owned bank subsidiary, and three wholly-owned thrift subsidiaries.

         First Banks' subsidiary financial institutions (the "Subsidiary Financial Institutions") are: First Bank, headquartered in St. Louis County, Missouri; First Bank, headquartered in O'Fallon, Illinois; First Bank & Trust, headquartered in Santa Ana, California; First Bank FSB, headquartered in St. Louis County, Missouri; Bank TEXAS National Association, headquartered in Houston, Texas; St. Charles Federal Savings and Loan Association, headquartered in St. Charles, Missouri; and La Cumbra Savings Bank, F.S.B., headquartered in Santa Barbara, California.

         Through the 113 locations of the Subsidiary Financial Institutions, First Banks offers a broad range of commercial and personal banking services including certificate of deposit accounts, individual retirement and other time deposit accounts, checking and other demand deposit accounts, interest checking accounts, savings accounts, and money market accounts. Loans include commercial, financial, agricultural, municipal and industrial development, real estate construction and development, residential real estate, consumer and installment loans. Other financial services include mortgage banking, discount brokerage, credit-related insurance, automatic teller machines, safe deposit boxes, and trust services offered by certain Subsidiary Financial Institutions. First Banks' Class C Preferred stock is quoted on the NASDAQ National Market System under the symbol "FBNKP." First Banks America Inc. stock is quoted on the NYSE under the symbol "FBA."

VOTE REQUIRED AND BOARD RECOMMENDATION

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMPANY COMMON STOCK CAST AT THE MEETING, ASSUMING A QUORUM IS PRESENT, IS REQUIRED FOR APPROVAL OF THE STOCK PURCHASE AGREEMENT AND THE TRANSACTIONS AND CHANGE IN CONTROL CONTEMPLATED THEREBY.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK PURCHASE AGREEMENT.

REGULATORY AGREEMENTS AND ORDERS

         FDIC AND STATE BANKING DEPARTMENT REGULATORY ORDERS

         As a result of an examination of the Bank by the FDIC and SBD, which was concluded during the second quarter of 1993, the Bank consented to enter into an amended Cease and Desist Order with the FDIC on July 27, 1993 (the "FDIC Cease and Desist Order"). Similarly, the Bank consented on July 6, 1993 to the entrance of a Final Order under Financial Code Section 1913 with the SBD, which was amended on March 30, 1995 (the "SBD Final Order") (collectively defined as the "Orders" in footnote 3 above). The Orders remain in effect. On July 20, 1995, the FDIC and the SBD completed a joint examination of the Bank.

         Pursuant to the Orders, the Bank is required to: (a) maintain management acceptable to the SBD and FDIC; (b) notify the SBD in writing prior to adding any individual to its Board of Directors; (c) charge off assets classified loss noted in the Report of Examination of the Bank as of March 25, 1994 ("1994 Report"); (d) reduce assets classified substandard in accordance with a prescribed schedule; (e) reduce the amount of assets listed for attention in the 1994 Report within a certain timeframe; (f) within 30 days, develop and adopt and thereafter implement a profit plan and month-by-month budget; (g) within 30 days, adopt and thereafter implement a strategic plan to return the Bank to a profitable condition, in a form acceptable to the SBD and FDIC; (h) not later than June 30, 1995, increase tangible shareholders' equity to not less than 6.5% of tangible assets and increase such ratio to 7.0% by December 31, 1995 and maintain such 7% ratio during the life of the Orders; (i) make no distributions to any stockholder without the prior written consent of the SBD; (j) immediately comply with all laws and regulations and correct or eliminate within 30 days any apparent violations noted in the 1994 Report; and (k) establish a committee to assure compliance with the SBD Final Order.

         The Bank received a letter dated July 25, 1995, as amended on August 9, 1995, from the Superintendent of the SBD setting forth revised time frames for the Bank to increase its capital levels. Under the terms of such letter, the Bank must, (i) before August 25, 1995, increase its tangible shareholders' equity to at least $5,160,000 (the "First Installment") and, (ii) on or before October 31, 1995, increase its tangible shareholders' equity to at least $11,180,000, including the increase called for by the First Installment (the "Second Installment"). The proceeds from the sale of the Bank Preferred Stock to Mr. Dierberg and the Bank Common Stock to First Banks have been attributed to the First Installment.

         In calculating the amount of the First Installment, the Superintendent of the SBD began with the amount of $5,160,000, which is approximately 3% of the Bank's total tangible assets of approximately $172,031,000 as of July 25, 1995. The Superintendent of the SBD then deducted from this figure the Bank's tangible shareholders' equity of approximately $2,078,000 as of July 25, 1995, which amount includes the sale of Bank Preferred Stock to Mr. Dierberg, leaving a difference of $3,099,000. The Bank's estimated operating losses for July 1995 of $17,000 were added to the $5,160,000.

         The amount of the Second Installment is an amount necessary to make the Bank's tangible shareholders' equity approximately equal to 6.5% and is consistent with the SBD Final Order, wherein the Bank was ordered to attain by October 31, 1995, tangible shareholders' equity equal to or exceeding 6.5% of its total tangible assets.

           As of June 1, 1994, James E. Culleton, the Executive Vice President of the Company and Executive Vice President and Chief Operating Officer of the Bank, was named as Interim President of the Company and the Bank until a permanent President and Chief Executive Officer can be employed. Applications have been filed with the SBD and FDIC for approval of Mr. Culleton to serve as the permanent President and Chief Operating Officer of the Bank, and for approval of Donald W. Williams to serve as Chairman of the Board of Directors and Chief Executive Officer of the Bank. On September 5, 1995, the SBD approved the appointment of Messrs. Culleton and Williams. An application also will be filed with the Reserve Bank for approval of Mr. Williams to serve as President and Chief Executive Officer of the Company.

         Pursuant to the Orders, the Bank agreed to maintain adjusted Tier 1 capital equal to or exceeding 6.5% of the Bank's total assets. Furthermore, the Bank is required to maintain tangible shareholders' equity plus mandatorily convertible subordinated debt equal to not less than 6.5% of total tangible assets, and a minimum tangible shareholders' equity plus mandatorily convertible subordinated debt of $12,300,000. The SBD Final Order requires the ratio of shareholders' equity to tangible assets to increase to 7% at December 31, 1995.

         As a result of the loss for the six-month period ended June 30, 1995, and the year ended December 31, 1994, the Bank is not in compliance with its mandatory capital ratios. As of June 30, 1995, the Bank's adjusted Tier 1 capital ratio was 1.08%, and the Bank's tangible shareholders' equity plus mandatorily convertible subordinated debt was 1.07% of total tangible assets. At that date, the Bank's tangible shareholders' equity was $1,934,769, which includes the conversion of a $2,400,000 mandatorily convertible subordinated note and the contribution of $1,402,000 of capital from the Company.

         In response to its capital deficiency, the Bank submitted to the FDIC on August 23, 1994 its Capital Restoration Plan (the "Capital Plan") which was amended on November 22, 1994, and approved by the FDIC on January 30, 1995.
One of the components of the Capital Plan consists of a decrease in the Bank's asset size. On January 21, 1995, the Bank consummated the sale of its San Diego branch office to the Bank of Commerce, and on April 14, 1995, the Bank's Santa Rosa branch office was closed. On August 31, 1995, the Company moved its corporate headquarters to the branch office of the Bank located at 865 Howe Avenue, Sacramento, California, thus decreasing overhead by an additional $15,000 per month.

         Another component of the Capital Plan is the raising of capital. In addition to the $10.0 million recapitalization of the Company and the Bank by First Banks (described above), the Company presently intends to conduct the Offering to raise additional capital, which Offering shall not exceed $5.0 million pursuant to the terms of the Stock Purchase Agreement. The Company also is considering conducting a Dividend Exchange Offer for approximately an additional $1.0 million.

         The Bank continues to be designated as a problem bank and is considered "troubled" for all regulatory purposes. Accordingly, the Bank is required to provide prior notice to the FDIC of the employment of any senior officer or appointment of a director. Due to the Bank's current regulatory capital ratios, the Bank is prohibited from accepting funds obtained directly or indirectly through a deposit broker. In addition, the Bank cannot provide pass-through deposit insurance to employee benefit plan deposits so long as it is ineligible to accept brokered deposits.

         Failure to comply with the terms of the Orders could result in various regulatory actions against the Bank, including recapitalization, merger, and/or acquisition of the Bank.

STATE CAPITAL IMPAIRMENT ORDERS

         The Financial Code requires the Superintendent of the SBD to order any bank whose contributed capital is impaired to correct such impairment within 60 days of the date of the order. Under Section 134(b) of the Financial Code, the "contributed capital" of a bank, defined as all shareholders' equity other than retained earnings, is deemed to be impaired whenever such bank has deficit retained earnings in an amount exceeding 40% of such contributed capital.

         The Bank received notices from the SBD (the "Capital Impairment Orders") dated August 3, 1994, November 3, 1994, February 17, 1995, March 15, 1995 and May 15, 1995. As of June 30, 1995, the Bank had contributed capital of $21.1 million and deficit-retained earnings of approximately $19.1 million, or approximately 91% of contributed capital, within the meaning of Section 134(b) of the Financial Code. Thus, under Section 134(b) of the Financial Code, the Bank's contributed capital was impaired as of that date in the approximate amount of $10.7 million. The Bank has not complied with the Capital Impairment Orders.

         Under Section 662 of the Financial Code, the Superintendent of the SBD has the authority, in his or her discretion, to take certain appropriate regulatory actions with respect to a bank having impaired contributed capital, including possible seizure of such bank's assets. Under Section 663 of the Financial Code, a bank that has deficit retained earnings may, subject to the approval of its shareholders and of the Superintendent of the SBD, readjust its accounts in a quasi-reorganization, which may include eliminating its deficit retained earnings. However, a bank that is not able to effect such a quasi-reorganization or otherwise to correct an impairment of its contributed capital within 60 days of an order to do so from the Superintendent of the SBD must levy and collect an assessment on its common shares pursuant to Section 423 of the California General Corporation Law.

         The shareholders of the Bank, not the stockholders of the Company, will receive any notices of assessment issued by the Bank. THE BANK IS IN VIOLATION OF SECTION 662 OF THE FINANCIAL CODE WHICH REQUIRES IT TO ASSESS THE OUTSTANDING SHARES OF BANK COMMON STOCK IN ORDER TO CORRECT THE IMPAIRMENT OF THE BANK'S CAPITAL. AS LONG AS THE BANK'S CONTRIBUTED CAPITAL IS IMPAIRED AS DEFINED UNDER CALIFORNIA LAW, THE SUPERINTENDENT OF THE SBD IS AUTHORIZED TO TAKE POSSESSION OF THE PROPERTY AND BUSINESS OF THE BANK, TO CLOSE THE BANK OR TO ORDER THE BANK TO COMPLY WITH THE LEGAL REQUIREMENT TO LEVY AN ASSESSMENT ON THE OUTSTANDING SHARES OF BANK COMMON STOCK SUFFICIENT TO CORRECT THE IMPAIRMENT. THE COMPANY, A SHAREHOLDER OF THE BANK, DOES NOT HAVE THE FUNDS TO SATISFY SUCH AN ASSESSMENT.

         The Bank's capital impairment may be corrected through earnings, by raising additional capital or by a quasi-reorganization, subject to the approval of the SBD. In a quasi-reorganization, the Bank's deficit retained earnings would be reduced or eliminated by a corresponding reduction in the Bank's contributed capital. As of June 30, 1995, the Bank would have been required to raise $26,750,000 in new capital (inclusive of any proceeds from the Offering) in order to correct its impaired contributed capital (because the ratio of deficit retained earnings to contributed capital may not exceed 40%, $2.50 of new capital must be raised for every dollar of impairment).

         It is the policy of the Superintendent not to grant a quasi-reorganization unless a Bank can establish that (a) it has adequate capital, (b) the problems that created past losses and the impairment of capital have been corrected and (c) it is currently operating on a profitable basis and will continue to do so in the future.

         In order to permit a quasi-reorganization of a bank's capital, the SBD requires, among other things, that a bank demonstrate that it is adequately capitalized and that it is capable of operating profitably. Management believes, although it cannot assure, that the Bank will be able to so demonstrate at such time as the Bank's problem assets are substantially resolved, and that it will then be possible for the Bank to effect a quasi-reorganization. Management also believes that, because it is anticipated that the Bank would have high leverage and risk-based capital ratios after First Banks' investment in the Company and/or the Bank, it is unlikely that the Superintendent of the SBD would seek to take action solely on the basis of impaired capital as defined under Section 134 of the Financial Code. There can be no assurance, however, that other circumstances, such as insufficient liquidity, operating losses, or other issues, could not arise that would provide incentives to the Superintendent to utilize the powers granted by
Section 134 of the Financial Code.

         No assurance can be given that the Bank's capital condition will not deteriorate further as a result of future operating losses prior to curing its capital impairment. In addition, because a quasi-reorganization requires that the Bank reduce its assets and liabilities to market value at the time of the reorganization, the Bank's capital could be further reduced from its present level as a result of such a reduction in the market value of the Bank's assets over its liabilities. Finally, there can be no assurance that, following a correction of the Bank's capital impairment (whether through a quasi-reorganization or an infusion of sufficient capital to cure the impairment or through earnings), the Bank's capital position will not continue to erode through future operating losses. AS LONG AS THE BANK'S CONTRIBUTED CAPITAL IS IMPAIRED, THE SUPERINTENDENT OF THE SBD IS AUTHORIZED TO TAKE POSSESSION OF THE PROPERTY AND BUSINESS OF THE BANK, TO CLOSE THE BANK OR ORDER THE BANK TO LEVY AN ASSESSMENT ON THE SHARES OF THE BANK HELD BY THE BANK'S SHAREHOLDERS IN AN AMOUNT SUFFICIENT TO CORRECT THE IMPAIRMENT. THE COMPANY, A SHAREHOLDER OF THE BANK, DOES NOT HAVE THE FUNDS TO SATISFY SUCH AN ASSESSMENT.

FEDERAL RESERVE BANK MEMORANDUM OF UNDERSTANDING

         On October 17, 1994, the Company entered into a Memorandum of Understanding ("MOU") with the Reserve Bank. Under the terms of the MOU, (i) the Company may not declare or pay any dividends without the prior written approval of the Reserve Bank, and may not take dividends from the Bank without providing prior written notice to the Reserve Bank; (ii) the Company must submit to the Reserve Bank a written plan to improve and maintain an adequate capital position at the Company and the Bank; and (iii) the Company must take reasonable actions to employ a full-time President for the Company and the Bank. Further, the MOU sets forth restrictions on certain transactions between the Bank and the Company; directs the Company to prepare and submit to the Reserve Bank certain policies and procedures and financial information; and requires the Company to provide prior notice to the Reserve Bank of any new, or the renewal or modification of any existing, employment, service or severance contracts with any executive officer. Within 45 days of the end of each calendar quarter, the Company must submit to the Reserve Bank a written Progress Report regarding the Company's compliance with the terms of the MOU.

         On August 23, 1994, the Company submitted to the Reserve Bank its Capital Plan setting forth the Company's plans for improving and maintaining an adequate capital position at the Company and the Bank. The Company, however, has not met the capital goals set forth in its Capital Plan.

PRO FORMA FINANCIAL INFORMATION

         The following pro forma financial information of each of the Company and the Bank is provided to give effect to the transactions contemplated by the Stock Purchase Agreement in each of the following alternatives: (i) the Stock Purchase Agreement is approved by the stockholders of the Company and (ii) the Stock Purchase Agreement is not approved by the stockholders of the Company.

                            PRO FORMA CAPITALIZATION
                 (Dollars in thousands, except per share data)

                                                                            June 30, 1995

                                                                              Pro Forma                   Pro Forma
                                                      Actual                   Approval                  Non-Approval
                                                      ------                   --------                  ------------
 Company's Stockholders' Equity:

           Preferred Stock                          $     0.00               $       0.00                $       0.00

           Common Stock                                     47                        547                          47

           Additional paid-in capital                   27,787                     31,933                      27,787

           Retained Deficit                            (28,160)                   (28,448)                    (28,648)

           Unrealized losses on securities                 (72)                       (72)                        (72)
                                                    ----------               ------------                ------------
 Total stockholders' equity                         $     (398)              $      3,960                $       (886)
                                                    ==========               ============                ============

 # of shares                                         4,675,000                 54,675,000                   4,675,000

 Book value per share                               $    (0.09)              $       0.07                $      (0.19)

 Tier 1 Leverage Ratio                                   -0.23%                      2.10%                      -0.40%

 Dierberg's percent ownership                             0.00%                     91.45%                       0.00%
 Existing stockholders' percent ownership               100.00%                      8.55%                     100.00%


 Bank Shareholders' Equity:

           Preferred Stock                          $    1,500                      1,500                       1,500

           Common Stock                                  8,694                     16,590                      17,194

           Additional paid-in capital                   10,973                     10,973                      10,619

           Retained Deficit                            (19,065)                   (19,353)                    (19,353)

           Unrealized losses on securities                 (72)                       (72)                        (72)
                                                    ----------               ------------                ------------
 Total stockholders' equity                              2,030                      9,638                       9,888
                                                    ==========               ============                ============

 # of shares                                         1,242,000                117,909,000                 284,576,000

 Book value per share                               $     1.63               $       0.08                $       0.03

 Tier 1 Leverage Ratio                                    1.08%                      5.17%                       5.30%

 Dierberg's percent ownership of common                   0.00%                     98.95% (1)                  99.56%
 Existing shareholders' percent ownership               100.00%                      1.05%                       0.44%
 Dierberg's percent ownership of preferred              100.00%                      0.00%                     100.00%

(1) Upon approval, Dierberg will transfer Bank shares for Company Common Stock and the Company will own 100% of the Bank.

APPROVAL OF AMENDED AND RESTATED STOCK PURCHASE AGREEMENT:

         The following unaudited pro forma consolidated balance sheet of the Company and the unaudited pro forma balance sheets of the Company (Parent Company only) and the Company's subsidiary, the Bank, give effect to the investment into the Company and the Bank by First Banks as if the investment had been made as of June 30, 1995. The unaudited pro forma consolidated statement of operations of the Company, and the unaudited pro forma statements of operations of the Company (Parent Company only) and the Bank give effect to the investment into the Company and the Bank by First Banks as if the investment had been made as of December 31, 1994. The pro forma financial statements have been prepared assuming that the stockholders of the Company approve the Stock Purchase Agreement at the Meeting.

         THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTES AND THE CONSOLIDATED FINANCIAL STATEMENTS OF FIRST COMMERCIAL BANCORP, INC., AS OF DECEMBER 31, 1994. THE PRO FORMA FINANCIAL STATEMENTS MAY NOT BE INDICATIVE OF THE RESULTS THAT ACTUALLY WOULD HAVE OCCURRED IF THE ACQUISITION HAD BEEN EFFECTED ON THE DATES INDICATED OR WHICH MAY BE OBTAINED IN THE FUTURE.

                         FIRST COMMERCIAL BANCORP, INC.
                           CONSOLIDATED BALANCE SHEET
                       STOCK PURCHASE AGREEMENT APPROVED
                                  (UNAUDITED)

                                                                                  PRO FORMA
                                                               JUNE 30,          ADJUSTMENTS          PRO FORMA
(Dollar amounts in thousands)                                    1995                (L)               RESULTS
---------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                        $ 14,371                                $ 14,371

Federal funds sold                                               14,000       (g)          5,000         22,500
                                                                              (f)          3,500
Securities purchased under resale agreements                     20,000                                  20,000
                                                               --------       ------------------       --------
      Total cash and cash equivalents                            48,371                    8,500         56,871

Interest-bearing deposits with other financial institutions
Investment securities
   Held-to-maturity                                              10,978                                  10,978
   Available-for-sale                                            19,854                                  19,854
                                                               --------                                --------
      Total investment securities                                30,832                                  30,832

Loans, net of unearned income                                    95,310                                  95,310
Allowance for loan losses                                         4,817                                   4,817
                                                               --------                                --------
      Net loans                                                  90,493                                  90,493

Lease financing, net                                              1,018                                   1,018
Premises and equipment, net                                       2,249                                   2,249
Other real estate                                                 3,261                                   3,261
Interest receivable and other assets                              3,761       (f)           (642)         3,119
                                                               --------       ------------------       --------
TOTAL ASSETS                                                   $179,985                    7,858       $187,843
                                                               ========       ==================       ========

LIABILITIES
DEPOSITS:
   Demand accounts                                             $ 34,816                                $ 34,816
   Interest-bearing transaction accounts                         45,401                                  45,401
   Savings accounts                                              17,954                                  17,954
   Time accounts                                                 78,682                                  78,682
                                                               --------                                --------
      Total deposits                                            176,853                                 176,853
Accrued expenses and other liabilities                            2,030                                   2,030
Minority interest                                                 1,500       (f)         (1,500)             0
Convertible debenture                                                 0       (g)          5,000          5,000
                                                               --------       ------------------       --------
      Total Liabilities                                         180,383                    3,500        183,883

Commitments and contingent liabilities

STOCKHOLDERS' EQUITY
Preferred stock: 1995, $.01 par value; authorized: 1995,
  5,000,000 shares; issued and outstanding: 1995-none,
  pro forma none                                                                                             --
Common stock: 1995, $.01 par value; authorized: 1995,
  15,000,000 shares, pro forma 250,000,000 shares; issued
  and outstanding: 1995, 4,675,110 shares, pro forma
  54,675,000 shares                                                  47       (f)   150 +    350            547
Additional paid-in capital                                       27,787       (f) 1,350 +  3,150         31,933
                                                                              (f)           (354)
Retained deficit                                                (28,160)      (f)           (288)       (28,448)
Unrealized losses on securities available-for-sale                  (72)                                    (72)
                                                               --------       ------------------       --------
      Total stockholders' equity                                   (398)                   4,358          3,960
                                                               --------       ------------------       --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $179,985                    7,858       $187,843
                                                               ========       ==================       ========

See notes to the pro forma financial statements.

                         FIRST COMMERCIAL BANCORP, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                       STOCK PURCHASE AGREEMENT APPROVED
                                  (UNAUDITED)

                                                                                PRO FORMA
                                                               JUNE 30,        ADJUSTMENTS         PRO FORMA
(Dollar amounts in thousands)                                    1995              (L)              RESULTS
------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans and leases                          $ 5,564                              $ 5,564
Interest on Federal funds sold and securities purchased                        (i)        6
   under resale agreements                                       1,123         (i)      180           1,309
Interest on investment securities                                  716                                  716
                                                               -------         ------------         -------
      Total interest income                                      7,403                  186           7,589
                                                               -------         ------------         -------
INTEREST EXPENSE:
Interest on interest-bearing transaction accounts                  610                                  610
Interest on savings accounts                                       228                                  228
Interest on time accounts and other borrowed funds               2,274         (i)      298           2,572
                                                               -------         ------------         -------
      Total interest expense                                     3,112                  298           3,410
                                                               -------         ------------         -------
NET INTEREST INCOME                                              4,291                 (112)          4,179
Provision for loan losses                                        3,245                                3,245
                                                               -------         ------------         -------
NET INTEREST INCOME (LOSS) AFTER PROVISION                                             (112)
FOR LOAN LOSSES                                                  1,046                                  934
                                                               -------         ------------         -------
Non-interest income                                                854                                  854
Non-interest expense                                             7,178         (f)      288           7,466
                                                               -------         ------------         -------
LOSS BEFORE INCOME TAXES                                        (5,278)                (400)         (5,678)
Provision for income taxes                                           2                                    2
                                                               -------         ------------         -------
NET LOSS                                                       $(5,280)                (400)        $(5,680)
                                                               =======         ============         =======

-----------------------------------------------------------------------------------------------------------
PER SHARE DATA:
Net loss per share                                             $ (1.13)                             $ (0.10)

Weighted average shares outstanding                              4,675               50,000          54,675


See notes to the pro forma financial statements.

                         FIRST COMMERCIAL BANCORP, INC.
                    PARENT COMPANY ONLY FINANCIAL STATEMENTS
                       STOCK PURCHASE AGREEMENT APPROVED
                                 BALANCE SHEET
                                  (UNAUDITED)


                                                              JUNE 30,         PRO FORMA         PRO FORMA
(Dollar amounts in thousands)                                   1995          ADJUSTMENTS         RESULTS
----------------------------------------------------------------------------------------------------------
ASSETS
Cash                                                           $  22         (g)    5,000         $  272
                                                                             (h)   (4,750)

Investment in First Commercial Bank                              531         (f)    5,000          9,639
                                                                             (h)    4,750
                                                                             (f)     (642)
                                                               -----         ------------         ------
TOTAL ASSETS                                                   $ 553                9,358         $9,911
                                                               =====         ============         ======
LIABILITIES
Dividends payable                                              $ 748                              $  748
Accrued expenses and other liabilities                           203                                 203
Convertible debenture                                             --         (g)    5,000          5,000
                                                               -----         ------------         ------
      Total liabilities                                          951                5,000          5,951
                                                               -----         ------------         ------
STOCKHOLDERS' EQUITY
Common stockholders' equity                                     (398)        (f)    5,000          3,960
                                                                             (f)     (642)
                                                               -----         ------------         ------
Total stockholders' equity                                      (398)               4,358          3,960
                                                               -----         ------------         ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 553                9,358         $9,911
                                                               =====         ============         ======


See notes to the pro forma financial statements.

                         FIRST COMMERCIAL BANCORP, INC.
                    PARENT COMPANY ONLY FINANCIAL STATEMENTS
                            STATEMENT OF OPERATIONS
                       STOCK PURCHASE AGREEMENT APPROVED
                                  (UNAUDITED)

                                                                  JUNE 30,          PRO FORMA         PRO FORMA
(Dollar amounts in thousands)                                       1995           ADJUSTMENTS         RESULTS
---------------------------------------------------------------------------------------------------------------
INCOME
Interest income                                                   $    --         (i)        6         $     6
                                                                  -------         ------------         -------
EXPENSE
Interest expense                                                                  (i)      298             298
Other                                                                  60                                   60
                                                                  -------         ------------         -------
Loss before taxes and equity in undistributed loss of subsidiary      (60)                (292)           (352)
Income tax                                                              4                                    4
                                                                  -------         ------------         -------
LOSS BEFORE EQUITY IN UNDISTRIBUTED LOSS OF SUBSIDIARY                (64)                (292)           (356)
EQUITY IN UNDISTRIBUTED LOSS OF SUBSIDIARY                         (5,216)        (b)     (108)         (5,324)
                                                                  -------         ------------         -------
NET LOSS                                                          $(5,280)                (400)        $(5,680)
                                                                  =======         ============         =======
PER SHARE DATA:
Net loss per share                                                $ (1.13)                             $ (0.10)
Weighted average shares outstanding                                 4,675               50,000          54,675


See notes to the pro forma financial statements.

                             FIRST COMMERCIAL BANK
                                 BALANCE SHEET
                       STOCK PURCHASE AGREEMENT APPROVED
                                  (UNAUDITED)

                                                               JUNE 30,          PRO FORMA           PRO FORMA
(Dollar amounts in thousands)                                    1995           ADJUSTMENTS           RESULTS
--------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                        $ 14,371                              $ 14,371

Federal funds sold                                               14,000         (c)    4,750           22,250
                                                                                (b)    3,500
Securities purchased under resale agreements                     20,000                                20,000
                                                               --------         ------------         --------
      Total cash and cash equivalents                            48,371                8,250           56,621

Investment securities
   Held-to-maturity                                              10,978                                10,978
   Available-for-sale                                            19,854                                19,854
                                                               --------                              --------
      Total investment securities                                30,832                                30,832

Loans (net of unearned income of $174)                           95,310                                95,310
Allowance for loan losses                                         4,817                                 4,817
                                                               --------                              --------
      Net loans                                                  90,493                                90,493

Lease financing, net                                              1,018                                 1,018
Premises and equipment, net                                       2,249                                 2,249
Other real estate                                                 3,261                                 3,261
Interest receivable and other assets                              3,761         (b)     (642)           3,119
                                                               --------         ------------         --------
TOTAL ASSETS                                                   $179,985                7,608         $187,593
                                                               ========         ============         ========
LIABILITIES
DEPOSITS:
   Demand accounts                                             $ 34,835                              $ 34,835
   Interest-bearing transaction accounts                         45,404                                45,404
   Savings accounts                                              17,954                                17,954
   Time accounts                                                 78,682                                78,682
                                                               --------                              --------
      Total deposits                                            176,875                               176,875
Accrued expenses and other liabilities                            1,080                                 1,080
                                                               --------                              --------
      TOTAL LIABILITIES                                         177,955                               177,955

Commitments and contingent liabilities

STOCKHOLDERS' EQUITY
Preferred stock: no par value; issued and outstanding:
   750,000 shares                                           (a)   1,500                                 1,500
Common stock: no par value; authorized: 1995, 4,200,000
  shares, pro forma 250,000,000 shares; issued and
  outstanding: 1995, 1,242,000 shares, pro forma                  8,694         (b)    3,500           16,590
  117,909,000 shares                                                            (c)    4,750
                                                                                (b)     (354)
Additional paid-in capital                                       10,973                                10,973
Retained deficit                                                (19,065)        (b)     (288)         (19,353)
Unrealized losses on securities available-for-sale                  (72)                                  (72)
                                                               --------         ------------         --------
      Total stockholders' equity                                  2,030                7,608            9,638
                                                               --------         ------------         --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $179,985                7,608         $187,593
                                                               ========         ============         ========

See notes to the pro forma financial statements.

                             FIRST COMMERCIAL BANK
                            STATEMENT OF OPERATIONS
                       STOCK PURCHASE AGREEMENT APPROVED
                                  (UNAUDITED)

                                                               JUNE 30,         PRO FORMA           PRO FORMA
(Dollar amounts in thousands)                                    1995          ADJUSTMENTS           RESULTS
-------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans and leases                          $ 5,564                              $  5,564
Interest on Federal funds sold and securities purchased
   under resale agreements                                       1,123         (d)      180            1,303
Interest on investment securities                                  716                                   716
                                                               -------         ------------         --------
      Total interest income                                      7,403                  180            7,583
                                                               -------         ------------         --------
INTEREST EXPENSE:
Interest on interest-bearing transaction accounts                  610                                   610
Interest on savings accounts                                       228                                   228
Interest on time accounts and other borrowed funds               2,274                                 2,274
                                                               -------         ------------         --------
      Total interest expense                                     3,112                                 3,112
                                                               -------         ------------         --------
NET INTEREST INCOME                                              4,291                  180            4,471
Provision for loan losses                                        3,245                                 3,245
                                                               -------         ------------         --------
NET INTEREST INCOME (LOSS) AFTER PROVISION
FOR LOAN LOSSES                                                  1,046                  180            1,226
                                                               -------         ------------         --------
Non-interest income                                                854                                   854
Non-interest expense                                             7,114         (b)      288            7,402
                                                               -------         ------------         --------
LOSS BEFORE INCOME TAXES                                        (5,214)                (108)          (5,322)
Provision for income taxes                                           2                                     2
                                                               -------         ------------         --------
NET LOSS                                                       $(5,216)                (108)        $ (5,324)
                                                               =======         ============         ========

-------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
Net loss per share                                             $ (4.20)                             $  (0.05)

Weighted average shares outstanding                              1,242              116,667          117,909

See notes to the pro forma financial statements.

                         FIRST COMMERCIAL BANCORP, INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                            STOCK PURCHASE AGREEMENT
                                  (UNAUDITED)


         Pro forma adjustments related to the balance sheets have been computed assuming the transaction was consummated as of June 30, 1995. Pro forma adjustments related to the statements of operations have been computed assuming the transaction was consummated as of December 31, 1994.

PRO FORMA ADJUSTMENTS - BANK FINANCIAL STATEMENTS:

(a) The Stock Purchase Agreement was first entered into effective June 30, 1995 by and among the Company, the Bank, First Banks and Dierberg. Accordingly, on June 30, 1995, Dierberg purchased 750,000 shares of Bank Preferred Stock, at a price of $2.00 per share, for a total investment of $1.5 million.

(b) On August 7, 1995, the Company, the Bank, First Banks and Dierberg executed the Amended and Restated Stock Purchase Agreement. Upon receiving approvals of the SBD and Reserve Bank, on August 22, 1995 and August 15, 1995, respectively, First Banks purchased 116,666,666 shares of Bank Common Stock at the book value per share thereof on August 22, 1995, the day immediately preceding such sale, or $0.03, for a total purchase price of $3,500,000.

         Expenses of $354,000 were incurred in connection with the transaction and were charged to capital surplus. An additional $288,000 of previously deferred professional fees which related to the original capital restoration plan were expensed. Other assets were reduced by $642,000 as a result of this transaction.

(c) First Banks will lend the Company an additional $5.0 million upon approval of the Stock Purchase Agreement by the stockholders of the Company. The Company will contribute $4,750,000 of the proceeds of the loan to the Bank, while $250,000 will be retained by the Company.

         If the Stock Purchase Agreement is not approved by the Company's stockholders, First Banks would retain its ownership of Bank Preferred Stock ($1.5 million) and Bank Common Stock ($3.5 million), and invest $5.0 million in additional newly issued shares.

(d) During 1994, the average federal funds rate was approximately 4.4%. The federal funds rate is used to compute additional interest income to the Bank resulting from the investment of cash received from the sale of Common Stock.

(e) The Bank's authorized shares of Bank Common Stock will be increased to accommodate this number, upon approval of the Stock Purchase Agreement by the stockholders of the Company.

PRO FORMA ADJUSTMENTS - PARENT COMPANY ONLY AND CONSOLIDATED FINANCIAL
STATEMENTS:

(f) Upon approval of the Stock Purchase Agreement by the stockholders of the Company, First Banks will exchange all of its Bank Preferred Stock ($1.5 million), and all of its Bank Common Stock ($3.5 million) totaling $5,000,000 for 50,000,000 shares of Company Common Stock.

         Expenses of $354,000 were incurred in connection with the transaction and were charged to capital surplus. An additional $288,000 of previously deferred professional fees which related to the original capital restoration plan were expensed. Other assets were reduced by $642,000 as a result of this transaction.

(g) Upon approval of the Stock Purchase Agreement by the stockholders of the Company at the Meeting, First Banks will lend to the Company an additional $5.0 million in exchange for the convertible Debenture which will bear interest at a rate of 12% per annum.

(h) The Company has agreed that $4,750,000 of the proceeds of the loan will be contributed to the Bank, while $250,000 will be retained by the Company.

(i) During 1994, the average federal funds rate was approximately 4.4%. The federal funds rate is used to compute additional interest income to the Company resulting from the $250,000 cash retained at the Company from the $5.0 million Debenture and the additional interest income to the Bank resulting from the investment of cash received from the sale of Common Stock. Interest expense on the outstanding unconverted principal balance of the Debenture is accrued at the rate of 12% per annum.

(j) If the Stock Purchase Agreement is not approved by the Company's stockholders, no investment would be made by First Banks into the Company.

(k) If the Stock Purchase Agreement is not approved by the Company's stockholders, the investment by First Banks into the Company's subsidiary would convey majority control of the Bank to First Banks.

(l) Intercompany balances between the Company and the Bank are not material and have not been eliminated. See Parent Only and Bank notes for further explanation of consolidated adjustments.


                         FIRST COMMERCIAL BANCORP, INC.
                         PRO FORMA FINANCIAL STATEMENTS


NON-APPROVAL OF AMENDED AND RESTATED STOCK PURCHASE AGREEMENT:

         In the event the stockholders of the Company fail to approve the Stock Purchase Agreement, First Banks will retain its ownership of Bank Preferred Stock ($1.5 million) and Bank Common Stock ($3.5 million), and invest an additional $5.0 million in the Bank through the purchase of newly issued Bank Common Stock at a price equal to the book value per share at the date of the investment.

         The following unaudited pro forma consolidated balance sheet of the Company and the unaudited pro forma balance sheets of the Company (Parent Company only) and the Company's subsidiary, the Bank, give effect to the investment into the Company and the Bank by First Banks as if the investment had been made as of June 30, 1995. The unaudited pro forma consolidated statement of operations of the Company, and the unaudited pro forma statements of operations of the Company (Parent Company only) and the Company's subsidiary, the Bank, give effect to the investment into the Company and the Bank by First Banks as if the investment had been made as of December 31, 1994. The pro forma financial statements have been prepared assuming that the stockholders of the Company do not approve the Stock Purchase Agreement at the Meeting.

         THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTES AND THE CONSOLIDATED FINANCIAL STATEMENTS OF FIRST COMMERCIAL BANCORP, INC., AS OF DECEMBER 31, 1994. THE PRO FORMA FINANCIAL STATEMENTS MAY NOT BE INDICATIVE OF THE RESULTS THAT ACTUALLY WOULD HAVE OCCURRED IF THE ACQUISITION HAD BEEN EFFECTED ON THE DATES INDICATED OR WHICH MAY BE OBTAINED IN THE FUTURE.

                         FIRST COMMERCIAL BANCORP, INC.
                           CONSOLIDATED BALANCE SHEET
                     STOCK PURCHASE AGREEMENT NOT APPROVED
                                  (UNAUDITED)

                                                                                 PRO FORMA
                                                                              JUNE 30,      ADJUSTMENTS      PRO FORMA
 (Dollar amounts in thousands)                                                  1995            (J)           RESULTS
 ----------------------------------------------------------------------------------------------------------------------
 ASSETS
 Cash and due from banks                                                    $ 14,371         (14,349)         $     22
 Federal funds sold                                                           14,000         (14,000)                0
 Securities purchased under resale agreements                                 20,000         (20,000)                0
                                                                            --------        ---------         --------
       Total cash and cash equivalents                                        48,371         (48,349)               22
 Investment securities
    Held-to-maturity                                                          10,978         (10,978)                0
    Available-for-sale                                                        19,854         (19,854)                0
                                                                            --------        ---------         --------
       Total investment securities                                            30,832         (30,832)                0

 Loans, net of unearned income                                                95,310         (95,310)                0
 Allowance for loan losses                                                     4,817          (4,817)                0
                                                                            --------        ---------         --------
       Net loans                                                              90,493         (90,493)                0

 Lease financing, net                                                          1,018          (1,018)                0
 Premises and equipment, net                                                   2,249          (2,249)                0
 Other real estate                                                             3,261          (3,261)                0
 Interest receivable and other assets                                          3,761          (3,718)               43
                                                                            --------        ---------         --------
 TOTAL ASSETS                                                               $179,985        (179,920)         $     65
                                                                            ========        =========         ========
 LIABILITIES
 DEPOSITS:
    Demand accounts                                                         $ 34,816         (34,816)         $      0
    Interest-bearing transaction accounts                                     45,401         (45,401)                0
    Savings accounts                                                          17,954         (17,954)                0
    Time accounts                                                             78,682         (78,682)                0
                                                                            --------        ---------         --------
       Total deposits                                                        176,853        (176,853)                0
 Accrued expenses and other liabilities                                        2,030          (1,079)              951
 Minority interest                                                             1,500          (1,500)                0
                                                                            --------        ---------         --------
       TOTAL LIABILITIES                                                     180,383        (179,432)              951
 Commitments and contingent liabilities

 STOCKHOLDERS' EQUITY
 Preferred stock: 1995, $.01 par value; authorized: 1995, 5,000,000 shares; issued and outstanding: 1995-none, pro forma - none
 Common stock: 1995, $.01 par value; authorized: 1995,
    15,000,000 shares; issued and outstanding: 1995, 4,675,110                                                      --
    shares; pro forma - 4,675,110 shares                                          47                                47
 Additional paid-in capital                                                   27,787                            27,787
 Retained deficit                                                            (28,160            (488)          (28,648)
 Unrealized losses on securities available-for-sale                              (72                               (72)
                                                                            --------        ---------         --------
       Total stockholders' equity                                               (398            (488)             (886)
                                                                            --------        ---------         --------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $179,985        (179,920)         $     65
                                                                            ========        =========         ========



See notes to the pro forma financial statements.

                         FIRST COMMERCIAL BANCORP, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     STOCK PURCHASE AGREEMENT NOT APPROVED
                                  (UNAUDITED)

                                                                                PRO FORMA
                                                                  JUNE 30,     ADJUSTMENTS    PRO FORMA
 (Dollar amounts in thousands)                                      1995           (J)         RESULTS
 -------------------------------------------------------------------------------------------------------
 INTEREST INCOME:
 Interest and fees on loans and leases                            $ 5,564         (5,564)         $    0
 Interest on Federal funds sold and securities purchased
    under resale agreements                                         1,123         (1,123)              0
 Interest on investment securities                                    716           (716)              0
                                                                  -------         ------          ------
       Total interest income                                        7,403         (7,403)              0
 INTEREST EXPENSE:                                                -------         ------          ------
 Interest on interest-bearing transaction accounts                    610           (610)              0
 Interest on savings accounts                                         228           (228)              0
 Interest on time accounts and other borrowed funds                 2,274         (2,274)              0
                                                                  -------         ------          ------
       Total interest expense                                       3,112         (3,112)              0
                                                                  -------         ------          ------
 NET INTEREST INCOME                                                4,291         (4,291)              0
 Provision for loan losses                                          3,245         (3,245)              0
 NET INTEREST INCOME (LOSS) AFTER PROVISION                       -------         ------          ------
 FOR LOAN LOSSES                                                    1,046         (1,046)              0
                                                                  -------         ------          ------
 Non-interest income                                                  854           (854)              0
 Non-interest expense                                               7,178         (7,114)             64
                                                                  -------         ------          ------
 LOSS BEFORE INCOME TAXES                                          (5,278)         5,214             (64)
 Provision for income taxes                                             2             (2)              0
                                                                  -------         ------          ------
 NET LOSS                                                         $(5,280)         5,216          $  (64)
                                                                  =======         ======          ======
--------------------------------------------------------------------------------------------------------

 PER SHARE DATA:
 Net loss per share                                               $ (1.13)                        $(0.01)

 Weighted average shares outstanding                                4,675                          4,675


See notes to the pro forma financial statements.

                         FIRST COMMERCIAL BANCORP, INC.
                    PARENT COMPANY ONLY FINANCIAL STATEMENTS
                                 BALANCE SHEET
                     STOCK PURCHASE AGREEMENT NOT APPROVED
                                  (UNAUDITED)

                                                                   PRO FORMA
                                                     JUNE 30,     ADJUSTMENTS       PRO FORMA
 (Dollar amounts in thousands)                         1995           (K)            RESULTS
 --------------------------------------------------------------------------------------------
 ASSETS
 Cash                                                   $  22                           $  22
 Investment in First Commercial Bank                      531           (488)              43
                                                        -----           ----            -----
 TOTAL ASSETS                                           $ 553           (488)           $  65
 LIABILITIES                                            =====           ====            =====
 Dividends payable                                      $ 748                           $ 748
 Accrued expenses and other liabilities                   203                             203
                                                        -----                           -----
       Total liabilities                                  951                             951
                                                        -----                           -----
 STOCKHOLDERS' EQUITY
 Common stockholders' equity                             (398)          (488)            (886)
                                                        -----           ----            -----
       Total stockholders' equity                        (398)          (488)            (886)
                                                        -----           ----            -----
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 553           (488)           $  65
                                                        =====           ====            =====


See notes to the pro forma financial statements.

                         FIRST COMMERCIAL BANCORP, INC.
                    PARENT COMPANY ONLY FINANCIAL STATEMENTS
                            STATEMENT OF OPERATIONS
                     STOCK PURCHASE AGREEMENT NOT APPROVED
                                  (UNAUDITED)

                                                                                      PRO FORMA
                                                                        JUNE 30,     ADJUSTMENTS      PRO FORMA
 (Dollar amounts in thousands)                                            1995           (K)           RESULTS
 --------------------------------------------------------------------------------------------------------------
 TOTAL INCOME                                                            $    --                         $   --
                                                                         -------           -----         ------
 EXPENSE -- Other                                                             60                             60
                                                                         -------           -----         ------
 Loss before taxes and equity in undistributed loss of subsidiary            (60)                           (60)
 Income tax                                                                    4                              4
                                                                         -------           -----         ------

 Loss before equity in undistributed loss of subsidiary                      (64)                           (64)
 Equity in undistributed loss of subsidiary                               (5,216)          5,216              0
                                                                         -------           -----         ------
 NET LOSS                                                                $(5,280)          5,216         $  (64)
                                                                         =======           =====         ======
 PER SHARE DATA:
 Net loss per share                                                      $ (1.13)                        $(0.01)

 Weighted average shares outstanding                                       4,675                          4,675


See notes to the pro forma financial statements.

                             FIRST COMMERCIAL BANK
                                 BALANCE SHEET
                     STOCK PURCHASE AGREEMENT NOT APPROVED
                                  (UNAUDITED)

                                                                      JUNE 30,            PRO FORMA           PRO FORMA
 (Dollar amounts in thousands)                                          1995             ADJUSTMENTS           RESULTS
 ----------------------------------------------------------------------------------------------------------------------
 ASSETS
 Cash and due from banks                                            $    14,371                              $    14,371

 Federal funds sold                                                      14,000         (C)    5,000              22,500
                                                                                        (C)    3,500
 Securities purchased under resale agreements                            20,000                                   20,000
                                                                    -----------         ------------         -----------
       Total cash and cash equivalents                                   48,371                8,500              56,871
 Investment securities
    Held-to-maturity                                                     10,978                                   10,978
    Available-for-sale                                                   19,854                                   19,854
                                                                    -----------                              -----------
       Total investment securities                                       30,832                                   30,832

 Loans, net of unearned income                                           95,310                                   95,310
 Allowance for loan losses                                                4,817                                    4,817
                                                                    -----------                              -----------
       Net loans                                                         90,493                                   90,493

 Lease financing, net                                                     1,018                                    1,018
 Premises and equipment, net                                              2,249                                    2,249
 Other real estate                                                        3,261                                    3,261
 Interest receivable and other assets                                     3,761         (B)     (642)              3,119
                                                                    -----------         ------------         -----------
 TOTAL ASSETS                                                       $   179,985                7,858         $   187,843
                                                                    ===========         ============         ===========
 LIABILITIES
 DEPOSITS:
    Demand accounts                                                 $    34,835                              $    34,835
    Interest-bearing transaction accounts                                45,404                                   45,404
    Savings accounts                                                     17,954                                   17,954
    Time accounts                                                        78,682                                   78,682
                                                                    -----------                              -----------
       Total deposits                                                   176,875                                  176,875
 Accrued expenses and other liabilities                                   1,080                                    1,080
                                                                    -----------                              -----------
       Total Liabilities                                                177,955                                  177,955
 Commitments and contingent liabilities

 STOCKHOLDERS' EQUITY
 Preferred stock: no par value; issued and outstanding:
    750,000 shares                                                  (A)   1,500                                    1,500
 Common stock: no par value; authorized: 1995, 4,200,000
    shares, pro forma 250,000,000 shares; issued and outstanding:                       (C)    3,500
    1995, 1,242,000 shares, pro forma 284,576,000 shares (E)              8,694         (C)    5,000              17,194
 Additional paid-in capital                                              10,973         (B)     (354)             10,619
 Retained deficit                                                       (19,065)        (B)     (288)            (19,353)
 Unrealized losses on securities available-for-sale                         (72)                                     (72)
                                                                    -----------         ------------         -----------
       Total stockholders' equity                                         2,030                7,858               9,888
                                                                    -----------         ------------         -----------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $   179,985                7,858         $   187,843
                                                                    ===========         ============         ===========


See notes to the pro forma financial statements.

                              FIRST COMMERCIAL BANK
                             STATEMENT OF OPERATIONS

                      STOCK PURCHASE AGREEMENT NOT APPROVED
                                   (UNAUDITED)

                                                                   JUNE 30,      PRO FORMA       PRO FORMA
(Dollar amounts in thousands)                                        1995       ADJUSTMENTS       RESULTS
----------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans and leases                              $ 5,564                        $  5,564
Interest on Federal funds sold and securities purchased
under resale agreements                                              1,123      (d)     185          1,308
Interest on investment securities                                      716                             716
                                                                   -------      -----------       --------
                                                                     7,403              185          7,588
      Total interest income                                        -------      -----------       --------

INTEREST EXPENSE:
Interest on interest-bearing transaction accounts                      610                             610
Interest on savings accounts                                           228                             228
Interest on time accounts and other borrowed funds                   2,274                           2,274
                                                                   -------      -----------       --------
      Total interest expense                                         3,112                           3,112
                                                                   -------      -----------       --------
NET INTEREST INCOME                                                  4,291              185          4,476
Provision for loan losses                                            3,245                           3,245
                                                                   -------      -----------       --------
NET INTEREST INCOME (LOSS) AFTER PROVISION

FOR LOAN LOSSES                                                      1,046              185          1,231
                                                                   -------      -----------       --------
Non-interest income                                                    854                             854
Non-interest expense                                                 7,114      (b)     288          7,402
                                                                   -------      -----------       --------
LOSS BEFORE INCOME TAXES                                            (5,214)            (103)        (5,317)
Provision for income taxes                                               2                               2
                                                                   -------      -----------       --------
NET LOSS                                                           $(5,216)            (103)      $ (5,319)
                                                                   =======      ===========       ========

----------------------------------------------------------------------------------------------------------
PER SHARE DATA:

Net loss per share                                                 $ (4.20)                       $  (0.02)
Weighted average shares outstanding                                 1,242           283,334        284,576

See notes to the pro forma financial statements.

                                 PROPOSAL NO. 2

                        ADOPTION OF THE AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                  TO INCREASE THE NUMBER OF AUTHORIZED SHARES

         On August 29, 1995, the Board of Directors unanimously adopted a resolution, subject to stockholder and regulatory approvals, to amend Article Fourth of the Certificate of Incorporation to increase the number of authorized shares of Common Stock to Two Hundred Fifty Million (250,000,000) shares, par value $.01 per share. A copy of the proposed Amendment to the Certificate of Incorporation is attached hereto as Exhibit E, and any description of such amendment is qualified in its entirety by reference to such Exhibit.

         The Company currently has the authority to issue twenty million (20,000,000) shares of stock, of which five million (5,000,000) shares are designated as Preferred Stock, and fifteen million shares (15,000,000) are designated as Common Stock. As of October 6, 1995, 4,675,110 shares of Company Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. As of October 6, 1995, the Company had outstanding employee stock options to purchase 264,048 shares of Company Common Stock and director options to purchase 40,000 shares of Company Common Stock. As of that date, the Company had reserved 778,000 shares of Company Common Stock for issuance pursuant to employee stock options and reserved 250,000 shares of Company Common Stock for issuance pursuant to director stock options. Accordingly, at October 6, 1995, 9,296,890 authorized but unissued and unreserved shares of Company Common Stock remained available for issuance without further stockholder action.

         UPON APPROVAL OF PROPOSAL NO. 2, THE BOARD OF DIRECTORS WILL HAVE THE AUTHORITY TO ISSUE ADDITIONAL SHARES OF COMPANY COMMON STOCK WITHOUT FURTHER APPROVAL BY THE STOCKHOLDERS.

CONTEMPLATED ISSUANCES OF COMPANY COMMON STOCK

         As a result of certain issuances of shares of Company Common Stock presently contemplated by the Company pursuant to the terms of the Stock Purchase Agreement, it will be necessary to increase the number of authorized shares of Company Common Stock. Thus, if Proposal No. 1 has been approved, the stockholders also must approve Proposal No. 2 in order to implement the terms of the Stock Purchase Agreement.

         As of October 6, 1995, the Company had 9,296,890 shares of authorized but unissued and unreserved shares of Company Common Stock. In the event the stockholders of the Company approve the Stock Purchase Agreement at the Meeting, the Company must increase the number of authorized shares of Company Common Stock in order to consummate the following transactions contemplated by the Stock Purchase Agreement. First, the Company will need additional authorized shares of Company Common Stock in order to issue 50,000,000 shares of Company Common Stock to First Banks in exchange for the tender by First Banks of 750,000 shares of Bank Preferred Stock and 116,666,666 shares of Bank Common Stock.

         Second, in the event that the stockholders of the Company approve the Stock Purchase Agreement at the Meeting, First Banks will lend to the Company $5.0 million and the Company will issue the Debenture to First Banks. The Company has agreed that $4,750,000 of the proceeds of such loan will be contributed to the Bank, while $250,000 will be retained by the Company.
Since, pursuant to the terms of the Debenture, the principal amount of $5.0 million will be convertible into a total of 50,000,000 shares of Company Common Stock, the Company will need additional authorized shares of Company Common Stock to effect such conversion. In addition, in the event that the Company fails to make an interest payment in cash on the Debenture at such time as such interest payment is due, the Debenture provides that such interest due and owing shall accrue and become convertible, at the election of First Banks, into shares of Company Common Stock at the Conversion Rate. Therefore, the Company may need additional authorized shares of Company Common Stock to make such interest payments.

         Third, in the event that the Company elects to distribute Appreciation Rights to the stockholders as of the Record Date pursuant to the Measurement Formulas, the Company will need additional authorized shares of Company Common Stock to effect the exercise of the Appreciation Rights. The Appreciation Rights, if distributed, will be exercisable for no additional consideration.

         The Stock Purchase Agreement also gives First Banks the option to make additional capital infusions through the purchase of Company Common Stock in the event that the Bank's capital ratios do not meet the minimums required by the Orders. Accordingly, if (i) the Bank's Tier 1 capital ratio is not equal to or greater than 6.5% at October 31, 1995 or (ii) the Bank's Tier 1 capital ratio is not equal to or greater than 7.0% at December 31, 1995 and if the Company has not completed the Rights Offering by such date, then, after October 31, 1995 and December 31, 1995, First Banks may purchase such dollar amount of shares of Company Common Stock which will increase the Bank's Tier 1 capital ratio to 6.5% and 7.0%, respectively. The purchase price of such shares of Company Common Stock will be the book value per share thereof on the business day immediately preceding such purchase, or $0.10, whichever is greater. Therefore, upon the election by First Banks to make such capital infusions, the Company will need additional authorized shares of Company Common Stock to effect such sales of Company Common Stock.

         Finally, in the event that the Company completes the Offering, additional authorized shares of Company Common Stock will be required for issuances pursuant to such Offering. According to the terms of the Stock Purchase Agreement, the Company and First Banks have agreed that the Rights Offering, if conducted, shall not exceed $5.0 million. In addition, the Company intends to offer approximately $1.0 million in dividend exchange rights to certain stockholders of the Company. The Company and First Banks have agreed that the purchase price of the shares of Company Common Stock offered and sold in the Offering shall be $0.10 per share, the price which was used to calculate the number of shares of Company Common Stock First Banks would receive pursuant to the Stock Purchase Agreement as a result of its tender of shares of Bank Common Stock and Bank Preferred Stock and its conversion of the Debenture into shares of Company Common Stock.

         In addition, the Board of Directors believes that it is desirable to have additional authorized shares of Company Common Stock available for possible future stock splits and stock dividends, issuances of additional shares in public or private offerings, financing and acquisition transactions, and other general corporate purposes. Having such additional authorized shares of Company Common Stock available for issuance gives the Company greater flexibility to respond to future business and market needs and opportunities by allowing shares to be issued without the expense and delay of obtaining stockholder approval. The additional authorized shares of the Company Common Stock would be available for issuance without further action by the stockholders of the Company, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed.

         The Company intends to contribute a majority of the proceeds received pursuant to the transactions contemplated by the Stock Purchase Agreement to the Bank in order to increase the Bank's Tier 1 capital ratio. The Bank will use the proceeds contributed to it from the Company for general corporate purposes. With respect to any proceeds retained by the Company, the Company shall use such proceeds for general corporate purposes, including additional capital contributions to the Bank.

         Pursuant to the provisions of the Stock Purchase Agreement and the issuances of Company Common Stock contemplated thereby if the stockholders of the Company approve the Stock Purchase Agreement, First Banks may gain control of the Company. Specifically, First Banks shall gain control of the Company as a result of the acquisition of $5.0 million in shares of Company Common Stock in exchange for the tender by First Banks of 750,000 shares of Bank Preferred Stock and 116,666,666 shares of Bank Common Stock and the conversion of the Debenture into shares of Company Common Stock. In addition, subsequent to the issuances of Company Common Stock described above, the stockholders of the Company will suffer a substantial dilution in their voting rights and their proportional share in any future net earnings of the Company. However, the Board of Directors believes that First Banks' capital infusions and potential acquisition of control of the Company are critical to maintain the viability of the Company and the Bank, and may provide the stockholders of the Company with added value for their shares of Company Common Stock.

         If the Amendment to the Certificate of Incorporation is approved by the stockholders of the Company, all newly authorized shares of Company Common Stock if and when issued will have the same rights as the shares of Company Common Stock currently authorized, including, but not limited to, the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Under the Certificate of Incorporation and the Amendment to the Certificate of Incorporation, no holders of any class of stock of the Company are entitled to any preemptive rights with respect to any shares of the Company's capital stock.

         One effect of the Amendment of the Certificate of Incorporation will be to enable the Board of Directors to issue additional shares of Company Common Stock to discourage or make more difficult an attempt to obtain control of the Company through a merger, tender offer or proxy contest. With the exception of the Stock Purchase Agreement and the transactions contemplated thereunder, the Board of Directors has no knowledge of any effort to gain control of the Company or to organize a proxy contest and does not presently intend to issue any additional shares of Company Common Stock to prevent an acquisition of control of the Company.

VOTE REQUIRED AND BOARD RECOMMENDATION

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMPANY COMMON STOCK ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. IF PROPOSAL NO. 1 IS APPROVED, IT IS CRITICAL THAT PROPOSAL NO. 2 ALSO BE APPROVED IN ORDER TO IMPLEMENT THE TERMS OF THE STOCK PURCHASE AGREEMENT.

         The Board of Directors recommends a vote FOR the approval of the Amendment to the Certificate of Incorporation.

                         ANNUAL MEETING OF STOCKHOLDERS

         The 1995 Annual Meeting of Stockholders will be held on or about December 28, 1995. The deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement and Form of Proxy for the 1995 Annual Meeting of Stockholders is November 28, 1995, unless such meeting date is changed by more than 30 calendar days in which case such proposals must be received by a reasonable time prior to the mailing of the Proxy Statement.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the 1934 Act, and in accordance therewith files reports and other information with the Commission. Such reports, the Company's Proxy Statements filed pursuant to
Section 14(a) of the 1934 Act and other information filed by the Company can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices, including the Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, N.Y. 10048, and the Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549.

                  CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

         The following documents are incorporated herein by reference:

1. The Company's audited financial statements as of December 31, 1994 and the Report of Independent Public Accountants thereon, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's 1994 Annual Report to Stockholders.

2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, previously filed pursuant to Section 13 of the 1934 Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Proxy Statement and prior to the date of the Meeting shall be deemed incorporated by reference into this Proxy Statement and to be a part hereof from the respective dates of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute part of this Proxy Statement. THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE, TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN REQUEST MADE TO THE CORPORATE SECRETARY, FIRST COMMERCIAL BANCORP, INC., 865 HOWE AVENUE, SACRAMENTO, CALIFORNIA 95825 OR ORAL REQUEST MADE TO THE CORPORATE SECRETARY OF THE COMPANY AT (916) 646-0554, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AND A COPY OF ANY DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT (NOT INCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               OTHER INFORMATION

         Representatives from the accounting firm of Arthur Andersen & Co. will be present at the Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         The Company has incorporated by reference herein certain specified portions of its 1994 Annual Report to Stockholders which contains the financial statements of the Company for the year ended December 31, 1994, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, each of which is being mailed to stockholders entitled to vote at the Meeting.

                                                  FIRST COMMERCIAL BANCORP, INC.

                                                        Dated:  October 13, 1995

                         FIRST COMMERCIAL BANCORP, INC.
                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 2, 1995

                THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE
                               BOARD OF DIRECTORS

         The undersigned holder of Common Stock of First Commercial Bancorp, Inc., a Delaware corporation and bank holding company of First Commercial Bank (the "Company"), acknowledges receipt of a copy of the Notice of a Special Meeting of Stockholders of the Company and the accompanying Proxy Statement dated October 13, 1995 and revoking any Proxy heretofore given, hereby constitutes and appoints Manuel Perry, Jr. and Fred L. Harris, and each of them, with full power of substitution, as attorneys and Proxies to appear and vote all of the shares of Common Stock of the Company, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Stockholders of the Company, to be held at the Red Lion Sacramento Inn located at 1401 Arden Way, Sacramento, California 95815 on Thursday, November 2, 1995, at 6:00 o'clock p.m., local time, or at any adjournments thereof (the "Meeting"), upon the following items as set forth in the Notice of a Special Meeting of Stockholders and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Meeting or any adjournments thereof.

         1. To approve the terms of an Amended and Restated Stock Purchase Agreement dated as of August 7, 1995 by and among the Company, First Commercial Bank, James F. Dierberg, an individual, and First Banks, Inc., a Missouri corporation ("First Banks"), for the sale of Common Stock and the issuance of a convertible debenture by the Company pursuant to which First Banks may acquire a greater than majority interest in the Company.

                 / /      FOR          / /     AGAINST       / /     ABSTAIN

         2. To adopt an amendment to the Certificate of Incorporation of the Company to increase to 250,000,000 the number of shares of Common Stock which the Company shall have the authority to issue.

                 / /      FOR          / /     AGAINST       / /     ABSTAIN

         3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1 AND 2. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSAL NOS. 1 AND 2.


     SHAREHOLDER(S)       PLEASE DATE AND SIGN EXACTLY AS YOUR NAME(S) APPEAR(S).  When signing as
     --------------       attorney, executor, administrator, trustee, or guardian, please give full title as such.  If more than one trustee exists, all trustees should sign.  All joint
________________________  owners should sign.  WHETHER OR NOT YOU PLAN TO ATTEND THIS
                          MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY
________________________  POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

DATE:___________, 1995
                          I/We do _____ or do not _____expect to attend this meeting.

         THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.

September 26, 1995

Board of Directors
First Commercial Bancorp
2450 Venture Oaks Way
Sacramento, CA  95833

Members of the Board:

We understand that First Commercial Bancorp ("the Company") has entered into an Amended and Restated Stock Purchase Agreement dated as of August 7, 1995, ("the Agreement") with First Banks, Inc. and Mr. James F. Dierberg, pursuant to which First Banks shall acquire shares of newly issued common stock of the Company, the Company shall conduct a shareholder right offering in which shareholders shall be offered the opportunity to purchase additional newly issued shares of Company common stock, the shareholders of the Company shall be entitled to receive a distribution of certain additional shares of common stock under certain circumstances at the end of a Measurement Period ending June 30, 1996, and the shareholders of the Company shall be entitled, under certain circumstances, to receive additional shares or cash distributions in 1997 and/or 1998 (collectively "the Transaction"). The terms of the Transaction are more fully set forth in the Agreement. You have asked for our opinion as to whether the terms of the Transaction taken as a whole are fair from a financial point of view to the shareholders of the Company as of the date of the Agreement.

In connection with our opinion, we have, among other things: (a) reviewed certain publicly available financial and other data with respect to the Company, including the consolidated financial statements for recent years and for interim periods to June 30, 1995, and certain other relevant financial and operating data relating to the Company made available to us from published sources and from the internal records of the Company; (b) reviewed the Agreement; (c) reviewed certain historical market prices and trading volume of Company common stock; (d) compared the Company from a financial point of view with certain other companies in the financial services industry which we deemed relevant; (e) considered the financial terms, to the extent publicly available, of selected recent transactions which we deemed to be comparable, in whole or in part, to the Transaction; (f) reviewed and discussed with representatives of the management of the Company certain information of a business and financial nature regarding the Company, including financial forecasts and related assumptions of the Company; (g) made inquiries regarding and discussed the Transaction and the Agreement and other matters relating thereto with the Company's counsel; and (h) performed such other analyses and examinations as we have deemed appropriate.

In connection with our review, we have not independently verified any of the foregoing information with respect to the Company, have relied on all such information, and have assumed that all such information is complete and accurate in all material respects. With respect to the financial forecasts for the Company provided to us by the Company's management we have assumed for purposes of our opinion that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the Company's management at the time of preparation as to the future financial performance of the Company and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in the Company's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel to the Company as to all legal matters with respect to the Company, the Transaction, and the Agreement. In addition, we have not made an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company, nor have we been furnished with any such appraisals. Further, our opinion is based on economic, monetary and market conditions existing as of the date of the Agreement.

Based upon the foregoing, and in reliance thereon, it is our opinion that, as of the date of the Agreement, the terms of the Transaction, taken as a whole, are fair to the shareholders of the Company from a financial point of view.

This opinion is furnished pursuant to our engagement letter, dated December 29, 1994, and is solely for the benefit of the Board of Directors of the Company. Except as provided in such engagement letter, this opinion may not be used or referred to by the Company or quoted or disclosed to any person in any manner without our prior written consent.


Very Truly Yours

CARPENTER & COMPANY


By:  /s/ John D. Flemming
   ----------------------

                 AMENDED AND RESTATED STOCK PURCHASE AGREEMENT


         THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (the "Agreement"), made and entered into as of August 7, 1995, by and between FIRST COMMERCIAL BANCORP, INC., a Delaware corporation (the "Company"), FIRST COMMERCIAL BANK, a California chartered banking corporation wholly-owned by the Company (the "Bank"), JAMES F. DIERBERG, an individual ("Dierberg"), and FIRST BANKS, INC., a Missouri corporation ("First Banks").

                              W I T N E S S E T H

         WHEREAS, the parties to the Agreement entered into a Standby Stock Purchase Agreement dated as of June 30, 1995 and have agreed to amend certain provisions thereof and restate this Agreement;

         WHEREAS, on June 30, 1995, the Bank issued and sold 750,000 shares of Series A Preferred Stock of the Bank, par value $7.00 per share (the "Bank Preferred Stock"), to Dierberg at a purchase price of $2.00 per share in order to provide an immediate capital infusion to the Bank;

         WHEREAS, First Banks desires to purchase shares of Bank common stock, par value $7.00 per share (the "Bank Common Stock") in order to effect the August Infusion, as defined in Section 2(a) of the Agreement;

         WHEREAS, First Banks additionally desires to acquire shares of Common Stock of the Company, par value $0.01 per share (the "Company Common Stock") and to provide the Company with a loan of $5 million secured by certain shares of Bank Common Stock held by the Company;

         WHEREAS, on July 12, 1995, First Banks deposited into an escrow account (the "Escrow Account") at The First National Bank of Boston ("Escrow Agent") a total of $8,500,000 (the "Escrow Funds"), to be used to effectuate the terms of the Agreement;

         WHEREAS, in order for First Banks to effect the August Infusion and to consummate the transactions contemplated by this Agreement, First Banks must seek and obtain appropriate regulatory approvals;

         WHEREAS, First Banks has submitted applications for the requisite regulatory approvals to purchase all of the Bank Preferred Stock from Dierberg and, provided that First Banks obtains such regulatory approvals, the Company and the Bank do not object to such transfer by Dierberg;

         WHEREAS, First Banks is aware and acknowledges that (a) the Bank's contributed capital is impaired within the meaning of Section 134(b) of the California Financial Code, (b) the Bank has been ordered by the Superintendent of Banks of the State of California (the "Superintendent") pursuant to Section 662 of the California Financial Code to levy an assessment against the outstanding shares of Bank Common Stock (all of which are held by the Company),
(c) the Bank has not levied the ordered assessment on the shares of Bank Common Stock held by the Company and is in violation of the California law requiring it to assess the shares of Bank Common Stock in order to correct its capital impairment, (d) the Superintendent may issue additional future orders to the Bank requiring the Bank to assess its outstanding shares of Common Stock, (e) the Bank's Articles of Incorporation provide that an assessment to cure a capital impairment may only be imposed on the outstanding shares of Bank Common Stock, and (f) the Bank's Articles of Incorporation do not provide for assessability of Bank preferred stock;

         WHEREAS, the Company anticipates issuing to the holders of its issued and outstanding shares of Company Common Stock, certain transferable rights (the "Rights") to subscribe for and purchase additional shares of Company Common Stock, such transaction generally being referred to herein as the "Rights Offering"; and

         NOW, THEREFORE, for and in consideration of the promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto agree as follows:

         1. BANK OFFERING; PERMITS; RIGHTS OFFERING; REGISTRATION OF COMMON STOCK; STOCKHOLDER APPROVAL AND CONSEQUENCES THEREOF

         (a) (i) The Bank received a permit from the California State Banking Department (the "SBD") dated June 29, 1995 approving the offer and sale of the Bank Preferred Stock to Dierberg (the "Dierberg Sale"), at a purchase price of $2.00 per share, for a total purchase price of $1,500,000. The Dierberg Sale was consummated as of June 30, 1995. The Bank Preferred Stock is subject to purchase by the Company, as more particularly set forth in Section 3(a) hereof.

                 (ii) The Bank hereby agrees to file with the SBD an application for a permit approving the offer and sale to First Banks of $3,500,000 in shares of Bank Common Stock at a purchase price equal to the book value thereof per share as of the business day immediately preceding the date of such issuance, as determined in accordance with generally accepted accounting principals ("GAAP"). The permit also shall request approval of any offer and sale to First Banks of an additional $5,000,000 in shares of

Company Common Stock pursuant to Section 3(c) hereof. The Board of Directors of the Bank has approved an amendment to the Articles of Incorporation of the Bank, which shall be filed with the SBD and upon approval of the SBD shall be filed with the Office of the California Secretary of State ("SOS"), and which increases the number of authorized shares of the Bank Common Stock and of the Bank Preferred Stock (except the Series A Preferred Stock), eliminates the par value of the Bank Common Stock and the Bank Preferred Stock (except the Series A Preferred Stock) and effects certain additional nonmaterial amendments.

                 (iii) First Banks filed the appropriate applications to consummate the transactions contemplated by this Agreement, including a change in control of the Company and the Bank, with the Federal Reserve Bank of St. Louis (the "Federal Reserve Bank") on July 24, 1995 and with the SBD on July 28, 1995 (together, the "Applications").

            (b) (i) A Registration Statement No. 33-92928 on Form S-1 (the "Registration Statement") with respect to a proposed Rights Offering has been filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement also covers a proposed exchange offer pursuant to which the Company has allocated shares of Company Common Stock (the "Exchange Shares") for issuance to certain present and former stockholders of the Company who agree to exchange the right to receive accrued and unpaid cash dividends for shares of Company Common Stock (the "Exchange Offering") and an offering of Company Common Stock to the public (the "Public Offering")(the Rights Offering, the Exchange Offering and the Public Offering are collectively referred to herein as the "Offering"). A copy of the Registration Statement, including the preliminary prospectus contained therein (the "Preliminary Prospectus"), has been furnished to Dierberg who has provided it to First Banks, and copies of all subsequent amendments thereto shall be provided to each of Dierberg and First Banks.

                 (ii) The Registration Statement has not yet been declared effective by the Commission and the contents thereof are subject to material amendment. The Company and First Banks hereby agree that: (A) the Registration Statement shall be amended to include and register the shares of Company Common Stock to be offered, sold and issued to First Banks and Dierberg as provided for herein; (B) the terms of the Offering shall be revised to provide that a maximum of $5,000,000 in Company Common Stock shall be offered in the Rights Offering and the Public Offering and that the Public Offering shall not exceed $1 million thereof; (C) the shares of Company Common Stock to be offered and sold pursuant to the Offering shall be offered and sold at the same price First Banks paid for the Company Shares under this Agreement; (D) if the Company shall determine that withdrawal of the Registration Statement is in its best interests and the best interests of its stockholders, any subsequently filed registration statement shall contain terms consistent herewith; (E) the Board of Directors of the Company shall determine, in consultation with First Banks, the optimal time for commencement of the Rights Offering, which is anticipated to commence as soon as practicable after the Special Meeting (as defined below) and in any event on or before June 30, 1996; and (F) notwithstanding the above, the Board of Directors of the Company, in consultation with First Banks, shall have the option to determine that the Company shall not conduct the Rights Offering, the Public Offering, the Exchange Offering, or any one or more thereof, and to withdraw the Registration Statement filed with respect thereto or to amend such Registration Statement to withdraw or change any component of the Offering. The Company will provide to Dierberg and First Banks copies of all correspondence to and from the Commission in connection with the Registration Statement and amendments thereto; provided, that, neither Dierberg nor First Banks will distribute or make public in any way the fact of or the information contained in the Registration Statement, the amendments or the correspondence in connection therewith. In the event First Banks and/or Dierberg are stockholders of record of the Company as of the record date for the Rights Offering, neither shall be entitled to subscribe for any shares offered or participate in the Rights Offering in any other manner.

                 (iii) In the event that the Bank's tangible capital ratio at October 31, 1995 shall not be equal to or greater than 6.5% and, further, in the event that the Offering has not been concluded prior to December 31, 1995 and the Bank's tangible capital ratio at December 31, 1995 shall not be equal to or greater than 7%, then First Banks shall have the option, upon receipt of all necessary regulatory Approvals (as defined below), to contribute to the Company immediately prior to October 31, 1995 or December 31, 1995, in exchange for the issuance of shares of Company Common Stock, such dollar amount as will increase the Bank's tangible capital ratio to 6.5% or 7%, or more, respectively. The Company will downstream such funds to the Bank. The purchase price of shares of Company Common Stock in the event of such purchase shall be the book value per share of the Company Common Stock as of the business day immediately preceding October 31, 1995 or December 31, 1995, respectively, or $0.10 per share, whichever is greater. In the event the Company is conducting the Offering at that time, First Banks shall contribute such funds to the Bank in exchange for the issuance of shares of Bank Common Stock, which shall be convertible into shares of Company Common Stock at the earlier of the conclusion of the Offering or June 30, 1996 at a rate of $0.10 per share. The Company shall proceed to conduct the Offering, which shall conclude no later than June 30, 1996.

         (c) The Company shall use its reasonable efforts to cause a special meeting of stockholders to be duly called and held as soon as practicably possible after execution hereof (the "Special Meeting"), but in no event after December 31, 1995, unless the parties hereto shall agree to a reasonable period of extension of that date. The Company may present the terms of the Agreement for the approval of its stockholders at the Special Meeting. In addition, the Company will present for the approval of the stockholders proposals to amend the Certificate of Incorporation of the Company to effect a reverse stock split and/or to increase the number of authorized shares of the Company and/or, with the prior approval of First Banks, such other proposals as the Board of Directors in its discretion shall determine may be necessary or appropriate to effect the transactions contemplated by the Agreement, as amended. The Company will provide First Banks with a copy of the preliminary proxy statement prepared in connection with the Special Meeting in advance of filing the same with the Commission, which proxy statement shall be substantially consistent with the terms of this Agreement.

         2.      PURCHASE AND DELIVERY OF BANK STOCK

         (a) First Banks hereby agrees to purchase from the Bank, and the Bank agrees to issue to First Banks, immediately following consummation of the transaction contemplated in 2(b) below, $3,500,000 in shares of Bank Common Stock, at a purchase price of the book value thereof per share as of the business day immediately preceding the date of such issuance (the "Purchase Price"), as determined in accordance with GAAP (the "August Infusion"), subject to receipt by First Banks of approval of the Applications and any other required regulatory or other approvals (collectively, the "Approvals"). The shares of Bank Common Stock issuable pursuant to this Section 2(a) (the "Infusion Shares") shall be subject to the terms of an Irrevocable Proxy Agreement entered into with the Company simultaneously with this Agreement (the "Proxy Agreement"), on substantially the terms set forth in Exhibit 2(a) to this Agreement, which is incorporated herein by reference.

         (b) Dierberg hereby agrees to sell to First Banks and First Banks hereby agrees to purchase from Dierberg, the Bank Preferred Stock for a purchase price of $1,500,000, subject to receipt by First Banks of all necessary Approvals. Assuming receipt of such Approvals, the Company and the Bank have no objection to such sale.

         (c) Upon execution of the Agreement, the Company and First Banks shall instruct the Escrow Agent to wire to First Banks' account at the Bank $3,500,000 of the Escrow Funds. Bank agrees, at the direction of First Banks, to invest, pending receipt of the Approvals, such funds solely in an overnight repurchase agreement at First Commercial Bank, which overnight repurchase agreement shall be invested with banks or broker-dealers, fully secured by obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof. Upon receipt of the Approvals, the parties agree to apply immediately the $3,500,000 to the purchase price of the Infusion Shares. In the event any Approval shall be denied or not obtained by August 31, 1995, the $3,500,000 shall be returned to First Banks in accordance with the terms of the Escrow Agreement, as amended, and this Agreement shall terminate immediately unless extended pursuant to Section 5(a) of this Agreement. A copy of the Escrow Agreement, as amended, is set forth as Exhibit 2(c) to this Agreement and incorporated herein by reference.

         (d) In connection with the offer and sale of shares pursuant to the August Infusion, First Banks agrees to execute an appropriate form of Investment Letter of Representation.

         3.      PURCHASE AND DELIVERY OF COMPANY COMMON STOCK

         (a) On the first (1st) business day after approval of the Agreement by the Company's stockholders at the Special Meeting or, if the Board of Directors does not present the Agreement for the approval of the stockholders at the Special Meeting, on the first (1st) business day following the Special
Meeting:

                          (A)  the Company shall: (1) purchase from First Banks
or Dierberg, the shares of Bank Preferred Stock held by First Banks or Dierberg and issue in exchange therefor 15,000,000 shares of Company Common Stock, as adjusted in accordance with Section 10 hereof, and (2) purchase from First Banks the Infusion Shares held by First Banks and issue in exchange therefor 35,000,000 shares of Company Common Stock, as adjusted in accordance with
Section 10 hereof, (in either case and together, the "Bridge Exchange Shares"); provided, that First Banks and Dierberg (or any approved transferee) shall have obtained any and all Approvals for the issuance to it or him (or such approved transferee), respectively, of the Bridge Exchange Shares; and

                          (B)  First Banks hereby agrees to lend to the Company
from the Escrow Funds remaining in the Escrow, and the Company hereby agrees to borrow from First Banks, pursuant to the terms and conditions set forth in the debenture attached hereto as Exhibit 3(a) (the "Debenture"), $5,000,000, and the Company hereby agrees to execute such Debenture; provided, that the Company shall have received any required regulatory approvals for the execution of said Debenture. Interest shall accrue on the Debenture at a rate of 12% per annum (or such other rate from time to time, if less, which is the maximum lawful rate of interest chargeable under applicable usury laws), but shall be paid only with the requisite regulatory approvals. The Debenture shall be secured by all of the outstanding shares of Bank stock held by the Company on the date of execution of the Debenture, pursuant to the terms of a security agreement attached hereto as a part of Exhibit 3(a) (the "Security Agreement"), which
Exhibit is incorporated herein by reference in its entirety. The principal amount of and any accrued but unpaid interest on the Debenture shall be convertible into shares of Company Common Stock for a period of five (5) years commencing at the earlier of the date of the Special Meeting or December 31, 1995 on the basis of $0.10 per share; provided, that First Banks shall have received any required Approvals prior to making any election to convert. On the date of termination of the five-year period, the Debenture shall terminate (the "Debenture Termination Date") and any amount not previously converted automatically shall convert to shares of Common Stock on the basis of $0.10 per share. Interest accrued but unpaid during the term of the Debenture also shall be convertible into Company Common Stock during the term of the Debenture on the same terms as the conversion of principal or, if not so converted, automatically shall be so converted at the Debenture Termination Date. The Company hereby agrees to contribute to the Bank $4,750,000 of the proceeds of the Debenture and to retain $250,000 of the proceeds at the Company.

            (b) In the event that the stockholders of the Company fail to approve the Agreement at the Special Meeting, or in the event that the Special Meeting is not held prior to December 31, 1995, then:

                 (i)  Sections 3(a), 3(c) and 4 hereof shall not apply; and

                 (ii) The Bank hereby agrees to issue to First Banks and First Banks hereby agrees to purchase from the Bank with the $5,000,000 of Escrow Funds remaining in the Escrow Account a number of shares of Bank Common Stock to be determined by dividing $5,000,000 by the book value of the Bank Common Stock per share on the first business day immediately preceding the date of purchase (the "Additional Bank Shares"); provided, that the Bank and First Banks shall have received all necessary approvals required for the issuance to First Banks of the Additional Bank Shares. The Bank and the Company agree to use their reasonable efforts to effect the purposes of this subsection by amending the Articles of Incorporation of the Bank either to increase the number of authorized shares of common stock of the Bank or to effect a reverse stock split of the Bank common stock in such proportion as shall be necessary to assure the availability of a sufficient number of shares for issuance to First Banks, if possible, to seek and obtain from the SBD approval of such amendment and to file such amendment with the SOS; and

            (c) In addition to the provisions of Section 3(a) and 3(b) hereof, and in the event the stockholders approve the Agreement, the following shall apply:

                 (i) The Company shall issue certain special asset appreciation rights (the "Appreciation Rights") to stockholders of the Company of record for the Special Meeting. The Appreciation Rights shall permit such stockholders to receive a certain number of shares of the Company Common Stock (the "Rights Shares"), without payment of any consideration or, at the sole election of the Company, such stockholders may receive cash in accordance with the provisions of this Section 3(c).

                 (ii) As of June 30, 1996 (the "First Measurement Date"), such number of Rights Shares shall be issued to stockholders of the Company of record for the Special Meeting as shall be determined pursuant to the following formula:

                 (1)      A - B - (C x D) = F
                 (2)      G +(-) H - I = J
                 (3)      F + J = K
                 (4)      K + L - M = N
                 (5)      (N / 0.10) - 0 = P

Where (each as of the First Measurement Date, unless otherwise stated):

         A = Total common stockholders' equity (net of any dividend payments and repurchases of any of the Company's securities including any rights to purchase such securities) reported in the consolidated financial statements of the Company for the period ended as of the First Measurement Date.
         B = Total intangible assets reported in the consolidated financial statements of the Company for the period ended as of the First Measurement Date.
         C = Aggregate purchase price of Bank Common Stock, Bank Preferred Stock and any additional capital invested by First Banks or raised in the Offering in the Bank and the Company as of the First Measurement Date.
         D = 1.00 plus the product of .01 and the number of months or portions thereof that the capital invested by First Banks or Dierberg or raised in the Offering has been held by the Company or the Bank through the First Measurement Date (net of interest charged on the Debenture which has been reflected in the consolidated financial statements of the Company for the period ended as of the First Measurement Date).
         G = Bank reserve for loan losses applicable to loans classified by Bank or the examiners as substandard, doubtful or loss, as of June 30, 1995, calculated at the rates of 15%, 50% and 100%, respectively ("June 30 Classified Loans").
         H = During the First Measurement Period, all recoveries and charge-offs, in whole or in part, of Bank loans included in its portfolio as of June 30, 1995, or charged-off and included in the separate list of Bank loans set forth in Schedule 3(c)(ii) hereto, shall be reflected as increases or decreases to the reserve required as of June 30, 1995.
         I = At the First Measurement Date, the reserve required will be calculated by applying the percentages specified in (G) above for Classified Loans to the total of substandard, doubtful and loss loans reflected on the internal watch list of Bank, including only those loans made prior to the Company Closing.
         J = The excess (if J is a positive number) or deficiency (if J is a negative number) of the required reserve at the First Measurement Date from that at June 30, 1995, after giving effect to subsequent recoveries and charge-offs as described above.

         L = $550,000 or in the event that Bank's Campbell, California branch is sold during the First Measurement Period, the actual net sales proceeds of such sale.
         M = The actual or anticipated expenses of legal counsel, independent accountants, investment advisors and other expenses in connection with the Offering which have not been recorded by the Company or the Bank as an expense or charged to capital surplus as of the First Measurement Date.
         O = The number of all issued and outstanding shares of Company Common Stock, excluding shares issued to First Banks or sold in the Offering.
         P = The number of Rights Shares to be distributed. If P is a negative number, no shares will be distributed.

                 (iii) Immediately following the First Measurement Date, Management of the Company shall identify all assets owned by the Bank as of the Company Closing and which have been fully charged off as of the First Measurement Date (the "Specified Assets") and shall separately account for such assets (the "Specified Asset Pool"). Thereafter, Net Proceeds, as defined below, shall be determined in order to calculate the number of additional Rights Shares which are issuable or cash payable at the Second and Final Measurement Dates (as defined in this Section 3(c)).

                 (iv) The Net Proceeds shall consist of all funds collected by the Bank in connection with the Specified Asset Pool, together with any recovery by the Bank of reserve amounts recorded by the Bank in connection with the "Wildwood Set-Aside Letter", net of all costs of collection and maintenance directly attributable to or arising out of the Specified Asset Pool, including without limitation, legal, consulting, appraisal, taxes and environmental costs or expenses, any and all additional required reserves, the costs associated with personnel directly involved in whole or in part in the collection and maintenance of the Specified Assets, the costs or expenses of litigation, settlement or final judgments paid by the Company or the Bank in connection with the Specified Assets, and also including, without limitation, any costs or expenses of litigation, settlement or final judgment, incurred by the Company or the Bank (not paid or covered by insurance) in connection with damages to a shareholder or shareholders generally, proximately caused by any alleged action or inaction of the Company or the Bank or any present or former directors, officers or employees of the Company or the Bank occurring prior to the date of the Special Meeting.

                 (v) The Net Proceeds of the Specified Asset Pool shall be calculated at each of the Second or Final Measurement Dates and, the number of shares which shall be issued or cash paid pursuant to the Appreciation Rights shall be calculated in accordance with the following formula:

                 (A/B) - C = D

A        =       Aggregate Net Proceeds of the Specified Asset Pool at the
                 Second or Final Measurement Date, as the case may be. If the Company exercises its election to cause cash to be paid in lieu of Rights Shares distributed, the aggregate cash distribution shall equal A.

B        =       Company consolidated book value per share as calculated in accordance with GAAP at the Second or Final Measurement Date, as the case may be.

C        =       The number of Rights Shares previously distributed pursuant to this provision.

D        =       The number of Rights Shares to be distributed at the Second or
                 Final Measurement Date, as the case may be.

If D is a negative number, no Rights Shares or cash shall be distributed.

                 (vi) Net Proceeds shall be calculated as of December 31, 1997 (the "Second Measurement Date"). 66-2/3% of the Net Proceeds as of the Second Measurement Date shall be distributed as soon as practicable thereafter. Subsequently, all remaining Net Proceeds shall be calculated as of October 31, 1998 (the "Final Measurement Date") and distributed as soon as practicable thereafter.

                       Notwithstanding anything in this Agreement to the contrary, if at either the Second Measurement Date or the Final Measurement Date there shall have been any claim or cause of action commenced against the Company or the Board of Directors of the Company with respect to any shareholder litigation as described in Subsection (iv), then and in that event, the Company may withhold any reasonable reserve amount it deems necessary and appropriate to cover the expected costs to defend, settle or satisfy such claim or action. No further distributions shall be made with respect to the Specified Asset Pool following the distribution made in connection with the Final Measurement Date. The Company retains the right in its sole discretion to distribute the Net Proceeds in cash in lieu of the issuance of Shares pursuant to the Appreciation Rights.

         4.      NOMINATION OF DIRECTORS

         In consideration of its agreements hereunder, First Banks, upon consummation of the issuance of the Bridge Exchange Shares, immediately shall have the right to nominate three (3) persons to serve as directors of the Company, which nominees the Board of Directors of the Company shall use its reasonable efforts to elect to the Board of Directors as of the first Company Board of Directors meeting following such purchase. In addition, the Company shall use its reasonable efforts to cause two (2) of the current directors of the Company to continue to serve at least through June 30, 1996 as members of the Board of Directors of the Company. The Board of Directors of the Company shall use its reasonable efforts to present all of the above nominations to the

Company's stockholders in connection with the annual meeting of stockholders of the Company as part of the management slate of nominees. In addition, upon First Banks' purchase of Bank Common Stock pursuant to the August Infusion, the Company shall cause three (3) persons designated by First Banks to be nominated to the Board of Directors of the Bank, and the Board of Directors of the Bank shall use its reasonable efforts to elect such nominees to the Board of Directors of the Bank, as of the first Bank board meeting after the August Infusion. Notwithstanding any of the foregoing, if a new nominee as a director of the Company or the Bank generally shall be required pursuant to statute, regulation or order of a regulatory authority to obtain prior approval to serve as a director of the Company or the Bank, each person nominated by First Banks not previously so approved shall obtain the approval of the Federal Reserve Bank of San Francisco, the Federal Deposit Insurance Corporation ("FDIC") and/or the SBD, or any other required regulatory approvals, before such person may assume the position of a director of the Company or the Bank.

         5.      THE BANK CLOSING; THE COMPANY CLOSING

         (a) The closing of the sale to First Banks of the Bank Common Stock pursuant to the August Infusion, including the delivery of payment for the shares, shall occur no later than 2 p.m. California time on the first business day after the receipt of all Approvals, but not later than August 31, 1995 (the "August Infusion Closing Date") at the executive offices of the Bank, except as such date may be extended upon the mutual agreement of the parties hereto in the event First Banks has not received all required Approvals and such Approvals will be obtained within a reasonable period; provided, however, that this Agreement will terminate immediately if any party hereto does not agree to such an extension.

         (b)     Promptly following the Special Meeting:

                 (i) If the stockholders of the Company approved the Agreement, as amended, or if such approval is not obtained because the Board of Directors determines that the Company was not required to present the Agreement for the approval of the stockholders at the Special Meeting, pursuant to Section 3(a) hereof, the delivery of and payment for the Bridge Exchange Shares, the issuance of the Debenture and the execution of the Security Agreement shall take place at the executive offices of the Company at 2 p.m., California time, on a date promptly after all Approvals have been obtained (such time and date being referred to as the "Company Closing Date" and the consummation of the transaction being referred to as the "Company Closing"); provided, however, that the Company Closing Date shall occur no later than December 31, 1995; and provided further, however, that the Company Closing Date may be extended upon the mutual consent of the Company and First Banks in the event First Banks has not received all required Approvals and such Approvals will be obtained within a reasonable period; and provided further, that if any party hereto does not agree to such an extension, this Agreement will terminate immediately.

                 (ii) If the stockholders of the Company fail to approve the Agreement, as amended, or if the Special Meeting is not held by December 31, 1995, the delivery of and payment for the Additional Bank Shares shall take place at the executive offices of the Bank at 2 p.m., California time, on a date promptly after all required Approvals have been obtained (such time and date being referred to as the "Second Bank Closing Date" and the consummation of the transaction being referred to as the "Second Bank Closing"); provided, however, that the Second Bank Closing Date shall occur no later than December 31, 1995; and provided further, however, that the Second Bank Closing Date may be extended upon the mutual consent of the Company, the Bank and First Banks in the event First Banks has not received all required Approvals and such Approvals will be obtained within a reasonable period; and provided further, that if any party hereto does not agree to such an extension, this Agreement will terminate immediately.

         6.      DELIVERY OF CERTIFICATES

         (a) Subject to receipt of the necessary Approvals therefor and compliance with all applicable securities laws, upon due presentment to the Bank by Dierberg of the certificate(s) representing the shares of Bank Preferred Stock registered in Dierberg's name on the books of the Bank, together with a request for a transfer to First Banks of some or all of said shares of Bank Preferred Stock, the Bank shall effect the transfer to First Banks of said shares of Bank Preferred Stock by registering First Banks as, or causing the Bank's transfer agent to register First Banks as, the record holder thereof as of the date of such presentment and shall issue to First Banks a certificate representing the shares of Bank Preferred Stock then held by First Banks.

         (b) At the August Infusion Closing, one or more certificates representing the Infusion Shares, registered in the name of First Banks, shall be delivered by or on behalf of the Bank to First Banks, against delivery by First Banks of the purchase price of $3,500,000 from First Banks' repurchase agreement being held at the Bank, as described in Section 2(c) of this Agreement. The certificate representing the Infusion Shares shall contain such restrictive legends as the SBD may require in its permit authorizing the sale thereof and shall contain a legend noting the restrictions of the Proxy Agreement.

         (c) At the Company Closing, the Bridge Exchange Shares to be acquired by First Banks hereunder, registered in the name of First Banks, shall be delivered by or on behalf of the Company to First Banks for First Banks' account, against delivery by First Banks of the Bank Common Stock and delivery by First Banks or Dierberg of the Bank Preferred Stock. The certificate(s) representing the shares of Company Common Stock shall contain such legends deemed necessary by counsel to the Company, including any legends with respect to the affiliate status, if any, of First Banks and the issuance of the Company Shares in a private offering.

         (d) At the Second Bank Closing, one or more certificates representing the Additional Bank Shares to be purchased by First Banks, registered in the name of First Banks, shall be delivered by or on behalf of the Bank to First Banks, against delivery by First Banks of the full purchase price therefor from the Escrow Funds in next day funds in the form of one or more certified or official bank checks or a wire transfer to an account designated by the Bank. The certificate representing the shares of Bank Common Stock shall contain such restrictive legends as the SBD may require in its permit authorizing the sale thereof.

         7.      REPRESENTATIONS AND WARRANTIES

         (a) The Bank hereby represents and warrants to Dierberg and First Banks as follows:

                 (i) The Bank is duly chartered and is an existing corporation in good standing under the laws of the State of California with corporate power and corporate authority to perform its obligations under this Agreement, to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

                 (ii) The execution, delivery and performance of this Agreement by the Bank and the consummation by the Bank of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Bank; and this Agreement, when duly executed and delivered by Dierberg, the Company and First Banks will constitute a valid and legally binding instrument of the Bank enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                 (iii) The Bank Preferred Stock has been duly authorized by the Bank and as issued and delivered by the Bank against payment therefor as contemplated hereby, are validly issued and, notwithstanding their issuance at a price below par value, fully paid and, as preferred stock, nonassessable.

                 (iv) As of the date hereof, the authorized number of shares of Bank Common Stock is 4,200,000. As of the date hereof, the authorized number of shares of Bank Preferred Stock is 4,200,000, par value $7.00 per share, and Series A of the Bank's Preferred Stock comprises 750,000 shares thereof. As of the date of this Agreement, there were issued and outstanding 1,242,000 shares of Bank Common Stock, all of which are held by the Company, 750,000 shares of Bank Preferred Stock, all of which are held by Dierberg. All of the issued and outstanding shares of Bank Common Stock are duly and validly issued, outstanding and are fully paid. None of the outstanding shares of Bank Common Stock have been issued in violation of any preemptive rights of the current or past stockholders of Bank.

                 (v) Except as contemplated by this Agreement, there are no shares of capital stock or other equity securities of the Bank issued or outstanding and there are no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Bank or contracts, commitments, understandings or arrangements by which the Bank is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

                 (vi) The execution and delivery of this Agreement by the Bank, the consummation by the Bank of the transactions herein contemplated and the compliance by the Bank with the terms hereof do not and will not violate the Articles of Incorporation or Bylaws of the Bank, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of its properties or assets are subject, with such exceptions as would not have a material adverse effect on the financial condition of the Bank or any applicable statute, regulation or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its properties or assets; and, to the Bank's reasonable knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Bank of this Agreement or the issue of the Bank Common Stock to First Banks or the consummation by the Bank of the other transactions contemplated by this Agreement, except such as have been, or prior to the August Infusion Closing Date and the Second Bank Closing Date will have been, obtained from the Federal Reserve Bank of San Francisco, the SBD and/or the FDIC.

                 (vii) The Bank Preferred Stock, as well as the shares of Bank Common Stock which may be issued at the Second Bank Closing and at the August Infusion Closing, are exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 3(a)(2) thereof.

                 (viii) The shares of Bank Common Stock which may be issued at the Second Bank Closing and the August Infusion Closing will be duly authorized by the Bank and when issued and delivered by the Bank against payment therefor as contemplated hereby, will be validly issued, outstanding and, notwithstanding their issuance at a price below par value, if applicable, fully paid.

                 (ix) No anti-takeover provision or plan exists with respect to the Bank.

         (b) The Company hereby represents and warrants to Dierberg and First Banks as follows:

                 (i) The Company is a "bank holding company" within the meaning of the Bank Holding Company Act of 1956 and has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with corporate power and corporate authority to perform its obligations under this Agreement, to own all of its properties and assets, to incur all of its liabilities and to carry on its business as now being conducted, except as set forth in Schedule 7(b)(i).

                 (ii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Board of Directors of the Company; and this Agreement, when duly executed and delivered by First Banks, Dierberg and the Bank, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                 (iii) The Company Shares, when issued and delivered by the Company against payment therefor as contemplated hereby, will have been duly authorized by the Company and will be validly issued, outstanding, fully paid and nonassessable.

                 (iv) As of the date hereof, the authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. The aggregate number of shares of the Company's Common Stock issued and outstanding as of the date of this Agreement is 4,675,110, all of which are validly issued, fully paid and nonassessable, and no shares of preferred stock are issued and outstanding. None of the outstanding shares of Company Common Stock have been issued in violation of any preemptive rights of the current or past stockholders of the Company. As of the date hereof, the Company currently has outstanding employee stock options to purchase 149,800 shares of Company Common Stock and director options to purchase 70,000 shares of Company Common Stock. As of the date hereof, the Company had reserved 778,000 shares for issuance pursuant to employee stock options and 250,000 shares for issuance pursuant to director stock options. The vesting of stock options granted by the Company is not accelerated nor is the exercise price reduced as a result of the transactions contemplated hereby. The Company has a Stockholders' Rights Plan ("Rights Plan") outstanding which gives each common stock holder a Unit Purchase Right entitling such holder to purchase from the Company, in the event of certain takeover attempts of the Company, a unit consisting of one-hundredth of a share of Series A Participating Preferred Stock. The Board of Directors of the Company will amend the Rights Plan subject to receipt of written approval of the

Rights Agent (as defined in the Rights Plan) to exclude the transactions contemplated by this Agreement from constituting a takeover attempt which would trigger the Rights Plan.

                 (v) Under the Rights Plan as amended, it is intended that the transactions contemplated by this Agreement shall not constitute a "Trigger Event" and no shareholder "Unit Purchase Right" (as such terms are defined in the Rights Plan) will occur, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The transactions contemplated hereby and the super-majority shareholder vote requirement set forth in Article 8 of the Company's certificate of incorporation, as amended, shall not apply to this transaction. However, if and to the extent the Company may determine that it is necessary and appropriate for the Company to exercise its right of redemption under the Rights Plan or settle any disputes with respect to such a "redemption" and, if at such time the Company's Board of Directors determines in good faith that payment or such settlement of such "redemption" would violate any outstanding regulatory agreements or orders, is otherwise not permitted by its regulatory authorities, or that it would be imprudent to expend Company funds or other consideration therefore, then and in that event, First Banks shall have the right, at its sole election, to arrange for the payment of such "redemption" and the Company shall issue shares of Company Common Stock, on the basis of $0.10 per share, in an aggregate amount equal to the cost and expense of the "redemption" paid by First Banks.

                 (vi) Except as set forth in subsections (iv) and (v) hereof and except as provided by this Agreement (including, but not limited to, distributions to stockholders pursuant to the Offering and upon or after the Measurement Date), there are no shares of capital stock or other equity securities of the Company issued or outstanding and there are no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Company or contracts, commitments, understandings or arrangements by which the Company is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

                 (vii) The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms hereof do not and will not violate the Certificate of Incorporation or Bylaws of the Company, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets are subject, with such exceptions as would not have a material adverse effect on the financial condition of the Company on a consolidated basis or any applicable statute, regulation or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and, to the Company's reasonable knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issue of the Bridge Exchange Shares or the consummation by the Company of the other transactions contemplated by this Agreement, except such as have been, or prior to the Company Closing will have been, obtained under the Securities Act of 1933, as amended (the "Securities Act"), the "blue sky" laws of applicable states and/or from the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of San Francisco and/or the FDIC.

         (c) The Company with respect to itself and the Bank with respect to itself hereby further represent and warrant to First Banks as follows:

                 (i) Each of the Company's and the Bank's Board of Directors have, by all appropriate action, approved this Agreement and authorized the execution hereof and thereof on its behalf by its duly authorized officers and the performance by the Company and the Bank of their respective obligations hereunder and thereunder, subject, in the case of obligations contemplated hereby to be satisfied after the approvals of the transaction contemplated by this Agreement by the Company's stockholders and applicable regulatory authorities, to receipt of such approvals.

                 (ii) Except as set forth in Schedule 7(c)(ii) hereto, nothing in the Certificate of Incorporation or Bylaws of the Company or the Articles of Incorporation or Bylaws of the Bank, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which they are bound or subject would prohibit or inhibit the Company or the Bank from consummating this Agreement on the terms and conditions herein contained. To their reasonable knowledge, the Company and Bank are neither in default under nor in violation of any provision of their articles or certificates of incorporation, bylaws or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to the Company or the Bank taken as a whole, except as set forth in Schedule 7(c)(ii) hereto.

                 (iii) Bank is the sole subsidiary of the Company. Neither the Company nor the Bank is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

                 (iv) Except as set forth in Schedule 7(c)(iv) hereto, there is no litigation, claim or other proceeding pending or, to the reasonable knowledge of the Company, threatened, against the

Company or the Bank, or of which the property of the Company or the Bank is or would be subject.

                 (v) Except as set forth in Schedule 7(c)(v) hereto, neither the Company nor the Bank is a party to or bound by any written contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent or consultant which, by its terms, is not terminable by the Company or the Bank on thirty (30) days written notice or less without the payment of any amount by reason of such termination. A true, accurate and complete copy of each written agreement disclosed in Schedule 7(c)(v) is attached thereto.

                 (vi) (A) Neither the Company nor the Bank has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of the Company or the Bank and to the reasonable knowledge of the Company there is no present effort nor existing proposal to attempt to unionize any group of employees of the Company or the Bank.

                       (B) Except as set forth in Schedule 7(c)(vi) hereto, (i) to their reasonable knowledge, the Company and the Bank are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and, to their reasonable knowledge, neither the Company nor the Bank is engaged in any unfair labor practice; (ii) there is no material unfair labor practice complaint against the Company or the Bank pending or, to the reasonable knowledge of the Company or the Bank, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or work stoppage actually pending or, to the reasonable knowledge of the Company and the Bank, threatened against the Company or the Bank; and (iv) neither the Company nor the Bank has experienced any material work stoppage during the past five years.

                       (C) Except as set forth in Schedule 7(c)(vi) hereto, to their reasonable knowledge, neither the Company nor the Bank maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("E.R.I.S.A."), or any non-qualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of the Company or the Bank (the "Employee Plans"). To the reasonable knowledge of the Company, no present or former employee of the Company or the Bank has been charged with breaching nor has breached a fiduciary duty under any of the Employee Plans. Neither the Company nor the Bank participates in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of E.R.I.S.A.).

Except as set forth in Schedule 7(c)(vi) hereto, neither the Company nor the Bank maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees of the Company or the Bank.

                       (D) To the Company's and the Bank's reasonable knowledge, all liabilities of the Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Employee Plan, at the end of any plan year, or at December 31, 1994, had or has had an accumulated funding deficiency. All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course. To the reasonable knowledge of the Company, no claim is pending or threatened with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which the Company or the Bank would be liable after December 31, 1994, except as is reflected on the Company's financial statements. To the Company's reasonable knowledge, after December 31, 1994, the Company and its subsidiaries have no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of E.R.I.S.A. with respect to any Employee Plan. To the Company's reasonable knowledge, all Employee Plans have been operated, administered and maintained materially in accordance with the terms thereof and in material compliance with the requirements of all applicable laws, including, without limitation, E.R.I.S.A.

                 (vii) Except as set forth in Schedule 7(c)(vii), with respect to all real estate owned by the Company and Bank, other than Other Real Estate Owned ("OREO"), as such real estate is internally classified on the books of the Company and the Bank, the Company and the Bank have marketable title, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Company financial statements and easements, rights-of-way, and other restrictions which are not material) to all of their real properties. Except as set forth in
Schedule 7(c)(vii), with respect to OREO, the Company and the Bank have such title thereto as is stated in the respective policy of title insurance thereon, a copy of each of which such policies has been made available to First Banks. All leasehold interests for real property and any material personal property used by the Company and the Bank in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms. To the Company's and the Bank's reasonable knowledge, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the reasonable knowledge of the Company and the Bank, threatened with respect to such properties. The Company and the Bank have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by the Company or the Bank in its business, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially adversely interfere with the use of such property. Except as set forth in Schedule 7(c)(vii), all material insurable properties owned or held by the Company and the Bank are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance.

                 (viii) (A) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations currently in effect in all jurisdictions in which the Company and its subsidiaries conduct business or own, lease or operate property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act and the Federal Occupational Safety and Health Act.

                       (B) Except as set forth in Schedule 7(c)(viii) hereto, to the actual knowledge of the Company and the Bank, neither the conduct nor operation of the Company or the Bank nor any condition of any property presently owned, leased or operated by any of them on their own behalf or in a fiduciary capacity violates Environmental Laws in any respect material to the business of the Company and the Bank taken as a whole and, to the actual knowledge of the Company and the Bank, no condition or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of the Company and the Bank taken as a whole of Environmental Laws or obligate the Company or the Bank to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to the Company and the Bank taken as a whole. Except as set forth in Schedule 7(c)(viii) hereto, neither the Company nor the Bank has received any written notice from any person or entity that the Company or the Bank or the operation or condition of any property ever or presently owned, leased or operated by any of them on their own behalf or in a fiduciary capacity are in violation of any Environmental Laws currently in effect or that the Company or the Bank are responsible for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

                 (ix) Except for fees payable to Carpenter & Company by the Company, and except as may be incurred by the Company in connection with the Offering, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by the Company or the Bank.

                 (x) Except with respect to information concerning First Banks and/or Dierberg supplied to the Company by First Banks and/or Dierberg, the Proxy Statement (to be prepared and filed in connection with the Special Meeting) and the Registration Statement and Prospectus (with respect to the Offering) and any other documents to be filed by the Company with the Commission or any banking or other regulatory authority in connection with the transactions contemplated hereby, will not, at the respective times such documents are filed, and, in the case of the Proxy Statement and Prospectus, when first mailed to the stockholders of the Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement and Prospectus or any amendment thereof or supplement thereto, at the time of the Special Meeting or effective date of the offering, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated in order to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Special Meeting. All documents that the Company is responsible for filing with the Commission or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law currently in effect and the applicable rules and regulations thereunder.

                 (xi) Except as set forth in Schedule 7(c)(xi) hereto (and with a true and correct copy of the document or other item in question made available to First Banks for inspection), neither the Company nor the Bank is a party or subject to any of the following (whether written or oral):

                       (A) any agreement, indenture or other instrument not reflected in the Company's financial statements relating to the borrowing of money by the Company or the Bank or the guarantee by the Company or the Bank of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by the Company or the Bank, such as deposits, Fed Funds borrowings and repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $10,000;

                       (B) any contract containing covenants which limit the ability of the Company or the Bank to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, the Company or the Bank may carry on its business (other than as may be required by law or any applicable regulatory authority); or

                       (C) any real or personal property lease (excepting therefrom lease of current branch facilities and administrative office space) with annual rental payments aggregating $25,000 or more.

         (d) Dierberg hereby represents and warrants to the Bank and Company as follows:

                 (i) As of the date of this Agreement and immediately prior to its execution, Dierberg beneficially owns no shares of Company Common Stock.

                 (ii) Dierberg is entitled to receive no Exchange Shares in the Exchange Offering.

                 (iii) The execution, delivery and performance of this Agreement by Dierberg, and the consummation by Dierberg of the transactions contemplated hereby have been duly authorized by all necessary action of Dierberg; and this Agreement, when duly executed and delivered by Dierberg, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (iv) To Dierberg's reasonable knowledge, no state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required for Dierberg to enter into this Agreement or otherwise purchase the Bank Preferred Stock, except those that have been obtained or performed and those which the failure to obtain or perform will not impair their respective abilities to perform their obligations under this Agreement.

                 (v) The execution and delivery of this Agreement, the consummation by Dierberg of the transactions herein contemplated and the compliance by Dierberg with the terms hereof do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Dierberg is a party or by which his properties or assets are bound, with such exceptions as would not prevent Dierberg from performing his obligations hereunder, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Dierberg or any of his properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by Dierberg of this Agreement or the consummation by Dierberg of the transactions contemplated by this Agreement, except as set forth in (v) above.

                 (vi) Dierberg is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. Dierberg has received and reviewed the Preliminary Prospectus included in the Registration Statement, and (A) except as set forth in this Agreement and in the Preliminary Prospectus, no representations or warranties have been made to Dierberg by the Company or the Bank, any of their respective officers, directors or any agent, employee or affiliate of any of them and (B) in entering into this Agreement, Dierberg is not relying upon any information other than information contained in this Agreement and in the Preliminary Prospectus.

                 (vii) Information concerning Dierberg and his family, family trusts, corporate holdings and related or affiliated entities owned or controlled by him or them, supplied to the Company by Dierberg in connection with the preparation by the Company of the Proxy Statement (to be prepared and filed in connection with the Special Meeting) and the Registration Statement and Prospectus (with respect to the Offering) and any other documents to be filed by the Company with the Commission or any banking or other regulatory authority in connection with the transactions contemplated hereby, will not, at the respective times such documents are filed, and, in the case of the Proxy Statement and Prospectus, when first mailed to the stockholders of the Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement and Prospectus or any amendment thereof or supplement thereto, at the time of the Special Meeting or effective date of the offering, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated in order to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Special Meeting.

         (e) First Banks hereby represents and warrants to the Bank and Company as follows:

                 (i) As of the date of this Agreement and immediately prior to its execution, First Banks beneficially owns no shares of Company Common Stock.

                 (ii) First Banks is entitled to receive no Exchange Shares in the Exchange Offering.

                 (iii) First Banks is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Missouri, with corporate power and authority to perform its obligations under this Agreement, to own all of its properties and assets, to incur all of its liabilities and to carry on its business as now being conducted. First Banks is a "bank holding company" within the meaning of the Bank Holding Company Act of 1956.

                 (iv) The execution, delivery and performance of this Agreement by First Banks and the consummation by First Banks of the transactions contemplated hereby have been duly authorized by all necessary action of First Banks; and this Agreement, when duly executed and delivered by First Banks, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (v) First Banks is not insolvent and has sufficient cash funds on hand (including funds under management) or available credit arrangements to purchase the Company Shares and the shares of Bank Common Stock on the terms and conditions contained in this Agreement, has placed such funds in the Escrow Account, along with instructions authorizing the investment of such funds in accordance with Section 2(b) hereof, and release of such funds to the Company on the Company Closing Date or to the Bank on the Second Bank Closing Date, as applicable. First Banks has simultaneously with the execution and delivery of this Agreement or prior thereto provided the Company and the Bank with evidence or substantiated that First Banks has the financial means to satisfy its financial obligations under this Agreement and the foregoing evidence and substantiation is a true and accurate representation of such means.

                 (vi) First Banks is an "accredited investor" within the meaning of Rule 501(a) and/or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act. First Banks has received or reviewed all information with respect to the Company and the Bank which it deems reasonably necessary in connection with making its investment decision.

                 (vii) To First Banks' reasonable knowledge, no state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required for First Banks to enter into this Agreement or otherwise purchase the Company Shares, except the prior approval of the Federal Reserve Bank and the SBD.

                 (viii) The execution and delivery of this Agreement, the consummation by First Banks of the transactions herein contemplated and the compliance by First Banks with the terms hereof do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Certificate or Articles of Incorporation, as the case may be, or Bylaws of First Banks or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which First Banks is a party or by which any of First Banks' properties or assets are bound, with such exceptions as would not have a material adverse effect on the financial condition of First Banks, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over First Banks or any of First Banks' properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by First Banks of this Agreement or the consummation by First Banks of the transactions contemplated by this Agreement, except as set forth in (vii) above.

                 (ix) First Banks has not entered into any contracts, arrangements, understandings or relationships (legal or otherwise) with any other unaffiliated person or persons with respect to any securities of the Company or the Bank, including but not limited to transfer or voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies; and First Banks does not own any securities of the Company which are pledged or otherwise subject to a contingency the occurrence of which would give another person voting power or investment power over such securities.

                 (x) First Banks has received and reviewed the Preliminary Prospectus included in the Registration Statement, and except as set forth in this Agreement and in the Preliminary Prospectus, no representations or warranties have been made to First Banks by the Company, any of its officers, directors or any agent, employee or affiliate of any of them.

                 (xi) Information with respect to First Banks, its subsidiaries, corporate holdings and related or affiliated entities owned or controlled by it, supplied to the Company by First Banks in connection with the preparation by the Company of the Proxy Statement (to be prepared and filed in connection with the Special Meeting) and the Registration Statement and Prospectus (with respect to the Offering) and any other documents to be filed by the Company with the Commission or any banking or other regulatory authority in connection with the transactions contemplated hereby, will not, at the respective times such documents are filed, and, in the case of the Proxy Statement and Prospectus, when first mailed to the stockholders of the Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement and Prospectus or any amendment thereof or supplement thereto, at the time of the Special Meeting or effective date of the offering, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated in order to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Special Meeting.

                 (xii) With respect to the indemnification of officers and directors and officers' and directors' insurance, First Banks agrees as follows:

                       (A) First Banks shall ensure that all rights to indemnification and all limitations of liability existing in favor of any person who was, as of January 1, 1995, or who becomes prior to the Company Closing Date, a director or officer of the Company or the Bank (the
"Indemnified Parties"), in the Company's and the Bank's respective charter and bylaws or applicable law as currently in effect, as applicable in the particular case and as in effect on the date hereof, shall, with respect to claims arising from facts or events that occurred before the Company Closing Date, survive the Company Closing and shall continue in full force and effect. Nothing contained in this Section 7(e)(xii)(A) shall be deemed to preclude the liquidation, consolidation or merger of the Company or the Bank, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue as contractual rights notwithstanding any such liquidation or consolidation or merger; provided, however, that in the event of liquidation or sale of substantially all of the assets of the Company or the Bank, First Banks shall guarantee, to the extent of its pro rata portion of the net asset value of the Company or the Bank, as applicable, after the Measurement Settlement Date, after completion of the Offering and after the issuance of any Rights Shares, the indemnification obligations of the Company or the Bank to the extent of the above mentioned indemnification obligations of the Company and the Bank described above. Notwithstanding anything to the contrary contained in this Section 7(e)(xii), nothing contained herein shall require First Banks to ensure that any person who was a director or officer of the Company or the Bank is indemnified to a greater extent than the Company or the Bank is, as of the Company Closing Date, required to indemnify any such person;

                       (B) any Indemnified Party wishing to claim indemnification under Section 7(e)(xii), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify First Banks thereof, but the failure to so notify shall not relieve First Banks of any liability it may have to such Indemnified Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Company Closing Date, (i) First Banks shall have the right to assume the defense thereof and First Banks shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if First Banks elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between First Banks and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and First Banks shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that First Banks shall be obligated pursuant to this subparagraph (B) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest and
(ii) the Indemnified Parties shall cooperate in the defense of any such matter;

                       (C) for a period of three years after the Company Closing Date, First Banks shall use all reasonable efforts to cause to be maintained in effect the current directors' and officers' liability insurance maintained by the Company or the Bank (provided that First Banks may substitute therefor insurance of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or events which occurred before the Company Closing Date; provided, however, that in no event shall First Banks be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 7(e)(xii), an aggregate amount in excess of 150% of the amount of the annual premium paid as of the date hereof by the Company or the Bank for such insurance (the "Maximum Amount"), and provided further, that, prior to the Company Closing Date, the Company and the Bank shall notify the appropriate directors' and officers' liability insurers of the Company Closing and of all pending or threatened claims, actions, suits, proceedings or investigations, if any, asserted or claimed against any Indemnified Party, or circumstances likely to give rise thereto, in accordance with terms and conditions of the applicable policies. If the amount of the premiums necessary to maintain or procure such insurance coverage would exceed the Maximum Amount, First Banks shall use reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for the Maximum Amount;

                       (D) if First Banks or any of its successors or assigns
(a) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of First Banks shall assume the obligations set forth in this Section 7(e)(xii);

                       (E) the provisions of this Section 7(e)(xii) are intended to be for the benefit or , and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         (f) Dierberg with respect to himself and First Banks with respect to itself hereby further represent and warrant to the Company and the Bank as follows:

                 (i) Each of Dierberg, individually, and First Banks' Board of Directors have, by all appropriate action, approved this Agreement and authorized the execution hereof and thereof on his and its behalf by him and by its duly authorized officers, and the performance by Dierberg and First Banks of their respective obligations hereunder and thereunder, subject, in the case of obligations contemplated hereby to be satisfied after the Approvals of the transactions contemplated by this Agreement, to receipt of such approvals.

                 (ii) Except as set forth in Schedule 7(f)(ii) hereto, nothing in the Certificate of Incorporation or Bylaws of First Banks, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which Dierberg and/or First Banks are bound or subject would prohibit or inhibit Dierberg or First Banks from consummating this Agreement on the terms and conditions herein contained. To their reasonable knowledge, Dierberg and First Banks are neither in default under nor in violation of any provisions of, as to First Banks, its articles or certificate of incorporation, bylaws or, as to Dierberg and First Banks, any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to Dierberg's or First Banks' performance of this Agreement in accordance with its terms.

         8. COVENANTS OF THE PARTIES

         (a) Except as contemplated by this Agreement, except pursuant to the terms of the Offering, except as proposed to be presented to the stockholders of the Company at the Special Meeting and except as otherwise disclosed herein or in the Schedules hereto, neither the Company nor Bank shall declare or pay any dividend or make any other distribution to stockholders, whether in cash, stock or other property, after the date of this Agreement.

         (b) Except as contemplated by this Agreement, except pursuant to the terms of the Offering, except as proposed to be presented to the stockholders of the Company at the Special Meeting and except as otherwise disclosed herein or in the Schedules hereto, from the date hereof and through the Company Closing Date or the Second Bank Closing Date, the Company shall, and shall cause Bank to, continue to carry on its business and the discharge or incurrence of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, neither the Company nor Bank shall, without the prior consent of First Banks:

                 (i) issue any stock or other capital stock or any options, warrants, or other rights to subscribe for or purchase stock or any other capital stock or any securities convertible into or exchangeable for any capital stock (except for the issuance of stock pursuant to the exercise of the Company Stock Options, to purchase the same which are outstanding on the date of this Agreement to the extent of the exercise thereof after the date hereof); or

                 (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock of the Company or Bank; or

                 (iii) except for a reverse stock split by the Company and/or the Bank, effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; or

                 (iv) change its certificate or articles of incorporation, as the case may be, or bylaws; or

                 (v) grant any increase in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees, other than in the normal course of business; or

                 (vi) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others (for the purpose hereof, it is understood and agreed that the incurrence of obligations under repurchase agreements shall be considered as transactions in the ordinary course of business); or

                 (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of Five Hundred Thousand Dollars ($500,000) or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than Five Hundred Thousand Dollars ($500,000)(excluding for this purpose any accrued interest or overdrafts), without the prior written consent of First Banks, acting through Donald W. Williams or such other designee as First Banks may give notice of to the Company; or

                 (viii) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five years, any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation having an expected average life to maturity of greater than five years or any interest only, principal only, residual or stripped securities, other than in the ordinary course of business; or

                 (ix) enter into any agreement, contract or commitment out of the ordinary course of business or having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

                 (x) except in the ordinary course of business (which includes pledges of securities in connection with public funds deposits and pledges of securities to dealers and/or the Federal Home Loan Bank of San Francisco), place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

                 (xi) cancel or accelerate (A) any indebtedness owing to the Company or Bank which would cause a loss to the Company or the

Bank of more than $100,000, or (B) except in the ordinary course of business, any claims which the Company or Bank may possess or (C) or waive any material rights of substantial value; or

                 (xii) except in the ordinary course of business, sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than (A) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to the Company and the Bank or (B) those assets which the Board of Directors of the Bank or the Company may determine is necessary and appropriate to sell in order to meet regulatory capital requirements and for the safe and sound operation of the Bank; provided, however, that if Bank determines to sell one or more branch facilities as part of its determination pursuant to clause (B) immediately above, the Company and the Bank agree that First Banks shall have a right of first refusal to purchase said branch(es) at the price and terms which are the same as the best third party offer the Bank has obtained, exercisable by First Banks within 30 days of notice from the Bank; or

                 (xiii) purchase, foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that the Company and its subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

                 (xiv) knowingly commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on the Company's and the Bank's business, financial condition, or earnings, taken as a whole; or

                 (xv) knowingly violate any law, statute, rule, governmental regulation, or order, which violation might have a material adverse effect on the Company's and its subsidiaries' business, financial condition, or earnings; or

                 (xvi) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of Fifty Thousand Dollars ($50,000).

         (c) The Company and the Bank shall not, without the prior written consent of First Banks, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of the Company and the Bank contained in Section 7 hereof, if such representations and warranties were given as of the date of such transaction or action.

         (d) The Company and the Bank shall promptly notify First Banks, making reference to this section, of the occurrence of any matter or event known to and directly involving the Company or Bank, which would not include any changes in conditions that affect the banking industry generally in the markets in which the Company and the Bank operate, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of the Company and the Bank taken as a whole.

         (e) The Company and the Bank shall promptly advise First Banks of their respective receipt of any proposal (or inquiry concerning any possible such proposal) regarding an acquisition of all or any substantial portion of the business, assets or stock of the Company or Bank and, subject to the fulfillment of the fiduciary duties of the Board of Directors of the Company and the Bank, the substance of such proposal or inquiry.

         (f) The Company and the Bank shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to First Banks and use its best efforts to prevent or promptly remedy the same.

         (g) First Banks and Dierberg shall not, without the prior written consent of the Company and the Bank, knowingly engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of the Dierberg and First Banks contained in
Section 7 hereof, if such representations and warranties were given as of the date of such transaction or action.

         (h) First Banks shall promptly notify the Company, making reference to this section, of the occurrence of any matter or event known to and directly involving First Banks, which would not include any changes in conditions that affect the banking industry generally in the markets in which First Banks operates, that would materially adversely affect First Banks' performance of this Agreement in accordance with its terms.

         (i) First Banks and Dierberg shall promptly advise the Company of their respective receipt of any proposal (or inquiry concerning any possible such proposal) regarding an acquisition of all or any substantial portion of the business, assets or stock of First Banks and, subject to the fulfillment of the fiduciary duties of the Board of Directors of First Banks, the substance of such proposal or inquiry.

         (j) First Banks and Dierberg shall, in the event it or he has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date hereof) of any of its or his representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its or his best efforts to prevent or promptly remedy the same.

         9. CLOSING CONDITIONS

         The respective obligations of Dierberg, First Banks, the Bank and the Company to consummate the transactions contemplated hereby shall be subject, in the discretion of each of the parties hereto, as the case may be, to the condition that all representations and warranties and other statements of each other party are, at and as of the respective Closing Dates, true and correct in all material respects, the condition that each other party shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and to the additional condition that, if the Registration Statement has been declared effective, no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. In addition, the following specific conditions to consummation shall be in effect:

         (a) the obligation of the Bank to issue to First Banks any Infusion Shares at the August Infusion Closing and the obligation of First Banks to purchase from Bank any Infusion Shares at the August Infusion Closing shall be conditioned (i) upon the receipt by the Bank of all necessary federal or state governmental or regulatory approvals; and (ii) upon receipt by First Banks of all necessary Approvals;

         (b) the obligation of the Bank to issue to First Banks the Additional Bank Stock at the Second Bank Closing shall be conditioned upon (i) failure of the Company's stockholders to approve the Agreement at the Special Meeting as provided by Section 3(b) hereof; (ii) receipt by the Bank of all necessary federal or state governmental or regulatory approvals; (iii) upon the receipt by First Banks of all necessary Approvals; and (iv) execution of the Proxy Agreement; and

         (c) the obligation of the Company to issue the Bridge Exchange Shares to First Banks and Dierberg (or any approved transferee) shall be conditioned upon (i) receipt by the Company of stockholder approval at the Special Meeting or a determination of the Board of Directors of the Company that such approval is not required, in accordance with Section 3(b) hereof; (ii) receipt by First Banks and Dierberg (or any approved transferee) of all necessary Approvals; and
(iii) compliance by the Company, Dierberg and First Banks with all applicable securities laws.

         10. ADJUSTMENT IN EVENT OF REVERSE STOCK SPLIT

         Notwithstanding anything in this Agreement to the contrary, in the event that, after the date of execution of this Agreement, the Company shall effect a stock split, a reverse stock split or issue a stock dividend (other than pursuant to the Exchange Offering, a distribution from the Liquidating Trust or as a Warrant), then the number of shares of Company Common Stock issuable hereunder as Bridge Exchange Shares or Note Conversion Shares shall be automatically proportionately adjusted so as to retain the proportionate rights of Dierberg and First Banks as provided for by this Agreement.

         11. TERMINATION

         (a) This Agreement may be terminated (i) except as otherwise provided herein, by any party hereto, if the transactions contemplated hereby are not consummated by June 30, 1996 through no fault of or delay of the party choosing to terminate; (ii) by the Company or the Bank, in the event the Company or the Bank is unable to obtain required federal or state approvals for the transactions contemplated hereby despite its or their reasonable efforts to obtain such approvals; (iii) by First Banks, in the event that First Banks, individually or together with any other person or entity, is unable to obtain required Approvals for the transactions required hereby despite its or their reasonable efforts to obtain such approvals; (iv) by any party upon written notice to the other parties if there has been a material breach of any of the representations, warranties or covenants set forth in this Agreement on the part of the breaching party, which breach by its nature cannot be cured prior to the applicable Closing Date and which breach would have a material adverse effect on the breaching party or the breaching party and its subsidiaries taken as a whole; (v) by any party upon written notice to the other parties if there has been a material breach of the covenants or agreements set forth in this Agreement on the part of the breaching party, which breach is not cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto; (vi) upon mutual consent of the parties hereto; (vii) in the event a general banking moratorium is declared by federal or state banking authorities; or (viii) pursuant to Section 2(c) or 5(b) of this Agreement.

         (b) First Banks may terminate this Agreement in the event the Bank is declared insolvent or a bankruptcy petition is filed by or with respect to the Company.

         (c) The parties hereto hereby agree that any termination of this Agreement pursuant to Sections 10(a) and 10(b) (other than termination in the event of a breach of this Agreement by Company, Bank, Dierberg or First Banks or misrepresentation of any of the statements made herein by Company, Bank, Dierberg or First Banks) shall be without liability to any of the parties hereto.

         12. FUTURE ACQUISITIONS AND DISPOSITIONS OF SHARES

         Dierberg and First Banks each respectively agrees that during the period beginning on the date hereof and continuing until the Company Closing Date or the Second Bank Closing Date (the "Pendency Period"), it will not offer, sell, contract to sell or otherwise dispose of, or bid for, purchase, contract to purchase or otherwise acquire, any shares of Company Common Stock or Bank Common or Preferred Stock except in accordance with applicable law, including the Securities Act and the rules and regulations of the Commission thereunder.

         The Company and the Bank agree not to issue during the Pendency Period any securities or rights to acquire securities except as contemplated herein, as described in the Registration Statement as currently on file with the Commission or the Registration Statement as agreed herein to be amended or subsequently filed, as required pursuant to the terms of the Company's employee and director stock option plans in accordance with past practice, or unless required pursuant to a transaction involving a change in control and which is subject to stockholder approval which transaction the Board, upon advice of counsel, is required to enter into in order to comply with the Company's and the Bank's fiduciary duties to shareholders imposed by law.

         13. NOTICES

         All communications hereunder will be in writing and, if to the Company, will be mailed, delivered or telecopied and confirmed to it at the offices of Company at:

                 First Commercial Bancorp, Inc.
                 2450 Venture Oaks Way
                 Sacramento, California  95833
                 Attention:       Mr. Manuel Perry, Jr.
                                  Chairman of the Board of Directors
                 Facsimile:  (916) 646-0860

with a copy each to:

                 Lillick & Charles
                 Two Embarcadero Center, Suite 2600
                 San Francisco, CA  94111
                 Attention:  Ronald W. Bachli, Esq.
                 Facsimile:  (415) 421-4799
and

                 Carpenter & Company
                 2600 Michaelson Dr., Suite 300
                 Irvine, CA  92715
                 Attention:  Mr. John Flemming
                 Facsimile:  (714) 261-0880

and, if to Dierberg, will be mailed, delivered or telecopied and confirmed to Dierberg, at the offices of:

                 James F. Dierberg
                 135 North Meramec
                 Clayton, Missouri  63105
                 Attention:  James F. Dierberg
                 Facsimile:  (314) 854-5454

and, if to First Banks, will be mailed, delivered or telecopied and confirmed to First Banks, at the offices of:

                 First Banks, Inc.
                 135 North Meramec
                 Clayton, Missouri  63105
                 Attention:  Allen H. Blake
                 Facsimile:  (314) 854-5454

with a copy each to:

                 Lewis, Rice & Fingersh
                 500 N. Broadway
                 St. Louis, Missouri  63102
                 Attention:  Thomas C. Erb
                 Facsimile:  (314) 241-6056

         14. BINDING EFFECT

         This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Dierberg may not assign any of his rights or obligations hereunder to any other person or entity except in compliance with the terms of the permit from the SBD dated June 29, 1995 authorizing the sale of the Bank Preferred Stock to Dierberg. First Banks may not assign any of its rights or obligations hereunder with respect to the shares of Bank Common Stock to any other person or entity except in compliance with the terms of the permit to be received from the SBD authorizing the sale of the shares of Bank Common Stock to First Banks. Except as provided in the previous sentence, First Banks may not assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the Company and the Bank, and any such assignment shall be subject to receipt of all necessary governmental or regulatory approvals and delivery of appropriate representations and warranties.

         15. GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware in effect at the time of the execution hereof.

         16. EXECUTION IN COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which counterparts when so executed and delivered shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

         17. ENTIRE AGREEMENT

         This Agreement, as amended, including Exhibits, the Proxy Agreement, the Debenture, the Security Agreement, the Escrow Agreement, the Letters of Representation received and to be received pursuant hereto and the Permits received and to be received pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, and intending to be legally bound thereby, each of James F. Dierberg, First Banks, Inc., First Commercial Bank and First Commercial Bancorp, Inc. has signed or caused to be signed its name, all as of the day and year first above written.

                                  FIRST COMMERCIAL BANCORP, INC.

                                  By:
                                      -------------------------------
                                  Name:  Manuel Perry, Jr.
                                  Title: Chairman of the Board of Directors

                                  FIRST COMMERCIAL BANK

                                  By:
                                      -------------------------------
                                  Name:  James E. Culleton
                                  Title: Interim President

                                  DIERBERG



                                  -----------------------------------
                                  James F. Dierberg, an individual

                                  FIRST BANKS, INC.

                                  By:
                                      -------------------------------
                                  Name:
                                  Title:

                                PROXY AGREEMENT

         This PROXY AGREEMENT between FIRST COMMERCIAL BANCORP, INC. a Delaware corporation (the "Company"), and FIRST BANKS, INC., a Missouri corporation ("First Banks") is entered into as of the __________ day of ___________________, 1995.


                                    RECITALS

         Simultaneously with the execution of this Proxy Agreement, First Banks; the Company; James F. Dierberg, an individual; and First Commercial Bank, a California-chartered bank (the "Bank") and subsidiary of the Company, are entering into an Amended and Restated Stock Purchase Agreement (the "Agreement") pursuant to which First Banks will purchase $3.5 million of newly issued common stock, no par value per share (the "Bank Common"), from the Bank and engage in certain other transactions with Mr. Dierberg, the Bank and the Company, all upon the terms and conditions set forth in the Agreement.

         First Banks has agreed to execute in favor of the Company a proxy with respect to the Proxy Shares, as defined below, of Bank Common held by First Banks, upon the terms and conditions set forth herein, such that First Banks will not exercise voting rights with respect to such Proxy Shares during this Agreement.

         NOW THEREFORE, it is agreed as follows:

         SECTION 1. GRANT OF PROXY. First Banks hereby grants to the Company a proxy, coupled with an interest, pursuant to and as contemplated by the provisions of the applicable California law, as amended, to vote, at a duly called meeting of the stockholders of the Bank or by written consent in lieu thereof, for any and all purposes, all shares of Bank Common currently owned and held by First Banks plus any additional shares which First Banks may own and hold as of the date of the meeting and which First Banks is entitled to vote (the "Proxy Shares") in any manner deemed appropriate in the sole and absolute discretion of the Board of Directors of the Company. The proxy granted hereby is coupled with an interest and shall be irrevocable.

         SECTION 2. RESTRICTION ON TRANSFER OF SHARES. Until this Proxy Agreement terminates pursuant to Section 4 below, First Banks shall not sell, transfer, assign, or otherwise dispose of the Proxy Shares or attempt to grant a proxy to vote the Proxy Shares to any other person.

         SECTION 3. FIRST BANKS'S WARRANTY OF OWNERSHIP. First Banks represents and warrants that (i) First Banks is the record and beneficial owner and holder of the Proxy Shares (except with respect to any Proxy Shares which First Banks does not own as of the date of the Proxy Agreement but may acquire following the date of this Proxy Agreement and which are included within the definition of Proxy Shares), (ii) First Banks has full right, power, and authority to enter into and perform this Proxy Agreement, and (iii) nothing in this Proxy Agreement will violate the terms of any other agreement affecting the Proxy Shares.

         SECTION 4. TERMINATION. This Proxy Agreement shall terminate upon receipt by First Banks of the Approvals, if required, and the earliest to occur of: (i) termination of the Agreement in accordance with the terms and conditions thereof; (ii) the first business day after either the vote of the shareholders of the Company in favor of approving the Agreement and the transactions contemplated thereby or a determination by the Board of Directors of the Company to proceed with such transactions without such a shareholder vote; (iii) the vote of the shareholders of the Company against approving the Agreement and the transactions contemplated thereby or (iv) December 31, 1995, unless either the stockholders of the Company shall have voted in favor of the Agreement or the Board of Directors of the Company has determined to proceed with the transactions contemplated by the Agreement without such shareholder approval and one business day has not passed from the date of such vote or determination, as the case may be.

         SECTION 5.  MISCELLANEOUS PROVISIONS.

                 SECTION 5.01. NOTICE. All notices under this Proxy Agreement shall be in writing and may be given by personal delivery, telecopier, overnight express mail by a registered national air courier, or by registered mail. Notice by personal delivery shall be deemed given upon actual receipt. Notice by telecopier or overnight express mail shall be deemed given on the date of actual receipt. Notice given by registered mail shall be deemed given on the third business day following the date when the notice material is deposited in the United States Mail, return receipt requested, addressed (in any case) as follows:

         (a)     if to First Banks:

                          First Banks, Inc.
                          135 North Meramec Ave.
                          Clayton, Missouri  63105
                          Attention:  Mr. James F. Dierberg
                          Facsimile:  (314) 854-5454

                 with a copy to:

                          Lewis, Rice & Fingersh
                          500 North Broadway, Suite 2000
                          St. Louis, Missouri  63102
                          Attention:  Thomas C. Erb, Esq.
                          Facsimile:  (314) 241-6056

and

         (b)     if to the Company:

                          First Commercial Bancorp, Inc.
                          2450 Venture Oaks Way
                          Sacramento, California  95833
                          Attention:  Manuel Perry, Jr.
                          Facsimile:  (916) 646-0860
                 with copies to:

                          Lillick & Charles
                          Two Embarcadero Center
                          San Francisco, California  94111
                          Attention:  Ronald W. Bachli, Esq.
                          Facsimile:  (415) 421-4799


                 SECTION 5.02. APPLICABLE LAW. This Proxy Agreement and the rights and obligations of First Banks and the Company under this Proxy Agreement shall be governed, construed, and interpreted in accordance with the laws of the State of California.

                 SECTION 5.03. ENTIRE AGREEMENT. This Proxy Agreement and the Agreement constitute the entire agreement between First Banks and the Company with respect to the subject matter hereof. All prior oral understandings and memoranda expressing agreements regarding the subject matter hereof between the parties are merged herein and are extinguished hereby.

                 SECTION 5.04. AMENDMENT. This Proxy Agreement may not be amended except by a writing executed by both First Banks and the Company.

                 SECTION 5.05. ASSIGNABILITY AND BINDING EFFECT. This Proxy Agreement and the rights of the Company and First Banks hereunder may not be assigned, except the Company that may act pursuant to this Proxy Agreement, in voting the Proxy Shares or otherwise, through any officer, employee or designated agent of the Company. This Proxy Agreement shall be binding upon and inure to the benefit of First Banks and the Company and their respective heirs, devises, legatees, personal representatives, agents and assigns.

                 SECTION 5.06. COUNTERPARTS; FACSIMILE. This Proxy Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart. For purposes of executing this Proxy Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Proxy Agreement or any amendment or other document executed in compliance with this section.

         IN WITNESS WHEREOF, First Banks and the Company have executed this Proxy Agreement as of the date set forth above.

                                            FIRST BANKS, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            FIRST COMMERCIAL BANCORP, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                ESCROW AGREEMENT


      THIS ESCROW AGREEMENT ("Agreement") is entered into this ____ day of __________, 1995 by and between FIRST COMMERCIAL BANCORP, INC., a Delaware corporation ("First Commercial"), FIRST BANKS, INC., a Missouri corporation ("First Banks"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("Escrow Agent"), with respect to the following:

                                   WITNESSETH

      WHEREAS, First Commercial anticipates issuing to the holders of its issued and outstanding shares of common stock, $0.01 par value per share (the "Common Stock"), certain transferable rights (the "Rights") to subscribe for and purchase additional shares of Common Stock (the "Rights Offering");

      WHEREAS, First Banks has agreed to serve as a Standby Purchaser for all of the shares of Common Stock available for issuance upon the expiration of unexercised Rights and the sale of Common Stock to the public, and to obtain a Warrant (the "Warrant") to purchase additional shares of Common Stock;

      WHEREAS, First Commercial and First Banks, together with First Commercial Bank, a California corporation and First Commercial's wholly-owned subsidiary (the "Bank"), and James F. Dierberg, an individual ("Dierberg"), have entered into a Standby Stock Purchase Agreement dated July 7, 1995 (the "Stock Purchase Agreement"), pursuant to which Dierberg shall purchase shares of Bank Series A Preferred Stock and First Banks shall act as Standby Purchaser for the purchase of shares of Common Stock (the "Standby Shares"), as set forth therein;

      WHEREAS, pursuant to the Stock Purchase Agreement, First Banks has agreed to deposit into escrow no later than July 12, 1995 a minimum of $8,500,000 (the "Escrow Funds"), to be released to First Commercial or returned to First Banks in accordance with the terms of this Agreement and the Stock Purchase Agreement;

      WHEREAS, The First National Bank of Boston acts in the ordinary course of business as an escrow agent; and

      WHEREAS, First Commercial and First Banks desire to engage The First National Bank of Boston, and The First National Bank of Boston has consented to act as Escrow Agent for First Commercial and First Banks and to accept and hold the funds described herein in accordance with the terms of this Agreement.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. First Commercial and First Banks hereby appoint The First National Bank of Boston as Escrow Agent, and Escrow Agent hereby accepts such appointment, subject to the terms and conditions hereunder.

      2. First Banks shall deliver the Escrow Funds to the Escrow Agent on or before July 12, 1995 by wire transfer for deposit into an escrow account with Escrow Agent (the "Escrow Account"). On the Company Closing Date, that portion of the Escrow Funds shall be released to First Commercial which is the product of the number of Standby Shares purchased by First Banks as Standby Purchaser multiplied by the Subscription Price per share, in accordance with and as defined in the Stock Purchase Agreement. The remainder of the Escrow Funds shall be refunded to First Banks pursuant to paragraph 4 hereof, together with all earnings thereon, if any, less any loss suffered with respect thereto, if any. The Escrow Agent shall not release the Escrow Funds to First Commercial nor refund the remainder to First Banks until it receives instructions specifying the amounts to be released and refunded, duly executed by the President or Chief Financial Officer of each of First Commercial and First Banks.

      3. During the term of this Agreement and until release of the Escrow Funds to First Commercial pursuant to paragraph 2 hereof or return of the Escrow Funds to First Banks pursuant to paragraph 4 hereof, the Escrow Funds shall be invested by the Escrow Agent in a repurchase agreement with banks or broker-dealers, fully secured by obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof, and having a maturity date not more than 30 days from the date of purchase. The Escrow Agent is authorized and instructed to withdraw and deposit the Escrow Funds in accordance with the investment instructions contained herein. The Escrow Agent shall not be liable or responsible for any loss resulting from investments made pursuant to this Agreement. For tax reporting purposes, all interest earned on the Escrow Funds shall be allocable to First Banks.

      4. (a) This Agreement shall terminate upon the earlier of the termination of the Stock Purchase Agreement or the release of the Escrow Funds to First Commercial pursuant to paragraph 2 hereof. In the event that the Stock Purchase Agreement is terminated by any party for any reason other than termination pursuant to Sections 10(a)(iv) or (v) thereof due to a breach by First Banks and/or Dierberg, then the Escrow Funds shall be refunded to First Banks in full by the Escrow Agent, together with all earnings thereon, if any, less any loss suffered with respect thereto, if any. Any refund to First Banks shall occur pursuant to the mechanisms of paragraph 5 hereof. Notwithstanding the foregoing, in the event that the Stock Purchase Agreement is terminated pursuant to Sections 10(a)(iv) or (v) thereof due to a breach by First Banks and/or Dierberg, then the Escrow Agent shall deliver to First Commercial from the Escrow Funds the sum of

$1,000,000, which shall constitute liquidated damages, and shall return the remaining Escrow Funds to First Banks, together with all earnings thereon, if any, less any loss suffered with respect thereto, if any, in accordance with paragraph 5 hereof. The parties hereto agree that the liquidated damages provided for hereby constitute reasonable and full liquidated damages and compensation for losses suffered by First Commercial and do not constitute a penalty or forfeiture.

      5. In the event of a refund of the Escrow Funds to First Banks pursuant to paragraph 4 hereof, First Banks shall provide to the Escrow Agent instructions as to the method of effecting such refund. Such instructions may include instructions reasonably necessary to avoid any prepayment or other penalties in connection with any investment instrument and may require the Escrow Agent to refund the Escrow Funds as such investment instruments come due.

      6. The Escrow Agent reserves the right to resign as Escrow Agent at any time by giving twenty (20) business days' written notice to First Commercial and First Banks and may deliver all monies then held by it to any new escrow agent appointed by First Commercial and First Banks, at which time the Escrow Agent will be released from any further responsibility with respect to this Agreement. If no successor is appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

      7. First Commercial hereby agrees to pay the Escrow Agent $3,000, plus any out-of-pocket expenses such as postage, stationery, messenger service, attorney fees, etc., for the services to be rendered hereunder. For any other services not specifically covered herein but which are requested by First Commercial an additional reasonable fee will be charged. A breakdown of the Escrow Agent's fees is attached hereto as Exhibit A and incorporated herein by reference. First Commercial hereby agrees to indemnify and hold First Banks harmless from and against any liability asserted by Escrow Agent against First Banks pursuant to the provisions of Paragraph 9 hereof; provided, however, that no indemnity need be paid in the case of First Banks' gross negligence or willful misconduct.

      8. Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own gross negligence or willful misconduct. Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and applicable laws and Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement. If in doubt as to its duties and responsibilities hereunder, Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in connection with the advice or opinion of such counsel.

      9. In consideration of its acceptance of the appointment as Escrow Agent, the other parties hereto, jointly and severally, agree to indemnify and hold Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and to reimburse Escrow Agent for all its costs and expenses, including, among other things, counsel fees and expenses, incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity need be paid in the case of Escrow Agent's gross negligence or willful misconduct. To secure the obligations of the parties other than Escrow Agent under this clause B, Escrow Agent shall have a lien on the funds and property held in escrow.

      10. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than The Commonwealth of Massachusetts. Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

      11. In the event that Escrow Agent should at any time be confronted with inconsistent claims or demands by the parties hereto, Escrow Agent shall have the right to interplead said parties hereto, Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to this Escrow Agreement, and upon doing so, the Escrow Agent automatically shall be released from any obligations or liability as a consequence of any such claims or demands.

      12. All disbursements shall be made by Escrow Agent's usual form of trust check and mailed by United States mail, or delivered as directed in writing by First Banks or First Commercial.

      13. This Agreement may be signed in counterparts, each of which so executed shall be deemed an original; said counterparts together shall constitute one and the same instrument.

      14. Each notice, demand or change of this Agreement shall be given in writing to the parties at the addresses set forth below, and shall be effective upon receipt.

      15. This Agreement is made under and shall be governed by the laws of the State of Delaware. If either party to this Agreement brings suit, action or counterclaim to enforce the provisions of this Agreement, the prevailing party therein shall be entitled to recover a reasonable allowance for attorneys' fees and litigation expenses in addition to court costs. "Prevailing party" within the meaning of this section includes, without limitation, a party who agrees to dismiss an action or proceeding upon the other's payment of the sums allegedly due for performance of the provisions allegedly breached, or who obtains substantially the relief sought by it.

      16. This Agreement may be amended by a writing duly executed by the parties hereto.

      17. This Agreement, together with the Stock Purchase Agreement, represent the full agreement between First Commercial and First Banks with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



FIRST COMMERCIAL BANCORP, INC.                  with a copy to:
2450 Venture Oaks Way                           Linda C. Sayler, Esq.
Sacramento, CA  95833                           Lillick & Charles
                                                Two Embarcadero Center,
                                                Suite 2700
                                                San Francisco, CA 94111

By:
   ----------------------------------
Name:    James E. Culleton
Title:    Interim President


FIRST BANKS, INC.                               with a copy to:
135 North Meramec                               Thomas C. Erb, Esq.
Clayton, MO  63105                              Lewis, Rice & Fingersh
                                                500 N. Broadway
                                                St. Louis, MO  63102

By:
   ----------------------------------
Name:
Title:


THE FIRST NATIONAL BANK OF BOSTON
as Escrow Agent



By:
   ----------------------------------
Name:
Title:
150 Royale Street, Mail Stop 45-02-15
Canton, Massachusetts  02021
Attn:    Corporate Trust Division

                               AMENDMENT NO. 1 TO

                                ESCROW AGREEMENT


      THIS AMENDMENT NO. 1 TO THE ESCROW AGREEMENT ("Agreement") dated July 12, 1995, by and between FIRST COMMERCIAL BANCORP, INC., a Delaware corporation ("First Commercial"), FIRST BANKS, INC., a Missouri corporation ("First Banks"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("Escrow Agent"), is entered into on August __, 1995, with respect to the following:

                              W I T N E S S E T H

      WHEREAS, the parties to this Agreement have agreed to amend certain provisions of the Agreement in order to conform the terms of the Agreement with those of the Amended and Restated Stock Purchase Agreement (the "Stock Purchase Agreement"), entered into between the parties on August __, 1995;

      WHEREAS, capitalized terms used in this Amendment No. 1 not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement;

      NOW, THEREFORE, the parties hereto agree as follows:

      I. Paragraph 2 of the Agreement is amended to read in its entirety as follows:

            "2. First Banks delivered the Escrow Funds to the Escrow Agent on or before July 12, 1995 by wire transfer for deposit into an escrow account with Escrow Agent (the "Escrow Account"). No Escrow Funds shall be released by the Escrow Agent to the Bank or First Commercial pursuant to the Stock Purchase Agreement until the Escrow Agent shall have received instructions for the release of said Escrow Funds in the form of a certificate signed by the President or Chief Financial Officer of First Commercial and First Banks specifying the amount of Escrow Funds to be released and citing the section of the Stock Purchase Agreement pursuant to which said Escrow Funds shall be released; provided, however, that First Banks, upon the maturity of each investment pursuant to Section 3 hereof, may request and shall receive all investment earnings on the Escrow Funds so long as the Escrow Account consists of at least $5,000,000."

      II. The following shall be inserted after the first full sentence of Paragraph 3 of the Agreement:

      "Upon execution of the Agreement, the Company and First Banks shall instruct the Escrow Agent to wire to First Banks' account at the Bank $3,500,000 of the Escrow

      Funds. Bank agrees, at the direction of First Banks, to invest, pending receipt of the Approvals, such funds solely in an overnight repurchase agreement at First Commercial Bank, which overnight repurchase agreement shall be invested with banks or broker-dealers, fully secured by obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof."

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement on the day and year first above written.


FIRST COMMERCIAL BANCORP, INC.                     with a copy to:
2450 Venture Oaks Way
Sacramento, CA 95833                               Linda C. Sayler, Esq.
                                                   Lillick & Charles
                                                   Two Embarcadero Center,
                                                   Suite 2700
                                                   San Francisco, CA 94111

By:
   ----------------------------------
Name:  Manuel Perry, Jr.
Title: Chairman of the Board
       of Directors


FIRST BANKS, INC.                                  with a copy to:
135 North Meramec
Clayton, MO 63105                                  Thomas C. Erb, Esq.
                                                   Lewis, Rice & Fingersh
                                                   500 N. Broadway
                                                   St. Louis, MO 63102

By:
   ----------------------------------
Name:
Title:


THE FIRST NATIONAL BANK OF BOSTON
as Escrow Agent



By:
   ----------------------------------
Name:  Carla A. Mastromatte
Title: Account Manager
150 Royale Street, Mail Stop 45-02-15
Canton, Massachusetts 02021
Attn: Corporate Trust Division

                         FIRST COMMERCIAL BANCORP, INC.
                             A DELAWARE CORPORATION

                                   DEBENTURE
                         THIS IS THE SOLE DEBENTURE OF
                       AN ISSUANCE OF DEBENTURES TOTALING
                                 $5,000,000.00
                 BY FIRST COMMERCIAL BANCORP, INC. ON THIS DATE


Amount of Debenture: $5,000,000.00                    ____________________, 1995
Due:  October 31, 2000


         1. PROMISE TO PAY. FIRST COMMERCIAL BANCORP, INC., a Delaware corporation (the "Company"), for value received, promises to pay to FIRST BANKS, INC., a Missouri corporation, or its successors and assigns (the "Holder"), the sum of Five Million Dollars ($5,000,000.00), together with interest on the principal amount hereof (not compounded) as hereinafter provided. Unless otherwise provided herein, payments on this Debenture shall be in dollars of the United States of America and payments shall be made to the address of the Holder as specified in Section 13 below.

         2. INTEREST. Interest on this Debenture shall accrue at the rate of interest of twelve percent (12%) annually.

         3. PAYMENTS. The Company shall make payments on this Debenture when, in the sole and absolute discretion of the Board of Directors of the Company, the Company has sufficient funds to make such a payment of interest or principal on this Debenture and can make such a payment in accordance with law and all applicable regulatory requirements; provided, however, if and to the extent the Company has not previously paid interest or principal on this Debenture, then (i) prior to October 31, 2000 ("Maturity"), the Holder of this Debenture shall have the right to convert unpaid interest or principal at the times and in the manner described in Section 5, and upon such conversion, that portion of interest or principal so converted shall be deemed paid in full and
(ii) upon Maturity, the Debenture shall be payable and convert to Company Common pursuant to the provisions of Section 5(b). Notwithstanding anything to the contrary herein, Company shall give Holder ten (10) days prior written notice of Company's intention to make any payment to Holder on the Debenture.

         4. SECURITY. As security for the obligations of Company hereunder, Company shall execute a Stock Pledge Agreement in form and substance acceptable to Holder, granting holder a security interest in all shares of common and preferred stock held by Company in Company's subsidiary, First Commercial Bank.

         5.      CONVERSION RIGHTS.

                 (a) RIGHT TO CONVERT. At the sole option and discretion of the Holder of this Debenture, unpaid principal and accrued but unpaid interest may be converted into common stock, par value $0.01 per share ("Company Common"), of the Company at the Conversion Price set forth in Subsection (c) below. A Holder desiring to convert shall follow the conversion procedure set forth in Subsection (d). On the date that the conversion is effective as provided in Subsection (d) below, all or any portion of the unpaid principal and interest which has then accrued but remains unpaid, and which Holder elects to convert, shall be converted into shares of Company Common.

                 (b) AUTOMATIC CONVERSION. Notwithstanding the provisions of Section 5(a) above and absent an Event of Default, at Maturity, all unpaid principal and accrued but unpaid interest shall be automatically converted into Company Common at the Conversion Price set forth in Subsection (c) below. Once the automatic conversion has occurred, no further interest shall accrue, and the Holder shall be deemed to be paid in full.

                 (c) CONVERSION PRICE. The price per share of Company Common at which the convertible portion of the interest or principal of this Debenture may be converted (the "Conversion Price") shall be equal to $0.10 per share.

                 (d) CONVERSION PROCEDURE. If Holder desires to convert all or any portion of the unpaid principal or accrued but unpaid interest of this Debenture, then Holder shall deliver a written notice to the Company stating that the Holder desires to convert and specifying the amount of unpaid principal and accrued by unpaid interest that Holder wishes to convert. Promptly after receipt of such written notice, the Company shall deliver to the Holder of this Debenture any and all documents which the Company shall require in order to permit the conversion, including, without limitation, any and all documents necessary to comply with applicable securities law exemptions or to satisfy any and all requirements of applicable law and regulations, including any requirements of any regulatory bodies having jurisdiction over the Company. Promptly after receipt from Holder by the Company of such documents as the Company may require to permit conversion, the Company shall send written notice to the Holder and the Holder shall execute the written notice that the portion of this Debenture that the Holder requested be converted has in fact been converted into common stock of the Company at the Conversion Price and specifying the number of shares of Company Common to which the Holder will be entitled as a result of such conversion. The conversion shall be deemed to have taken effect as of the date of such written notice from the Holder to the Company, and, promptly thereafter, the Company shall cause to be delivered to the Holder from the Company or its transfer agent, a certificate representing such shares of Company Common, which shares shall bear a legend substantially in the form of that set forth in Section 7 of this Debenture (with such changes as are necessary to reflect that the legend condition affects the shares represented by that certificate in lieu of the language pertaining to this Debenture). With respect to an automatic conversion of the Debenture on and as of October 31, 2000, such conversion shall occur automatically as set forth herein, except that no notice shall be required.

         6. RESERVATION. The Company shall, at all times, reserve and keep available, out of its authorized but unissued shares of Company Common, solely for the purpose of effecting the conversion of this Debenture, the full number of shares of Company Common deliverable upon the conversion of all Debentures from time to time outstanding. The Company shall from time to time in accordance with Delaware law, increase the authorized number of shares of Company Common if at any time the authorized number of such shares remaining unissued shall not be sufficient to permit the conversion of all of the Debentures at the time outstanding.

         7. COVENANTS. So long as all or any portion of the Debenture shall remain outstanding, the Company shall not, without first obtaining the approval of the Holder of the Debenture (or if all or a portion of the Debenture has been assigned or transferred to a permissible assignee or transferee under the terms of this Debenture, then the approval of the Holders of a majority of the principal amount of this Debenture), repurchase any of its common stock or pay a dividend on its common stock, or make any other distribution to its shareholders or other debenture holders, except as provided for in that certain Amended and Restated Stock Purchase Agreement, dated August 7, 1995 by and among Company, Holder, First Commercial Bank and James F. Dierberg (the "Amended Agreement"), the proposed Offering by the Company (as defined in the Amended Agreement), and except as proposed to be presented to the stockholders of the Company at the Special Meeting (as defined in the Amended Agreement).

         8. RESTRICTED NATURE OF DEBENTURES. This Debenture has been issued pursuant to the Amended Agreement. This Debenture is subject to the restrictions contained in the Amended Agreement and no interest in this Debenture may be sold or transferred by the holder hereof without compliance with the provisions of the Amended Agreement. The Holder of this Debenture understands that the Company may require, upon the conversion of this Debenture into Company Common, that the Holder make certain representations to the Company to comply with applicable securities law exemptions. The Holder understands that this Debenture and Company Common into which this Debenture is convertible are "restricted securities" under the Securities Act of 1933 and this Debenture and the Company Common into which this Debenture is convertible is and will be subject to the following legend condition:

         THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE DEBENTURE HAS BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF: (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THAT ACT;
         (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; OR (3) A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT THE STAFF OF THE COMMISSION WILL NOT RECOMMEND THAT ANY ACTION BE TAKEN UNDER THE ACT AGAINST THE COMPANY IF

         SUCH PROPOSED SALE IS CONSUMMATED WITHOUT REGISTRATION UNDER THE ACT.

The issuance of the Company Common may be delayed in order for the Company to obtain any and all necessary regulatory approvals and to comply with federal and securities laws.

         9. DEFAULT. Each of the following shall constitute an event of default ("Events of Default") under this Debenture:

                 (a) Default or breach by the Company in the due observance or performance of any of the terms, covenants or agreements set forth in this Debenture if such default is not remedied by such the Company or waived by Holder within 30 days following the Company's receipt of notice thereof.

                 (b) The Company (i) fails to pay, or admits in writing such Borrower's inability to pay, such Borrower's debts as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of the Company or any substantial part of the Company's property; (iv) commences any proceeding relating to the Company under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) if there is commenced against the Company any such proceeding which remains undismissed for a period of thirty (30) days, or the Company by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for such Borrower or of any substantial part of the Company's property, or suffers any such receivership or trusteeship to continue undischarged for a period of 30 days or the Company takes any partnership or corporate action to authorize any of the foregoing; or
         (vi) is placed in receivership by any federal or state agency with regulatory authority over the Company.

                 (c) The Company files a certificate of dissolution under applicable state law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof.

         10. RIGHTS AND REMEDIES IN THE EVENT OF DEFAULT. Upon any Event of Default, and at any time thereafter, Holder may, at its option, do any one or more of the following: (a) Declare this Debenture to be immediately due and payable in cash; (b) exercise any or all of the rights accruing to a secured party, upon default by a debtor, under the Uniform Commercial Code as in effect from time to time in the State of Missouri and any other applicable law; or (c) exercise any other rights or remedies available to holder under this Debenture, the Amended Agreement, the Stock Pledge Agreement or any other agreement entered into pursuant to the terms of the Amended Agreement or otherwise available to Holder at law or in equity.

         11. MODIFICATION. The terms of this Debenture may be amended or modified by the Company with the written consent of the Holder. If the Holder transfers or assigns all or a portion of this Debenture to a permitted assignee or transferee, then the Holders, by vote of Holders holding a majority of the principal amount of this Debenture, may authorize any amendment, modification, or waiver of compliance by the Company of the provisions or defaults under this Debenture. Any such consent or waiver by the Holder (or majority in interest of subsequent Holders) of the Debenture shall be conclusive and binding upon the Holder (and all other Holders) and upon all future holders of this Debenture.

         12. GOVERNING LAW AND ATTORNEYS' FEES. This Debenture and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules. If either party incurs legal expenses in any action arising out of this Debenture, then the prevailing party in such action shall be entitled to recover from the nonprevailing party all reasonably attorneys' fees, expert witness fees, and other costs, in addition to any other relief to which such party may be entitled. This Debenture and the agreements referred to herein, including but not limited to the Amended Agreement, constitute the entire agreement among the parties pertaining the subject matter hereof and fully supersede any and all prior agreements between the parties hereto respecting the subject matter hereof.

         13. NOTICES. Any notice required to be given to the Holder of this Debenture shall be deemed given if it is set forth in writing addressed to the Holder at the Holder's address appearing on the books of the Company. Notices to the Company shall be in writing and sent to the President, or any Executive Vice President of the Company in care of the then present principal place of business of the Company. Such notices shall be deemed effectively delivered: (a) three business days after deposit in the United States mail, postage prepaid; (b) when actually received if delivered by personal delivery; or (c) as of two business days after delivery to Federal Express or some other third-party who will guarantee delivery by overnight courier addressed to the address of such party as provided in this section.

         14. USURY LAW PROVISION. All payments due hereunder are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Holder of this Debenture for the use, forbearance, or detention of the money exceed the highest lawful rate permissible. If, from any circumstance, whatsoever, fulfillment of any of the provisions of this Debenture, or any other agreement referred to herein, as of the time performance of such provision shall be due, shall involve a payment that exceeds the lawful amount permissible under law which a court of competent jurisdiction may deem applicable, then the obligations to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Holder of this Debenture shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of unpaid principal balance due hereunder, and not to the payment of interest, or, if such excessive interest exceeds the unpaid principal balance due hereunder, the excess shall be refunded to the undersigned.

         15. NON-TRANSFERABLE. Except with the consent of the Company (which consent shall not be unreasonably withheld) or to an entity controlled by or under common control with Holder, this Debenture is not transferable by the Holder hereof.

                                            FIRST COMMERCIAL BANCORP, INC.



                                            By:
                                               ---------------------------------
                                                    Manuel Perry, Jr.
                                                    Chairman of the Board



                                            By:
                                               ---------------------------------
                                                    Dagmar Hotel
                                                    Secretary

                             STOCK PLEDGE AGREEMENT

         This Stock Pledge Agreement (this "Agreement") is made and entered into as of the _______________ day of ___________________ , 1995, by and
between FIRST COMMERCIAL BANCORP, INC., a Delaware corporation ("Pledgor"), and FIRST BANKS, INC., a Missouri corporation (the "Lender" or "Pledgee").

                                    RECITALS

         A. Pledgor owns __________ shares of the issued and outstanding capital stock of First Commercial Bank, a California- chartered bank (the "Bank"), more particularly described in Exhibit A attached hereto and made a part hereof (the "Shares").

         B. Pledgor, Pledgee, the Bank and Mr. James F. Dierberg, an individual, have executed that certain Amended and Restated Stock Purchase Agreement, dated as of August 7, 1995, (the "Amended Agreement"), and, pursuant to such Amended Agreement, Pledgor has executed a Debenture, of even date herewith (the "Debenture"), and Pledgee is holder of such Debenture.

         C. Pledgor and Pledgee desire to secure the payment and performance of all Pledgor's obligations, covenants and agreements with Pledgee, as more particularly described in the Debenture, and all Pledgor's obligations as more particularly described by the Amended Agreement, by a collateral pledge to Pledgee of the Shares. Capitalized terms used but not defined herein have the meanings given them in the Amended Agreement or the Debenture.

     In consideration of the foregoing, the agreements below and other sufficient consideration, the receipt of which is hereby acknowledged, Pledgor and Pledgee agree as follows:

1.       PLEDGE AND GRANT OF SECURITY INTEREST.

         1.1. To secure the due and punctual payment and performance of all of the obligations of Pledgor under the Debenture, Pledgor hereby grants to Pledgee a security interest under Articles 8 and 9 of the Uniform Commercial Code, as currently effective in the State of Missouri, and any other applicable law pertaining to security interests in personal property, in all of the Shares. The Shares are represented by certificates which are herewith delivered, together with a stock power attached to each such stock certificate executed in blank by Pledgor, to Pledgee.

         1.2. In addition, Pledgor hereby grants to Pledgee a security interest in the following (which shall be deemed included in the term "Shares"): (i) all dividends, cash, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of or in exchange for any or all of such Shares, (ii) any and all distributions made in respect to the Shares, whether in cash or in kind, by way of dividends or stock splits, or pursuant to a merger or consolidation or otherwise, or any substitute security issued upon conversion, reorganization or otherwise, (iii) any and all other property hereafter delivered to Pledgor or Pledgee in substitution for or in addition to any of the foregoing (including without limitation all securities issued pursuant to any shareholder agreement, stock purchase agreement, stock purchase rights or other agreement with respect to stock of companies represented by the Shares to which Pledgor may now or hereafter be a party), all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof, and
(iv) any and all proceeds of any of the foregoing. If any of the foregoing shall be received by Pledgor, Pledgor shall immediately deliver the same to Pledgee or its designated nominee, accompanied, if appropriate, by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with Pledgee's instructions, to be held subject to the terms of this Agreement. Notwithstanding the foregoing and provided that no default has occurred or is continuing, Pledgor shall be entitled to collect and use for its proper corporate purposes all cash dividends (except cash dividends paid or payable in respect of the total or partial liquidation of the Bank) paid on the Shares so long as the declaration and payment of such dividends does not violate the provisions of the Amended Agreement; provided, however, that until actually paid, all rights to such dividends shall remain subject to the security interest created by this Agreement. All dividends (other than cash dividends governed by the immediately preceding sentence) and all other distributions in respect of any of the Shares or any of the other collateral, whenever paid or made, shall be delivered to Lender and held by it subject to the security interest created by this Agreement.

2.       REPRESENTATIONS AND WARRANTIES.  Pledgor represents and warrants that:

         2.1. Pledgor owns the Shares, free of all liens or other encumbrances other than any assessment due with respect to the Shares pursuant to section 662 of the California Financial Code.

         2.2. There are no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase of any other shares of stock or any securities convertible into shares of stock of the Bank, other than equity securities of the Bank held by Pledgee or Mr. Dierberg

         2.3. The delivery of the Shares to Pledgee pursuant to this Agreement and the filing of the financing statements (if any), which have been, or contemporaneously with the execution of this Agreement shall be, delivered to Pledgee, in the offices shown thereon, create a valid and fully perfected first priority security interest in the Shares, securing the satisfaction of the Company's obligations under the Debenture.

         2.4. Pledgor has all requisite corporate power and authority to (i) pledge, assign, grant a security interest in, transfer and deliver the Shares to Pledgee in the manner hereby done or contemplated and (ii) execute, deliver and perform all of its obligations under this Agreement;

         2.5. This Agreement has been duly authorized, executed and, delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms;

3. DILUTION OF STOCK. Except as may be required or permitted pursuant to the terms and conditions of the Amended Agreement, Pledgor agrees that it will cause the Bank not to issue any stock or other securities (including any warrants, options, subscriptions or other contractual arrangements for the purchase of stock or securities convertible into stock) in addition to or in substitution for the Shares.

4. ADDITIONAL LIENS. Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Shares or
(ii) create any lien or other encumbrance or permit any lien or other encumbrance to exist upon or with respect to any of the Shares, except for the lien under this Agreement and any assessment due with respect to the Shares pursuant to section 662 of the California Financial Code.

5. RELEASE OF SHARES. Pledgee shall return the certificates representing the Shares to Pledgor, with the stock powers executed by Pledgor attached, and such Shares shall be deemed released from any lien or other encumbrance hereunder if: (i) the full amount of the obligations of Pledgor pursuant to the terms of the Debenture have been paid to Pledgee in compliance with the terms of the Debenture and the Amended Agreement or (ii) Pledgee has converted into Pledgor's common stock, par value $0.01 per share, the full amount of the principal of and accrued but unpaid interest on the Debenture, as permitted under the terms and conditions of the Debenture and the Amended Agreement.

6. DEFAULT. As used herein, the term "default" means and includes any violation by Pledgor of any of the terms or conditions of this Agreement or an event or condition that constitutes an Event of Default under the Debenture.

7. REMEDIES. Subject to any prior regulatory approvals required under federal or state law, upon the occurrence and during the continuance of any default, Pledgee may at any time exercise the rights and pursue the remedies provided under Articles 8 and 9 of the Uniform Commercial Code as currently effective in, or as hereafter amended by, the State of Missouri, and any other applicable law pertaining to security interests in personal property, including but not limited to selling the Shares, in whole or partial lots, at any public sale or, at private sale without advertisement if in Pledgee's reasonable judgement such partial or total lot sale, or private sale, would result in a greater sale price than a public sale. The parties agree that in the event Pledgee elects to proceed with respect to the Shares, whenever applicable provisions of the Uniform Commercial Code or other applicable law require that notice be reasonable, ten (10) days' notice shall be deemed reasonable. Pledgee shall not be obligated to make any sale of the Shares regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgee may bid and become a purchaser at any such sale, if public, and upon any such sale Pledgee may collect, receive, and hold and apply, as provided herein, the proceeds thereof to the payment of the Obligations, and assign and deliver the Shares and the certificate therefor to the purchaser at any such sale. The proceeds from any such sale shall be applied first to the payment of costs, expenses and reasonable attorney's fees incurred by Pledgee in connection with the sale, secondly, to the Obligations, and any remainder shall be delivered to Pledgor.

8. RIGHT TO VOTE SHARES. Until the Debenture is fully paid, Pledgee shall have the sole right to vote the Shares with regard to any proposed amendment to the Articles of Incorporation of the Bank which would result in a change in the preferences, qualifications, limitations, restrictions, or the special or relative rights in respect of the Shares. Otherwise, Pledgor shall have, subject to the covenants contained in the Debenture and the Amended Agreement, the sole right to vote the Shares unless there is a default hereunder.

9. PRESERVATION AND PERFECTION OF LIENS. Pledgor shall promptly, upon the reasonable request of Pledgee and at Pledgor's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter, if applicable, register, file or record in an appropriate governmental office, any document or instrument supplemental to or confirmatory of this Agreement, and give such further assurances as may otherwise be necessary or desirable for the creation, preservation and/or perfection of the liens created by this Agreement.

10. CERTAIN COVENANTS. All covenants contained in the Amended Agreement and referred to herein are incorporated by reference as if fully set forth herein and shall be deemed to be set forth, in their entirety, herein.

11. CUSTODY AND PRESERVATION OF PLEDGED SECURITIES. Neither the failure of Pledgee to preserve or protect the value of the Shares nor any rights with respect to any of the Shares against other parties shall be deemed a failure to exercise reasonable care in the custody or preservation of such Shares.
Pledgee shall act reasonably with respect to the Shares, however, Pledgee shall not be deemed to have failed to exercise reasonable care in the custody and preservation of any Shares if it fails to sell or convert such Shares in a falling market. Failure to sell or convert such Shares while Pledgee is diligently considering a request by Pledgor that Pledgee waive a default or forbear from collection after a default or restructure any of the Obligations, or while negotiating any such restructuring in good faith, shall not be deemed negligence or gross negligence under any circumstances. Pledgee shall have the absolute right, exercisable in its sole and absolute discretion, to sell the Shares, in whole or partial lots, and convert them to cash at any time following default.

12. WAIVERS AND MODIFICATIONS. No waiver by the Pledgee hereunder shall be effective unless it is in a writing signed by an authorized officer of the Pledgee. No such waiver shall operate as a waiver of any other matter or of a similar matter at a future time. This Agreement may not be changed except by a writing executed by Pledgor and an authorized officer of the Pledgee.

13.      WAIVERS BY THE PLEDGOR.

         13.1 The Pledgor further waives presentment and demand for payment of any of the obligations secured hereby, protest and notice of dishonor or default with respect to any of such obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided in this Agreement.

         13.2 The Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit or advance of, any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or any other Loan Document; and the Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit and advance of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or therein granted and delegated to the Pledgee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be deemed to be one and the same instrument.

15. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

16. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be given in the manner required for notices under the Loan Agreement.

17. FAILURE OR DELAY. No failure on the part of Pledgee to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on Pledgor in any case entitles Pledgor to any other or further notice or demand in similar or other circumstances.

18. GOVERNING LAW. This Agreement shall be governed and construed under the laws of the State of Missouri without regard to conflict or choice of laws rules.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                            FIRST COMMERCIAL BANCORP, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                            FIRST BANKS, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                   EXHIBIT A

                                 SHARES PLEDGED

     1.
             -------------------------------------------------------------------

     2.
             -------------------------------------------------------------------

                    AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT


         THIS AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT (the "Agreement") dated as of March 17, 1990, by and between FIRST COMMERCIAL BANCORP, INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON (the "Rights Agent"), is entered into as of July 31, 1995, with respect to the following:

                              W I T N E S S E T H

         WHEREAS, Section 26 of the Agreement entitled "Supplements and Amendments" provides, subject to certain exceptions, that the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provisions of the Agreement without the approval of any holders of certificates representing shares of Common Stock (as defined in the Agreement);

         WHEREAS, Section 28 of the Agreement entitled "Determinations and Actions by the Board of Directors,etc." provides that "The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the forgoing) which are done or made in good faith by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights."

         WHEREAS, the Company has reported net losses for the years ended December 31, 1992, 1993 and 1994, respectively, and for the six month period ended June 30, 1995;

         WHEREAS, due to the reported net losses incurred by the Company and First Commercial Bank, a California chartered banking corporation and subsidiary of the Company (the "Bank"), the Company and the Bank failed to meet the capital adequacy requirements applicable to bank holding companies and banks, respectively;

         WHEREAS, the Bank is classified as a "critically undercapitalized" institution and the Company and the Bank are classified as troubled institutions for regulatory purposes;

         WHEREAS, as a result of an examination of the Bank by the Federal Deposit Insurance Company ("FDIC") and the State Banking Department ("SBD"), the Bank consented to enter into a Cease and Desist Order with the FDIC dated August 11, 1992 which was subsequently amended and consented to enter into a Final Order under Financial Code Section 1913 with the SBD which was subsequently amended;

         WHEREAS, the Bank was given notice that the SBD may take extreme action against the Bank unless the Bank increases its tangible shareholders' equity to at least $5,160,000 on or before August 11, 1995 and increases its tangible shareholders' equity to at least $11,180,000 on or before October 31, 1995;

         WHEREAS, the Company, the Bank, James F. Dierberg, an individual, and First Banks, Inc., a Missouri corporation, entered into a Standby Stock Purchase Agreement dated as of June 30, 1995 and have agreed to amend certain provisions thereof and restate the same (the "Amended and Restated Stock Purchase Agreement");

         WHEREAS, the Board of Directors of the Company has determined that the transactions contemplated by the Amended and Restated Stock Purchase Agreement are the only transactions presently available to the Company and the Bank to enable the Bank to meet the demands of the SBD and avoid receivership by the FDIC;

         WHEREAS, the Board of Directors of the Company deems an amendment to the Agreement to exclude the applicability of the Agreement to the transactions contemplated by the Amended and Restated Stock Purchase Agreement to be in the best interests of the shareholders of the Company and the holders of rights pursuant to the Agreement;

         WHEREAS, the Company and the Rights Agent have agreed to amend the Agreement to exclude the applicability of the Agreement to the transactions contemplated by the Amended and Restated Stock Purchase Agreement;

         WHEREAS, capitalized terms used in this Amendment No. 1 to the Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Section 1(a) of the Agreement is amended to read in its entirety as follows:

         "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or First Banks, Inc., a Missouri corporation ("First Banks") and all Affiliates and Associates of First Banks."

         2. Section 1(v) of the Agreement is amended to read in its entirety as follows:

         "(v)  "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii)(A) or (B) hereof and shall exclude the consummation of any and all transactions contemplated by the Standby Stock Purchase Agreement dated as of June 30, 1995 by and among the Company, First Commercial Bank, a California chartered banking corporation wholly-owned by the Company, James F. Dierberg, an individual, and First Banks, as now or hereafter amended (the "Amended and Restated Stock Purchase Agreement")."

         3. Section 1(x) of the Agreement is amended to read in its entirety as follows:

         "(x)  "Section 13 Event" shall mean any event described in clauses
(x), (y) or (z) of Section 13(a) hereof and shall exclude the consummation of any and all transactions contemplated by the Amended and Restated Stock Purchase Agreement."

         4. Section 1 (z) of the Agreement is amended to read in its entirety as follows:

         "(z) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, but shall not include any such report filed with respect to the Company pursuant to such Section 13(d) by James F. Dierberg, First Banks or any Affiliates or Associates of First Banks."

         5. Section 1(dd) of the Agreement is amended to read in its entirety as follows:

         "(dd) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event and shall exclude the consummation of any and all transactions contemplated by the Amended and Restated Stock Purchase Agreement."

         6. Section 11(a)(ii) of the Agreement is amended by adding the following sentence after the last sentence thereof:

         "Notwithstanding anything in this Agreement to the contrary, this
Section 11(a)(ii) shall not be applicable to a transaction described in subparagraphs (A) and (B) hereof if the Person or

Acquiring Person, as the case may be, described therein is First Banks or any Affiliate or Associate of First Banks."

         7. Section 13(d) of the Agreement is amended by adding the following sentence after the last sentence thereof:

         "Notwithstanding anything in this Agreement and specifically this
Section 13(d) to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x), (y) and (z) of Section 13(a) if such transaction is consummated with First Banks or any Affiliate or Associate of First Banks."

         8. Section 23 of the Agreement is amended by adding the following sentence after the last sentence of Section 23 (a):

                 "Notwithstanding anything in this Section 23 to the contrary, the Board of Directors of the Company may, at its option, anytime prior to the Final Expiration Date, redeem any or all of outstanding Rights or settle any disputes between the Company and any of its stockholders or any other person claiming the right to have distributed Rights to such stockholder or other person at a redemption price of $.05 per Right or such disputed Right.

         9. All other terms and provisions of the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement as of the day and year first above written.


Attest:                                     FIRST COMMERCIAL BANCORP, INC.


By:                                         By:
   -------------------------------             ---------------------------------
   Name :                                      Name:
   Title:                                      Title:


Attest:                                     THE FIRST NATIONAL BANK OF
                                            BOSTON


By:                                         By:
   -------------------------------             ---------------------------------
   Name:                                       Name:
   Title:                                      Title:

--------------------------------------------------------------------------------




                         FIRST COMMERCIAL BANCORP, INC.


                                      and


                          BANK OF AMERICA, N.T. & S.A.
                                  RIGHTS AGENT





                              ____________________





                                RIGHTS AGREEMENT

                           Dated as of March 17, 1990





--------------------------------------------------------------------------------

                               Table of Contents

Section                                                                                  Page
-------                                                                                  ----
1        Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

2        Appointment of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . .     3

3        Issue of Rights Certificates   . . . . . . . . . . . . . . . . . . . . . . . .     3

4        Form of Rights Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .     5

5        Countersignature and Registration  . . . . . . . . . . . . . . . . . . . . . .     5

6        Transfer, Split Up, Combination and Exchange of Rights Certificates;
           Mutilated, Destroyed, Lost or Stolen Rights Certificates   . . . . . . . . .     6

7        Exercise of Rights; Purchase Price; Expiration Date of Rights  . . . . . . . .     6

8        Cancellation and Destruction of Rights Certificates  . . . . . . . . . . . . .     8

9        Reservation and Availability of Capital Stock  . . . . . . . . . . . . . . . .     8

10       Preferred Stock Record Date  . . . . . . . . . . . . . . . . . . . . . . . . .     9

11       Adjustment of Purchase Price, Number and Kind of Shares or
           Number of Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

12       Certificate of Adjusted Purchase Price or Number of Shares   . . . . . . . . .    15

13       Consolidation, Merger or Sale or Transfer of Assets or Earning
           Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

14       Fractional Rights and Fractional Shares  . . . . . . . . . . . . . . . . . . .    17

15       Rights of Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

16       Agreement of Rights Holders  . . . . . . . . . . . . . . . . . . . . . . . . .    18

17       Rights Certificate Holder Not Deemed a Stockholder   . . . . . . . . . . . . .    19

18       Concerning the Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . .    19

19       Merger or Consolidation or Change of Name of Rights Agent  . . . . . . . . . .    19

20       Duties of Rights Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . .    20

21       Change of Rights Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . .    21

22       Issuance of New Rights Certificates  . . . . . . . . . . . . . . . . . . . . .    22

23       Redemption and Termination   . . . . . . . . . . . . . . . . . . . . . . . . .    22

24       Notice of Certain Events   . . . . . . . . . . . . . . . . . . . . . . . . . .    23

25       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

26       Supplements and Amendments   . . . . . . . . . . . . . . . . . . . . . . . . .    24

27       Successors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24

28       Determination and Actions by the Board of Directors, etc.  . . . . . . . . . .    24

29       Benefits of this Agreement   . . . . . . . . . . . . . . . . . . . . . . . . .    25

30       Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25

31       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25

32       Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25

33       Descriptive Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25

Exhibit A -- Certificate of Designation, Preferences and Rights

Exhibit B -- Form of Rights Certificate

Exhibit C -- Form of Summary of Rights

                                RIGHTS AGREEMENT


         RIGHTS AGREEMENT, dated as of March 17, 1990 (the "Agreement"), between First Commercial Bancorp, Inc., a Delaware corporation (the "Company"), and Bank of America, N.T & S.A. (the "Rights Agent").


                              W I T N E S S E T H

         WHEREAS, on February 27, 1990 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on April 5, 1990 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as hereinafter defined), each Right initially representing the right to purchase one one-hundredth of a share of Series A Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                 (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

                 (b)      "Act" shall mean the Securities Act of 1933.

                 (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act").

                 (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                          (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original

         Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

                     (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on
         Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (d) shall cause a person engaged in business as an underwriter of Securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                 (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

                 (f) "Close of business" on any given date shall mean 5:00 P.M., Sacramento time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Sacramento time, on the next succeeding Business Day.

                 (g) "Common Stock" shall mean the common stock, $.01 par value per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                 (h) "Common stock equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

                 (i) "Current market price" shall have the meaning set forth in Section 11(d)(i) hereof.

                 (j)      "Current Value" shall have the meaning set forth in
Section 11(a)(iii) hereof.

                 (k) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

                 (l)      "Exchange Act" shall have the meaning set forth in
Section 1(c) hereof.

                 (m)      "Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

                 (n) "Final Expiration Date" shall mean the close of business on April 5, 2000.

                 (o) "Person" shall mean any individual, firm, corporation, partnership or other entity.

                 (p) "Preferred Stock" shall mean shares of Series A Participating Preferred Stock, par value $.01 per share, of the Company and, to the extent that there is not a sufficient number of shares of Series A Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, par value $.01 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Participating Preferred Stock.

                 (q)      "Principal Party" shall have the meaning set forth in
Section 13(b) hereof.

                 (r)      "Purchase Price" shall have the meaning set forth in
Section 4(a) hereof.

                 (s) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

                 (t) "Rights" shall have the meaning set forth in the WHEREAS clause at the beginning of the Agreement.

                 (u) "Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

                 (v) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) (A) or (B) hereof.

                 (w) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

                 (x) "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

                 (y) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

                 (z) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange
Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                 (aa) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                 (bb) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

                 (cc)     "Trading Day" shall have the meaning set forth in
Section 11(d)(i) hereof.

                 (dd) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

         Section 3.  Issue of Rights Certificates.

                 (a) Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth business day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 25% or more of the shares of Common Stock then outstanding (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to
Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                 (b) The Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C, by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as such term is defined in Section 7 hereof), the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

                 (c) Rights shall be issued in respect of all shares of Common Stock which are issued (either as an original issuance or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights and shall bear the following legend:

                 This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between First Commercial Bancorp, Inc. (the "Company") and Bank of America, N.T. & S.A. (the "Rights Agent") dated as of March 17, 1990 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an

         Acquiring Person or any Affiliate or Associates thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

         Section 4. Form of Rights Certificates.

                 (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform the usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                 (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by Persons known to be: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

         Section 5. Countersignature and Registration.

                 (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                 (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, the Certificate number and the date of each of the Rights Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

                 (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                 (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

                 (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) Final Expiration Date, or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date").

                 (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $50 and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph
(c) below.

                 (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified bank check or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                 (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of
Section 14 hereof.

                 (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                 (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Capital Stock.

                 (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

                 (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                 (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with
Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, or (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety
(90) days after the date set forth in clause (i) of the first sentence of this
Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective.

                 (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                 (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Preferred Stock Record Date. Each person in whose name any certificate for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                 (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(i) hereof.

                     (ii) In the event:

                          (A) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of 25% or more of the shares of Common Stock then outstanding, unless the event causing the 25% threshold to be crossed is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to stockholders (taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its stockholders, or

                          (B) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and unchanged, then, promptly following the first occurrence of a Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to
         Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares").

                    (iii) In the event that the number of shares of Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of
         (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares of preferred stock, "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty
         (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the
         Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date.

                 (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price (as determined pursuant to
Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                 (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect, if such record date had not been fixed.

                 (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such

         Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                     (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause
         (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause
         (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredth of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 100.

                 (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

                 (f)      If as a result of an adjustment made pursuant to
Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the
provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

                 (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                 (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one- hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                 (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one- ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                 (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share which were expressed in the initial Rights Certificates issued hereunder.

                 (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

                 (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                 (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price,
(iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                 (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                 (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                 (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date

(i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associates with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction of the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                 (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger,
(y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a
Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to
Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date on consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such

Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

                 (b)      "Principal Party" shall mean

                          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

                 (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph
(a) of this Section 13, the Principal Party will

                          (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

                          (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                 (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock which complies with the provisions of Section 11(a)(ii)(A) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer, and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

         Section 14.  Fractional Rights and Fractional Shares.

                 (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                 (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one- hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                 (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock.
For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                 (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

         Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in the holder's own behalf and for the holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                 (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

                 (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                 (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

                 (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18.  Concerning the Rights Agent.

                 (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

                 (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Section 19.  Merger or Consolidation or Change of Name of Rights Agent.

                 (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                 (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                 (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                 (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                 (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

                 (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                 (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                 (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                 (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                 (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                 (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

                 (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                 (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign or be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holders of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificatemay apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of California (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of California in good standing, having a principal office in the State of California, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23. Redemption and Termination.

                 (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.05 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding shares of Common Stock, and (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a
Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price", as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

                 (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution

Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         Section 24.  Notice of Certain Events.

                 (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transaction, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

                 (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

         Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                 First Commercial Bancorp, Inc.
                 2450 Venture Oaks Way
                 Sacramento, California 95833

Subject to the provisions of Section 21, any notice of demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                 Bank of America, N.T. & S.A.
                 55 Hawthorne Street
                 Eighth Floor
                 Attention:  Equity Administration #9527
                 San Francisco, California 94105

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 26. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provisions of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to
(i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

         Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

         Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

         Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

         Section 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State, except for Sections 18, 19, 20 and 21 hereof which for all purposes shall be governed by and construed under the laws of the State of California.

         Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                   FIRST COMMERCIAL BANCORP, INC.

By:                                       By:
   ----------------------------------        -----------------------------------
  Name:                                     Name:
  Title:                                    Title:

Attest:                                   BANK OF AMERICA, N.T. & S.A.



By:                                       By:
   ----------------------------------        -----------------------------------
   Name: Shirley D. Nelson                  Name: W. Greg Karr
   Title: Corporate Secretary               Title: President/Chief Executive
                                             Officer

                                                                       Exhibit A
                                     FORM OF
                           CERTIFICATE OF DESIGNATION,
                       PREFERENCES AND RIGHTS OF SERIES A
                          PARTICIPATING PREFERRED STOCK


                         FIRST COMMERCIAL BANCORP, INC.


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         We, W. Greg Karr, President, and Shirley Nelson, Secretary, of First Commercial Bancorp, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on February 27, 1990, adopted the following resolution creating a series of 500,000 shares of Preferred Stock designated as Series A Participating Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Preferred Stock" and the number of shares constituting such series shall be 500,000.

         Section 2.  Dividends and Distributions.

                 (A) The dividend rate on the shares of Series A Participating Preferred Stock for each quarterly dividend period (hereinafter referred to as a "quarterly dividend period"), which quarterly dividend periods shall commence on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") (or in the case of original issuance, from the date of original issuance) and shall end on and include the day next preceding the first date of the next quarterly dividend period, shall be equal (rounded to the nearest cent) to the greater of
(a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the Common Stock, $.01 par value, of this Corporation (the "Common Stock") during the immediately preceding quarterly dividend period or, with respect to the first quarterly dividend period, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after February 27, 1990 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                 (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

                 (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                 (C)      (i)     If at any time dividends on any Series A
Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of the Series A Participating Preferred Stock with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, shall have the right to elect two (2) Directors.



                          (ii)    During any default period, such voting right
of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section (3)(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of preferred stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Series A Participating Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series A Participating Preferred Stock of such voting right. At any meeting at which the holders of Series A Participating Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Participating Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Series A Participating Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Series A Participating Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

                          (iii)   Unless the holders of Series A Participating
Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Participating Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Series A Participating Preferred Stock, which meeting shall thereupon be called by the Chairman, the President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series A Participating Preferred Stock are entitled to vote pursuant to this paragraph (c) (iii) shall be given to each holder of record of Series A Participating Preferred Stock by mailing a copy of such notice to the holder at the holder's last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request, or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Participating Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (c) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                          (iv)    In any default period, the holders of Common
Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Series A Participating Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Series A Participating Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (c)(ii) of this Section (3)) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                          (v)     Immediately upon the expiration of a default
period, (x) the right of the holders of Series A Participating Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Series A Participating Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (c)(ii) of this Section
(3) (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                 (D) Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

                 (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                          (i)     declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

                          (ii)    declare or pay dividends on, or make any other
distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                          (iii)   redeem or purchase or otherwise acquire for
consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

                          (iv)    purchase or otherwise acquire for
consideration any shares of Series A Participating Preferred, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                 (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section (4), purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of the new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6.  Liquidation, Dissolution or Winding Up.

                 (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends to the date of distribution, whether or not earned or declared to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100, as appropriately adjusted as set forth in subparagraph
(c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock, (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                 (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                 (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event pursuant to clause
(b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8.  Redemption and Termination.

                 (A) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.05 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding shares of Common Stock, and (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a
Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price", as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

                 (B) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         Section 9. Ranking. The Series A Participating Preferred Stock shall rank junior to all other series, if any, of the Corporation's preferred stock as to the payment of dividends and as regards liquidation, dissolution and winding up, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 15th day of March, 1990.

                                       /s/ W. Greg Karr
                                       ----------------------------------------
                                       W. Greg Karr
                                       President

Attest:


/s/ Shirley Nelson
-------------------------------------
Shirley Nelson
Secretary

                                                                       Exhibit B

                          [Form of Rights Certificate]

Certificate No.R-                                               __________Rights


NOT EXERCISABLE AFTER APRIL 5, 2000 OR SUCH EARLIER FINAL EXPIRATION DATE AS DESCRIBED IN THE RIGHTS AGREEMENT OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.05 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.](1)


                               Rights Certificate

                         FIRST COMMERCIAL BANCORP, INC.

         This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 17, 1990 (the "Rights Agreement"), between First Commercial Bancorp, Inc., a Delaware corporation (the "Company"), and Bank of America, N.T. & S.A. (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (Sacramento time) on April 5, 2000 or such earlier Final Expiration Date as described in the Rights Agreement at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series A Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $50 in cash per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of ________, 19__, based on the Preferred Stock as constituted at such date. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or

______________________________

(1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.05 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces such Person's beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ________, 19__

ATTEST:                                           FIRST COMMERCIAL BANCORP, INC.

By________________                                              By______________
Shirley Nelson                                                  W. Greg Karr
Secretary                                                       President

Countersigned:

BANK OF AMERICA, N.T. & S.A.

By______________________________
   Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED __________________________________________________ hereby sells, assigns and transfers unto_______________________________________________
                                  (Please print name and address of transferee)
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint______________________________ _____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________, 19__

                                         _______________________________________
                                         Signature

Signature Guaranteed:

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ________________, 19__

                                         _______________________________________
                                         Signature

Signature Guaranteed:

                                     NOTICE

         The signature of the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                  Rights represented by the Rights Certificate.)

To:      FIRST COMMERCIAL BANCORP, INC.

         The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number

________________________________________________________________________________
____
                         (Please print name and address)

________________________________________________________________________________
____


         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

________________________________________________________________________________
____
                         (Please print name and address)

________________________________________________________________________________
____

________________________________________________________________________________
____

Dated: ________, 19__

                                         _______________________________________
                                         Signature

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ________________, 19__

                                         _______________________________________
                                         Signature

Signature Guaranteed:

                                     NOTICE

         The signature of the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         FIRST COMMERCIAL BANCORP, INC.

         First Commercial Bancorp, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

1. The present name of the corporation is First Commercial Bancorp, Inc. (the "Corporation"), which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was December 11, 1989.

2. The amendment of the Certificate of Incorporation herein certified has been duly adopted by the Corporation's Board of Directors and stockholders entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth Paragraph A thereof and by substituting in lieu of said Article and Paragraph the following:

         FOURTH:

                 A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred fifty-five million (255,000,000), consisting of:

                          (1) five million (5,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                          (2) two hundred fifty million (250,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

         IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of the Corporation has been affirmed and acknowledged this _______ day of _______________, 1995.

                                                  FIRST COMMERCIAL BANCORP, INC.

                                                  By:__________________________
                                                       James E. Culleton
                                                       Interim President

                            FIRST COMMERCIAL BANCORP

                                     [LOGO]




                                 Annual Report

                                      1994

CONSOLIDATED BALANCE SHEETS


                                                                                              DECEMBER 31,
                                                                                              ------------
IN THOUSANDS                                                                              1994                1993
------------                                                                          --------            --------
ASSETS
Cash and due from banks (Note 2)                                                      $ 19,059            $ 21,574
Federal funds sold                                                                      27,200              15,300
Securities purchased under resale agreements (Note 3)                                   40,000              50,000
                                                                                      --------            --------
         Total cash and cash equivalents                                                86,259              86,874
Interest-bearing deposits with other financial institutions                                299               3,973
Investment securities:
      Held-to-maturity (market value of $3,815 in 1994 and $44,782 in 1993)              3,963              44,428
      Available-for-sale                                                                13,727                  --
                                                                                      --------            --------
         Total investment securities (Note 4)                                           17,690              44,428
Loans, net of unearned income of $243 in 1994 and $544 in 1993 (Note 5)                130,172             194,377
Allowance for loan losses                                                                7,437               7,337
                                                                                      --------            --------
      Net loans                                                                        122,735             187,040
                                                                                      --------            --------
Lease financing, net (Note 6)                                                            1,038               1,085
Premises and equipment, net (Note 7)                                                     2,637               3,169
Other real estate                                                                        5,222              13,171
Interest receivable and other assets (Note 8)                                            3,426              10,037
                                                                                      --------            --------
TOTAL ASSETS                                                                          $239,306            $349,777
                                                                                      ========            ========

LIABILITIES
Deposits:
      Demand accounts                                                                 $ 56,483            $134,961
      Interest-bearing transaction accounts                                             68,840              85,081
      Savings accounts                                                                  21,695              24,611
      Time accounts                                                                     86,518              79,143
                                                                                      --------            --------
         Total deposits                                                                233,536             323,796
Accrued expenses and other liabilities                                                   1,415               2,837
                                                                                      --------            --------
         Total liabilities                                                             234,951             326,633
                                                                                      --------            --------
Commitments and contingent liabilities (Note 9)

STOCKHOLDERS' EQUITY:
Preferred stock: 1994 and 1993, $.01 par value;
      Authorized: 1994 and 1993, 5,000,000 shares;
      Issued and outstanding: 1994 and 1993 -- none                                         --                  --
Common stock: 1994 and 1993, $.01 par value;
      Authorized: 1994 and 1993, 15,000,000 shares;
      Issued: 1994 and 1993, 4,775,110 shares;
      Outstanding: 1994 and 1993, 4,675,110 shares                                          48                  48
Additional paid-in capital                                                              28,495              28,495
Retained deficit                                                                       (22,880)             (4,690)
Common stock in treasury, at cost:
      1994 and 1993, 100,000 shares                                                       (709)               (709)
Unrealized losses on securities available-for-sale                                        (599)                 --
                                                                                      --------            --------
         Total stockholders' equity                                                      4,355              23,144
                                                                                      --------            --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $239,306            $349,777
                                                                                      ========            ========

The accompanying notes are an integral part of these consolidated statements.



                                   PAGE NO. 1

CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                            FOR THE YEAR ENDED
                                                                                DECEMBER 31,
                                                                            ------------------
IN THOUSANDS                                                    1994               1993               1992
------------                                                --------           --------           --------
INTEREST INCOME:
Interest and fees on loans and leases                       $ 15,126            $17,787           $ 21,717
Interest on Federal funds sold and securities
      purchased under resale agreements                        2,026                898                678
Interest on time deposits with other
      financial institutions                                      95                129                226
Interest on investment securities                              1,109              1,286              1,984
                                                            --------            -------           --------
         Total interest income                                18,356             20,100             24,605
                                                            --------            -------           --------
INTEREST EXPENSE:
Interest on interest-bearing transaction accounts              1,989              2,405              3,586
Interest on savings accounts                                     589                723                822
Interest on time accounts and other borrowed funds             3,332              3,242              4,565
                                                            --------            -------           --------
         Total interest expense                                5,910              6,370              8,973
                                                            --------            -------           --------
NET INTEREST INCOME:                                          12,446             13,730             15,632
Provision for loan losses (Note 5)                             9,809              8,100              7,260
                                                            --------            -------           --------
NET INTEREST INCOME AFTER PROVISION
      FOR LOAN LOSSES                                          2,637              5,630              8,372
                                                            --------            -------           --------
NON-INTEREST INCOME:
Service charges on deposit accounts                            1,282              1,426              1,430
Other                                                            691              1,569              1,072
                                                            --------            -------           --------
         Total non-interest income                             1,973              2,995              2,502
                                                            --------            -------           --------
NON-INTEREST EXPENSE:
Salaries and related benefits (Note 12)                        6,568              6,951              6,777
Occupancy (Notes 7 & 9)                                        1,443              1,475              1,383
Equipment (Note 7)                                               930              1,075              1,000
Other (Note 13)                                               11,452             10,202              7,104
                                                            --------            -------           --------
         Total non-interest expense                           20,393             19,703             16,264
                                                            --------            -------           --------

LOSS BEFORE INCOME TAXES                                     (15,783)           (11,078)            (5,390)
Provision for (benefit of) income taxes (Note 8)               2,407             (3,767)            (1,872)
                                                            --------            -------           --------
NET LOSS                                                    $(18,190)           $(7,311)          $ (3,518)
                                                            ========            =======           ========
PER-SHARE DATA:
Net loss per share                                          $  (3.89)           $ (1.56)          $   (.75)
Weighted average shares outstanding                            4,675              4,675              4,663

The accompanying notes are an integral part of these consolidated statements.



                                   PAGE NO. 2

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                                   UNREALIZED
                                                            ADDITIONAL   RETAINED     COMMON      GAINS (LOSSES)        TOTAL
                                                   COMMON    PAID-IN      EARNINGS   STOCK IN     ON SECURITIES      STOCKHOLDERS'
IN THOUSANDS                                       STOCK     CAPITAL     (DEFICIT)   TREASURY   AVAILABLE-FOR-SALE      EQUITY
------------                                       ------   ----------   ---------   --------   ------------------   -------------
Balance, December 31, 1991                          $47      $28,414     $  6,157      $(709)         $  --           $ 33,909
   Net Loss (Note 18)                                --           --       (3,518)        --             --             (3,518)
   Exercise of stock options (Note 11)                1           70           --         --             --                 71
   Cash dividends paid                               --           --          (18)        --             --                (18)
                                                    ---      -------     --------      -----          -----           --------
Balance, December 31, 1992                           48       28,484        2,621       (709)            --             30,444
   Net Loss (Note 18)                                --           --       (7,311)        --             --             (7,311)
   Exercise of stock options (Note 11)               --           11           --         --             --                 11
                                                    ---      -------     --------      -----          -----           --------
Balance, December 31, 1993                           48       28,495       (4,690)      (709)            --             23,144
   Adoption of SFAS 115 (Note 4)                     --           --           --         --            342                342
   Net Loss                                          --           --      (18,190)        --             --            (18,190)
   Adjustment to unrealized gains (losses)
      on available-for-sale securities (Note 4)      --           --           --         --           (941)              (941)
                                                    ---      -------     --------      -----          -----           --------
Balance, December 31, 1994                          $48      $28,495     $(22,880)     $(709)         $(599)          $  4,355
                                                    ===      =======     ========      =====          =====           ========

The accompanying notes are an integral part of these consolidated statements.



                                   PAGE NO. 3

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                 FOR THE YEAR ENDED
                                                                                                    DECEMBER 31,
                                                                                                 ------------------
IN THOUSANDS                                                                           1994               1993               1992
------------                                                                       --------           --------           --------
Cash flows from operating activities:
   Net loss                                                                        $(18,190)          $ (7,311)          $ (3,518)

   Adjustments to reconcile net loss to net cash
     provided by operating activities:
      Depreciation and amortization                                                     958              1,024              1,154
      Provision for loan losses                                                       9,809              8,100              7,260
      Write-down of other real estate                                                 4,963              2,981                567
      Loss on disposal of assets                                                         88                 36                 --
      Benefit of deferred taxes                                                      (6,497)            (1,090)              (424)
      Write-off of intangible                                                         1,047                 --                 --
      Valuation allowance for deferred taxes                                          8,904                 --                 --
      (Increase) decrease in interest receivable and other assets                     3,156             (1,459)             1,008
      Decrease in interest payable                                                      (19)               (11)              (625)
      Increase (decrease) in accrued expenses and other liabilities                  (1,404)               612               (693)
                                                                                   --------           --------           --------
      Net cash provided by operating activities                                       2,815              2,882              4,729
                                                                                   --------           --------           --------
Cash flows from investing activities:
   Net increase (decrease) in interest-bearing deposits with other
     financial institutions                                                           3,674               (308)               907
   Proceeds from maturity of investment securities                                   30,982              8,160             14,943
   Purchases of investment securities                                                (5,135)           (30,028)            (8,531)
   Net decrease in loans made to customers                                           48,082             28,452             39,396
   Net increase (decrease) in deferred loan fees                                       (301)              (179)                12
   Capital expenditures                                                                (222)              (387)              (293)
   Net decrease in lease financing                                                       47                 23                 --
   Proceeds from sale of other real estate                                           10,340              8,111              5,114
   Payments to complete other real estate                                              (638)              (487)            (1,469)
                                                                                   --------           --------           --------
      Net cash provided by investing activities                                      86,829             13,357             50,079
                                                                                   --------           --------           --------
Cash flows from financing activities:
   Net increase (decrease) in demand accounts, interest-bearing
     transaction accounts and savings accounts                                      (97,634)            12,156            (14,745)
   Net increase (decrease) in time accounts                                           7,375             11,894            (71,426)
   Proceeds from issuance of common stock                                                --                 11                 71
   Dividends paid on common stock                                                        --                 --               (741)
                                                                                   --------           --------           --------
      Net cash provided by (used in) financing activities                           (90,259)            24,061            (86,841)
                                                                                   --------           --------           --------
Net increase (decrease) in cash and cash equivalents                                   (615)            40,300            (32,033)
Cash and cash equivalents at beginning of year                                       86,874             46,574             78,607
                                                                                   --------           --------           --------
Cash and cash equivalents at end of year                                           $ 86,259           $ 86,874           $ 46,574
                                                                                   ========           ========           ========
Supplemental disclosures of cash flow information:
   Cash paid during the year for:
      Interest                                                                     $  5,929           $  6,380           $  9,597
      Income taxes
Supplemental schedules of noncash investing and financing activities:              $     17           $     24           $     42
   Net increase in other real estate as a result of foreclosure
     or financing, and other related transactions                                  $  6,714           $  5,782           $ 15,647

The accompanying notes are an integral part of these consolidated statements.


                                   PAGE NO. 4

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1993 AND 1992


                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
NOTE NO. 1
--------------------------------------------------------------------------------

The accounting and reporting policies of First Commercial Bancorp, Inc. (the "Company") and its subsidiary conform with generally accepted accounting principles ("GAAP") and general practice within the banking industry. The following are descriptions of the more significant accounting and reporting policies:

Financial Statement Presentation: The consolidated statements of the Company include the accounts of the Company and its subsidiary, First Commercial Bank (the "Bank"). All significant intercompany accounts and transactions have been eliminated in consolidation.

The consolidated statements of cash flows illustrate the change in cash and cash equivalents as disclosed in the consolidated balance sheets. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, Federal funds sold and securities purchased under resale agreements. Generally, Federal funds and securities purchased under resale agreements are purchased and sold for one-day periods.

Investment Securities: As of January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS" 115). Accordingly, the investment securities have been classified as "held-to-maturity," "trading securities" or "available-for-sale." Investments classified as held-to-maturity are reported at amortized cost, investments classified as trading securities are reported at fair value with unrealized gains and losses included in earnings, and investments classified as available-for-sale are reported at fair value with unrealized gains and losses, net of tax, if any, reported as a separate component of stockholders' equity.

Loans and Allowance for Loan Losses: The allowance for loan losses is maintained at a level which management estimates to be adequate to provide for losses that can be reasonably anticipated, although ultimate losses may vary from the current estimates. In evaluating the adequacy of this allowance and in determining the provision to be charged to operating expense for each period, management considers such factors as historical loan loss experience, known problem loans, evaluations made by bank regulatory authorities and the assessment of economic conditions and other appropriate data to identify the risks in the loan portfolio. Although management utilizes its best judgment in providing for possible loan losses and establishing the allowance for loan losses, the allowance is an estimate which is inherently uncertain and depends on the outcome of future events.

The Bank recognizes interest income on an accrual basis. Loans which are ninety days past due are placed on a nonaccrual status and all accrued interest is reversed regardless of the collateral value. Furthermore, the Bank has a general policy that loans cannot be renewed without collection of accrued interest. Loan origination and commitment fees net of certain direct loan origination costs are amortized over the expected life of the associated loan.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over estimated useful lives of one to forty years.

Leasehold improvements are capitalized and amortized over the shorter of their estimated useful lives or the related lease terms.

Other Real Estate: Other real estate ("ORE") includes real estate acquired through foreclosure, or by obtaining a deed in lieu of foreclosure. Other real estate is initially recorded at the lower of the Bank's recorded cost in the property or the net fair value of the related real estate. Recorded cost in the property would include the recorded loan balance and all identifiable direct costs of foreclosure. Estimated costs to complete, hold and sell the real estate are taken into consideration in determining the estimated net fair value. Subsequent gains or losses on sale, or other holding costs or write-downs are recorded in other income or expense as incurred.

Intangibles: As part of the 1982 acquisition of the business of the thirteen branches of California Canadian Bank, a leasehold interest intangible asset was established. Leasehold interest, valued at $2,258,000 (based on an independent appraisal), represents the present value of favorable lease rental rates for future periods, and is amortized over the remaining lives of the leases ($93,000, $124,000 and $97,000 in 1994, 1993 and 1992, respectively). Balances of leasehold interest as of December 31, 1994 and 1993, were $232,000 and $325,000, respectively, and are included in interest receivable and other assets.

In 1988, the Company acquired the business of three branches of Citizens Bank of Roseville for $2,199,000. As a result of this acquisition, the Company recorded an intangible of $1,425,000 in 1988, which was subsequently increased to $1,447,000 in 1989. The Company completed an examination by the Federal Reserve Bank of San Francisco on August 18, 1994. During the course of the examination, the regulators concluded that there was no future value to the intangible. As of September 30, 1994, the book value of the Citizens Bank merger intangible of $992,000 was written off, resulting in total amortization expense for the year of $1,047,000. Amortization expense was $73,000 in both 1993 and 1992.

Income Taxes: The Company has adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS" 109). The impact of the change was immaterial.

The Company files consolidated Federal and state income tax returns with its subsidiary. The provisions for Federal and state income taxes of the Company and its subsidiary are recorded on the basis of filing separate income tax returns, making appropriate adjustments arising out of the consolidated Federal and state income tax return regulations.

Net Income per Common and Common Equivalent Shares: Net income per share is computed using the weighted average number of shares outstanding during the year plus the dilutive effect, if any, of stock options.

Future Financial Accounting Standards: In May 1993, the Financial Accounting Standards Board ("FASB") issued SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118. Under the provisions of this statement, a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. SFAS No. 114 requires creditors to measure impairment of a loan based on the present value of expected future cash flows discounted at the loan's effective interest rate. If the measure of the impaired loan is less than the recorded investment in the loan, a creditor shall recognize an impairment by creating a valuation allowance with a corresponding charge to the provision for loan losses. This statement also applies to restructured loans and changes the definition of in-substance foreclosures to apply only to loans where the creditor has taken physical possession of the borrower's assets. SFAS No. 114 applies to financial statements for fiscal years beginning after December 15, 1994. Accordingly, the Company adopted SFAS No. 114 on January 1, 1995. The adoption of the statement did not have a significant impact on its financial position and results of operations.


                                   PAGE NO. 5

                            CASH AND DUE FROM BANKS
NOTE NO. 2
--------------------------------------------------------------------------------

The Bank maintains balances at the Federal Reserve Bank to comply with reserve requirements set forth by Regulation D of the Federal Reserve Act, as amended. In compliance with these regulations, the Bank was required to maintain an average balance in cash and due from banks of approximately $2,339,000 at December 31, 1994, and $8,851,000 at December 31, 1993.

Included in the balance of cash and due from banks at year-end are current day deposits (transit items) of approximately $10,067,000, the majority of which become available the following business day, and deferred items from current and prior days' deposits of approximately $4,359,000, which become available during the next one to three business days.


                  SECURITIES PURCHASED UNDER RESALE AGREEMENTS
NOTE NO. 3
--------------------------------------------------------------------------------

Securities purchased under resale agreements are typically collateralized by U.S. Treasury securities, U.S. Government agencies, or mortgage-backed securities and generally have maturities of one month or less. The agreements outstanding on December 31, 1994, had a maturity date of January 3, 1995. The following table shows the composition of securities purchased under resale agreements at December 31, 1994.

IN THOUSANDS                                          COST
------------                                       -------
General National Mortgage Association (GNMA)
   mortgage-backed securities                      $20,000
Federal Home Loan Mortgage Corporation              20,000
                                                   -------
                                                   $40,000
                                                   =======


                   INVESTMENT SECURITIES -- HELD-TO-MATURITY
                             AND AVAILABLE-FOR-SALE
NOTE NO. 4
--------------------------------------------------------------------------------

As of January 1, 1994, the Company adopted the FASB Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS" 115). This statement requires that investments in debt and equity securities be classified as "held-to-maturity," "trading securities" or "available-for-sale." It requires that investments classified as held-to-maturity be reported at amortized cost, that investments classified as trading securities be reported at fair value with unrealized gains and losses included in earnings, and that investments classified as available-for-sale be reported at fair value with unrealized gains and losses reported as a separate component of stockholders' equity. As of January 1, 1994, a security with an amortized cost of $2,089,000 and a market value of $2,101,000 was classified as held-to-maturity. Securities with an amortized cost of $42,339,000 and a market value of $42,681,000 were classified as available-for-sale. The effect of adopting SFAS 115 was to recognize an unrealized gain of $342,000 as an increase in stockholders' equity. As of December 31, 1994, the Company's assets and equity capital reflected an adjustment for unrealized losses of $599,000 on available-for-sale securities.

The estimated market value of investment securities is determined based on current quotations, where available. The amortized cost (book value), estimated market value and yield of investment securities at December 31, 1994, were as follows:

                                                               1994
                                                            ----------
                                                  GROSS       GROSS
                                   AMORTIZED   UNREALIZED   UNREALIZED    MARKET
IN THOUSANDS                         COST         GAINS       LOSSES       VALUE     YIELD
-------------                      ----------  ----------   ----------    ------     -----
Held-to-maturity:
  U.S. Government
   agencies                         $ 3,963       $--         $(148)     $ 3,815     5.22%
Available-for-sale:
  U.S. Treasury
   securities                         3,146        --          (108)       3,038     4.76
  U.S. Government
   agencies                          11,096         9          (416)      10,689     6.27
                                    -------       ---         -----      -------     ----
                                     14,242         9          (524)      13,727     5.94
                                    -------       ---         -----      -------     ----
Total investment
  securities                        $18,205       $ 9         $(672)     $17,542     5.78%
                                    =======       ===         =====      =======     ====

The Bank did not sell available-for-sale or any other investment securities during the twelve months ended December 31, 1994.

The following table shows the amortized cost, estimated market value and yield of investment securities at December 31, 1994, by contractual maturity. Maturities of mortgage-backed securities are classified in accordance with contractual repayment schedules. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The amortized cost and estimated market values, by contractual maturity were as follows:

                                                                                1994
                                                   HELD-TO-MATURITY            ------               AVAILABLE-FOR-SALE
                                                   ----------------                                 ------------------
                                     AMORTIZED         MARKET                         AMORTIZED          MARKET
IN THOUSANDS                           COST            VALUE            YIELD            COST            VALUE              YIELD
------------                         ---------         ------           -----         ---------          ------             -----
Maturity within a year:
  U.S. Treasury
   securities                          $   --           $   --            --%          $ 1,030          $ 1,010             4.95%
  U.S. Government
   agencies                                --               --            --             1,000            1,006             8.99
                                       ------           ------          ----           -------          -------             ----
Total maturing within
  one year                                 --               --            --             2,030            2,016             6.94
                                       ------           ------          ----           -------          -------             ----
Maturity from one to five years:
  U.S. Treasury
   securities                              --               --            --             2,116            2,028             4.67
  U.S. Government
   agencies                             3,963            3,815          5.22             7,948            7,697             6.18
                                       ------           ------          ----           -------          -------             ----
Total maturing from
  one to five years                     3,963            3,815          5.22            10,064            9,725             5.86
                                       ------           ------          ----           -------          -------             ----
Maturity from five to ten years:
  U.S. Treasury
   securities                              --               --            --                --               --               --
  U.S. Government
   agencies                                --               --            --             2,148            1,986             5.35
                                       ------           ------          ----           -------          -------             ----
Total maturing from
  five to ten years                        --               --            --             2,148            1,986             5.35
                                       ------           ------          ----           -------          -------             ----
Total investment
  securities                           $3,963           $3,815          5.22%          $14,242          $13,727             5.94%
                                       ======           ======          ====           =======          =======             ====


The amortized cost and estimated market value of investment securities as of December 31, 1993, were as follows:

                                                  GROSS         GROSS
                                   AMORTIZED    UNREALIZED    UNREALIZED     MARKET
IN THOUSANDS                         COST         GAINS         LOSSES       VALUE
------------                       ---------    ----------    ----------     ------
U.S. Treasury securities           $ 4,104        $  16         $   8       $ 4,112
U.S. Government agencies            40,324          366            20        40,670
                                   -------        -----         -----       -------
Total investment securities        $44,428        $ 382         $  28       $44,782
                                   =======        =====         =====       =======


                                   PAGE NO. 6

The book value of investment securities pledged to secure U.S. Government and other public deposits and for other purposes as required or permitted by law totaled $17,181,000 and $19,436,000 at December 31, 1994 and 1993, respectively.

                      LOANS AND ALLOWANCE FOR LOAN LOSSES
NOTE NO. 5
--------------------------------------------------------------------------------


The composition of the loan portfolio is summarized as follows at December 31:

IN THOUSANDS                  1994        1993        1992        1991        1990
------------                --------    --------    --------    --------    --------

Commercial                  $ 69,597    $103,949    $119,115    $132,928    $116,849
Real estate
  construction                16,386      39,879      59,228     112,714     139,479
Real estate secured           38,439      43,803      48,060      40,303      35,517
Installment                    5,993       7,290       9,243      10,527      12,306
                            --------    --------    --------    --------    --------
  Total gross loans          130,415     194,921     235,646     296,472     304,151
Unearned income                  243         544         723         711       1,137
Allowance for loan
  losses                       7,437       7,337       5,484       5,003       3,050
                            --------    --------    --------    --------    --------
  Net loans                 $122,735    $187,040    $229,439    $290,758    $299,964
                            ========    ========    ========    ========    ========

The changes to the allowance for loan losses consisted of the following for the years ended December 31:

IN THOUSANDS                  1994        1993        1992        1991        1990
------------                --------    --------    --------    --------    --------

Balance at beginning
  of year                   $  7,337    $  5,484    $  5,003    $  3,050    $  2,398
Charge-offs:
  Commercial                   3,712       2,455         503       1,270         751
  Real estate construction     5,591       3,831       5,991       1,574           -
  Real estate secured            661         164         354          11           -
  Installment                     59          59         136         204         196
                            --------    --------    --------    --------    --------
                              10,023       6,509       6,984       3,059         947
                            --------    --------    --------    --------    --------

Recoveries:
  Commercial                     176         219         182         140         132
  Real estate construction       125           -           -           -           -
  Real estate secured              -           1           -           -           -
  Installment                     13          42          23          52          37
                            --------    --------    --------    --------    --------

                                 314         262         205         192         169
                            --------    --------    --------    --------    --------

Net charge-offs on loans       9,709       6,247       6,779       2,867         778
                            --------    --------    --------    --------    --------

Additions to allowance
  charged to
  operating expense            9,809       8,100       7,260       4,820       1,430
                            --------    --------    --------    --------    --------
Balance at end of year      $  7,437    $  7,337    $  5,484    $  5,003    $  3,050
                            ========    ========    ========    ========    ========

Net charge-offs on loans
  to average loans              5.62%       2.86%       2.58%        .94%        .29%
Allowance for loan losses
  to total loans
  outstanding                   5.70%       3.76%       2.33%       1.69%       1.00%

The following table provides information with respect to all non-performing assets at December 31:


IN THOUSANDS                  1994        1993        1992        1991        1990
------------                --------    --------    --------    --------    --------

Total loans outstanding     $130,415    $194,921    $235,646    $296,472    $304,151
                            ========    ========    ========    ========    ========

Accrual loans past due
  ninety days or more       $     22    $     50    $    300    $ 22,284    $  1,875
Nonaccrual loans              11,433      21,100      26,605       7,822       2,393
                            --------    --------    --------    --------    --------

Total accrual loans past
  due ninety days or more
  and nonaccrual loans      $ 11,455    $ 21,150    $ 26,905    $ 30,106    $  4,268
                            ========    ========    ========    ========    ========

Total accrual loans past
  due ninety days or more
  and nonaccrual loans to
  total loans outstanding       8.78%      10.85%      11.42%      10.15%       1.40%

Allowance for loan losses
  to total nonperforming
  loans(1)                     64.92%      34.69%      20.38%      16.62%      71.46%

Other real estate           $  5,222    $ 13,171    $ 17,994    $  6,560    $  2,268

When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is reversed and the loan is accounted for on a cash basis until qualifying for return to accrual status. Generally, a loan may be returned to accrual status when all delinquent interest and principal become current in accordance with the terms of the loan agreement.

The following table represents interest income not recognized on loans on nonaccrual status for 1994, 1993 and 1992:

IN THOUSANDS                           1994         1993       1992
------------                         --------     -------    --------

Estimated interest that would
  have been recorded under
  original terms                     $  1,553     $ 2,092    $  1,871
Gross interest recorded                   594          96          96
                                     --------     -------    --------

  Reduction in interest income       $    959     $ 1,996    $  1,775
                                     ========     =======    ========

At December 31, 1994, $5,276,000 or 46% of the loans on nonaccrual status consisted of nineteen real estate loans. Real estate loans secured by single-family residences totaled $1,069,000, single-family lots totaled $264,000, single-family residences and lots totaled $1,013,000, commercial lots totaled $1,575,000, commercial buildings totaled $324,000 and multi-family properties totaled $1,031,000.

The remaining nonaccrual loans consisted of commercial loans totaling $5,968,000 or 52% and other loans totaling $189,000 or 2%. At December 31, 1994, $2,807,000 of commercial loans were secured by real estate, $2,336,000 were secured by business assets and $825,000 were unsecured.

At December 31, 1994, the Bank had ORE totaling $5,222,000, compared to $13,171,000 at December 31, 1993. Included in ORE at year-end are twelve properties. Nine of the properties have a book value of $4,346,000 and consist of single-family residential lots. Three of the properties have a book value of $876,000 and consist of commercial land and office projects. During 1994, $3,135,000 was charged to the allowance for loan losses when the properties were transferred to ORE, based upon their fair market value at that time, and $4,961,000 was charged against income due to further declines in their fair market values. The conversion of foreclosure properties to ORE gives the Bank the opportunity to dispose of these nonearning assets through the sale of these properties.

During 1994, twenty-three separate ORE properties were sold, resulting in net proceeds to the Bank of $14,551,000 and resulting in a net loss of $656,000, compared to twenty-five sales during 1993 totaling $12,650,000 and a net loss of $98,000.

In December of 1992, the Bank restructured a $1,000,000 real estate loan in which the interest rate was determined to be below market levels. The concessionary interest rate was given to the borrower to better match the cash flows associated with the commercial real estate project. The loan was accounted for as "troubled debt restructuring" as that term is defined in SFAS No. 15. The amount of interest income not recognized on this loan is immaterial. The balance outstanding on this loan as of December 31, 1994, 1993 and 1992, was $710,000, $1,000,000 and $1,000,000, respectively.

(1) At December 31, 1994, 71% of total nonperforming loans were secured by real estate. Although the ratio of nonperforming loans to total loans outstanding remained virtually constant during 1991 through 1993, the ratio of the allowance for loan losses to total nonperforming loans was increased to cover the decline in the values of the underlying real estate securing those loans. The level of this coverage ratio increased substantially during 1994 (64.92%) due primarily to the 46% reduction in nonperforming loans, while the amount of the allowance for loan losses was maintained at the pre-1994 level in order to protect the Bank against the uncertainty of further potential declines in the value of real estate securing those loans.



                                   PAGE NO. 7

There are no loans made by the Bank to directors, executive officers or any associate of such persons exceeding $60,000 for the year ended December 31, 1994.

                                LEASE FINANCING
NOTE NO. 6
--------------------------------------------------------------------------------

The Company has an equity participation in a leveraged lease agreement. Under the terms of the agreement, the Company's equity investment represents approximately 35% of the cost of the leased equipment. The remaining 65% is provided by a third party through long-term debt which provides no recourse against the Company and is secured by first liens on the leased equipment. The Company's net investment in the leveraged lease was as follows:

                                                        DECEMBER 31,
                                                        ------------
IN THOUSANDS                                       1994              1993
------------                                     ------             ------
Lease rental receivable                          $  695             $  749
Estimated residual value                            378                378
Less unearned and deferred income                   (35)               (42)
                                                 ------             ------
Investment in leveraged leases                   $1,038             $1,085
                                                 ======             ======

The net income from the Company's investment in the leveraged lease was $7,100 for each of the years ended December 31, 1994, 1993 and 1992.


                             PREMISES AND EQUIPMENT
NOTE NO. 7
--------------------------------------------------------------------------------

Premises and equipment consisted of the following:

                                                       DECEMBER 31,
                                                       ------------
IN THOUSANDS                                      1994               1993
------------                                    -------            -------
Buildings                                       $   616            $   712
Land and land improvements                          894                894
Leasehold improvements                            1,485              1,597
Furniture, fixtures and equipment                 4,669              5,059
                                                -------            -------
                                                  7,664              8,262

Less accumulated depreciation
  and amortization                               (5,027)            (5,093)
                                                -------            -------
Premises and equipment, net                     $ 2,637            $ 3,169
                                                =======            =======


Depreciation and amortization expense related to these assets for the years ended December 31, 1994, 1993 and 1992, amounted to $667,000, $875,000 and
$844,000, respectively.


                                  INCOME TAXES
NOTE NO. 8
--------------------------------------------------------------------------------


The Company has adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS" 109). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. To the extent that current available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance must be established.

The current, deferred and valuation allowance components of the income tax provision (benefit) included in the Statements of Operations for the years ended December 31, 1994, 1993 and 1992, were as follows:

IN THOUSANDS                                        1994       1993      1992
------------                                      -------    -------   -------
Current:
  Federal                                         $     0    $(2,677)  $(1,540)
  State                                                 -          -        92
                                                  -------    -------   -------

                                                        0     (2,677)   (1,448)
                                                  -------    -------   -------
Deferred:
  Federal                                          (4,761)    (1,090)     (332)
  State                                            (1,736)         -       (92)
                                                  -------    -------   -------
                                                   (6,497)    (1,090)     (424)
                                                  -------    -------   -------
Valuation allowance                                 8,904          -         -
                                                  -------    -------   -------
Total                                             $ 2,407    $(3,767)  $(1,872)
                                                  =======    =======   =======

Deferred taxes arise from differences in the timing of recognition of revenues, expenses and tax credits for tax and financial reporting purposes. The tax effects of the principal items affecting deferred taxes for the years ended December 31, 1994, 1993 and 1992 were:


IN THOUSANDS                                        1994       1993      1992
------------                                      -------    -------   -------
Difference in reporting methods for other
  real estate for book and tax purposes           $(2,047)   $  (432)  $  (189)
Difference in methods of reporting income
  for book and tax purposes on
  leveraged lease assets                             (101)        (8)        -
Difference between the book loan
  loss provision and the provision
  allowed for tax purposes                            555       (577)     (269)
Difference in amortization of intangibles
  for book and tax purposes                          (420)        14       (35)
Difference in methods used to compute
  depreciation on fixed assets for
  book and tax purposes                              (118)      (122)      (55)
Difference between state taxes
  deducted for book and tax purposes                    -         31       135
Net operating loss carry forwards                  (4,346)         -         -
Other                                                 (20)         4       (11)
                                                  -------    -------   -------
                                                  $(6,497)   $(1,090)  $  (424)
                                                  =======    =======   =======

The provisions (benefits) for income taxes applicable to income before taxes for the years ended December 31, 1994, 1993 and 1992 differ from amounts computed by applying the statutory Federal income tax rates to income before taxes.


                                                      1994        1993        1992
                                                   ----------  ----------  ----------
                                                   PERCENTAGE  PERCENTAGE  PERCENTAGE
                                                   OF PRETAX   OF PRETAX    OF PRETAX
                                                     INCOME      INCOME      INCOME
                                                   ----------  ----------  ----------
Statutory Federal income tax rate                    (34.0%)     (34.0%)     (34.0%)
  Increases (reductions) in income
   tax rates resulting from:
     State taxes, net of federal benefit              (7.5%)         -         -
     Valuation allowance                              56.7%          -           -
     Other                                               -           -         (.7%)
                                                     -----       -----       -----
                                                      15.2%      (34.0%)     (34.7%)
                                                     =====       =====       =====


                                   PAGE NO. 8

The components of the net deferred tax asset of the Bank included in the interest receivable and other assets as of December 31, 1994 and 1993 were as follows:

IN THOUSANDS                                             1994       1993
------------                                           -------     ------
Deferred tax assets:
   Loan losses                                         $ 1,377     $1,932
   Other real estate                                     2,981        934
   Net operating loss carry forward (1)                  4,346          -
   Depreciation                                             83          -
   Intangibles                                             435          -
   Deposit base amortization                                 -         15
                                                       -------     ------
      Total deferred tax assets                        $ 9,222     $2,881

Deferred tax liabilities:
   Leveraged leases                                        268        369
   Depreciation                                              -         35
   Accretion                                                50         40
   Other                                                     -         30
                                                       -------     ------
      Total deferred tax liabilities                       318        474
                                                       -------     ------
      Net deferred tax asset before
        valuation allowance                              8,904      2,407
Valuation allowance                                     (8,904)         -
                                                       -------     ------
Net deferred tax asset                                 $     -     $2,407
                                                       =======     ======

(1) The Company has net operating loss carry forwards of $11,486,000 for federal income tax and $5,859,000 for state taxes. The net operating loss carry forwards expire in 2009.


                     COMMITMENTS AND CONTINGENT LIABILITIES
NOTE NO. 9
--------------------------------------------------------------------------------

Operating Leases

At December 31, 1994, the approximate minimum future lease rentals payable under noncancelable operating leases for Bank premises were as follows:

In the table above, minimum lease payments have not been reduced by minimum sublease rental income of $318,000 due in the future under a noncancelable sublease.

IN THOUSANDS                                         YEAR               AMOUNT
------------                                         ----               ------
                                                     1995               $  809
                                                     1996                  746
                                                     1997                  326
                                                     1998                  164
                                                     1999                  132
                                                 Thereafter                188
                                                                        ------
                                         Total minimum lease payments   $2,365
                                                                        ======

In the table above, minimum lease payments have not been reduced by minimum sublease rental income of $318,000 due in the future under a noncancelable sublease.

The net rental expense included in occupancy expense for Bank premises was $871,000, $844,000 and $806,000 for the years ended December 31, 1994, 1993 and
1992, respectively. Rental income under a noncancelable sublease was $99,000 for each of the years ended December 31, 1994 and 1993.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

In the ordinary course of business, the Bank enters into various types of transactions which involve financial instruments with off-balance sheet risk. These instruments include commitments to extend credit and letters of credit and are not reflected in the accompanying consolidated balance sheets. These financial transactions carry various degrees of credit risk. Credit risk is defined as the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract.

The Bank's loans, and related credit risks, are primarily concentrated in Northern California. The cities and surrounding metropolitan areas where the majority of the Bank's loan customers reside are Sacramento, Roseville, San Francisco, Concord, Campbell and Santa Rosa, California. Economic fluctuations in the California regions of the Sacramento Valley and San Francisco Bay Area have had, and will continue to have, a direct impact on the credit risk of the Company.

Commitments to extend credit are legally binding loan commitments, subject to certain conditions, with set expiration dates. The Bank typically receives a fee for providing a commitment. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon the extension of credit, is based on management's evaluation. Collateral held varies, but may include cash, marketable securities, accounts receivable, inventory, equipment and real estate property.

Standby letters of credit are provided to customers to guarantee their performance, generally in the production of goods and services or under contractual commitments in the financial markets. Commercial letters of credit are issued to customers to facilitate foreign or domestic trade transactions. They represent a substitution of the Bank's credit for the customer's credit.

The contractual amounts of commitments to extend credit and letters of credit represent the amount of credit risk. Since many of the commitments and letters of credit are expected to expire without being fully drawn, the contractual amounts do not necessarily represent future cash requirements.

The following is a summary of various financial instruments with off-balance sheet risk at December 31, 1994 and 1993:

IN THOUSANDS                                          1994          1993
------------                                        -------       -------
Commitments to extend credit                        $41,504       $57,286
Standby letters of credit                             3,329         4,637

Real estate construction loan commitments were $3,425,000 at December 31, 1994, and $4,163,000 at December 31, 1993, and are included in commitments to extend credit in the schedule above.

LITIGATION

The Bank and/or the Company are involved in various routine legal actions as both plaintiff and defendant. In the opinion of management, based upon the present status of litigation and the advice of legal counsel, the ultimate resolution of any of these matters will not have a material adverse impact on the financial position or results of operations of the Bank or the Company.


                                   DIVIDENDS
NOTE NO. 10
--------------------------------------------------------------------------------

The stockholders of the Company will be entitled to receive dividends when and as declared by its Board of Directors, out of funds legally available, subject to the dividends preference, if any, on preferred shares that may be outstanding and also subject to the restrictions of the Delaware General Corporation Law. At December 31, 1994, there were no outstanding shares of preferred stock.

On December 31, 1991, the Board of Directors of the Company declared a $.32 per share cash dividend on its common stock. This dividend was payable in four installments during 1992. On July 9, 1992, the Company made the decision to suspend payment of the third and fourth quarter dividends which totaled $.16 per share. The Company will continue to accrue interest on these suspended dividends at the current legal rate until such time as the dividends are paid to stockholders of record as of June 15, 1992, and September 14, 1992. The payment of the accrued dividends and declaration of subsequent dividends is subject to approval of the Federal Reserve Bank of San Francisco (see Note 17).


                                   PAGE NO. 9

Dividends by the Bank to the Company are restricted under California law to the lesser of the Bank's retained earnings, or the Bank's net income for the latest three fiscal years, less dividends previously declared during that period, or, with the approval of the California Superintendent of Banks, to the greater of the retained earnings of the Bank, the net income of the Bank for its last fiscal year or the net income of the Bank for its current fiscal year. In addition, the Federal Reserve Board and the Federal Deposit Insurance Corporation ("FDIC") have indicated that it would generally be considered to be an unsafe and unsound banking practice for banks to pay dividends except out of current operating earnings (see Note 17). Further, the Bank and the Company are restricted from paying dividends under the terms of certain regulatory agreements. See "Regulatory Agreements." During 1994, 1993 and 1992 the Bank paid no dividends to the Company. As of December 31, 1994, the retained deficit of the Bank was approximately $13,849,000.

Additionally, the Federal Reserve Act restricts loans, advances and investments by the Bank in or to the Company which are limited to loans secured by specific amounts of collateral and, generally, to 10% of the stockholders' equity of the Bank.


                               STOCK OPTION PLANS
NOTE NO. 11
--------------------------------------------------------------------------------

On June 19, 1979, the Company established an employee stock option plan (the "Employee Plan") for full-time salaried officers and employees who have substantial responsibility for the successful operation of the Company and its subsidiary. The terms of the Employee Plan provide for the grant of "incentive stock options," as defined in Section 422A of the Internal Revenue Code of 1986, to purchase up to an aggregate of 192,885 shares of common stock of the Company. Under the terms of the Employee Plan, options may be granted at an exercise price not less than the fair market value of the stock at the date of grant. Options granted to employees to purchase common stock of the Company follow a vesting schedule equal to 20% per year and shall vest over a time period not to exceed five years from the date the options are granted.

In March 1987, the Board of Directors amended and restated the Employee Plan to reserve 590,115 additional shares; to provide for the grant of nonstatutory options to any employee; to allow for the extension of the terms of options to ten years; to allow options to be exercised with shares or other valid consideration; and to provide the additional flexibility in the terms of incentive stock options permitted by the Tax Reform Act of 1986. Stockholder approval of the amendments to the Employee Plan was obtained on May 25, 1988. Options may be granted, pursuant to the Employee Plan, until expiration of the Employee Plan on March 11, 1997.

The Employee Plan is administered by the Board of Directors or a committee appointed by the Board (in either case, the "Committee"). The Committee determines to whom options will be granted and the terms of each option granted, including the exercise price, number of shares subject to the option, the vesting provisions thereof, and whether the option will be an incentive or nonstatutory option.

Activity in 1994, 1993 and 1992 related to the Employee Plan was as follows:

                                                    OPTIONS OUTSTANDING
                                   SHARES           -------------------
                                  AVAILABLE                       PRICE
                                  FOR GRANT      SHARES         PER SHARE
                                  ---------      -------      --------------
Balance, December 31, 1991         165,000       555,800      $5.00 - $11.12
Options granted                   (225,800)      225,800       4.38 -   7.63
Options canceled                   180,352      (180,352)      5.00 -  11.12
Options exercised                        -       (77,548)          5.00
                                   -------       -------      --------------

Balance, December 31, 1992         119,552       523,700       4.38  - 11.12
Options granted                    (15,000)       15,000       4.00  -  5.88
Options canceled                    25,500       (25,500)      6.13  - 10.75
Options exercised                        -        (2,000)          5.63
                                   -------       -------      --------------

Balance, December 31, 1993         130,052       511,200       4.00  - 11.12
Options granted                     (3,500)        3,500       4.25  -  5.38
Options canceled                   328,900      (328,900)      4.00  - 11.12
Options exercised                        -             -                  -
                                   -------      --------      --------------
Balance, December 31, 1994         455,452       185,800      $4.25 - $11.12
                                   =======      ========      ==============

As of December 31, 1994, options for 148,580 shares were exercisable at prices ranging from $4.25 to $11.12.

On August 22, 1989, the Board of Directors amended the Employee Plan to provide that in the event of a sale, dissolution or liquidation, merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation solely for the purpose of charter migration), an optionee shall have the right immediately prior to any such transaction, to exercise any unvested and unexercised portion of said optionee's options.

On September 26, 1989 ("Commencement Date"), the Board of Directors of the Company adopted the First Commercial Bancorp, Inc., Directors' Stock Option Plan (the "Directors' Plan"), which was approved by the stockholders of the Company at its Annual Stockholders' Meeting held on May 23, 1990.

There are presently reserved for issuance under the Directors' Plan 250,000 shares of the Company's common stock. Only non-employee directors of the Company, of which there are currently eight, are eligible to receive options in accordance with the Directors' Plan.

Seven of the present directors of the Company received a onetime grant of a nonstatutory option to purchase 10,000 shares, which became exercisable upon approval by the stockholders, service as a Board member for at least six months, and satisfaction of certain vesting requirements set forth below.

On each anniversary date of the Commencement Date, each director who has been a director continuously for the preceding year and who has not previously received one or more grants of options to purchase a total of 10,000 shares, will receive a grant of an option to purchase 2,000 shares. The maximum number of shares for which options may be granted under the Directors' Plan to any director is 10,000 shares. Options granted to directors to purchase common stock of the Company shall vest and become exercisable at the rate of twenty percent (20%) of the shares per year from the exercise date and may be exercised by the optionee during a period of ten years.

The Directors' Plan will expire on September 26, 1998, unless terminated earlier by the Board of Directors.

As of December 31, 1994, options for 56,000 vested shares under the Directors' Plan were exercisable at a price of $11.12 per share.


                                  PAGE NO. 10

NOTE NO. 12     EMPLOYEE BENEFIT PLANS
-------------------------------------------------------------------------------
The Bank's Profit Sharing Plan (the "Plan"), established in January 1980, is intended to provide deferred compensation benefits to all employees of the Company and the Bank from contributions to the Plan by the Company. In March 1989, the Bank and the Company adopted an amendment to the Plan to include a 401(k) provision. Hourly and salaried employees of the Company and the Bank who have completed 250 hours of service with the Company or the Bank are eligible to participate in the Plan (the "Participants"). Participants may elect to defer 1% to 15% of their annual salary up to the maximum dollar limitation as established by the Internal Revenue Service (the "Participant Contributions"). A Participant's interest in his or her Participant Contribution is fully vested immediately.

The Company contributes on a quarterly basis fifty percent (50%) on every dollar contributed by the employee up to six percent (6%) of annual salaries. The Company has the discretion to make additional contributions which will be allocated to the accounts of eligible Participants based on the ratio of each Participant's compensation to the total compensation. Participants' interests in such Company contributions vest on a five-year schedule according to years of service rendered.

Under the Plan, the Participants are given the opportunity to invest their contributions in one or more investment funds, each of which is registered under the Investment Company Act of 1940.

During 1994, 1993 and 1992, the Bank matched (on a quarterly basis) approximately $105,000, $116,000 and $118,000, respectively, to the 401(k). For these same three years, the Bank paid for the Plan's administrative, accounting and legal expenses of approximately $20,000, $33,000 and $30,000, respectively.

In September 1990, the Company and the Bank adopted an Employee Stock Ownership Plan ("ESOP"), effective January 1, 1990, for all eligible employees. The ESOP was adopted in order to provide the employees of the Company and its subsidiary with an opportunity to acquire ownership interest in the Company. A Committee appointed by the Board of Directors administers the ESOP for the exclusive benefit of Participants. The Trustee of the ESOP Trust appointed by the Board is presently The Mechanics Bank of Richmond. Under the terms of the ESOP, the amount of contributions made is within the sole discretion of the Board of Directors. Employees may not contribute to the ESOP. Contributions to the ESOP will be allocated among eligible employees' accounts in relation to their compensation as shares of stock of the Company are acquired. Such shares will be allocated to employees' accounts in accordance with the terms of the ESOP, and will vest over a period specified in the ESOP. Any shares held by the ESOP are distributed to employees following death, disability, retirement, or other separation from employment in accordance with the terms of the ESOP. For the years ended December 31, 1994, 1993 and 1992, there were no contributions to the ESOP.

NOTE NO. 13     OTHER NON-INTEREST EXPENSE
-------------------------------------------------------------------------------

For the years ended December 31, 1994, 1993 and 1992, other non-interest expense was comprised of the following:


IN THOUSANDS                                        1994       1993      1992
------------                                     -------    -------    ------
Professional fees (1)                            $   676    $   791    $  989
FDIC assessment (1)                                  820        866       794
Courier                                              230        241       247
Stationery and supplies                              268        294       264
Telephone                                            264        272       248
Insurance general                                    248        238       185
Visa processing                                       48         54       428
Net other real estate expense (1)                  6,035      4,805     1,203
Third-party services provided
  to customers (2)                                   732      1,065     1,141
Amortization and write-offs of
  acquisition intangible (1)                       1,047         73        73
Other expenses                                     1,084      1,503     1,532
                                                 -------    -------    ------
                                                 $11,452    $10,202    $7,104
                                                 =======    =======    ======

(1) See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Non-Interest Expense" for further information regarding the Company's non-interest expense.

(2) See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Non-Interest Expense" and "Liquidity" for further discussion of title and escrow company deposits.

NOTE NO. 14     QUARTERLY STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------

The following information is unaudited. However, in the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the results of operations for such periods, are reflected. Reference is made to Management's Discussion and Analysis of Financial Condition and Results of Operations for further explanation of quarterly results of operations. Also, see "Note 18 -- Restatement of Financial Statements," herein.


QUARTERLY STATEMENTS
OF OPERATIONS                                        1994 QUARTER ENDED
                                                     ------------------
IN THOUSANDS, EXCEPT PER-SHARE DATA   MARCH 31   JUNE 30  SEPTEMBER 30   DECEMBER 31
-----------------------------------   --------  --------  ------------   -----------
                                                        (unaudited)
Interest income                         $4,603  $  4,615      $  4,670      $  4,468
Interest expense                         1,348     1,322         1,563         1,677
                                        ------  --------      --------      --------
Net interest income (1)                  3,255     3,293         3,107         2,791
Provision for loan losses (2)                -     8,035         1,022           752
                                        ------  --------      --------      --------
Net interest income (loss)
  after provision for loan losses        3,255    (4,742)        2,085         2,039
Non-interest income (3)                    532       562           617           262
Non-interest expense (4)                 3,688     5,467         5,406         5,832
                                        ------  --------      --------      --------
Income (loss) before
  income taxes                              99    (9,647)       (2,704)       (3,531)
Provision for (benefit of)
income taxes (5)                            34     1,893             -           480
                                        ------  --------      --------      --------
Net income (loss)                       $   65  $(11,540)     $ (2,704)     $ (4,011)
                                        ======  ========      ========      ========
Net income (loss) per share             $ 0.01  $  (2.47)     $  (0.58)     $  (0.85)
Weighted average shares
  outstanding                            4,675     4,675         4,675         4,675


(1) See "Management's Discussion and Analysis -- Net Interest Income."

(2) See Note 5 - Loans and Allowance for Loan Losses. The provision for loan losses of $8,035,000 for the quarter ended June 30, 1994, took into consideration loan write-offs and ORE write-downs totaling $3,208,000 identified as "Loss" and $966,000 in loans identified as "Doubtful" as a result of the 1994 Federal Deposit Insurance Corporation ("FDIC")/State Banking Department joint examination of the Bank. Management agreed with these write-downs and in addition, identified $2,913,000 in write-downs on ORE which were accounted for in the allowance for loan losses. Following the examination, revised factors were also implemented which resulted in the reserve being increased by $948,000. Management continues to review its reserve methodology to incorporate the effects of ever-changing economic conditions. See "Management's Discussion and Analysis -- Allowance for Loan Losses."

                                  PAGE NO. 11

(3) See "Management's Discussion and Analysis -- Non-Interest Income."

(4) See "Management's Discussion and Analysis -- Non-Interest Expense."

(5) See Note 8 - Income Taxes. Income tax expense of $1,893,000 for the quarter ended June 30, 1994, and $480,000 for the quarter ended December 31, 1994, are the result of the Company writing off previously recorded tax benefits. In recognition of the losses reported for the quarter ended June 30, 1994, and the year ended December 31, 1994, the Company concluded that it no longer met the realization standards for its income tax assets as embodied in Statement of Financial Accounting Standards No. 109. See "Management's Discussion and Analysis -- Income Taxes."

QUARTERLY STATEMENTS
OF OPERATIONS


                                                    1993 QUARTER ENDED
                                                    ------------------
IN THOUSANDS, EXCEPT PER-SHARE DATA  MARCH 31      JUNE 30   SEPTEMBER 30   DECEMBER 31
-----------------------------------  --------      -------   ------------   -----------
                                                        (unaudited)
Interest income                       $ 5,159      $ 4,993     $ 5,013        $ 4,934
Interest expense                        1,694        1,593       1,578          1,505
                                      -------      -------     -------        -------
Net interest income (1)                 3,465        3,400       3,435          3,429
Provision for loan losses (2)           5,200         --           300          2,600
                                      -------      -------     -------        -------
Net interest income (loss) after
  provision for loan losses            (1,735)       3,400       3,135            829
Non-interest income (3)                   558          726       1,193            519
Non-interest expense (4)                6,187        3,663       4,053          5,800
                                      -------      -------     -------        -------
Income (loss) before income taxes      (7,364)         463         275         (4,452)
Provision for (benefit of)
  income taxes (5)                     (2,499)         155          92         (1,515)
                                      -------      -------     -------        -------
Net income (loss)                     $(4,865)     $   308         183        $(2,937)
                                      =======      =======     =======        =======
Net income (loss) per share           $ (1.04)     $   .07     $   .04        $  (.63)
Weighted average shares
  outstanding                           4,673        4,692       4,675          4,675


(1) See "Management's Discussion and Analysis -- Net Interest Income."

(2) See Note 5 - Loans and Allowance for Loan Losses. The provision for loan losses of $5,200,000 for the quarter ended March 31, 1993, was made in connection with a joint FDIC/State Banking Department examination which classified certain loans as "Loss" and took into consideration revised factors for reserve calculations. Management's evaluation of the allowance for loan losses at December 31, 1993, utilized the same methodology employed during the quarter ended June 30, 1993, and resulted in the recording of a provision for loan losses of $2,600,000. See "Management's Discussion and Analysis -- Allowance for Loan Losses."

(3) See "Management's Discussion and Analysis -- Non-Interest Income." Non-interest income of $1,193,000 for the quarter ended September 30, 1993, increased primarily due to the Company's settlement of two outstanding lawsuits from which the Company recognized $672,000.

(4) See "Management's Discussion and Analysis -- Non-Interest Expense." Increases to non-interest expense for all quarters reported can be primarily attributed to increased other real estate owned ("OREO") expenses.

(5) See Note 8 - Income Taxes. Income tax benefits of $2,499,000 for the quarter ended March 31, 1993, and $1,515,000 for the quarter ended December 31, 1993, were recorded due to the Company's quarterly losses before income tax of $7,364,000 and $4,452,000, respectively. See "Management's Discussion and Analysis -- Income Taxes."


                    PARENT COMPANY ONLY FINANCIAL STATEMENTS
NOTE NO. 15
--------------------------------------------------------------------------------
BALANCE SHEETS

                                                    DECEMBER 31,
                                              ----------------------
IN THOUSANDS                                      1994          1993
------------                                  --------      --------
ASSETS
Cash                                          $     22      $  1,172
Investment in First Commercial Bank              5,219        21,471
Other assets                                      --           1,355
                                              --------      --------
TOTAL ASSETS                                  $  5,241      $ 23,998
                                              ========      ========
LIABILITIES
Dividends payable                             $    748      $    748
Accrued expenses and other liabilities             138           106
                                              --------      --------
Total Liabilities                                  886           854
                                              --------      --------
STOCKHOLDERS' EQUITY
Total stockholders' equity                       4,355        23,144
                                              --------      --------
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                        $  5,241      $ 23,998
                                              ========      ========

STATEMENTS OF OPERATIONS

                                                FOR THE YEARS ENDED DECEMBER 31,
                                                --------------------------------
IN THOUSANDS                                      1994          1993          1992
------------                                  --------      --------      --------
INCOME
Interest income                               $     95      $    224      $    247
Other income                                      --               1          --
                                              --------      --------      --------
                                                    95           225           247
                                              --------      --------      --------
EXPENSE
Management fee                                      56            14           133
Other                                            1,182           591           343
                                              --------      --------      --------
                                                 1,238           605           476
                                              --------      --------      --------
Loss before taxes and equity in
  undistributed loss of subsidiary              (1,143)         (380)         (229)
Benefit of income taxes                             (9)         (108)          (26)
                                              --------      --------      --------
Loss before equity in undistributed
  loss of subsidiary                            (1,134)         (272)         (203)
Equity in undistributed
  loss of subsidiary                           (17,056)       (7,039)       (3,315)
                                              --------      --------      --------
NET LOSS                                      $(18,190)     $ (7,311)     $ (3,518)
                                              ========      ========      ========


STATEMENTS OF CASH FLOWS

                                               FOR THE YEARS ENDED DECEMBER 31,
                                               --------------------------------
IN THOUSANDS                                      1994          1993          1992
------------                                  --------      --------      --------
Cash flows from operating activities:
  Net loss                                    $(18,190)     $ (7,311)     $ (3,518)
  Adjustments to reconcile net
   loss to net cash used in
   operating activities:
     Depreciation and amortization               1,047            73            73
     Equity in undistributed
      loss of subsidiary                        17,056         7,039         3,315
     Increase (decrease) in other assets           308          (118)          (71)
     Increase in liabilities                        33            97             5
                                              --------      --------      --------
  Net cash (used in) operating activities          254          (220)         (196)
                                              --------      --------      --------
Cash flows from investing activities:
  Increase in investment subsidiary             (1,404)         --            --
                                              --------      --------      --------
  Net cash used in investing activities         (1,404)         --            --
                                              --------      --------      --------
Cash flows from financing activities:
  Proceeds from issuance of
   common stock                                   --              11            71
  Dividends paid on common stock                  --            --            (741)
                                              --------      --------      --------
  Net cash provided by (used in)
   financing activities                           --              11          (670)
                                              --------      --------      --------
Net decrease in cash and cash
  equivalents                                   (1,150)         (209)         (866)
Cash and cash equivalents at
  beginning of year                              1,172         1,381         2,247
                                              --------      --------      --------
Cash and cash equivalents
  at end of year                              $     22      $  1,172      $  1,381
                                              ========      ========      ========


                                  PAGE NO. 12

                  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

NOTE NO. 16
--------------------------------------------------------------------------------

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methods. However, considerable judgment is required when prices from external sources are not readily available to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different assumptions and/or estimation methods may have a material effect on the estimated fair value amounts.

The following methods and assumptions were used to estimate fair value of each class of financial instruments:

Cash and Cash Equivalents -- The carrying amount is a reasonable estimate of fair value.

Interest-Bearing Deposits with Other Financial Institutions -- The carrying amount is a reasonable estimate of fair value.

Investment Securities -- Estimated fair values for investments are obtained from quoted market prices.

Loans -- The estimated fair values for loans are estimated by discounting the expected cash flows using the current rate at which similar loans would be made to borrowers with similar credit ratings and maturities. The fair value of nonperforming loans was estimated based on allocating specific and general reserves to the various nonperforming loan classifications.

Lease financing, net -- The carrying amount is a reasonable estimate of fair value.

Deposits -- The estimated fair value of deposits with no defined maturities (demand accounts, interest-bearing transaction accounts and savings accounts) is the carrying amount. The fair value of time accounts is estimated by discounting the estimated cash flows using the current rate at which similar certificates of deposit would be issued.

Off-Balance Sheet Financial Instruments -- The carrying amounts for fees arising from commitments to extend credit, standby letters of credit and financial guarantees written and their related fair values are not material.

The estimated fair value of financial instruments at December 31, 1994, is summarized as follows:

                                             CARRYING       FAIR
IN THOUSANDS                                  AMOUNT        VALUE
------------                                 --------     --------
Financial Assets:
  Cash and cash equivalents                  $ 86,259     $ 86,259
  Interest-bearing deposits with
   other financial institutions                   299          299
  Investment securities                        17,690       17,541
  Net loans                                   122,735      116,315
  Lease financing, net                          1,038        1,038
                                             --------     --------
Total Financial Assets                       $228,021     $221,452
                                             ========     ========

Financial Liabilities:
  Deposits:
   Demand accounts                           $ 56,483     $ 56,483
   Interest-bearing transaction accounts       68,840       68,840
   Savings accounts                            21,695       21,695
   Time accounts                               86,518       86,769
                                             --------     --------
Total Financial Liabilities                  $233,536     $233,787
                                             ========     ========


                              REGULATORY AGREEMENTS
NOTE NO. 17
--------------------------------------------------------------------------------

FDIC AND STATE BANKING DEPARTMENT REGULATORY ORDERS

As a result of an examination of the Bank by the FDIC and the State Banking Department ("SBD") which was concluded during the second quarter of 1993, the Bank consented to enter into an amended Cease and Desist Order with the FDIC on July 27, 1993, and an Order under Financial Code Section 1913 with the SBD, on July 6, 1993, which was amended on March 30, 1995 (collectively, the "Orders"). The Orders remain in effect.

The Bank completed a joint examination by the FDIC and SBD on July 20, 1995.

Under the terms of the Orders, the Bank agreed, among other things, to retain qualified management. As of June 1, 1994, James E. Culleton, the Executive Vice President of the Company and Executive Vice President and Chief Operating Officer of the Bank, was named as Interim President of the Bank and the Company until a permanent President and Chief Executive Officer can be employed. The former President, Chief Executive Officer and a Director of the Bank and the Company, and the former Executive Vice President of the Company and Executive Vice President and Senior Credit Administrator of the Bank, resigned effective August 15, 1994. On September 1, 1994, Dennis F. Ceklovsky was named Executive Vice President and Chief Credit Officer of the Company and the Bank. Mr. Ceklovsky assumed responsibility for overall management of the Bank's credit operations, and oversees adherence to regulatory policies and procedures.

The Bank also agreed, pursuant to the Orders, to maintain adjusted Tier 1 capital equal to or exceeding 6.5% of the Bank's total assets. Furthermore, the Bank is required to maintain tangible shareholders' equity plus mandatorily convertible subordinated debt equal to not less than 6.5% of total tangible assets, and a minimum tangible shareholders' equity plus mandatorily convertible subordinated debt of $19,500,000. As a result of the loss for the year ended December 31, 1994, the Bank is not in compliance with its mandatory capital ratios. As of December 31, 1994, the Bank's adjusted Tier 1 capital ratio was 2.22%, and the Bank's tangible shareholders' equity plus mandatorily convertible subordinated debt was 2.08% of total tangible assets. At that date, the Bank's tangible shareholders' equity was $4,986,697, which includes the conversion of a $2,400,000 mandatorily convertible subordinated note, the downstream of $1,402,477 of capital from the Company and all adjustments required by the Report of Examination dated March 28, 1994.

In response to its capital deficiency, the Bank submitted to the FDIC on August 23, 1994 its Capital Restoration Plan, which was amended on November 22, 1994, and approved by the FDIC on January 30, 1995. One of the components of the Capital Restoration Plan consists of a decrease in the Bank's asset size. On January 21, 1995, the Bank consummated the sale of its San Diego branch office to the Bank of Commerce, and on April 14, 1995, the Bank's Santa Rosa Branch office was closed.

Another component of the Capital Restoration Plan is the raising of capital. The Company and the Bank have engaged a financial advisor to assist in the recapitalization of the Bank. See "Note No. 19 - Subsequent Event." The Company intends to conduct a rights offering of its common stock in order to raise approximately $5,000,000, and a dividend exchange offer for approximately $1.0 million in additional capital, thus obtaining capital compliance.

                                   PAGE NO. 13

The Bank received a letter dated March 9, 1995, from the FDIC setting forth three areas covered in the FDIC Order to which the FDIC believes the Bank must devote its undivided attention. These include successfully completing the proposed capital offering, improving earnings and improving asset quality. The Bank is in the process of addressing each of these areas.

In accordance with the Orders, all assets classified "Loss" and 50% of all assets classified "Doubtful" as of the examination dated March 28, 1994, have been charged off. Classified assets totaled $54,332,000, which includes $2,599,000 in undisbursed commitments. At December 31, 1994, these assets totaled $28,714,000.

The Bank has ceased the accrual of interest on any loan that is subject to adverse classification by the FDIC or SBD and that is 90 days past due. In addition, with respect to such loans, the Bank has reversed all previously accrued but uncollected interest. Management has established a new policy whereby the Bank's computer system automatically places loans on nonaccrual once they become 90 days past due and will not return these loans to an accrual status until all past due amounts are paid in full.

Pursuant to the Orders, the Bank agreed to reduce its concentration in speculative real estate construction loans as a percent of Tier 1 capital. The Order required 150% by February 28, 1994, and thereafter. However, as a result of the 1994 FDIC/SBD examination, the amount of speculative real estate construction loans increased significantly due to the decrease in capital. Thus, as of December 31, 1994, speculative real estate construction loans outstanding as a percent of Tier 1 capital were 192%. Accordingly, the Bank is not in compliance with this agreement. The Bank's current policy is not to make any speculative real estate loans.

The Board of Directors reviewed on October 31, 1994, the adequacy of the loan loss reserve based on loans identified as "Loss," classified assets and revised factors for reserve calculations resulting from the recent FDIC/SBD examination. The revised factors include assigning reserve percentages to certain binding undisbursed commitments and contingent liabilities. At December 31, 1994, the loan loss reserve was $7,437,000 or 5.70% of total gross loans. See "Provision for Loan Losses."

The Bank corrected all noted appraisal violations from the 1993 FDIC/SBD examination. The apparent violations of Laws and Regulations noted in the recent report of examination also have been addressed and corrected, if necessary.

The Bank has restated and resubmitted its quarterly Call Reports beginning December 31, 1992 in order to reflect the complete charge-off of a certain asset based on information which was unknown to current management at the time of the original filings.

In response to the 1994 examination, the Bank has implemented a new policy requiring that completed appraisals received by the Bank are reviewed by a qualified, state-certified appraiser. The review must be in conformance with USPAP Standard 3 and is in addition to the review of the appraisal by the account officer.

The Board adopted a Liquidity and Funds Management Policy which provides for a minimum liquidity level of 20% and a level of rate-sensitive assets to rate-sensitive liabilities (which will include that portion of title company demand deposits invested in Federal funds sold) in the range of 0.80 to 1.20 for the periods of six, twelve and twenty-four months. Additionally, the policy incorporates the new targets as proposed by the FDIC in the recent report of examination. The Bank's liquidity level at December 31, 1994, was 43.49%. The rate-sensitive assets to rate-sensitive liabilities were 1.10, 0.94 and 1.01 for the six, twelve and twenty-four month periods. This calculation included title company demand deposits in the selected liabilities to the extent that these deposits are invested in Federal funds sold. The State Banking Department Order also requires that this policy include an emphasis on increasing core deposits and reducing the Bank's dependence on volatile liabilities. At December 31, 1994, the Bank's volatile liability dependency ratio was (21.70%).

Pursuant to the terms of the Orders, the Bank has not declared or paid cash dividends since the March 1, 1993 examination date, and has made available to the Company's stockholders a description of the Orders.

The Bank continues to be designated a problem bank and is considered "troubled" for all regulatory purposes. Accordingly, the Bank is required to provide prior notice to the FDIC of the employment of any senior officer or appointment of a director. Due to the Bank's current regulatory capital ratios, the Bank is prohibited from accepting funds obtained directly or indirectly through a deposit broker. In addition, the Bank cannot provide pass-through deposit insurance to employee benefit plan deposits so long as it is ineligible to accept brokered deposits.

Failure to comply with the terms of the Orders could result in various regulatory actions against the Bank, including recapitalization, merger and/or acquisition of the Bank. For a general discussion of the consequences of failing to comply with the Orders, see "Capital Adequacy" Requirements of the Company and the Bank and "Prompt Corrective Action" herein.

CAPITAL IMPAIRMENT ORDERS

The California Financial Code (the "Financial Code") requires the SBD to order any bank whose contributed capital is impaired to correct such impairment within 60 days of the date of the Order. Under Section 134(b) of the Financial
Code, the "contributed capital," defined as all shareholders' equity other than retained earnings of a bank, is deemed to be impaired whenever such bank has deficit retained earnings in an amount exceeding 40% of such contributed capital. Under Section 662 of the Financial Code, the SBD has the authority, in its discretion, to take certain appropriate regulatory action with respect to a bank having impaired contributed capital, including possible seizure of such bank's assets. An impairment of capital may be corrected through earnings, by raising additional capital or by a quasi-reorganization. Although the Bank has made no determination to seek a quasi-reorganization, a bank that has deficit retained earnings may, subject to the approval of its shareholders and of the SBD, readjust its accounts in a quasi-reorganization, which may include eliminating its deficit retained earnings, under Section 663 of the Financial Code. However, a bank that is not able to effect such a quasi-reorganization or otherwise to correct an impairment of its contributed capital within 60 days of an order to do so from the SBD must levy and collect an assessment on its common shares pursuant to Section 423 of the California Corporations Code.

A bank is required to levy such an assessment within 60 days of the SBD's Order; the assessment becomes a lien upon the shares assessed from the time of service or publication of such notice of assessment. Within 60 days of the date on which the assessment becomes delinquent, a bank subject to the SBD's Order must sell or cause to be sold to the highest bidder for cash as many shares of each delinquent holder of the assessed shares as may be necessary to pay the assessment and charges thereon.

The assessment is levied against each outstanding share by apportioning the amount required to cure the impairment among the outstanding shares of common stock of the Bank. In the event the assessment is not paid when due and becomes delinquent, the shares are subject to a penalty and to sale. If there is no bidder at the sale, the shares are forfeited to the Bank in satisfaction of the assessment and penalty. Stockholders of the Bank are not, however, subject to personal liability for the assessment.

On February 16, 1995, and March 15, 1995, the Bank was notified that as of December 31, 1994, the Bank had contributed capital of approximately $19,068,000 and deficit retained earnings

                                  PAGE NO. 14
of approximately $13,849,000, or approximately 73% of its contributed capital. The Bank was issued orders by the SBD to correct within 60 days the impairment of its contributed capital. The Bank previously had been issued orders on August 3 and November 3, 1994. The Bank received a further order on May 15, 1995.

The Bank has not complied with these orders. The shareholders of the Bank, (not the Company's shareholders) will receive any notices of assessment issued by the Bank. If the Bank does not comply with the orders, the Bank will be in violation of this California law requiring it to assess the shares of the Bank in order to correct the impairment of the Bank's capital. As long as the Bank has a capital impairment, it may be subject to closure by the California Superintendent of Banks ("Superintendent").

No assurance can be given that the Bank's capital condition will not deteriorate further prior to a quasi-reorganization as a result of operating losses. In addition, because a quasi-reorganization requires that the Bank reduce its assets and liabilities to market value at the time of the reorganization, the Bank's capital could be further reduced from its present level as a result of the reduction in the market value of the Bank's assets over its liabilities. Finally, there can be no assurance that, following a correction of the Bank's capital impairment, whether through a quasi-reorganization or an infusion of sufficient capital, the Bank's capital position will not continue to erode through future operating losses. As long as the Bank's contributed capital is impaired, the Superintendent is authorized to take possession of the property and business of the Bank, or to order the Bank to comply with the legal requirement and levy an assessment on the shares of the Bank sufficient to correct the impairment. Management believes the Superintendent has never exercised his bank takeover powers solely on the basis that a bank's capital is impaired under the standards set forth in Section 134 of the Financial Code.

In order to permit a quasi-reorganization of the Bank's capital, the Superintendent requires, among other things, that a bank demonstrate that it is adequately capitalized and that it is capable of operating profitably. Management believes, although it cannot assure, that, after raising adequate capital, the Bank will be able to so demonstrate and that it will then be possible for the Bank to effect a quasi-reorganization. Management also believes that if, as management anticipates, the Bank has high equity capital ratios after capital is raised, it is unlikely that the Superintendent would seek to take action solely on the basis of impaired capital under the Section 134 definition. There can be no assurance, however, that other circumstances such as insufficient liquidity or further operating issues could not arise that would provide incentive to the Superintendent to utilize the powers granted by Section 134.

FEDERAL RESERVE BANK MEMORANDUM OF UNDERSTANDING

On October 17, 1994, the Company entered into a Memorandum of Understanding ("Memorandum") with the Federal Reserve Bank of San Francisco (the "Reserve Bank"). Under the terms of the Memorandum, the Company may not declare or pay any dividends without the prior written approval of the Reserve Bank and may not take dividends from the Bank without providing prior written notice to the Reserve Bank; the Company must submit to the Reserve Bank a written plan to improve and maintain an adequate capital position at the Company and the Bank; and the Company must take reasonable actions to employ a full-time president for the Company and the Bank. Further, the Memorandum sets forth restrictions on certain transactions between the Bank and the Company, directs the Company to prepare and submit to the Reserve Bank certain policies and procedures and financial information, and requires the Company to provide prior notice to the Reserve Bank of any new, or the renewal or modification of any existing, employment, service or severance contracts with any executive officer. Within 45 days of the end of each calendar quarter, the Company must submit to the Reserve Bank a written progress report regarding the Company's compliance with the terms of the Memorandum.

On August 23, 1994, the Company submitted to the Reserve Bank its Capital Restoration Plan setting forth the Company's plans for improving and maintaining an adequate capital position at the Company and the Bank. The Company, however, has not met the capital goals set forth in its Capital Plan.


NOTE No. 18           RESTATEMENT OF FINANCIAL STATEMENTS

During the second quarter of 1994, the Company became aware of the existence of certain previously unknown information which affected the reported carrying value of certain assets included in the Company's December 31, 1992 and 1993 financial statements. Management believes that had this information been known at December 31, 1992, the Company would have written off certain assets and recognized a loss at that time. Thus, the Company's financial statements for the fiscal years ended December 31, 1992 and 1993 have been restated to reflect the effects of these charge-offs and losses. The effect of this restatement for 1994 was to decrease Other Real Estate by $3,900,000, increase the allowance for loan losses by $974,000 for a charge-off recorded on this loan in 1993, decrease interest income by $14,000, record a tax benefit of $5,000, increase cash by $47,000 and increase savings accounts by $96,000. The net of these transactions increased previously reported loss and retained deficit by $9,000.

The effect of this restatement for 1992 was to charge off real estate construction loans of $4,891,000 to the allowance for loan losses and establish a corresponding addition to the provision for loan losses. In addition, interest income was reversed by approximately $18,000 and a tax benefit was recorded for $1,718,000. The net of these transactions reduced previously reported net loss and retained deficit by $3,191,000.


NOTE No. 19                  SUBSEQUENT EVENT

On August 7, 1995, First Banks, Inc. (First Banks) executed an Amended and Restated Stock Purchase Agreement (the Agreement) with the Company and the Bank pursuant to which First Banks will invest an aggregate of $10 million in the Company and/or the Bank in three installments. The Agreement provided that, on June 30, 1995, First Banks purchased 750,000 shares of the Bank's nonvoting noncumulative preferred stock for $1.5 million. On August 23, 1995, First Banks purchased $3.5 million of newly issued Bank common stock at the Bank's book value per share, conveying majority control of the Bank to First Banks. The Bank's common stock held by First Banks is subject to an irrevocable proxy agreement, pursuant to which the Company votes the shares until the occurrence of certain events.

Upon approval of the Agreement by the Company's stockholders, all of the Bank preferred and common stock held by First Banks will be exchanged for the Company's common stock at $.10 per share. Simultaneously, First Banks will purchase a $5 million senior debenture (the Debenture) of the Company secured by all the outstanding common stock of the Bank. The Debenture will bear interest at 12% per year and mature five years after issuance. The Debenture, including any unpaid interest thereon, may be converted into Company common stock at any time during the five years. In the event the stockholders fail to approve the Agreement, First Banks will retain its ownership in Bank preferred stock and Bank common stock and invest an additional $5 million in newly issued Bank common stock at a price equal to the book value per share.


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE STOCKHOLDERS AND THE BOARD OF DIRECTORS OF
FIRST COMMERCIAL BANCORP, INC.:

We have audited the consolidated balance sheets of First Commercial Bancorp, Inc. (a Delaware corporation) and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, as restated (see Note 18). These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Commercial Bancorp, Inc. and subsidiary as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that both First Commercial Bancorp, Inc. (the "Company") and First Commercial Bank (the "Bank") will continue as going concerns. As discussed in Note 17 to the financial statements, both the Company and the Bank have entered into various regulatory agreements (the "Agreements") with the Federal Deposit Insurance Corporation (the "FDIC"), the California State Banking

                                   PAGE No. 15

Department and the Federal Reserve Bank of San Francisco. These Agreements require the Company and the Bank, among other compliance terms, to maintain certain minimum capital levels. The Company and the Bank are not in compliance with these minimum capital requirements and have suffered recurring losses from operations. An amended capital plan has been submitted to the bank regulators, which plan was approved by the FDIC on January 30, 1995. The plan consists of both an intent to decrease the Bank's asset size and the raising of capital through the sale of stock. There is no assurance that the Company will be able to raise sufficient capital to meet the minimum capital requirements. Failure to meet regulatory capital requirements or comply with the terms of the Agreements could subject the Company and the Bank to additional actions by the bank regulatory authorities, including restrictions on operations, mandatory asset dispositions or seizure. These matters raise substantial doubt about the ability of the Company and the Bank to continue as going concerns. Their ability to continue as going concerns is dependent on many factors, one of which is regulatory action and the ability to raise sufficient capital. Management's plans in regard to these matters are described in Note 17. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


San Francisco, California
March 29, 1995 (except with respect to the matter discussed in Note 19, as to which the date is September 5, 1995)

THE BUSINESS OF FIRST COMMERCIAL BANCORP, INC.

GENERAL

The Company is a bank holding company located in Sacramento, California. The Company's sole subsidiary, First Commercial Bank (the "Bank"), commenced operations in 1979. The Bank conducts a general banking business through its eight branch offices with two locations in Sacramento, two in Roseville, and one each in Santa Rosa, San Francisco, Concord and Campbell, California. The deposits of the Bank are insured by the FDIC up to the maximum amount permitted by law.

On October 14, 1994, the Bank entered into a definitive agreement to sell its San Diego branch office to the Bank of Commerce. The sale was consummated on January 21, 1995.

On January 12, 1995, the Bank received approval from the California State Banking Department to close its Santa Rosa branch, effective April 14, 1995.

ECONOMIC TRENDS

The Bank's business and consumer customers are located in northern California with four branches located in the Sacramento Valley and four branches located in the San Francisco Bay Area. The Northern California construction and real estate industries have experienced and continue to experience a prolonged recession, partially attributable to military base closures and reductions in the U.S. Department of Defense spending budgets. Mather Air Force Base and the Sacramento Army Depot have been closed in the Sacramento region while the Oakland-Alameda Naval Yard, Mare Island Naval Shipyard and the Presidio in the San Francisco Bay Area are all scheduled for closure.

The median price of home resales in Sacramento and San Francisco regions has declined every year since 1991. The median price of a home in California in 1994 was $181,750 compared to $196,440 in 1991, a decline of 7.5% (1). High unemployment driven by military base closures and defense spending cutbacks have lowered consumer confidence, deterred business expansion and lowered real estate values.

Declining California property values had an adverse effect on the Company's operations in 1994 because a significant amount of the Bank's loans are secured by real estate. The Bank's strategic business plan forecasts a reduction of the real estate loan portfolio and an increase in commercial and consumer lending. To reduce the level of existing problem loans and nonperforming assets the Bank created a special assets department during 1994. The department has been dedicated to the collection of delinquent loans and the aggressive reduction of nonperforming assets.

The Northern California region appears to be experiencing a slight economic recovery. At December 31, 1994, the unemployment rate for the Sacramento and San Francisco Bay Area regions was 5.8% and 4.2%, respectively, compared to 7.1% and 6.0% at December 31, 1993 (2). Civilian employment is expected to expand during the first six months of 1995, predominantly in the areas of state government, manufacturing and high-technology industries (3). An improving Northern California economy will be of great benefit to the Company and the Bank.

MARKET AREA AND CUSTOMER BASE

The Bank focuses on marketing a full range of financial services to its business and consumer customers in the metropolitan areas of California where its eight offices are located. The Bank's business customer base is diversified in the areas of manufacturing, service industries, wholesale and retail trade, transportation and real estate construction.

The commercial banking activities of the Bank are directed toward developing and supporting small to medium-sized businesses within the Bank's service area, by providing a full range of financial services. The Bank also markets its financial services to individuals in order to develop core deposits and non-interest income (fee income), with the primary objective of establishing long-term customer relationships. When it is necessary to offer certain products that the Bank's size does not permit on a cost-effective basis, the Bank has arranged with vendors to provide such services and products. This ensures that the Bank can provide a full range of financial services to its customers.

LENDING ACTIVITIES

The Bank concentrates its lending activities in commercial, real estate, and installment loans made primarily to businesses, professionals and individuals throughout California. At December 31, 1994, the Bank had total loans outstanding of $130,415,000. This represented approximately 56% of the Bank's total deposits and approximately 54% of the consolidated total assets of the Company. At December 31, 1994, commercial loans comprised approximately 53% of total loans outstanding. Real estate construction loans comprised approximately 13% of total loans outstanding and real estate secured loans (which includes equity lines of credit) comprised approximately 29% of total loans outstanding. Installment loans comprised approximately 5% at year-end. See Note 5 of the Notes to Consolidated Financial Statements for additional information regarding the Bank's loan portfolio.

Credit Risk. The Bank manages the risk of the credit portfolio through the lending policies and procedures established by management and approved by the Board of Directors. During 1994, the Board of Directors recognized a need to implement more stringent underwriting criteria, necessitated by the need to curtail the high level of classified assets and related loan losses.

(1) "Economic Profile Greater Sacramento Area," Real Estate and Land Use Institute, California State University, Sacramento, January 1995.

(2) State of California, Department of Finance, Financial and Economic Research Unit.

(3) "Economic Forecast," Real Estate and Land Use Institute, California State University, Sacramento, March 1995.


                                   PAGE No. 16

A revised credit risk management process was implemented for the Bank. The Bank maintains standards for credit risk management through the analytical process performed by its loan officers and the review process performed by management and the Board of Directors, who are responsible for approving all credit extensions of the Bank except for installment loans of $25,000 or less. New loans or renewals are granted only after the appropriate underwriting standards have been met, including cash flow analysis and, with respect to real estate related loans, current appraisals have been obtained. The diversity of the loan portfolio, utilization of watch list/problem loan reports for early identification of potential credit problems, and limited approval authority assist with the control of the credit risk management function.

Commercial Loans. The Bank offers a variety of commercial lending services, including revolving lines of credit, working capital loans, equipment financing, and letters of credit, primarily to professionals, individuals and small to medium-sized businesses. At December 31, 1994, the Bank had $69,597,000 in commercial loans which represented approximately 53% of the total loan portfolio, compared to $103,949,000 for the year ended December 31, 1993, a reduction of 33%. This significant decrease is due to management's strategic plan to decrease the asset size of the Bank. Typically, these loans have a floating rate of interest based on the Bank's prime rate. Approximately 71% of the Bank's commercial loans are for terms of one year or less. Commercial loans are typically unsecured and may contain more inherent risk of loss than secured loans. However, management believes that its underwriting controls and review process provide the appropriate information to better manage the risk inherent in such loans.

The Bank's principal criteria for underwriting commercial loans is the determination and documentation of the borrower's ability to service the loan from available cash flow which is considered to be the borrower's primary source of repayment. The Bank also looks to the borrower's ability to provide the Bank with a secondary repayment source. Finally, the underwriting process includes the analysis of the value of collateral offered or available to secure the loan.

Real Estate Construction Loans. The Bank finances the construction of primarily residential properties. At December 31, 1994, the Bank had $16,386,000 in real estate construction loans which represented approximately 13% of the total loan portfolio. In order to reduce the Bank's exposure resulting from further declines in real estate values, during 1994, real estate construction loans outstanding were reduced from $39,879,000 as of December 31, 1993 to $16,386,000 as of December 31, 1994, a reduction of $23,493,000 or 59%. Undisbursed real estate construction commitments were reduced from $4,163,000 as of December 31, 1993 to $3,425,000 as of December 31, 1994, a reduction of $738,000 or 18%.

At December 31, 1994, the Bank had 99 residential loans, comprising $14,225,000 or 87% of the construction loan portfolio. The total residential construction portfolio consists of single-family construction on owner-occupied properties totaling $5,456,000 or 38%, single-family homes totaling $4,771,000 or 34%, single-family lot development totaling $3,734,000 or 26% and a land loan totaling $264,000 or 2% at December 31, 1994. The repayment of the non-owner-occupied construction loans is predicated upon the completion and sale of those properties which contain potential risks not inherent in most other types of lending. These potential risks include declines in market values of underlying collateral and delays or cost overruns. In addition, a decline in general economic conditions can have an adverse effect upon the borrower's ability to repay these loans. The Bank experienced increases in actual loan losses, and continued high levels of nonperforming loans and ORE during 1994 due to the decline in economic conditions and real estate values in the Bank's market areas. In order to further reduce the risks inherent in the Bank's construction lending, the Bank restricts such lending by both type and price range to specific areas within its market area which management believes have the most favorable market conditions. However, no assurance can be given that future economic conditions may not continue to adversely affect the collateral values of such loans.

Construction loans for six commercial properties totaled $2,161,000 or 13% of the Bank's construction loan portfolio. These loans consist of three lot development loans totaling $1,855,000 or 86%, two land loans totaling $190,000 or 9% at December 31, 1994, and the building of one commercial property totaling $116,000 or 5%.

New construction loans typically have maturities of one year or less, have a floating rate of interest based on the Bank's prime rate, are made primarily to owner-builder users with a minimum cash equity of 20% of appraised value and are secured by first deeds of trust. In addition, these loans generally do not exceed the lesser of 85% of cost or the appropriate percentage of the appraised value of the securing property when originated. The Bank does not typically commit to refinance construction loans into real estate secured loans. The Bank takes no profit interest in connection with its construction lending and none of these loans are classified as acquisition, development or construction (ADC) loans.

The Bank's real estate construction lending program consists of loans made to finance the construction of single-family homes for an owner-builder. To quality for a construction loan, the owner-builder must provide the Bank with a firm "take out" loan commitment supplied by a third-party lender. Additional underwriting criteria require that the real estate project have a current independent appraisal and that the loan-to-appraised value ratio fall within the parameters set forth in the Bank's current loan policy for the specific type of loan. The borrower's construction plans are reviewed to determine whether the construction project can be completed within the requested loan term.

Real Estate Secured Loans. In addition to home equity lines of credit, the Bank presently grants loans classified as real estate secured loans primarily to existing customers of the Bank. During 1994, $1,022,000 in new amortizing loans were granted. At December 31, 1994, the Bank had $38,439,000 in real estate secured loans which represented 29% of the total loan portfolio. These loans consist of equity lines of credit of $17,213,000, and loans secured by first deeds of trust on commercial and residential properties. Approximately 60% of these loans bear interest at a floating rate tied to the Bank's prime rate, with approximately 59% having maturities of five years or less. Management believes that the Bank does not have any significant loss exposure with respect to such loans, due to the Bank's collateral position. However, no assurance can be given that a change in economic conditions would not affect the collateral positions of the Bank and increase its exposure to loss. During 1994, $1,236,000 in amortizing loans matured and were paid off. In addition, the Bank had $1,202,000 in prepayments of previously granted amortizing loans with maturities beyond 1994.

The Bank's principal criteria for underwriting real estate secured loans is the determination and documentation of the borrower's ability to service the loan from the income generated by the property. The debt-service coverage must equal or exceed the requirements set forth in the Bank's loan policy. A current independent appraisal is required and the loan-to-value ratio must fall within the parameters of loan policy. Finally, tenant leases are reviewed for quality and length of term, and they must be sufficient to support the payment of the debt over the life of the loan.

Installment Loans. At December 31, 1994, the Bank had $5,993,000 in installment loans which represented approximately 5% of the total loan portfolio. These loans are made to individuals for household, family and other personal expenditures, of which approximately 99% have maturities of five years or less. Approximately 54% of all installment loans have floating rates tied to the Bank's prime rate with the remainder having fixed interest rates.



                                   PAGE No. 17

To qualify for an installment loan the borrower's monthly income and expenses are analyzed to determine sufficient debt service ability to support the loan. Income is verified and credit reports are ordered from credit reporting services. Advance rates against collateral must be within loan policy guidelines.

Director Loans. The Bank's policy concerning director loans conforms with all applicable laws and regulations, and prohibits new loan requests or loan renewals in excess of $50,000 to directors unless the loan is secured by marketable securities or a deposit account. In addition, this policy also prohibits loans to companies in which any of the Bank's or Company's directors is also a director, an executive officer, or a stockholder with greater than 10% ownership. At December 31, 1994, the Bank had $152,000 in loan commitments to directors and executive officers with an aggregate outstanding balance of $19,000. Commitments to directors and executive officers represents 3.49% of total stockholders' equity at December 31, 1994.

Lending Limits. The Directors' Loan and Discount Committee must approve all new loans and loan renewals, with the exception of installment loans in the amount of $25,000 or less. The Bank's legal lending limits at December 31, 1994 were approximately $1,898,000 for unsecured loans and $3,164,000 for secured loans.

DEPOSITS

The Bank primarily obtains deposits from four sources: individuals, businesses with whom it has established a banking relationship, local government agencies and financial institutions.

Total deposits decreased to $233,536,000 at December 31, 1994, compared to $323,796,000 at December 31, 1993, a decrease of approximately 28%.

At December 31, 1994, time accounts of $100,000 or more included $15,448,000 in time accounts obtained from individuals, $10,022,000 from businesses with established banking relationships, $200,000 in time deposits obtained from local government agencies, and $802,000 from financial institutions.

At December 31, 1994, the Bank had approximately 15,758 accounts consisting of:

                                                      Number of      Average Balance
                                                      Accounts         per Account
                                                      ---------      ---------------
DEMAND ACCOUNTS:
  Individuals                                           2,855           $  2,670
  Businesses                                            1,980             19,086
  Local government agencies                                 7             16,330
  Title & escrow companies                                 38            117,696
  Financial institutions                                    1            147,937
                                                       ------
   TOTAL DEMAND ACCOUNTS                                4,881
                                                       ------
INTEREST-BEARING TRANSACTION ACCOUNTS:
  Individuals                                           3,942           $ 10,966
  Businesses                                              676             38,070
  Local government agencies                                 9             56,737
  Title & escrow companies                                 55             26,746
  Financial institutions                                   --                 --
                                                       ------
   TOTAL INTEREST-BEARING TRANSACTION ACCOUNTS          4,682
                                                       ------
SAVINGS ACCOUNTS:
  Individuals                                           2,805           $  6,672
  Businesses                                              239             15,038
  Local government agencies                                --                 --
  Title & escrow companies                                 --                 --
  Financial institutions                                   --                 --
                                                       ------
   TOTAL SAVINGS ACCOUNTS                               3,044
                                                       ------
TIME ACCOUNTS:
  Individuals                                           2,689           $ 20,709
  Businesses                                              317             53,835
  Local government agencies                                 2            194,662
  Title & escrow companies                                 --                 --
  Financial institutions                                  143             98,958
                                                       ------
   TOTAL TIME ACCOUNTS                                  3,151
                                                       ------
   TOTAL DEPOSIT ACCOUNTS                              15,758
                                                       ======

See Note 13 of the Notes to Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity" for further information regarding the Bank's deposits.

SELECTED FINANCIAL DATA

The table on the following page sets forth certain selected consolidated financial data of the Company for each year of the five-year period ended December 31, 1994 and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and with the financial statements presented herein:

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to the consolidated results of the Company and the Bank and should be read in conjunction with "Selected Financial Data," "Consolidated Financial Statements," and accompanying notes included herein.

SUMMARY OF OPERATIONS

The effects of the Company's concentration in real estate became pronounced during 1994 due to increasing foreclosures and a continuing reduction in the economic value of incomplete development projects. As a result of these events, write-downs and associated costs on real estate properties owned reached $6,035,000 during 1994 and the Bank's provision for loan losses increased to $9,809,000.

The Company's capital was reduced to $4,355,000. In order to lessen the impact of this decline in the Company's capital, the Company reduced the level of its assets by over 30% and reduced its overhead by approximately $2,300,000 on an annualized basis and will reduce the level of its full-time equivalent employees by 41%, from approximately 185 at December 31, 1993, to approximately 110 by the end of April, 1995.

The net loss for the year ended December 31, 1994 was $(18,190,000), compared to a net loss of $(7,311,000) for the year ended December 31, 1993. The net loss in 1992 was $(3,518,000).

The net loss per share for the year ended December 31, 1994, was $(3.89), compared to net loss per share of $(1.56) for the year ended December 31, 1993. On a per-share basis, net loss was $(.75) for 1992.

The net loss for the 1994 year was primarily due to the write-downs and other expenses associated with ORE properties, the increase to the provision for loan losses, as well as the write-off of previously recorded income tax benefits of $2,407,000.

Net interest income for the year ended December 31, 1994 was $12,446,000, compared to $13,730,000 for the same period last year. Net interest income for the year ended December 31, 1992 was $15,632,000. See "Net Interest Income" for further discussion.

The provision for loan losses for the year ended December 31, 1994 was $9,809,000, compared to $8,100,000 for the same period last year. The provision for loan losses for the year ended December 31, 1992 was $7,260,000. See "Provision for Loan Losses" for further discussion.

Non-interest income for the year ended December 31, 1994 was $1,973,000, compared to $2,995,000 for the same period last year. Non-interest income for the year ended December 31, 1992 was $2,502,000. See "Non-Interest Income" for further discussion.

Non-interest expense for the year ended December 31, 1994 was $20,393,000, compared to $19,703,000 for the same period last year, an increase of $690,000 or 3.5%. This increase can be primarily attributed to an increase in ORE expense of $1,230,000. Non-interest expense for the year ended December 31, 1992 was $16,264,000. See "Non-Interest Expense" for further discussion.


                                   PAGE No. 18

NET INTEREST INCOME

Net interest income is the difference between interest and loan fees earned by the Company on its earning assets and the interest expense paid on its interest-bearing deposits and other borrowed funds. Net interest income, expressed as a percentage of average total earning assets, is referred to as net interest margin (see "Liquidity").

1994 Compared to 1993. Net interest income for the year ended December 31, 1994, was $12,446,000 compared to $13,730,000 for the same period last year, a decrease of $1,284,000 or 9.35%. The yield on earning assets increased to 7.77% for the year ended December 31, 1994, compared to 7.60% for the same period last year. Rates paid on interest-bearing liabilities decreased slightly to 3.18% for the 1994 year, compared to 3.22% for the same period last year. The Bank's net interest margin increased to 5.27% for the year ended December 31, 1994, compared to 5.19% the same period last year. The Bank's prime rate averaged 7.32% for the year ended December 31, 1994, compared to 6.50% for the same period last year.

Interest and fees on all loans decreased $2,661,000 or 14.96%. The majority of this decline was due to the reduction in the level of real estate and commercial loans, which is the direct result of management's efforts to redirect and strengthen the balance sheet. For the year ended December 31, 1994, average real estate loans were $71,720,000, compared to $97,346,000 for the same period last year, a decrease of $25,626,000 or 26.32%. Average commercial loans were $94,748,000 for the year ended December 31, 1994, compared to $112,686,000 for the same period last year, a decrease of $17,938,000 or 15.92%.

Included in real estate loans are loans for the construction of non-owner-occupied real estate. These loans averaged $23,720,000 for the year ended December 31, 1994, compared to $40,758,000 for the same period last year, a decrease of $17,038,000 or 41.80%. At December 31, 1994, non-owner-occupied real estate construction loans were $10,813,000, compared to $32,432,000 at December 31, 1993, a reduction of 66.66%.

For the year ended December 31, 1994, average real estate secured loans which are also included in the real estate category, were $41,206,000 compared to $47,467,000 for the same period last year, a decrease of $6,261,000 or 13.19%.

Offsetting the decrease in interest income, (by the reduction in the volume of loans), was the decrease in nonaccrual loans. Interest reversed and not recognized during the year due to loans on nonaccrual status was $959,000 in 1994, compared to $1,996,000 in 1993. See Note 5 of Notes to Consolidated Financial Statements. At December 31, 1994, nonaccrual loans totaled $11,433,000 compared to $21,100,000 for the same period last year, a decrease of $9,667,000 or 45.82%.

ORE properties averaged $15,367,000 for the year ended December 31, 1994, compared to $16,971,000 for the same period last year. At December 31, 1994, the Bank had ORE totaling $5,222,000, a decrease of $7,949,000 or 60.35% from December 31, 1993. See Note 5 of Notes to Consolidated Financial Statements.

The decrease in nonperforming loans and ORE properties was the direct result of collection and marketing efforts of management and the Board of Directors.

SELECTED FINANCIAL DATA                                                                YEAR ENDED DECEMBER 31,
                                                                                       -----------------------
IN THOUSANDS, EXCEPT PER-SHARE DATA AND RATIOS                   1994            1993            1992           1991          1990
                                                            ---------       ---------       ---------       --------      --------
STATEMENT OF OPERATIONS DATA:
Interest income                                             $  18,356       $  20,100       $  24,605       $ 38,214      $ 39,560
Interest expense                                                5,910           6,370           8,973         16,090        15,649
                                                            ---------       ---------       ---------       --------      --------
Net interest income                                            12,446          13,730          15,632         22,124        23,911
Provision for loan losses                                       9,809           8,100           7,260          4,820         1,430
                                                            ---------       ---------       ---------       --------      --------
Net interest income after provision for loan losses             2,637           5,630           8,372         17,304        22,481
Non-interest income                                             1,973           2,995           2,502          2,212         2,196
Non-interest expense                                           20,393          19,703          16,264         17,377        14,828
                                                            ---------       ---------       ---------       --------      --------
Income (loss) before income taxes                             (15,783)        (11,078)         (5,390)         2,139         9,849
Provision for (benefit of) income taxes                         2,407          (3,767)         (1,872)           536         3,131
                                                            ---------       ---------       ---------       --------      --------
  Net income (loss)                                         $ (18,190)      $  (7,311)      $  (3,518)      $  1,603      $  6,718
                                                            =========       =========       =========       ========      ========

PER SHARE DATA:
Net Income (loss)                                           $   (3.89)      $   (1.56)      $    (.75)      $    .34      $   1.39
Book value per share                                        $     .93       $    4.95       $    6.51       $   7.38      $   7.36
Weighted average shares outstanding                             4,675           4,675           4,663          4,754         4,850

BALANCE SHEET DATA:
Investment securities, Federal funds sold and
  other short-term earning assets                           $  85,189       $ 113,701       $  46,224       $ 83,543      $ 43,005
Total loans                                                   130,415         194,921         235,647        296,472       304,151
Total assets                                                  239,306         349,777         332,426        423,295       386,624
Demand accounts                                                56,483         134,961         114,109        122,050        87,460
Interest-bearing transaction accounts                         177,053         188,835         185,637        263,867       261,404
Retained earnings (deficit)                                   (23,479)         (4,690)          2,621          6,157         6,029
Total stockholders' equity                                      4,355          23,144          30,444         33,909        33,637

SELECTED FINANCIAL RATIOS:
Return on average assets                                        (6.42%)         (2.30%)          (.98%)          .41%         1.97%
Return on average stockholders' equity                        (112.01%)        (26.57%)        (10.29%)         4.42%        20.86%
Average stockholders' equity to average assets                   5.73%           8.65%           9.48%          9.35%         9.45%
Dividend payout                                                    --              --         (227.00%)        94.12%        21.58%
Net interest margin                                              5.27%           5.19%           5.09%          6.35%         8.00%
Non-interest expense to average assets                           7.20%           6.19%           4.51%          4.49%         4.35%
Net charge-offs on loans to average loans                        5.62%           2.86%           2.58%           .94%          .29%
Allowance for loan losses to total loans outstanding             5.70%           3.76%           2.33%          1.69%         1.00%
Allowance for loan losses to total non-performing loans         64.92%          34.69%          20.38%         16.62%        71.46%
Primary capital to total assets                                  4.78%           8.54%          10.63%          9.09%         9.41%
Total tier 1 capital to average assets (leverage)                1.87%           6.61%           8.48%          8.10%         8.59%
Total risk-based capital to risk-adjusted assets                 4.27%          10.16%          11.89%         11.12%        10.40%
Total regulatory risk-based capital requirement                  8.00%           8.00%           8.00%          7.25%         7.25%


                                   PAGE No. 19

In order to allow management the flexibility to restructure the Bank, all excess funds were invested in repurchase agreements or Federal funds sold. These liquid assets averaged $46,249,000 for the year ended December 31, 1994, compared to $29,470,000 for the same period last year. This increase in both volume and yield provided the Bank with increased interest income of $2,026,000. This compares to interest income of $898,000 in 1993.

The primary factors described above resulted in an increase in yield on interest-earning assets to 7.77% for the year ended December 31, 1994, compared to 7.60% for the same period last year.

Increasing the Bank's net interest margin while restructuring the credit risk profile of the loan portfolio would not have been possible without a corresponding reduction in interest-bearing deposits.

The Bank's interest expense decreased $460,000 or 7.22% for the year ended December 31, 1994, in comparison to the same period last year. This decrease is primarily due to a reduction in total average interest-bearing deposits of $11,140,000 (see "Liquidity"), as well as a slight decrease in the total interest rate paid on interest-bearing deposits. Although prime increased 82 basis points, the Bank was successful in maintaining 94% of its interest-bearing core deposits at a cost of four basis points less than the previous year.

1993 Compared to 1992. Net interest income for the year ended December 31, 1993, was $13,730,000 compared to $15,632,000 for the same period last year, a decrease of $1,902,000 or 12.17%. Interest and fees on all loans decreased $3,930,000 or 18.10%. Offsetting this decrease is the reversal of $1,216,000 of accrued interest during the second quarter of 1992. The Bank adopted a policy which requires that any loan which is 90 days past due and subject to classification (regardless of collateral value) be placed on nonaccrual status and that the interest thereon be reversed. Interest income reversed on loans placed on nonaccrual status totaled $649,000 for 1993, compared to $1,905,000 for 1992.

For the year ended December 31, 1993, average speculative real estate construction loans were $40,758,000, compared to $74,014,000 for the year ended December 31, 1992, a decrease of $33,256,000 or 44.93%.

For the year ended December 31, 1993, average commercial loans were $112,686,000 compared to $124,033,000 for the year ended December 31, 1992, a decrease of $11,353,000 or 9.15%.

The average level of nonearning assets (nonaccrual loans and ORE) has also contributed to the decline in interest income. Nonaccrual loans averaged $23,212,000 for the year ended December 31, 1993, compared to $16,194,000 for the year ended December 31, 1992. At December 31, 1993, nonaccrual loans totaled $21,100,000, a decrease of $5,505,000 or 20.69% from December 31, 1992.

ORE properties averaged $16,971,000 for the year ended December 31, 1993, compared to $14,530,000 for the year ended December 31, 1992. At December 31, 1993, the Bank had ORE totaling $13,171,000, a decrease of $4,823,000 or 26.80% from December 31, 1992. See Note 5 of Notes to Consolidated Financial Statements.

The above are the primary factors that contributed to the decrease in yield on interest-earning assets to 7.60% for the year ended December 31, 1993, compared to 8.02% for the year ended December 31, 1992.

The Bank's interest expense decreased $2,603,000 or 29.01% for the year ended December 31, 1993, in comparison to the year ended December 31, 1992. This decrease is primarily due to a general reduction of interest rates paid on deposits throughout the year, and a decrease in brokered and jumbo time deposits (see "Liquidity").

PROVISION FOR LOAN LOSSES

The provision for loan losses for the year ended December 31, 1994 was $9,809,000, compared to $8,100,000 for the same period last year. The 1994 provision took into consideration loan write-offs and ORE write-downs totaling $3,208,000 identified as "Loss" and $966,000 in loans identified as "Doubtful" by management in conjunction with the 1994 Federal Deposit Insurance Corporation ("FDIC")/State Banking Department joint examination. In addition, management identified $2,986,000 in write-downs on ORE and $2,549,000 in write-downs on loans which were accounted for in the allowance for loan losses. Revised percentage factors for reserve calculations were also implemented, which resulted in the reserve being increased by $100,000. See Note 17 of Notes to Consolidated Financial Statements.

                                                          1994                          1993                         1992
                                               --------------------------   ---------------------------  ---------------------------
                                                        Interest   Rates              Interest   Rates             Interest  Rates
AVERAGE BALANCES, YIELDS AND RATES             Average  Income/   Earned/   Average    Income/  Earned/  Average   Income/   Earned/
IN THOUSANDS                                   Balance  Expense    Paid     Balance    Expense   Paid    Balance   Expense    Paid
                                               -------  --------  -------   -------   --------  -------  -------   --------  -------
ASSETS
Federal funds sold                            $ 23,212  $ 1,045    4.50%   $ 21,794    $   655   3.01%   $ 18,969  $   678   3.57%
Securities purchased under resale agreements    23,037      981    4.26       7,676        243   3.17        --       --     --
Interest-bearing deposits with other
  financial institutions                         2,560       95    3.71       3,418        129   3.77       4,358      226   5.18
Investment securities:
  U.S. Treasury securities                       3,197      160    5.01       5,330        325   6.10       5,710      386   6.75
  U.S. Government agencies                      17,499      949    5.42      14,407        952   6.61      19,767    1,553   7.86
  Other securities                                --       --      --            94          9   9.57         459       45   9.81
Loans (1) (2)                                  166,866   15,126    9.07     211,772     17,787   8.40     257,628   21,717   8.43
                                              --------  -------            --------    -------           --------  -------
  TOTAL INTEREST-EARNING ASSETS                236,371   18,356    7.77     264,491     20,100   7.60     306,891   24,605   8.02
                                                        -------                        -------                     -------

Cash and due from banks                         25,369                       26,076                        28,325
Lease financing                                  1,053                        1,101                         1,110
Premises and equipment                           2,915                        3,491                         4,070
Interest receivable and other assets            17,865                       23,045                        20,090
                                              --------                     --------                      --------
  TOTAL ASSETS                                $283,573                     $318,204                      $360,486
                                              --------                     --------                      --------

Liabilities and Stockholders' Equity
Interest-bearing transaction accounts         $ 82,088    1,989    2.42    $ 88,002      2,405   2.73    $105,462    3,586   3.40
Savings accounts                                24,032      589    2.45      24,846        723   2.91      23,774      822   3.46
Time accounts                                   79,200    3,280    4.14      83,612      3,157   3.78      97,172    4,559   4.69
Other borrowed funds                               747       52    6.96       1,234         85   6.89         149        6   4.29
                                              --------  -------            --------    -------           --------  -------
  TOTAL INTEREST-BEARING LIABILITIES           186,067    5,910    3.18     197,694      6,370   3.22     226,557    8,973   3.96
                                                        -------                        -------                     -------
Demand accounts                                 79,340                       91,966                        97,716
Accrued expenses and other liabilities           1,618                        1,030                         2,044
Stockholders' equity                            16,548                       27,514                        34,169
                                              --------                     --------                      --------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $283,573                     $318,204                      $360,486
                                              ========                     ========                      ========
NET INTEREST INCOME                                     $12,446                        $13,730                     $15,632
                                                        =======                        =======                     =======
NET INTEREST MARGIN (2)                                            5.27%                         5.19%                       5.09%
                                                                   ====                          ====                        ====

(1) Average loans include nonaccrual loans. Interest income is included on nonaccrual loans only to the extent to which cash payments have been received.

(2) Average loan balances are presented net of the allowance for loan losses. Based on gross earning assets, the net interest margin would have been 5.14%, 5.07%, and 5.00% for the years ending December 31, 1994, 1993 and 1992, respectively.


                                  PAGE No. 20

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL

The table on the preceding page sets forth average balance sheets and the yields earned on interest-earning assets and the rates paid for interest-bearing liabilities during each of the periods indicated. Interest income on loans includes fees on loans to the extent these fees are recognized as current income.

The following table sets forth an analysis of the increases and decreases in interest income and expense in terms of changes in volume and interest rates for the years ended December 31, 1994 and 1993. Changes which are the combined result of volume and rate changes are allocated to the volume and rate in proportion to the relationship of the absolute dollar amount of the change in each.

ANALYSIS OF CHANGES IN INTEREST INCOME AND EXPENSE            1994 OVER  1993                       1993 OVER  1992
IN THOUSANDS                                         VOLUME        RATE        TOTAL        VOLUME       RATE         TOTAL
                                                    -------      -------      -------      -------      -------      -------

Increase (decrease) in interest and fee income:
Federal funds sold                                  $    45      $   345      $   390      $    93      $  (116)     $   (23)
Securities purchased under resale agreements            630          108          738          243           --          243
Interest-bearing deposits with
  other financial institutions                          (32)          (2)         (34)         (43)         (54)         (97)
Investment securities                                    53         (230)        (177)        (424)        (274)        (698)
Loans (1)                                            (3,905)       1,244       (2,661)      (3,395)        (535)      (3,930)
                                                    -------      -------      -------      -------      -------      -------
  Total increase (decrease)                          (3,209)       1,465       (1,744)      (3,526)        (979)      (4,505)
                                                    -------      -------      -------      -------      -------      -------
Increase (decrease) in interest expense:
Deposits:

  Interest-bearing transaction accounts                (155)        (261)        (416)        (540)        (641)      (1,181)
  Savings accounts                                      (23)        (111)        (134)          33         (132)         (99)
  Time accounts                                        (172)         295          123         (585)        (817)      (1,402)
Other borrowed funds                                    (33)        --            (33)          79         --             79
                                                    -------      -------      -------      -------      -------      -------
  Total decrease                                       (383)         (77)        (460)      (1,013)      (1,590)      (2,603)
                                                    -------      -------      -------      -------      -------      -------
Total change in net interest income                 $(2,826)     $ 1,542      $(1,284)     $(2,513)     $  (611)     $(1,902)
                                                    =======      =======      =======      =======      =======      =======

(1) Includes loan fees of $1,270,000, $1,751,000 and $2,444,000 in 1994, 1993 and 1992, respectively.


NON-INTEREST INCOME

Non-interest income has four separate categories consisting of service charges on deposit accounts and other related fees, merchant discount income, mortgage processing fees and other non-yield related fees, charges and other income.

1994 Compared to 1993. Non-interest income was $1,973,000 for the year ended December 31, 1994, compared to $2,995,000 for 1993, a decrease of $1,022,000 or 34.12%. Service charges on deposit accounts and other related fees decreased approximately $144,000 or 10.10%, primarily due to a decrease in the number of deposit accounts. Merchant discount income increased approximately $21,000 or 30.87% over the same period last year due to an increase in volume of merchant customer activity. The largest decline in non-interest income occurred in mortgage fee income which was $68,000 for the year ended December 31, 1994, compared to $345,000 for 1993, a decrease of approximately $277,000 or 80.29%. The decrease in mortgage fee income was due to the decision to discontinue the Bank's mortgage brokerage division effective April 1994. This decision was based on the slowdown of home refinancing and the competitive market for mortgage financing. Other non-yield related fees, charges and other income decreased $622,000 or 53.75% from the previous year. The decrease is primarily due to a decrease in other income, which, for the year ended December 31, 1994, included settlement of a lawsuit for $290,000 and refunds on general insurance of $27,000. Included in other income for the year ended December 31, 1993, is the settlement of three outstanding lawsuits totaling $915,000.

1993 Compared to 1992. Non-interest income was $2,995,000 for the year ended December 31, 1993, compared to $2,502,000 for 1992, an increase of $493,000 or 19.70%. Service charges on deposit accounts and other related fees decreased approximately $4,000 or .33%. Merchant discount income decreased approximately $439,000 or 86.80% over the year ended December 31, 1992, due to a change in net merchant credit card processing (see Non-Interest Expense). The Bank established a mortgage division in March 1992 which generated fees of $345,000 for the year ended December 31, 1993, compared to $186,000 for the year ended December 31, 1992, an increase of $159,000 or 85.48%. Charges and other income increased $780,000 from the year ended December 31, 1992. Other non-interest income for 1993 includes settlement of three outstanding lawsuits totaling $915,000. Included in charges and other income in 1992 is a gain on sale of other real estate property of $120,000 and escrow fees of $14,000.

NON-INTEREST EXPENSE

The following table summarizes the significant components of non-interest expense for 1994, 1993 and 1992:


                                                              DOLLAR   PERCENTAGE
IN THOUSANDS                            1994        1993      CHANGE     CHANGE
                                        ----        ----      ------   ----------
Salaries and related benefits          $ 6,568    $ 6,951    $  (383)    (5.51)%
Occupancy                                1,443      1,475        (32)    (2.17)
Equipment                                  930      1,075       (145)    (13.49)
Other                                   11,452     10,202      1,250     12.25
                                       -------    -------    -------
  Total                                $20,393    $19,703    $   690      3.50%
                                       =======    =======    =======


                                                             DOLLAR   PERCENTAGE
                                        1993        1992     CHANGE     CHANGE
                                        ----        ----     ------   ----------
Salaries and related benefits          $ 6,951    $ 6,777     $  174      2.57%
Occupancy                                1,475      1,383         92      6.65
Equipment                                1,075      1,000         75      7.50
Other                                   10,202      7,104      3,098     43.61
                                       -------    -------    -------
  Total                                $19,703    $16,264     $3,439     21.14%
                                       =======    =======    =======


1994 Compared to 1993. Non-interest expense was $20,393,000 for the year ended December 31, 1994, compared to $19,703,000 for 1993, an increase of $690,000 or 3.50%. Salaries and related benefits were $6,568,000 for the year ended December 31, 1994, compared to $6,951,000 for the same period last year, a decrease of $383,000 or 5.51%. This decrease is primarily due to a strategic reduction in staff during 1994 implemented as part of the Bank's expense reduction plan. The Bank has reduced the level of its full-time equivalent employees by 19%, from 185 at December 31, 1993, to 150 at December 31, 1994. Further reductions in force, as a result of attrition, job-combining, the sale of the San Diego branch and the closure of the Santa Rosa branch, will reduce this level to approximately 110 by the end of April 1995. This will result in a total reduction in full-time equivalents of 41% from December 31, 1993.

Occupancy and Equipment expense was $2,373,000 for the year ended December 31, 1994, compared to $2,550,000 for the same period last year, a decrease of $177,000 or 6.94%. This decrease is primarily due to the reduction in depreciation expense related to data processing equipment which was fully depreciated in July of 1994.


                                  PAGE No. 21

Other non-interest expense, representing the largest component of non-interest expense in 1994, was $11,452,000 for the year ended December 31, 1994, compared to $10,202,000 for the same period last year, an increase of $1,250,000 or 12.25%. This increase can be primarily attributed to an increase in net ORE expense of $1,230,000 and an increase in amortization of deferred acquisition costs of $974,000 reduced by several other non-interest expenses including a decrease in cost of services provided to title and escrow company customers of $332,000, a decrease in professional fees of $114,000, a decrease in directors fees of $65,000, and a decrease in FDIC insurance expense of $46,000.

Net other real estate expense for the year totaled $6,035,000 and consisted of write-downs totaling $4,961,000 based on updated appraisals, expenses of $418,000 to acquire, maintain and complete residential homes and lot properties and net loss on sale of ORE properties of $656,000. This compares to write-downs or ORE properties totaling $2,960,000, expenses of $1,746,000 and net loss on sale of ORE properties of $99,000 for the same period last year.

In the third quarter of 1994, the book value of $992,000 of the Citizens Bank of Roseville intangible was written off in accordance with SFAS No. 44.

During the year ended December 31, 1994, the Bank provided certain banking services to its title and escrow depositors through third-party vendors for the convenience of the Bank. Although the costs for these services are paid directly by the Bank, the customer will be charged for such services in any case where the third-party vendor's costs for such services exceeds the Bank's theoretical costs of providing such services directly, or if the Bank determines through a monthly account analysis that the cost of providing the third-party vendor services exceeds the value of the customers' accounts to the Bank. These costs are included in other non-interest expense. The Bank recognized $732,000 in 1994 for the cost of services to the Bank, a decrease of $332,000 or 31.18% from last year. The Bank discontinued providing banking services to title and escrow depositors in September 1994. See Note 13 of Notes to Consolidated Financial Statements and "Liquidity" herein for further discussion of title and escrow company deposits.

For the year ended December 31, 1994, legal and accounting fees were $676,000 compared to $791,000 in 1993, a decrease of 14.54%. Directors' fees for the year ended December 31, 1994, were $57,000 compared to $122,000 in 1993, a decrease of 53.28%. The decrease was due to the suspension of directors' retainer and meeting fees.

For the year ended December 31, 1994, FDIC insurance was $820,000 compared to $866,000 in 1993, a decrease of 5.31%.

Finally, the Bank recorded a net reduction in the remaining other expense accounts of $397,000. The decrease in the remaining other expense accounts is the direct result of the Bank's expense reduction plan implemented in 1994.

1993 Compared to 1992. Non-interest expense was $19,703,000 for the year ended December 31, 1993, compared to $16,264,000 for 1992. Salaries and related benefits were $6,951,000 for the year ended December 31, 1993, compared to $6,777,000 for the year ended December 31, 1992, an increase of $174,000 or 2.57%. This increase represents salary adjustments and the increased cost of employee benefits.

Occupancy and Equipment expense was $2,550,000 for the year ended December 31, 1993, compared to $2,383,000 for the year ended December 31, 1992, an increase of $167,000 or 7.01%. This increase is primarily due to the relocation of the Kearny Mesa branch office and the anticipated relocation of the Concord branch office. The relocation of the Kearny Mesa branch office resulted in write-offs of leasehold improvements of $41,000 and overlapping rent of $11,000. In preparation for the 1994 relocation of the Concord branch office, write-offs for leasehold improvements, leasehold interest and furniture, fixtures and equipment were recorded for $17,000, $21,000 and $19,000, respectively. In addition to these expenses, rent expense for other branch and department locations increased $29,000, according to existing lease agreements.

Other non-interest expense was $10,202,000 for the year ended December 31, 1993, compared to $7,104,000 for the year ended December 31, 1992, an increase of $3,098,000 or 43.61%. This increase can be primarily attributed to an increase in net ORE expenses of $3,602,000, and an increase in FDIC insurance expense of $72,000 offset by a decrease in merchant bankcard expense of $374,000, a decrease in cost of services provided to title and escrow company customers of $76,000, a decrease in amortization expense for premium on deposits of $140,000 and a decrease in legal fees of $227,000.

For the year ended December 31, 1993, FDIC insurance was $866,000 compared to $794,000 in 1992, an increase of 9.07%.

Net ORE expense for the year totaled $4,805,000 and consisted of write-downs totaling $2,960,000 based on updated appraisals, expense of $1,746,000 to acquire, maintain and complete residential homes and lot properties and net loss on sale of ORE properties of $99,000. This compares to write-downs of thirteen ORE priorities totaling $567,000 and expenses of $636,000 for the year ended December 31, 1992.

Merchant bankcard expense for the year ended December 31, 1993, decreased $374,000 from the year ended December 31, 1992. This decrease is due to a change in net merchant credit card processing (see Non-Interest Income).

The cost of services provided to title and escrow company customers was $1,065,000 for the year ended December 31, 1993, compared to $1,141,000 for the year ended December 31, 1992, a decrease of $76,000 or 6.66%. See Note 13 of Notes to Consolidated Financial Statements and "Liquidity," herein, for further discussion of title and escrow company deposits.

INCOME TAXES

In recognition of the substantial loss reported for the year ended December 31, 1994, the Company concluded that it no longer met the realization standards for its income tax assets as embodied in SFAS No. 109, and wrote off previously recorded tax benefits of $2,431,000 as well as $6,497,000 of deferred tax benefits created in 1994, and has recorded the year-to-date loss on a pre-tax benefit basis.

The Company's effective tax rate (benefit) was 15.2% for 1994 compared to (34.0%) for 1993 and (34.7%) for 1992. The income tax provision was $2,407,000 for 1994, compared to an income tax benefit of $(3,767,000) for 1993. The Company had an income tax benefit of $(1,872,000) in 1992. See Note 8 of the Notes to Consolidated Financial Statements for additional information regarding income taxes.

INTEREST RATE SENSITIVITY

The operating income of the Bank depends to a substantial extent on "rate differentials," i.e., the difference between the income the Bank receives from loans, investment securities and other earning assets, and the interest expense it pays on deposits and other borrowed funds. The interest rate sensitivity of the Bank is measured over time and is based on the Bank's ability to reprice its assets and liabilities. The opportunity to reprice assets in the same dollar amounts and at the same time as liabilities would eliminate interest rate risk in any interest rate environment. Although interest rate risk is influenced by market forces, the management of interest rate sensitivity seeks to minimize the fluctuation in net interest margins during changing interest rate environments and is controlled by monitoring and managing the repricing characteristics of the Bank's assets and liabilities.


                                  PAGE No. 22

The difference between the amount of assets and liabilities that are repricing in various time frames is called the "gap." Generally, if repricing assets exceed repricing liabilities in a time period, the Bank would be "asset sensitive" or if repricing liabilities exceed repricing assets, the Bank would be "liability sensitive."

The following table shows the interest rate sensitivity of the Bank at December 31, 1994:

                                                             IMMEDIATELY    THREE     OVER THREE   OVER SIX
REPRICING OPPORTUNITY                                        ADJUSTABLE     MONTHS     MONTHS TO   MONTHS TO    OVER ONE
IN THOUSANDS                                                    RATES      OR LESS    SIX MONTHS   ONE YEAR       YEAR       TOTAL
                                                             ----------    -------    ----------   ---------    --------    -------
Selected Assets:
Federal funds sold                                            $ 27,200    $     --    $     --     $     --     $    --    $ 27,200
Securities purchased under resale agreements                    40,000          --          --           --          --      40,000
Interest-bearing deposits with other financial institutions         --         299          --           --          --         299
Investment securities                                               --       1,006          --        1,011      15,673      17,690
Loans (1)                                                       96,902         822         474        1,484      19,301     118,983
                                                              --------    --------     -------     --------     -------    --------

                                                               164,102       2,127         474        2,495      34,974     204,172
                                                              --------    --------     -------     --------     -------    --------

Selected Liabilities:

Interest-bearing transaction and savings accounts               90,535          --          --           --          --      90,535
Time accounts, $100,000 or more                                    954      11,951       3,069        9,856         642      26,472
Other time accounts                                              8,250      25,541       6,825       18,206       1,224      60,046
                                                              --------    --------     -------     --------     -------    --------

                                                                99,739      37,492       9,894       28,062       1,866     177,053
                                                              --------    --------     -------     --------     -------    --------

Rate Gap                                                      $ 64,363    $(35,365)    $(9,420)    $(25,567)    $33,108    $ 27,119
                                                              ========    ========     =======     ========     =======    ========

Cumulative Rate Gap                                           $ 64,363    $ 28,998     $19,578     $ (5,989)    $27,119
                                                              ========    ========     =======     ========     =======

Cumulative Ratio of Rate
Sensitive Assets to Rate
Sensitive Liabilities (2)                                         1.64%       1.21%       1.13%        (.97%)      1.15%
                                                              ========    ========     =======     ========     =======

(1) The table above identifies the maturity of loans based upon their contract terms. Loans with amortization greater than maturity date are due and payable at maturity. Nonaccrual loans and unearned income have been excluded from the table.

(2) Ratios greater than 1.0 indicate a net asset sensitive position. Ratios of less than 1.0 indicate a liability sensitive position. A ratio of 1.0 indicates a risk neutral position.

As shown in the table above, on a cumulative basis, the Bank is asset sensitive in all time frames except the "Over Six Months to One Year." The effect of this asset sensitivity is to favor the net interest earnings of the Bank in times of rising rates and to unfavorably impact earnings in times of rapidly declining rates. The table does not necessarily indicate the impact of general interest rate movement on net interest income since the repricing of various categories of assets and liabilities is subject to competitive pressures.

The net cumulative gap position indicates that the Bank does not have a significant exposure to interest rate fluctuations during the next 12 months. This risk reduction in 1994 is primarily due to management's strategic downsizing of the Company.

See Note 5 of the Notes to Consolidated Financial Statements for additional information concerning the Bank's loan portfolio.

LIQUIDITY

The objective of liquidity management is to maintain a cash flow adequate to fund both on and off-balance sheet sources (assets) and meet obligations (liabilities) on a timely and cost-effective basis. Potential significant liquidity requirements include funding of commitments to loan customers and withdrawals from non-interest-bearing demand deposits.

The Company's liquidity ratio is defined as cash and due from banks less reserve requirements, Federal funds sold, securities purchased under resale agreements, interest-bearing deposits with other financial institutions and marketable securities less secured deposits, divided by total deposits less deposits secured by marketable securities and short-term borrowings. Using this definition at December 31, 1994, the Company had a liquidity ratio of 43.49%, compared to 38.25% at December 31, 1993. At December 31, 1994, the loan-to-deposit ratio was 55.84%, which compares to 60.20% at December 31, 1993. The following table highlights the average deposit structure for each quarter of 1994:

                                      FOURTH        THIRD       SECOND        FIRST
IN THOUSANDS                          QUARTER      QUARTER      QUARTER      QUARTER
                                     --------     --------     --------     --------
Demand (exclude title co
  accounts)                          $ 51,603     $ 54,455     $ 52,392     $ 51,056
Core title and escrow
  demand accounts (1)                   5,081       17,000       17,000       17,000
Interest-bearing transaction
  accounts                             96,974      101,393      110,373      111,186
Time accounts, less
  than $100,000                        47,752       44,124       40,876       43,331
                                     --------     --------     --------     --------
Total core deposit accounts           201,410      216,972      220,641      222,573

Excess title and escrow
  demand accounts (1)                      --        3,905       17,655       30,212
Public time accounts                      297          339          300          600
Time accounts, more
  than $100,000                        26,310       26,815       29,396       30,273
National certificates of deposit       14,801       10,586           --           --
                                     --------     --------     --------     --------
  Total deposit accounts             $242,818     $258,617     $267,992     $283,658
                                     ========     ========     ========     ========

The following table shows the maturity distribution of the Bank's loans:

                                                    DECEMBER 31, 1994
                                                    -----------------
LOAN MATURITIES                                          MATURING
                                                         --------
                        WITHIN        FROM ONE TO        FIVE OR
IN THOUSANDS           ONE YEAR       FIVE YEARS        MORE YEARS          TOTAL              %
------------           --------       -----------       ----------        --------          ------
Commercial:
  Fixed                $   690          $ 2,356          $   548          $  3,594            5.65%
  Variable              44,783           14,636              616            60,035           94.35
                       -------          -------          -------          --------          ------

   Total                45,473           16,992            1,164            63,629          100.00%
                       -------          -------          -------          --------          ------

Real Estate
Construction:
  Fixed                    680              281               --               961            7.81%
  Variable              11,176              167               --            11,343           92.19
                       -------          -------          -------          --------          ------

   Total                11,856              448               --            12,304          100.00%
                       -------          -------          -------          --------          ------

Real Estate
Secured:
  Fixed                     --           11,589            3,191            14,780           39.85%
  Variable                 264            9,962           12,079            22,305           60.15
                       -------          -------          -------          --------          ------

   Total                   264           21,551           15,270            37,085          100.00%
                       -------          -------          -------          --------          ------

Installment:
  Fixed                    977            1,769               --             2,746           46.03%
  Variable               2,415              767               37             3,219           53.97
                       -------          -------          -------          --------          ------

   Total                 3,392            2,536               37             5,965          100.00%
                       -------          -------          -------          --------          ------

Total:
  Fixed                  2,310           16,032            3,739            22,081           18.56%
  Variable              58,638           25,532           12,732            96,902           81.44
                       -------          -------          -------          --------          ------

   Total               $60,985          $41,527          $16,471          $118,983          100.00%
                       =======          =======          =======          ========          ======

Note: Nonaccrual loans and unearned income have been excluded from the table.


                                  PAGE No. 23

(1) Based on the FDIC's recommendation, title and escrow company deposits in excess of the Bank's historical low level of $17,000,000 were considered volatile and were excluded from core deposits. These excess title and escrow company deposits were invested in liquid assets with one-day maturities in order to assist in managing the Bank's liquidity. Additionally, these excess balances were incorporated into the Bank's computation of the volatile dependency ratio as volatile deposits.

During the third quarter of 1994, the Bank began a program to reduce title and escrow company deposit balances in order to improve its volatile liability dependency ratio and reduce non-interest expense to the Bank. Effective September 30, 1994, the Bank discontinued third-party vendor payments for all title and escrow deposit accounts.

Title and escrow company deposits at December 31, 1994, were $5,775,000 compared to $86,549,000 at December 31, 1993, a decrease of 93.33%. Average title and escrow company deposits for the year ended December 31, 1994 decreased to $27,049,000 from $47,215,000 for the year ended December 31, 1993. As of January 31, 1995, title and escrow company balances had been further reduced to $2,769,000 compared to $63,308,000 at January 31, 1994.

Net interest margin and cost of funds for the Bank are calculated excluding the title and escrow company accounts because the payments made to third-party service providers are not considered to be interest payments. Net interest margin for 1994, 1993 and 1992 was 5.27%, 5.19% and 5.09%, respectively, and cost of funds for the same periods was 2.23%, 2.20% and 2.77%, respectively. For comparison purposes, net interest margin for 1994, 1993 and 1992 would decrease to 4.96%, 4.78% and 4.72%, respectively, if the payments were reclassified as interest expense. Accordingly, cost of funds for 1994, 1993 and 1992 would increase to 2.51%, 2.57% and 3.12%, respectively, if the payments were reclassified as interest expense. See Note 13 of Notes to Consolidated Financial Statements and "Non-Interest Expense," herein.

The decrease in interest-bearing transaction accounts was primarily due to higher yielding investment alternatives in the marketplace (disintermediation -- i.e., mutual funds, bond market, stock market, etc.). In order to strengthen the Bank's short-term liquidity in the event of any potential deposit runoff, and after receiving concurrence of the FDIC and the State Banking Department, the Bank solicited national certificates of deposit between July 26, 1994 and August 5, 1994. The average rate paid on these deposits is 5.64% with terms of three and six months. Total national certificates of deposit as of December 31, 1994 are $14,063,000 and represent 5.31% of total Bank deposits. It is the Bank's intention not to renew these deposits upon maturity. As of January 31, 1995, these deposits totaled $4,444,000. Due to the Bank's current capital status, it is restricted from accepting brokered deposits. See "Regulatory Agreements."

The table below highlights the average deposit structure for the years ended December 31, 1994, 1993 and 1992. See "Interest Rate Sensitivity" for the repricing and/or maturities of interest-bearing deposits at December 31, 1994.

The volatile liability dependency ratio is defined as time accounts greater than $100,000, Federal funds purchased, other short-term borrowings and excess title and escrow company deposits less short-term investments, divided by total earning assets less short-term investments. This ratio determines the extent to which the Bank is funding long-term assets with short-term volatile deposits. At December 31, 1994, the Bank's volatile dependency ratio was (21.70%) compared to 4.52% at December 31, 1993.

To augment short-term liquidity needs, the Bank has a secured borrowing arrangement with the Federal Reserve Bank of San Francisco. At December 31, 1994, the Bank had investment securities in the aggregate principal amount of $14,133,000 and loans totaling $36,937,000 eligible for pledging as collateral. At December 31, 1994, the Bank could borrow up to approximately 65% of the value of the pledged assets. This borrowing arrangement was not utilized during the year.

The Company's and the Bank's liquidity position is measured daily and monitored by the Bank's Asset Liability Management Committee. The Asset Liability Management Committee continually evaluates the Bank's product mix, pricing, marketing, advertising and sales force for the purpose of maintaining competitiveness for deposits and customers.

Undisbursed loan commitments, which are a factor in managing liquidity, totaled $41,504,000 at December 31, 1994, compared to $57,286,000 at December 31, 1993, a decrease of $15,782,000 or 28%. Listed below are these commitments by loan category as of December 31, 1994:

- Commitments of $23,581,000 are associated with commercial loans with substantially all of these commitments contingent upon customers maintaining specific credit standards. This represents a reduction of 41% from the $39,662,000 at December 31, 1993.

- Commitments of $1,885,000 are associated with speculative real estate construction loans with short-term maturities.

- Commitments of $1,540,000 are associated with owner/builder construction loans.

- Commitments of $14,498,000 are associated with consumer loan products consisting of equity lines, personal lines of credit and credit card accounts.

These present commitments are expected to be funded through the repayment of existing loans, through normal deposit growth and alternative funding sources available to the Bank. Management believes the Bank presently has sufficient funding sources from which to meet its funding requirements for its outstanding loan commitments.


                                                                     AVERAGE FOR THE YEARS ENDED DECEMBER 31,
                                                                     ----------------------------------------
DEPOSITS                                                      1994                   1993                   1992
                                                      ------------------     ------------------     ------------------
IN THOUSANDS                                            AMOUNT       %        AMOUNT        %        AMOUNT        %
                                                      --------    ------     --------    ------     --------    ------
Demand accounts (excluding title company accounts)    $ 52,291     19.76%    $ 44,751     15.52%    $ 44,541     13.74%
Title and escrow demand accounts                        27,049     10.22       47,215     16.37       53,175     16.41
Interest-bearing transaction accounts                   82,088     31.02       88,002     30.51      105,462     32.54
Savings accounts                                        24,032      9.08       24,846      8.61       23,774      7.33
                                                      --------    ------     --------    ------     --------    ------
                                                       185,460     70.08      204,814     71.01      226,952     70.02
                                                      --------    ------     --------    ------     --------    ------
Time accounts:
CD's less than $100,000                                 49,919     18.86       45,453     15.76       41,168     12.70
CD's more than $100,000                                 29,281     11.06       38,159     13.23       56,004     17.28
                                                      --------    ------     --------    ------     --------    ------
Total time accounts                                     79,200     29.92       83,612     28.99       97,172     29.98
                                                      --------    ------     --------    ------     --------    ------
Total deposit accounts                                $264,660    100.00%    $288,426    100.00%    $324,124    100.00%
                                                      ========    ======     ========    ======     ========    ======


                                  PAGE No. 24

EFFECT OF INFLATION

The consolidated financial statements and related financial information have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and results of operations in terms of historical dollars without regard to changes in the relative purchasing power of money over time. Unlike most industrial companies, all of the Company's assets and liabilities, other than premises and equipment, are monetary, and the Company has an excess of monetary assets over liabilities.

While inflation causes a loss of purchasing power in the value of shareholders' equity for all banking organizations, of greater importance is the ability of a company, financial or industrial, to earn a real return on equity. The short-term monetary nature of the Company's assets and liabilities allows flexibility to adjust its required return on equity in relation to the level of inflation. Management does not believe that inflation has had a substantial impact on the Company's operations to date.

ASSET QUALITY, PROVISION FOR LOAN LOSSES, AND LOAN LOSS EXPERIENCE

See Note 5 of Notes to Consolidated Financial Statements for the composition of the Bank's loan portfolio.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level that management of the Bank considers to be adequate to provide for future losses that reasonably can be anticipated. The allowance is increased by charges to the provision for loan losses and reduced by net charge-offs. Future losses include those that are known, those reasonably anticipated and inherent losses which are probable but not identifiable on a specific loan-by-loan basis. Although management utilizes its best judgment in providing for possible loan losses and establishing the allowance for loan losses, the allowance is an estimate which is inherently uncertain and depends on the outcome of future events. Net loan charge-offs for the year ended December 31, 1994, were $9,709,000 compared to $6,247,000 for the same period last year. The ratio of net charge-offs to average total loans was 5.62% for the year 1994, compared to 2.86% for the year 1993.

It is the policy of the Bank to establish the allowance for loan losses based upon a systematic and documented approach which is consistently applied and regularly monitored by management and the Board of Directors. The methodology employed is dynamic and addresses both general and specific allowances for loan losses, encompassing internal issues based upon the individual credit components of the Bank's loan portfolio and external issues based upon economic, political and regulatory factors. Coupled with the internal and external analysis of the Bank's risk assets, the Bank's historical experience, current conditions, and anticipated future developments are integrated into the process of evaluating and calculating the reserve. The reserve is determined based upon several additional factors including: the delinquency status of the loan portfolio, inherent risk by type of loans, historical loss trends derived from experience, industry statistical data, and the current economic environment.

Incumbent in establishing the appropriate level of the allowance for loan losses are two components which are vital to the overall credit administration process of the Bank. They are the asset quality rating process and the internal loan review process. These two functions serve to establish a reliable and responsive assessment of the general quality of the Bank's loan portfolio. The asset quality rating process occurs on a continuous basis. Credit review procedures are performed on a quarterly basis, with annual and periodic reviews performed by the external auditors and the regulatory authorities, respectively.

The balance in the allowance for loan losses at December 31, 1994, was $7,437,000 or 5.70% of total loans, compared to $7,337,000 or 3.76% of total loans at December 31, 1993. The allowance for loan losses at December 31, 1992, was $5,484,000, or 2.33% of total loans.

Based on the assessment of the adequacy of the loan loss reserve, a provision for loan losses may be charged against earnings.

The table below sets forth the allocation of the allowance for loan losses by loan type as of the dates specified. The allocation to individual categories of loans includes amounts applicable to specifically identified as well as unidentified losses inherent in that segment of the loan portfolio and will necessarily change whenever management determines that the risk characteristics of the loan portfolio have changed.

Management believes that any breakdown or allocation of the allowance for loan losses into loan categories lends an appearance of exactness which does not exist, in that the allowance is utilized as a single unallocated allowance available for all loans and undisbursed commitments. The allocation above should not be interpreted as an indication of the specific amounts or loan categories in which future charge-offs may occur.

CAPITAL ADEQUACY REQUIREMENTS OF THE COMPANY AND THE BANK

The Company is subject to the Federal Reserve Board's capital guidelines for bank holding companies and the Bank is subject to the FDIC's regulations governing capital adequacy for non-member banks. As noted below, the Federal banking agencies have proposed regulations which would impose additional capital requirements on banks based on the interest rate risk inherent in a bank's portfolio.

The Federal Reserve Board has established risk-based and leverage capital guidelines for bank holding companies which are similar to the FDIC's capital adequacy regulations for nonmember banks. The Federal Reserve Board guidelines apply on a consolidated basis to bank holding companies with consolidated assets of $150 million or more.

The Federal Reserve Board capital guidelines for bank holding companies and the FDIC's regulations for nonmember banks set total capital requirements and define capital in terms of "core capital elements," or Tier 1 capital(2) and "supplemental capital elements," or Tier 2 capital(3). The maximum amount of supplemental capital elements which qualifies as Tier 2 capital is limited to one-hundred percent (100%) of Tier 1 capital, net of goodwill.

Both bank holding companies and nonmember banks are required to maintain a minimum ratio of qualifying total capital to risk-weighted assets of eight percent (8%), at least one-half of which must be in the form of Tier 1 capital. Risk-based capital ratios are calculated with reference to risk-weighted assets, including both on and off-balance sheet exposures, which are multiplied by certain risk weights assigned by the Federal Reserve Board to those assets.


ALLOCATION OF ALLOWANCE BY LOAN TYPE                                          DECEMBER 31,
                                                                             --------------
IN THOUSANDS                             1994                1993                1992                1991                1990
                                         ----                ----                ----                ----                ----
Commercial                       $5,076(1)    53.37%   $2,971     53.33%   $1,613     50.55%   $2,160     44.84%   $2,084     38.42%
Real Estate Construction            971       12.56     3,950     20.46     3,624     25.13     2,496     38.02       486     45.86
Real Estate Secured               1,315       29.47       353     22.47       134     20.40       303     13.59       384     11.67
Installment                          75        4.60        63      3.74       113      3.92        44      3.55        96      4.05
                                 ------      ------    ------    ------    ------    ------    ------    ------    ------    ------
                                 $7,437      100.00%   $7,337    100.00%   $5,484    100.00%   $5,003    100.00%   $3,050    100.00%
                                 ======      ======    ======    ======    ======    ======    ======    ======    ======    ======

(1) Of the commercial loans which have been identified, 39% are dependent in some part on real estate related activities.


                                   PAGE No. 25

The Federal Reserve Board and the FDIC have established a minimum leverage ratio of three percent (3%) Tier 1 capital to total assets for bank holding companies and nonmember banks that have received the highest composite regulatory rating and are not anticipating or experiencing any significant growth. All other institutions are required to maintain a leverage ratio of at least 100 to 200 basis points above the three percent (3%) minimum.

(2) Tier 1 capital is generally defined as the sum of the core capital elements less goodwill and certain intangibles. The following items are defined as core capital elements: (i) common stockholders' equity; (ii) qualifying noncumulative perpetual preferred stock and related surplus; and (iii) minority interest in the equity accounts of consolidated subsidiaries.

(3) Supplementary capital elements include: (i) allowance for loan and lease losses (which cannot exceed 1.25% of an institution's risk weighted assets);
(ii) perpetual preferred stock and related surplus not qualifying as core capital; (iii) hybrid capital instruments, perpetual debt and mandatory convertible debt instruments; and (iv) term subordinated debt and intermediate-term preferred stock and related surplus.

As a result of the loss for the year ended December 31, 1994, the Company and Bank were not in compliance with the Federal Reserve Board and FDIC minimum required risk-based capital ratio and minimum required leverage ratio.

In certain circumstances, the FDIC or the Federal Reserve Board may determine that the capital ratios for an FDIC-insured bank or a bank holding company shall be maintained at levels which are higher than the minimum levels required by the guidelines or the regulations.

Pursuant to the terms of the SBD Order discussed herein, the Bank is required to maintain tangible shareholders' equity equal to not less than 6.5% of tangible assets. See Note 17 of Notes to Consolidated Financial Statements.

A bank or bank holding company which does not achieve and maintain the required capital levels may be issued a capital directive by the FDIC or the Federal Reserve Board to ensure the maintenance of required capital levels.

PROMPT CORRECTIVE ACTION

In addition to the minimum regulatory capital requirements set forth above, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") has created capital categories for the purpose of determining when supervisory or other corrective action is appropriate. The five capital categories are well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

In order to be well capitalized, an institution must have a total risk-based capital ratio of 10% or more, a Tier 1 risk-based capital ratio of 6% or more, a leverage capital ratio of 5% or more, and not be subject to any written agreement or order issued by the FDIC. An adequately capitalized institution must have a total risk-based capital ratio of 8% or more, a Tier 1 risk-based capital ratio of 4% or more and a leverage ratio of 4% or more. An undercapitalized institution has a total risk-based capital ratio of less than 8%, or a Tier 1 risk-based capital ratio of less than 4% or a leverage ratio of less than 4%. Significantly undercapitalized means a financial institution with a total risk-based ratio of less than 6%, or a Tier 1 risk-based ratio of less than 3% or a leverage ratio of less than 3%. A critically undercapitalized institution has a ratio of tangible equity to total assets that is equal to or less than 2%.

Set forth below are the Company's and the Bank's risk-based and leverage capital ratios as of December 31, 1994:

RISK-BASED CAPITAL RATIOS
AS OF DECEMBER 31, 1994

                                COMPANY                              BANK
                                -------                              ----
IN THOUSANDS              AMOUNT           RATIO            AMOUNT          RATIO
------------             -------          -------          -------         -------
Tier 1 capital           $ 4,722           2.97%           $ 5,586          3.52%
Tier 1 capital minimum
  requirement              6,356           4.00              6,356          4.00
                         -------          -----            -------         -----
Deficiency               $(1,634)         (1.03%)          $  (770)        (0.48%)
                         =======          =====            =======         =====

Total capital            $ 6,779           4.27%           $ 7,643          4.81%

Total capital minimum
requirement               12,711           8.00             12,711          8.00
                         -------          -----            -------         -----
Deficiency               $(5,932)         (3.73%)          $(5,068)        (3.19%)
                         =======          =====            =======         =====

Risk-adjusted assets    $158,888                          $158,888
                        ========                          ========


LEVERAGE RATIOS
AS OF DECEMBER 31, 1994

                                  COMPANY                           BANK
                                  -------                           ----
IN THOUSANDS              AMOUNT           RATIO            AMOUNT          RATIO
------------             -------          -------          -------         -------
Tier 1 capital to
  average total assets
  (Leverage Ratio)       $ 4,722           1.87%           $ 5,586          2.22%
Minimum leverage
  requirement            $ 7,559           3.00%           $ 7,559          3.00%

                         $12,598           5.00%           $12,598          5.00%

Deficiency               $(2,837)         (1.13%)          $(1,973)        (0.78%)

                         $(7,876)         (3.13%)          $(7,012)        (2.78%)

Average total assets    $251,959                          $251,959
                        ========                          ========


Because of its capital position, as determined by the FDIC, the Bank is subject to significant restrictions under Section 38 of the Federal Deposit Insurance Act ("FDIA").

An institution which is undercapitalized, significantly undercapitalized or critically undercapitalized becomes subject to the following mandatory supervisory actions immediately upon notification of its capital category: (1) restrictions on payment of capital distributions, such as dividends; (2) restrictions on payment of management fees to any person having control of the institution; (3) close monitoring by the FDIC of the condition of the institution, compliance with capital restoration plans, restrictions, and requirements imposed under Section 38, and periodic review of the institution's efforts to restore its capital and comply with restrictions; (4) requirement that the institution submit within the time allowed by the FDIC a capital restoration plan, which must include (a) the steps the institution will take to become adequately capitalized, (b) the levels of capital to be attained during each year in which the plan will be in effect, (c) how the institution will comply with restrictions or requirements imposed on its activities, (d) the types and levels of activities in which the institution will engage, and (e) such other information as the FDIC may require; (5) requirement that any company which controls an undercapitalized institution must guarantee, in an amount equal to 5% of the institution's total assets or the amount needed to bring the institution into full capital compliance, that the institution will comply with the capital restoration plan until the institution has been adequately capitalized, on the average, for four consecutive quarters; (6) restrictions on growth of the institution's total assets so that its average total assets during any calendar quarter do not exceed its average total assets during the preceding calendar quarter unless (a) the FDIC has accepted the institution's capital restoration plan, (b) any increase in total assets is consistent with the capital restoration plan, and (c) the institution's ratio of tangible equity assets to increases during the calendar quarter are at a rate



                          PAGE No. 26
sufficient to enable the institution to become adequately capitalized within a reasonable time; and (7) limitations on the institution's ability to make any acquisition, open any new branch offices or engage in any new line of business unless the FDIC has accepted the institution's capital plan and has granted prior approval.

In addition to the above, the FDIC may take any of the actions described below for institutions which fail to submit and implement a capital restoration plan.

Significantly undercapitalized and undercapitalized institutions that fail to submit and implement adequate capital restoration plans are subject to the mandatory provisions set forth above and, in addition, will be required to do or comply with one or more of the following: (1) sell enough additional capital, including voting shares, to bring the institution to an adequately capitalized level or, if one or more grounds exist for appointing a conservator or receiver for the institution, be acquired by or combined with another insured depository institution; (2) restrict transactions with affiliates; (3) restrict interest rates paid on deposits to the prevailing rates in the region where the institution is located, as determined by the FDIC; (4) restrict asset growth or reduce total assets more stringently than described above; (5) terminate, reduce or alter any activity (including any activity conducted by a subsidiary of the institution) determined by the FDIC to pose an excessive risk to the institution; (6) hold a new election for the institution's board of directors;
(7) dismiss directors or senior officers and/or employ new officers, subject to agency approval; (8) cease accepting deposits from correspondent depository institutions, including renewals and rollovers of prior deposits; (9) divest or liquidate any subsidiary that is in danger of becoming insolvent and poses a significant risk to the institution or that is likely to cause significant dissipation of the institution's assets or earnings; or (10) take any other action that the FDIC determines to be appropriate.

In addition, significantly undercapitalized institutions are prohibited from paying any bonus or raise to a senior executive officer without prior FDIC approval. No such approval will be granted to an institution which is required but has failed to submit an acceptable capital restoration plan. Further, the FDIC may impose one or more of the restrictions applicable to critically undercapitalized institutions set forth below.

A critically undercapitalized institution must be placed in conservatorship or receivership within 90 days of becoming critically undercapitalized, unless the FDIC determines that other action would better achieve the purposes of the FDIA.

A critically undercapitalized institution also is prohibited from taking a number of actions without FDIC prior written approval, including entering into any material transaction other than in the usual course of business, making payments on subordinated debt, financing a highly leveraged transaction, adopting charter or by-law amendments, materially changing accounting methods, engaging in any covered transaction as defined in the Federal Reserve Act, paying excessive compensation or bonuses, and paying interest on new or renewed liabilities at a rate that would increase the institution's weighted average cost of funds to a level significantly exceeding the prevailing rates of interest on insured deposits in the institution's normal market areas. The FDIC, in its discretion, may even restrict further the activities of a critically undercapitalized institution.


REGULATORY AGREEMENTS

As a result of an examination of the Bank by the FDIC and State Banking Department which was concluded during the second quarter of 1993, the Bank consented to enter into an amended Cease and Desist Order with the FDIC on July 27, 1993, and an Order under Financial Code Section 1913 with the
State Banking Department on July 6, 1993, which was amended on March 30, 1995. These Orders remain in effect. The Bank completed a joint examination by the FDIC and State Banking Department on June 1, 1994 and on July 20, 1995. See
Note 17 of the Notes to Consolidated Financial Statements for a complete discussion of the terms and conditions of the regulatory agreements.


INVESTOR INFORMATION

TRADING HISTORY

Until July 7, 1995, the Company's common stock was publicly traded in the over-the-counter market and was quoted on the NASDAQ National Market System under the symbol "FCOB." The Company's common stock currently is listed on the NASDAQ SmallCap Market. There are seven market makers for the Company's common stock.

The following table sets forth the range of representative high and low sales prices for the periods indicated, as reported by NASDAQ. The sales prices shown are not adjusted for retail markup, markdown, or commissions.

                             1994                 1995
                             ----                 ----
QUARTER                HIGH       LOW        HIGH       LOW
-------                ----       ---        ----       ---
First                 $5 1/2     $3 3/4     $6 3/4    $4
Second                 4 3/4      2 3/4      6 3/4     4
Third                  3 1/2      2          5 1/4     3 1/2
Fourth                 2 1/8        7/8      4 1/4     3 1/4

At March 30, 1995, there were approximately 1,153 holders of record of the Company's common stock. Trading activity during 1994 totaled 3,631,113 shares.


                          PAGE No. 27

MARKET MAKERS

A.G. EDWARDS & SONS, INC.
11740 Sutton Way
Grass Valley, CA  95945
Robert Fournier
(916) 272-8823
(800) 952-5426

ALLEN & COMPANY INC.
711 Fifth Avenue
New York, NY  10048
(212) 832-7393

DATEK SECURITIES CORP.
4522 Ft. Hamilton Parkway
Brooklyn, NY  11219
(212) 435-7100

HAMBRECHT & QUIST, INC.
One Bush Street
San Francisco, CA  94104
Chris Meyer
(415) 576-3648

HERZONG, HEINE, GEDULD, INC.
26 Broadway
New York, NY  10004
Craig Schepp
(212) 908-5135
(800) 221-7864

MAYER & SCHWEITZER, INC.
111 Pavonia Avenue
Jersey City, NJ  07310
(201) 963-9100

SANDLER O'NEILL & PARTNERS, L.P.
Two World Trade Center
New York, NY  10048
(212) 466-7800


CORPORATE COUNSEL

LILLICK & CHARLES
Two Embarcadero Center, 27th Floor
San Francisco, CA  94111

INDEPENDENT PUBLIC ACCOUNTANTS

ARTHUR ANDERSEN LLP
Spear Street Tower, Suite 3500
One Market Plaza
San Francisco, CA  94105


FORM 10-K

A COPY OF FIRST COMMERCIAL BANCORP, INC.'S FORM 10-K REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE UPON WRITTEN REQUEST TO DAGMAR HOTEL, CORPORATE SECRETARY, P.O. BOX 591, SACRAMENTO, CA 95812-0591.

This annual report is furnished to stockholders and customers of the Bank pursuant to the requirements of the FDIC to provide an annual disclosure statement. This annual report has not been reviewed or confirmed for accuracy or relevance by the FDIC.

FIRST COMMERCIAL BANCORP,
INC. AND FIRST COMMERCIAL BANK

DIRECTORS

MICHAEL DENTON, JR.
Director, Denton Plastics, Inc.

FRED L. HARRIS
Attorney at Law

MICHAEL P. MORRIS
Certified Public Accountant
Chief Financial Officer,
Nugget Market

MANUEL PERRY, JR.
Chairman of the Board
First Commercial Bancorp, Inc.
Agent, New York Life

MICHAEL E. SPINETTI
Partner, Motherlode Real Investors

CORPORATE OFFICERS

JAMES E. CULLETON
Interim President

ANNE H. LONG
Executive Vice President
Chief Financial Officer

DENNIS F. CEKLOVSKY
Executive Vice President
Chief Credit Officer

DAGMAR E. HOTEL
Corporate Secretary

                           PAGE No. 28

FIRST COMMERCIAL BANK


CAPITOL OFFICE

2450 Venture Oaks Way
Sacramento, CA  95833
(916) 646-0554


CAMPBELL OFFICE

94 San Tomas Aquino Road
Campbell, CA  95008
(408) 374-5300


CONCORD OFFICE

2395 Willow Pass Road
Concord, CA  94520
(510) 689-9100


DOUGLAS OFFICE
1625 Douglas Boulevard
Roseville, CA  95661
(916) 782-5561


HOWE AVENUE OFFICE
865 Howe Avenue
Sacramento, CA  95825
(916) 924-1778


PARKSIDE OFFICE
1000 Taraval Street
San Francisco, CA  94116
(415) 661-7070


VERNON OFFICE
201 Vernon Street
Roseville, CA  95678
(916) 782-5561



                          PAGE No. 32

                             [LOGO]

                 FIRST COMMERCIAL BANCORP, INC.

                         865 Howe Avenue
                  Sacramento, California 95825
                         (916) 646-0554


                          Member FDIC
                   Equal Opportunity Employer
                      Equal Housing Lender

                                   FORM 10-Q

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON,  D.C.  20549

            /X/   QUARTERLY REPORT UNDER SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  FOR THE QUARTERLY PERIOD ENDED JUNE 30, 1995
                                       OR
        / /   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        For the transition period from                to
                                      ----------------  ----------------

                         Commission File Number 0-9477


                         FIRST COMMERCIAL BANCORP, INC.
                         ------------------------------
             (Exact Name of registrant as specified in its charter)

           DELAWARE                                              94-2683725
-------------------------------                             -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


              2450 Venture Oaks Way, Sacramento, California, 95833
-------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (916) 646-0554
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                      None
-------------------------------------------------------------------------------
             (Former name, former address, and former fiscal year,
                         if changed since last report)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES    X         NO
    -------         -------

         Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                                             Number of Shares Outstanding
Title of Class                                    at July 31, 1995
--------------                               ----------------------------
Common Stock $.01 par value                           4,675,110

The total number of pages in this Form 10-Q is 70.

                         FIRST COMMERCIAL BANCORP, INC.
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

(Dollar amounts in thousands)                                         JUNE 30, 1995        DECEMBER 31, 1994
-------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                    $ 14,371                 $ 19,059
Federal funds sold                                                           14,000                   27,200
Securities purchased under resale agreements                                 20,000                   40,000
                                                                           --------                 --------
       Total cash and cash equivalents                                       48,371                   86,259
Interest-bearing deposits with other financial institutions                                              299
Investment securities
   Held-to-maturity (market value of $11,066 in 1995
   and $3,815 in 1994)                                                       10,978                    3,963
   Available-for-sale                                                        19.854                   13,727
                                                                           --------                 --------
       Total investment securities (Note 2):                                 30,832                   17,690

Loans, net of unearned income of $174 in 1995 and $243 in 1994               95,310                  130,172
Allowance for loan losses (Note 3)                                            4,817                    7,437
                                                                           --------                 --------
       Net loans                                                             90,493                  122,735

Lease financing, net                                                          1,018                    1,038
Premises and equipment, net                                                   2,249                    2,637
Other real estate                                                             3,261                    5,222
Interest receivable and other assets                                          3,761                    3,426
                                                                           --------                 --------
TOTAL ASSETS                                                               $179,985                 $239,306
                                                                           ========                 ========

LIABILITIES
DEPOSITS:
   Demand accounts                                                         $ 34,816                 $ 56,483
   Interest-bearing transaction accounts                                     45,401                   68,840
   Savings accounts                                                          17,954                   21,695
   Time accounts                                                             78,682                   86,518
                                                                           --------                 --------
   Total deposits                                                           176,853                  233,536
Accrued expenses and other liabilities                                        2,030                    1,415
Minority interest                                                             1,500                      ---
                                                                           --------                 --------
    TOTAL LIABILITIES                                                       180,383                  234,951

Commitments and contingent liabilities

STOCKHOLDERS' EQUITY
Preferred stock: 1995 and 1994, $.01 par value; authorized: 1995
and 1994, 5,000,000 shares; issued and outstanding: 1995 and                                              --
1994-none
Common stock: 1995 and 1994, $.01 par value; authorized: 1995 and
1994, 15,000,000 shares; issued: 1995, 4,675,110 shares; 1994,
4,775,110 shares; outstanding: 1995 and 1994, 4,675,110 shares                   47                       48
Additional paid-in capital                                                   27,787                   28,495
Retained deficit                                                            (28,160)                 (22,880)
Common stock in treasury, at cost:
   1995, none; 1994, 100,000 shares                                              --                     (709)
Unrealized losses on securities available-for-sale                              (72)                    (599)
                                                                           --------                 --------
     Total stockholders' equity  (Note 4)                                      (398)                   4,355
                                                                           --------                 --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $179,985                 $239,306
                                                                           ========                 ========


The accompanying notes are an integral part of these consolidated statements.

                         FIRST COMMERCIAL BANCORP, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                       FOR THE THREE MONTHS ENDED        FOR THE SIX MONTHS ENDED
                                                       --------------------------        ------------------------
                                                       JUNE 30,         JUNE 30,         JUNE 30,       JUNE 30,
(Dollar amounts in thousands)                            1995             1994             1995           1994
INTEREST INCOME:
Interest and fees on loans and leases                  $ 2,668          $  3,942         $ 5,564        $  7,863
Interest on Federal funds sold and securities
     purchased under resale agreements                     502               380           1,123             695
Interest on time deposits with other financial
     institutions                                           --                32              --              66
Interest on investment securities                          457               261             716             594
                                                       -------          --------         -------        --------

     Total interest income                               3,627             4,615           7,403           9,218
                                                       -------          --------         -------        --------

INTEREST EXPENSE:
Interest on interest-bearing transaction accounts          271               516             610           1,045
Interest on savings accounts                               109               151             228             299
Interest on time accounts and other borrowed funds       1,280               655           2,274           1,326
                                                       -------          --------         -------        --------

     Total interest expense                              1,660             1,322           3,112           2,670
                                                       -------          --------         -------        --------

NET INTEREST INCOME                                      1,967             3,293           4,291           6,548
Provision for loan losses                                3,245             8,035           3,245           8,035
                                                       -------          --------         -------        --------

NET INTEREST INCOME (LOSS) AFTER
     PROVISION FOR LOAN LOSSES                          (1,278)           (4,742)          1,046          (1,487)
                                                       -------          --------         -------        --------
Non-interest income                                        430               562             854           1,094
Non-interest expense                                     3,391             5,467           7,178           9,155
                                                       -------          --------         -------        --------

LOSS BEFORE INCOME TAXES                                (4,239)           (9,647)         (5,278)         (9,548)
Provision for income taxes                                   2             1,893               2           1,926
                                                       -------          --------         -------        --------

NET LOSS                                               $(4,241)         $(11,540)        $(5,280)       $(11,474)
                                                       =======          ========         =======        ========

-----------------------------------------------------------------------------------------------------------------

PER SHARE DATA:
Net loss per share                                     $ (0.91)         $  (2.47)        $ (1.13)       $  (2.45)

Weighted average shares outstanding                      4,675             4,675           4,675           4,675

The accompanying notes are an integral part of these consolidated statements.

                         FIRST COMMERCIAL BANCORP, INC.
                            CONSOLIDATED STATEMENTS
                       OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                              UNREALIZED
                                                ADDITIONAL                    COMMON        GAINS (LOSSES)            TOTAL
                                      COMMON      PAID-IN       RETAINED     STOCK IN       ON SECURITIES         STOCKHOLDERS'
(DOLLAR AMOUNTS IN THOUSANDS)         STOCK       CAPITAL        DEFICIT     TREASURY     AVAILABLE-FOR-SALE         EQUITY
-------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994             $48        $28,495       $(22,880)     $(709)           $(599)               $ 4,355
   Net loss                             --             --         (1,039)        --               --                 (1,039)
   Adjustment to unrealized gains
      (losses) on available-for-sale
         securities (Note 2)            --             --             --         --              298                    298
                                       ---        -------       --------      -----            -----                -------

BALANCE, MARCH 31, 1995                 48         28,495        (23,919)      (709)            (301)                 3,614

   Net loss                             --             --         (4,241)        --               --                 (4,241)
   Adjustment to unrealized gains
      (losses) on available-for-sale
         securities (Note 2)            --             --              --        --              229                    229
  Treasury stock retirement             (1)          (708)             --       709               --                     --
                                       ---        -------       --------      -----            -----                -------

BALANCE, JUNE 30, 1995                 $47        $27,787       $(28,160)     $  --            $ (72)               $  (398)
                                       ===        =======       ========      =====            =====                =======


The accompanying notes are an integral part of these consolidated statements.

                         FIRST COMMERCIAL BANCORP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                                    SIX MONTHS ENDED JUNE 30,
---------------------------------------------------------------------------------------------------------------
(Dollars amounts in thousands)                                                      1995                1994
---------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                                      $ (5,280)            $(11,474)
   Adjustments to reconcile loss to net cash
      provided by operating activities:
         Depreciation and amortization                                                355                  559
         Provision for loan losses                                                  3,245                8,035
         Write-down of other real estate                                              877                1,819
         Fixed asset retirements                                                      180                 - -
         Decrease in interest receivable and other assets                            (335)               4,761
         Decrease in interest payable                                                 (16)                 (76)
         Decrease in accrued expenses and other liabilities                           631                  (61)
                                                                                 --------             --------
         Net cash provided by (used in) operating activities                         (343)               3,563
Cash flows from investing activities:                                            --------             --------
   Net decrease in interest-bearing deposits with other
      financial institutions                                                          299                  794
   Proceeds from maturity of investment securities                                  2,296               30,788
   Purchase of investment securities                                              (15,000)              (4,992)
   Net decrease in loans made to customers                                         27,249                1,205
   Net decrease in deferred loan fees                                                 (69)                 (22)
   Capital expenditures                                                               (58)                (235)
   Net  decrease in lease financing                                                    20                   20
   Proceeds from sale of other real estate                                          2,901                3,412
   Payments to complete other real estate                                              --                 (617)
                                                                                 --------             --------
         Net cash provided by investing activities                                 17,638               30,353
                                                                                 --------             --------
Cash flows from financing activities:
   Minority  interest in subsidiary                                                 1,500                   --
   Net decrease in demand accounts, interest-bearing transaction
      accounts and savings accounts                                               (48,847)             (42,754)
   Net decrease in time accounts                                                   (7,836)             (10,546)
                                                                                 --------             --------
      Net cash used in financing activities                                       (55,183)             (53,300)
                                                                                 --------             --------
Net decrease in cash and cash equivalents                                         (37,888)             (19,384)

Cash and cash equivalents at beginning of period                                   86,259               86,874
                                                                                 --------             --------
Cash and cash equivalents at end of period                                       $ 48,371             $ 67,490
                                                                                 ========             ========

Supplemental disclosures of cash flow information:
   Cash paid during the period for:
      Interest                                                                   $  3,128             $  2,746
      Income taxes                                                               $      2             $      0
Supplemental Schedule of noncash investing and financing activities:
   Net decrease in other real estate as a result of foreclosure or
      financing, and other related transactions                                  $ (1,817)            $ (5,967)


The accompanying notes are an integral part of these consolidated statements.

                         FIRST COMMERCIAL BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



NOTE 1
-------------------------------------------------------------------------------
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. All adjustments which, in the opinion of management, are necessary for a fair statement of the consolidated financial position of First Commercial Bancorp, Inc. (the "Company"), and its sole subsidiary, First Commercial Bank (the "Bank"), at June 30, 1995, and the results of operations for the three month periods and six month periods ended June 30, 1995 and 1994 and statements of cash flows for the six months ended June 30, 1995 and 1994 have been included in the accompanying statements. The results of operations, and statement of cash flows for the six months ended June 30, 1995 are not necessarily indicative of the results for a full year.

2. The accompanying unaudited financial statements have been prepared on a basis consistent with the accounting principles and policies reflected in the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1994.

3. Net income per share is computed using the weighted average number of shares outstanding during the period.


NOTE 2
-------------------------------------------------------------------------------
INVESTMENT SECURITIES - HELD-TO-MATURITY AND AVAILABLE -FOR-SALE

As of January 1, 1994, the Company adopted the FASB Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS" 115). This statement requires that investments in debt and equity securities be classified as "held-to- maturity," "trading securities" or "available-for-sale." It requires that investments classified as "held-to-maturity" be reported at amortized cost, that investments classified as "trading" securities be reported at fair value with unrealized gains and losses included in earnings, and that investments classified as "available-for-sale" be reported at fair value with unrealized gains and losses reported as a separate component of stockholders' equity. As of January 1, 1994, a security with an amortized cost of $2,089,000 and a market value of $2,101,000 was classified as "held-to-maturity." Securities with an amortized cost of $42,339,000 and a market value of $42,681,000 were classified as "available-for-sale." The effect of adopting SFAS 115 was to recognize an unrealized gain of $342,000 as an increase in stockholders' equity. As of June 30, 1995, the Company's assets and equity capital were reduced by $72,000 to reflect unrealized losses on available-for-sale securities.

The estimated market value of investment securities is determined based on current quotations, where available. The amortized cost (book value) and estimated market value of investment securities at June 30, 1995 are as follows:

---------------------------------------------------------------------------------------------------------------------
                                                                                 1995
---------------------------------------------------------------------------------------------------------------------
                                                              GROSS             GROSS
                                           AMORTIZED        UNREALIZED        UNREALIZED         MARKET
(Dollar amounts in thousands)                COST             GAINS             LOSSES            VALUE         YIELD
---------------------------------------------------------------------------------------------------------------------
HELD-TO-MATURITY:
   U.S. TREASURY SECURITIES                 $ 7,027            $ 70              $--             $ 7,097        6.51%
   U.S. GOVERNMENT AGENCIES                   3,951              18               --               3,969        5.23

AVAILABLE-FOR-SALE:
   U.S. TREASURY SECURITIES                  11,095              13               --              11,108        5.91
   U.S. GOVERNMENT AGENCIES                   8,756                               10               8,746        6.10
                                            -------            ----              ---             -------        ----
TOTAL INVESTMENT SECURITIES                 $30,829            $101              $10             $30,920        6.02%
                                            =======            ====              ===             =======        ====

On June 20, 1995, a Federal Home Loan Mortgage Corporation Security with a book value of $1,059,000, classified as "available-for-sale" was sold for a gain of approximately $3,000. The Bank did not sell any other securities during the six-month period ended June 30, 1995, or the year ended December 31, 1994.

The following table shows the amortized cost and estimated market value of investment securities at June 30,1995, by contractual maturity. Maturities of mortgage-backed securities are classified in accordance with contractual repayment schedules. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The amortized cost and estimated market values, by contractual maturity were as follows:


                                       ------------------------------------------------------------------------------
                                                                            1995
                                       ------------------------------------------------------------------------------
                                                 HELD-TO-MATURITY                           AVAILABLE-FOR-SALE
                                       ------------------------------------------------------------------------------
                                       AMORTIZED      MARKET                         AMORTIZED       MARKET
(Dollar amounts in thousands)             COST         VALUE          YIELD             COST          VALUE     YIELD
---------------------------------------------------------------------------------------------------------------------
MATURING WITHIN ONE YEAR:
   U.S. Treasury securities             $    --       $    --           --%           $10,048       $10,080     6.10%
   U.S. Government agencies               2,026         2,012         4.70              2,042         2,047     6.36
                                        -------       -------         ----            -------       -------     ----
Total maturing within one year            2,026         2,012         4.70             12,090        12,127     6.14
                                        -------       -------         ----            -------       -------     ----

MATURING FROM ONE TO FIVE YEARS:
   U.S. Treasury securities               7,027         7,096         6.51              1,047         1,028     4.17
   U.S. Government agencies               1,925         1,958         5.78              6,714         6,699     6.02
                                        -------       -------         ----            -------       -------     ----

Total maturing from one to five
      years                               8,952         9,054         6.28              7,761         7,727     5.77
                                        -------       -------         ----            -------       -------     ----

MATURING FROM FIVE TO TEN YEARS:
   U.S. Treasury securities                  --            --           --                 --            --       --
   U.S. Government agencies                  --            --           --                 --            --       --
                                        -------       -------         ----            -------       -------     ----

Total maturing from five to ten
   years                                     --            --           --                 --            --       --
                                        -------       -------         ----            -------       -------     ----

Total investment securities             $10,978       $11,066         6.05%           $19,851       $19,854     6.00%
                                        =======       =======         ====            =======       =======     ====

NOTE 3
-----------------------------------------------------------------------------
LOANS AND ALLOWANCE FOR LOAN LOSSES

The composition of the loan portfolio is summarized as follows:

------------------------------------------------------------------------------
                                             JUNE 30,             DECEMBER 31,
(Dollar amounts in thousands)                  1995                   1994
------------------------------------------------------------------------------
COMMERCIAL                                   $45,380                $ 69,597
REAL ESTATE CONSTRUCTION                      10,343                  16,386
REAL ESTATE SECURED                           35,623                  38,439
INSTALLMENT                                    4,138                   5,993
                                             -------                --------

TOTAL GROSS LOANS                             95,484                 130,415

UNEARNED INCOME                                  174                     243
ALLOWANCE FOR LOAN LOSSES                      4,817                   7,437
                                             -------                --------
NET LOANS                                    $90,493                $122,735
                                             =======                ========


-------------------------------------------------------------------------------

CONCENTRATION OF LARGE BORROWERS

The Company's loan portfolio is presently concentrated in 20 loans, each of which exceed 25% of the Bank's June 30, 1995 capital. Loans to these borrowers represent $36.1 million or 38% of the Bank's total loan portfolio at June 30, 1995. Eight of these loans, representing $17.1 million or 18% of the Bank's total loan portfolio, have been classified by the Bank as substandard.

At June 30, 1995 the Bank's unsecured lending limit was $1.0 million and its combined secured and unsecured lending limit was $1.7 million. The Bank currently has thirteen loans, representing $30.7 million, which exceed its unsecured lending limit. The Company intends to be able to continue to satisfy its larger customer's borrowing needs by participating loan amounts above its lending limit with other banks until such time as the Bank becomes recapitalized. Assuming the capital infusion into the Bank of approximately $9 million, after deducting capitalization expenses, the Bank's capital is expected to be approximately $11.0 million and the Bank's unsecured lending limit will climb to $2.9 million and the Bank's secured and unsecured lending limit will reach $4.8 million. Thereafter, the Bank will have only four loans representing $15.7 million which will exceed its unsecured lending limit, and no existing loan will exceed its secured and unsecured lending limit.

The changes to the allowance for loan losses consisted of the following for the six-month period ended June 30, 1995 and for the year ended December 31, 1994:

------------------------------------------------------------------------------
                                             JUNE 30,             DECEMBER 31,
(Dollar amounts in thousands)                  1995                   1994
------------------------------------------------------------------------------
BALANCE AT BEGINNING OF PERIOD                $7,437                $ 7,337
CHARGE-OFFS:
   COMMERCIAL                                  4,807                  3,712
   REAL ESTATE CONSTRUCTION                      431                  5,591
   REAL ESTATE SECURED                           598                    661
   INSTALLMENT                                   236                     59
                                              ------                -------
                                               6,072                 10,023
                                              ------                -------
RECOVERIES:
   COMMERCIAL                                    232                    176
   REAL ESTATE CONSTRUCTION                       --                    125
   REAL ESTATE SECURED                            --                    ---
   INSTALLMENT                                     2                     13
                                              ------                -------

                                                 234                    314
                                              ------                -------

NET CHARGE-OFFS ON LOANS                       5,838                  9,709

ADDITIONS TO ALLOWANCE CHARGED
   TO OPERATING EXPENSE                        3,245                  9,809

REDUCTION IN ALLOWANCE FOR LOANS
   TRANSFERRED WITH BRANCH SALE                  (27)                    --
                                              ------                -------

BALANCE AT END OF PERIOD                      $4,817                $ 7,437
                                              ======                =======
------------------------------------------------------------------------------

NET CHARGE-OFFS ON LOANS
   TO AVERAGE LOANS                            10.43%                  5.62%

ALLOWANCE FOR LOAN LOSSES TO
   TOTAL LOANS OUTSTANDING                      5.05%                  5.70%

The following table provides information with respect to all nonperforming assets:

------------------------------------------------------------------------------
                                             JUNE 30,             DECEMBER 31,
(Dollar amounts in thousands)                  1995                   1994
------------------------------------------------------------------------------
TOTAL LOANS OUTSTANDING                      $95,484                $130,415
                                             =======                ========

ACCRUAL LOANS PAST DUE
   NINETY DAYS OR MORE                       $    --                $     22
NONACCRUAL LOANS                               4,383                  11,433
                                             -------                --------
TOTAL PAST DUE NINETY DAYS OR
   MORE AND NONACCRUAL LOANS                 $ 4,383                $ 11,455
                                             =======                ========


DELINQUENT LOANS (30 - 89 DAYS PAST DUE)     $ 1,909                $  4,514
                                             =======                ========


OTHER REAL ESTATE                            $ 3,261                $  5,222
                                             =======                ========

TOTAL PAST DUE NINETY DAYS OR
   MORE AND NONACCRUAL LOANS TO
      TOTAL LOANS OUTSTANDING                   4.59%                   8.78%
                                             =======                ========
ALLOWANCE FOR LOAN LOSSES TO TOTAL
   NONPERFORMING LOANS                        109.90%                  64.92%
                                             =======                ========


During the first six months of 1995, the Bank's ratios of nonperforming assets (loans 90 days past due or more, nonaccrual loans and other real estate) showed marked improvement over the ratios as of December 31, 1994. Also, during this period, the Bank's ratio of allowance for loan losses to nonperforming loans (loans past due 90 days or more and nonaccrual loans) improved from 64.42% to 109.90%.

The Bank's nonperforming loans improved 61.70% during the first six months of 1995, from $11,455,000 at December 31, 1994 to $4,383,000 at June 30 ,1995. At
June 30, 1995, 76% of these non-performing loans were fully secured by real estate. In addition, loans delinquent more than 31 days and less than 90 days improved 57.70%, from $4,514,000 at December 31, 1994 to $1,908,000 at June 30,
1995. 87.80% of these delinquent loans at June 30, 1995 were secured by either first or subordinate deeds of trust on real estate.

With respect to loans place on nonaccrual status, the Bank reverses any accrued and unpaid interest and all payments thereafter are applied to principal until such time as management believes the full repayment of principal and interest is assured. At such time, the loan may be returned to accrued status and payments then applied to principal and/or interest according to the terms of the loan.

The Bank's other real estate owned through foreclosure also improved 37.60%, from $5,222,000 at December 31, 1994 to $3,261,000 at June 30 ,1995.

The Bank has one real estate loan in the amount of $1,000,000 which is accounted for as a "troubled debt restructuring" as that term is defined in SFAS No. 15. The amount of interest income not recognized on this loan is immaterial. The balance outstanding on this loan as of June 30, 1995 was $525,000 and as of December 31, 1994 was $710,000.

There are no loans made by the Bank to directors, executive officers or any associate of such persons exceeding $60,000 for the six-month period ended June 30, 1995.

NOTE 4
-------------------------------------------------------------------------------

RECAPITALIZATION OF THE COMPANY AND THE BANK

The Company has entered into an agreement with First Banks, Inc. ("First Banks") which provides in part for the immediate recapitalization of the Bank, and, subject to stockholder approval, recapitalization of the Company. Upon approval of the stockholders of the Company, $4,450,00 of net proceeds invested by First Banks and Mr. James F. Dierberg ("Dierberg") into the Bank will be converted to the stockholders' equity of the Company through an exchange of Bank common stock and preferred stock for Company common stock.

The Company and the Bank have entered into an amended and restated Stock Purchase Agreement dated as of August 7, 1995 (the "Agreement") with First Banks, Inc., a Missouri Corporation, and Dierberg, an individual. A copy of the Agreement is attached hereto as Exhibit 2 and incorporated herein by reference. Pursuant to the terms of the Agreement, Dierberg purchased, as of June 30, 1995, 750,000 shares of nonvoting, noncumulative Bank preferred stock ("Bank Preferred Stock"), for an aggregate purchase price of $1.5 million. On July 12, 1995, First Banks placed $8.5 million in an escrow account to be used for further investment in Company and/or Bank stock. First Banks has filed applications with the Federal Reserve Bank of St. Louis and with the California Superintendent of Banks for the requisite approvals to purchase additional shares of Company and/or Bank common stock.

Pursuant to the Agreement, First Banks authorized investment of $3.5 million of the escrow funds in an overnight repurchase agreement with the Bank, which funds ultimately will be used for the purchase of shares of common stock of the Bank ('Bank Common Stock'), upon receipt of regulatory approvals. The Bank Common stock is subject to the terms of a proxy agreement transferring to the Company the right to vote the stock until certain events occur. It is also expected that First Banks will purchase the $1.5 million of Bank Preferred Stock acquired by Mr. Dierberg on June 30, 1995. The Bank Common Stock and the Bank Preferred Stock held by First Banks will be exchanged for shares of Company common stock, par value $.01 per share (the Company Common stock'). If the stockholders fail to approve the Agreement, the proxy restricting First Banks' voting of the Bank Common Stock will terminate and First Banks will assume voting control of the Bank.

The Agreement provides that if the Bank's tangible capital ratio does not equal 6.5% at October 31, 1995, and if the Rights Offering decribed below has not been concluded prior to December 31, 1995 and the Bank's tangible capital ratio at that date does not equal 7.0% then, in either case, First Banks has the option to make an additional capital contribution to the Company through the purchase of shares of Company Common Stock, at a purchase price per share of the then-current book value of the Company Common Stock or $0.10 per share, whichever is greater.

The Company and First Banks also have agreed to permit, subject to regulatory approval, the Company to distribute shares of Company common stock or cash to stockholders of record as of the record date for the Special Meeting to be held this fall in the event the Company obtains certain recoveries on assets written-off as of June 30, 1995 or agreed upon reductions to required reserve amounts if the Company is able to reduce certain of its criticized assets. The Agreement provides for such stock or cash distributions based upon the performing of the Company and certain other adjustments occurring during the period between June 30, 1995 and June 30, 1996. Thereafter from July 1, 1996 through October 31, 1998, cash or stock may be distributed to such stock holders at certain specified dates based upon the recovery of certain assets written-off as of June 30, 1995, net of certain expenses and certain litigation costs or contingency reserves.

The Agreement provides that following a Special Meeting of Stockholders of the Company which is intended to be held in September or October of 1995 (the "Special Meeting") and a vote of the stockholders to approve the Agreement, First Banks will loan the Company the $5,000,000 remaining in the escrow account in the form of a 12% convertible debenture ("Debenture'). The principal amount of the Debenture, together with any unpaid and accrued interest, is convertible during a five (5) year period into shares of Company Common Stock on the basis of $0.10 per share, provided that First Banks shall have received any required regulatory approvals for the conversion. All of the proceeds of the loan, less $250,000, will be down streamed to First Commercial Bank. In the event that the stockholders of the Company fail to approve the terms of the Agreement at the Special Meeting, the Agreement provides that First Banks will purchase $5.0 million in shares of Bank Common Stock.

The Agreement provides that following the consummation of the purchase of $3.5 million of Bank Common Stock, the Company will nominate three persons selected by First Banks to be directors of the Bank, subject to receipt of necessary regulatory approvals. Similarly, upon the approval of the stockholders of the Agreement at the Special Meeting, First Banks will have the right to nominate three persons to serve as directors of the Company, subject to receipt of regulatory approvals.

The Company intends to amend its Registration Statement, which was filed on May 31, 1995 with the Securities and exchange Commission, to reflect the terms of the Agreement, as well as to include undated financial and other information. As previously announced, the Registration Statement provides, inter alia, for a rights offering of Company Common Stock to existing stockholders and an offering in exchange for dividends owed to Company stockholders of record on June 30, 1992 and September 14,1992 (the "Offering"). The Offering is intended to raise up to $5,000,000 of additional capital for the Company. The Offering price will be the same as the price at which the Company common stock is purchased by First Banks. The Company cautions that the securities covered by the Registration Statement may not be offered by the Company nor may offers to buy be accepted by the Company prior to the time the Registration Statement is declared effective by the Securities and Exchange Commission, and then only by means of a prospectus. THE REGISTRATION STATEMENT HAS NOT BEEN DECLARED EFFECTIVE BY THE COMMISSION AND THE CONTENTS THEREOF ARE SUBJECT TO AMENDMENT.

Finally, the Agreement provides that the Company shall amend the Company's Stockholders' Rights Plan, adopted by the stockholders of the Company at the Company's 1990 Special Meeting of Stockholders (the "Rights Plan"), to exempt the transactions contemplated by the Agreement from triggering the operation of the Rights Plan. Further, if the Board of Directors of the Company determines that the Company shall exercise its right of redemption under the Rights Plan then, under certain conditions, First Banks may elect to arrange for the payment of the redemption and the Company shall issue to First Banks shares of Company Common Stock, on the basis of $0.10 per share, in exchange for the aggregate amount of such redemption.

The Company's issuance of the shares of Company Common Stock to First Banks is conditioned, among other things , on First Banks and the Company obtaining all approvals required under applicable state and federal law and regulation, on the Company receiving stockholder approval of the Agreement and on the continued accuracy of the representations and warranties contained in the Agreement. The sale and issuance to First Banks of the shares of Bank common stock is conditioned on receipt by First Banks of all necessary regulatory approvals.

The Agreement may be terminated under certain circumstances, including if the Company or First Banks does not receive all required approvals of the sale of stock to first Banks or if the parties mutually consent thereto. In addition, First Banks may terminate the Agreement in the event the Bank is declared insolvent or a bankruptcy petition is filed by or with respect to the Company. Finally, the Escrow Agreement pursuant to which the Escrow Funds are held, provides that in event First Banks breaches its representations, warranties and/or covenants and the Agreement is thus terminated, the Company will receive from the Escrow Funds liquidated damages of $1.0 million to cover the harm sustained by the Company as a result of such breach.

On August 9, 1995, the Company issued a press release announcing execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to the consolidated results of the Company and the Bank and should be read in conjunction with the Consolidated Financial Statements, and accompanying notes included herein.

During the first six months of 1995, the Company continued to reduce its assets from $239,306,000 at December 31, 1994, to $179,985,000 at June 30, 1995, a 25%
decrease during the six-month period. This reduction was facilitated through the sale of the Bank's San Diego Branch office in January, 1995 and the closure of the Santa Rosa branch in April of 1995. The liquidity necessary to sell/close these two branches came from the Company's reduction in its commercial and real estate loan portfolio. For the six months ended June 30, 1995, the Company's commercial loan portfolio decreased by 34.79% to $45,380,000, the real estate loan portfolio decreased by 16.15% to $45,966,000 and its deposits decreased by 24.22% to $176,853,000. As a result of losses incurred during the quarter, the Company's stockholders' equity was reduced by 111.0% to $(398,000). At June 30, 1995, and the Company's and the Bank's Tier 1 Capital ratio to average assets was reduced to (0.23)% and 1.08%, respectively.


SUMMARY OF OPERATIONS

The net loss for the quarter ended June 30, 1995, was $4,241,000 compared to net loss of $11,540,000 for the quarter ended June 30, 1994. Net loss per share was $0.91 for the second quarter in 1995, compared to net loss per share of $2.47 for the second quarter in 1994. The Corporation's net loss for the six months ended June 30, 1995, was $5,280,000, compared to a net loss of $11,474,000 for the same period last year. Net loss per share was $1.13 for the six months ended June 30, 1995 compared to $2.45 for the same period in 1994.

The net loss for the quarter and for the six months ended June 30, 1995, was primarily due to an allocation to the provision for loan losses of $3,245,000 and the writedown and other expenses associated with Other Real Estate ("ORE") properties of $791,000 and $2, 010,000, respectively.

Net interest income for the quarter ended June 30, 1995 was $1,967,000 compared to $3,293,000, for the same period last year, a decrease of $1,326,000 or 40.27%, due to the reduction in real estate and commercial loans.

Net interest income for the six months ended June 30, 1995 was $4,291,000 compared to $6,548,000 for the same period last year, representing a decrease of $2,257,000 or 34.47%.

The Bank made a provision for loan losses for the quarter and the six months ended June 30, 1995, of $3,245,000 compared to $8,035,000 provision for the same periods last year, a decrease of $4,790,000 or 59.61% (see "Provision for Loan Losses").

Non-interest income was $430,000 for the quarter ended June 30, 1995, compared to $562,000 for the same period last year, a decrease of $132,000 or 23.49% . Non-interest income for the six months ended June 30, 1995, was $854,000 compared to $1,094,000, a decrease of $240,000 or 21.94% (see "Non-Interest Income").

Non-interest expense was $3,391,000 for the quarter ended June 30, 1995, compared to $5,467,000 for the same period last year, a decrease of $2,076,000 or 37.97%. The decrease is primarily due to a strategic reduction in staff resulting in a decrease in salaries and related benefits. Non-interest expense was $7,178,000 for the six months ended June 30, 1995, compared to $9,155,000 for the same period last year, a decrease of $1,977,000 or 21.59% (See "Non-Interest Expense").


NET INTEREST INCOME

Net interest income is the difference between interest and loan fees earned by the Company on its earning assets and the interest expense paid on its interest-bearing deposits and other borrowed funds. Net interest income, expressed as a percentage of average total earning assets, is referred to as net interest margin.

Interest rates stabilized for the second quarter of 1995. The Bank's prime rate averaged 9.00% for the quarter, compared to 7.25% for the same quarter last year. Yield on earning assets increased to 8.59% compared to 7.57% for the same period past year. However, rates paid on interest-bearing liabilities increased to 4.38% for the second quarter, compared to 2.90% for the second quarter in 1994, largely due to a 95% increase in interest paid on time accounts. As a result, the Bank's net interest margin was 4.83% compared to 5.25% for the same period last year.

Net interest income for the quarter ended June 30, 1995, was $1,967,000 compared to $3,293,000, for the same quarter last year, representing a decrease of $1,326,000 or 40.27%. The majority of this decline was due to the reduction in the level of real estate and commercial loans. For the quarter ended June 30, 1995, average real estate construction loans were $10,960,000, compared to $26,941,000 for the same period last year, a decrease of $15,981,000 or 59.32%. Average commercial loans were $54,330,000, compared to $94,095,000 for the same period last year, a decrease of $39,765,000 or 42.26%.

Included in real estate loans are loans for the construction of nonowner-occupied real estate. These loans averaged $6,349,000 for the quarter ended June 30, 1995, compared to $24,743,000 for the same period last year, a
decrease of $18,394,000 or 74.34%.    At June 30, 1995, nonowner- occupied real
estate construction loans were $4,787,000 compared to $22,700,000 at June 30, 1994, a reduction of 17,913,000 or 78.91%.

Offsetting the decrease in interest income created by the reduction in the volume of loans was the decrease in nonaccrual loans. At June 30, 1995, nonaccrual loans totaled $4,383,000, a decrease of $11,775,000 or 72.87% from the same period last year and a decrease of $7,050,000 or 61.66% from December 31, 1994. Included in nonaccrual loans at June 30, 1995 are twelve real estate secured loans totaling $3,351,000, of which $1,021,000 are single-family residences, $415,000 are single-family lots, $1,137,000 are land, $778,000 are commercial buildings.

At June 30, 1995, the Bank had ORE totaling $3,261,000 compared to $14,525,000 for the same period last year and $5,222,000 at December 31, 1994. Included in ORE are twelve properties, two of which consist of single-family residences with a book value of $630,000, nine in the single-family lot category with a book value of $2,163,000 and one in commercial lots with a book value of $468,000. The activity in ORE for the six months ended June 30, 1995 includes sales of eight separate properties totaling approximately $3,054,000, which resulted in a gain of $162,000. During the second quarter of this year, two foreclosed properties totaling $976,000 converted to ORE .

The Company's interest expense for the second quarter increased $338,000 or 25.57% in comparison to the same period last year. This increase is primarily due to a general increase in rates paid on deposits (see "Liquidity").

Net interest income for the six months ended June 30, 1995 was $4,291,000 compared to $6,548,000 for the same period last year , a decrease of $2,257,000 or 34.47%, again due to a reduction in the level of real estate and commercial loans. For the six months ended June 30, 1995, average real estate construction loans were

$12,484,000 compared to $28,936,000 for the same period last year, a decrease of
$16,452,000 or 56.86%.   Average commercial loans were $58,417,000 for the six
months ended June 30, 1995, compared to $102,157,000 for the same period last year, a decrease of $43,740,000 or 42.62%.

The Bank's prime rate averaged 7.46% for the six months ended June 30, 1995, compared to 6.85% for the same period last year. Yield on earning assets increased to 8.54%, compared to 7.34% for the same period last year. However, rates paid on interest-bearing liabilities increased to 4.09% for the six months ended June 30, 1995, compared to 2.91% for the same period last year, largely due to a 71% increase in interest paid on time accounts. As a result, the Bank's net interest margin was 5.14% compared to 5.30% for the same period last year.

The Bank's interest expense increased $442,000 or 16.55% for the six months ended June 30, 1995 in comparison to the same period last year. This increase is primarily due to a general increase in the rates paid on deposits.


PROVISION FOR LOAN LOSSES

The allowance for loan losses is maintained at a level that management of the Bank considers to be adequate to provide for future losses that reasonably can be anticipated. The allowance for loan losses is increased by charges to the provision for loan losses and reduced by net charge-offs. Future losses include those that are known, those reasonably anticipated and inherent losses which are probable but not identifiable on a specific loan by loan basis. Although management utilizes its best judgment in providing for possible loan losses and establishing the allowance for loan losses, the allowance is an estimate which is inherently uncertain and depends on the outcome of future events.

It is the policy of the Bank to establish the allowance for loan losses based upon a systematic and documented approach which is consistently applied, and regularly monitored. The methodology employed is dynamic and addresses both general and specific allowances for loan losses, encompassing internal issues based upon the individual credit components of the Bank's loan portfolio and external issues based upon economic, political and regulatory factors. Coupled with the internal and external analysis of the Bank's risk assets, the Bank's historical experience, current conditions, and anticipated future developments are integrated into the process of evaluating and calculating the reserve. In addition, the reserve is determined based upon the following factors: the delinquency status of the loan portfolio, inherent risk by type of loan, historical loss trends derived from experience, industry statistical data, recommendations made by the Bank's regulatory authorities and the current economic environment.

Incumbent in establishing the appropriate level of the allowance for loan losses are two components which are vital to the overall credit administration process of the Bank. They are the asset quality rating process and the internal loan review process, which serve to establish an assessment of the general quality of the Bank's loan portfolio. The asset quality rating process occurs on a continuous basis. Credit review procedures are performed on a quarterly basis, with annual and periodic reviews performed by the external auditors and the regulatory authorities, respectively.

During the quarter ended June 30, 1995, the Bank provided $3,245,000 to its allowance for loan losses as compared to $8,035,000 for the same period in 1994. The Bank made no provision to its allowance for loan losses during either of the first quarters of 1994 or 1995. The 1995 second quarter provision was mainly influenced by two events: (1) a provision of $2,166,000 to fully charge-off six loans in the aggregate amount of $4,238,453, net of $2,072,134 previously provided to the allowance for loan losses with respect to those loans and (2) an increase in the allowance for loan loss percentage on certain loans classified "Substandard" from 7.5% to 15% (an increase of $891,000 in the allowance for substandard loans). Substantially all of the 1995 second quarter provisions to its allowance for loan losses resulted from recommendations made by the Bank's regulatory examiners during the joint FDIC/State Banking Department examination which commenced on June 1, 1995. Of the six loans charged-off during the quarter, one loan charge-off, in the principal amount of $3,010,000, resulted from a bankruptcy proceeding initiated by the borrower during the second quarter of 1995. The Bank believes it will receive some recovery in connection with the borrower's bankruptcy proceeding.

Net loan charge-offs for the quarter ended June 30, 1995 were $5,251,000, compared to $7,091,000 for the same quarter last year. Net loan charge-offs for the six months ended June 30, 1995 were $5,837,000, compared to $7,140,000 for the same period last year. The ratio of net charge-offs to average total loans was 19.82% for the second quarter of 1995 and 15.51% for the same period in 1994. The charge-off ratio for the six months ended June 30, 1995 and 1994 was 10.43% and 7.68%, respectively. At June 30, 1995, the loan loss reserve was $4,817,000, or 5.05% of total loans compared to $8,232,000 or 4.57% of total loans at June 30, 1994.


NON-INTEREST INCOME

Non-interest income, which has four categories consisting of service charges on deposit accounts and other related fees, merchant discount income, mortgage processing fees, and other non-yield related fees, charges and other income, decreased $132,000 or 23.49% for the quarter ended June 30, 1995, compared to the same period last year.

Service charges on deposit accounts and other related fees decreased $128,000 primarily due to a decrease in deposit accounts; merchant discount income decreased $3,000 over the same quarter last year due to a decrease in volume of merchant customer activity; and mortgage fee income decreased $15,000 in comparison to the same period last year due to the closing of the mortgage loan division effective April, 1994.

Included in other non-interest income for the quarter ended June 30, 1995 are net gains on sales of ORE totaling $100,000, recovery of collection expenses on a charged-off loan of $40,000, interest received from the IRS on 1992 federal tax return of $24,000, a recovery on the settlement of a potential litigation of $7,700, and a realized gain on the sale of an available-for-sale security of $3,000. Included in this category for the quarter ended June 30, 1994, are net gains on sales of ORE totaling $102,000 and a partial settlement of a lawsuit for $33,000.

Non-interest income was $854,000 for the six-months ended June 30, 1995, compared to $1,094,000 for the same period last year, a decrease of $240,000 or 21.94%. Service charges on deposit accounts decreased $222,000 due to a decrease in the number of deposit accounts; merchant discount income decreased $2,000 due to an decrease in volume of merchant customer activity and mortgage fee income decreased $62,000.

Included in other non-interest income for the six-months ended June 30, 1995 are net gains on sales of ORE totaling $169,000, recovery of collection expenses on a charged-off loan of $40,000, interest received from the IRS on 1992 federal tax return of $24,000, reimbursement of $18,000 for data processing services pertaining to the sale of the San Diego branch, a refund for Workers' Compensation insurance of $18,000, a recovery on the settlement of a potential litigation of $7,700 and a realized gain on the sale of an available-for-sale security of $3,000. Included in this category for the six-months ended June 30, 1994 are net gains on sales of ORE totaling $147,000, a partial settlement of a lawsuit for $33,000 and a refund for Workers' Compensation insurance of $21,000.

NON-INTEREST EXPENSE

The following table summarizes the significant components of non-interest expense for the quarters ended June 30, 1995 and 1994:

-----------------------------------------------------------------------------------------------------------
                                                                                  DOLLAR         PERCENTAGE
(Dollar amounts in thousands)                     1995             1994           CHANGE           CHANGE
-----------------------------------------------------------------------------------------------------------
SALARIES AND RELATED BENEFITS                    $  988           $1,803         $  (815)         (45.20%)
OCCUPANCY                                           674              350             324           92.57%
EQUIPMENT                                           163              319            (156)         (48.90%)
OTHER                                             1,566            2,995          (1,429)         (47.71%)
                                                 ------           ------         -------
     TOTAL                                       $3,391           $5,467         $(2,076)         (37.97%)
                                                 ======           ======         =======

Non-interest expense was $3,391,000 for the quarter ended June 30, 1995, compared to $5,467,000 for the same period last year, a decrease of $2,076,000 or 37.97% over the same quarter last year.

Other non-interest expense, representing the largest component of non-interest expense in 1995, was $1,566,000 for the quarter ended June 30, 1995, compared to $2,995,000 for the quarter ended June 30, 1994, a decrease of $1,429,000 or 47.71%. This decrease can be primarily attributed to ORE write downs and other expenses of $791,000 for the quarter ended June 30, 1995, compared to $1,752,000 for the same period last year, a decrease of $961,000. Other real estate expense for the quarter ended June 30, 1995, consists of write downs of six properties totaling $361,000 and expenses of $430,000 to acquire, maintain, complete and to increase the contingency reserves on residential home and lot properties, compared to a write down of seven properties totaling $1,436,000 and expenses of $316,000 for the quarter ended June 30, 1994.

Effective September 30, 1994, the Bank discontinued third party vendor payments for all title and escrow deposit accounts. As a result, the cost of services provided to title company customers for the second quarter ended June 30, 1995, was $0, compared to $239,000 for the same period last year. In addition, there were also decreases in FDIC insurance of $42,000, telephone expense of $40,000, stationery and supplies of $40,000, travel and business development of $50,000, directors fees of $23,000 and courier expense of $25,000.

Salaries and related benefits decreased $815,000 or 45.20%. This decrease is primarily due to a strategic reduction in staff. At June 30, 1995, the Bank has reduced the level of its full-time equivalent employees to 104 from 150 at December 31, 1994 as a result of expense reductions implemented in 1994. Additionally, effective July 1, 1994, the Bank implemented a salary freeze for all employees titled Assistant Vice President and above. Effective January 1, 1995, the salary freeze was extended to the entire staff.

Occupancy and equipment expense was $837,000 for the quarter ended June 30, 1995, compared to $669,000 for the same period last year, an increase of $168,000 or 25.11%. During the second quarter of 1995, the Bank expensed the remaining book value of leasehold improvements and fixed assets related to one of the Bank's discontinued branch offices which resulted in additional depreciation expense of $158,000. The Bank also recognized the rent expense of $182,000 in connection with this discontinued branch, and a one-time rent expense of $40,000 relating to common area maintenance expense on the San Diego branch. Offsetting these increases to occupancy and equipment expense is a decrease of $115,000 in depreciation expense relating to data processing equipment which was fully depreciated in July, 1994.

The following table summarizes the significant components of non-interest expense for the six months ended June 30, 1995, and 1994:

-----------------------------------------------------------------------------------------------------------
                                                                                  DOLLAR         PERCENTAGE
(Dollar amounts in thousands)                     1995             1994           CHANGE           CHANGE
-----------------------------------------------------------------------------------------------------------
SALARIES AND RELATED BENEFITS                    $2,212           $3,600         $(1,388)         (38.56%)
OCCUPANCY                                         1,013              700             313           44.71%
EQUIPMENT                                           323              571            (248)         (43.43%)
OTHER                                             3,630            4,284            (654)         (15.27%)
                                                 ------           ------         -------
TOTAL                                            $7,178           $9,155         $(1,977)         (21.59%)
                                                 ======           ======         =======

Non-interest expense was $7,178,000 for the six months ended June 30, 1995, compared to $9,155,000 for the same period last year, a decrease of $1,977,000 or 21.59%.

Salaries and related benefits decreased $1,388,000 or 38.56%. This decrease is primarily due to a strategic reduction in staff, as noted on the previous page.

Other non-interest expense was $3,630,000 for the six months ended June 30, 1995, compared to $4,284,000 for the same period last year, a decrease of $654,000 or 15.27%. This decrease can be primarily attributed to a reduction in the cost of services provided to title company customers of $508,000, FDIC insurance of $84,000, telephone expense of $42,000, stationary and supplies of $60,000, travel and business development $65,000, directors fees of $57,000 and courier expense of $39,000.

ORE write downs and other expenses of $2,010,000 for the six months ended June 30, 1995 compared to $2,001,000 for the same period last year, a decrease of $9,000. Other real estate expenses for the first six months of 1995 consists of write downs on thirteen properties totaling $1,128,000 and expenses of $882,000 to acquire, maintain,complete and to increase the contingency reserve on residential home and lot properties, compared to write downs on eight properties totaling $1,646,000 and expenses of $354,000 to acquire, maintain and complete residential homes and lot properties for the six months ended June 30, 1994. There was also a net increase in professional fees expense of $96,000, primarily due to an increase in legal fees resulting from the reduction and resolution of problem assets and settlement of a lender liability lawsuit totaling $50,000.

Occupancy and equipment expense was $1,336,000 for the six months ended June 30, 1995, compared to $1,271,000 for the same period last year, an increase of $65,000 or 5.11%. During the second quarter of 1995, the Bank expensed the remaining book value of leasehold improvements and fixed assets related to one of the Bank's discontinued branch offices, as noted on the previous page. The Bank also recognized additional rent expense, as noted above, offset by depreciation expense of $178,000 relating to data processing equipment which was fully depreciated in July 1994.


PROVISION FOR INCOME TAXES

Due to the loss reported for the six-month period ended June 30, 1995, and the substantial losses reported for the year ended December 31, 1994, the Company concluded that it no longer met the realization standards for its income tax assets as embodied in Statement of Financial Accounting Standards No. 109, and recorded the losses for the quarter and six-month period ended June 30, 1995 on a pre-tax benefit basis. California State Franchise tax expense of $2,000 was recorded for the quarter and six-month period ended June 30, 1995. This compares to a provision for income taxes of $1,893,000 and $1,926,000 for the quarter and six-month period ended June 30, 1994, respectively.

LIQUIDITY

Liquidity refers to the Company's ability to maintain a cash flow adequate to fund both on and off-balance sheet sources (assets) and meet obligations (liabilities) on a timely and cost-effective basis. Potential significant liquidity requirements include funding of commitments to loan customers and withdrawals from non-interest-bearing demand deposits.

The Company's liquidity ratio is defined as cash and due from banks less reserve requirements, Federal funds sold, securities purchased under resale agreements, interest-bearing deposits with other financial institutions and marketable securities less secured deposits, divided by total deposits less deposits secured by marketable securities and short-term borrowings. Using this definition at June 30, 1995, the Company had a liquidity ratio of 43.97%, compared to 31.09% at June 30, 1994. At June 30, 1995, the loan-to-deposit ratio was 53.99%, which compares to 66.56% at June 30, 1994.

The following table highlights the average deposit structure as of June 30, 1995, and June 30, 1994:

-------------------------------------------------------------------------------------------------------------
                                                  SECOND            SECOND
                                                  QUARTER           QUARTER          DOLLAR        PERCENTAGE
(Dollar amounts in thousands)                      1995              1994            CHANGE          CHANGE
-------------------------------------------------------------------------------------------------------------
DEMAND (EXCLUDE TITLE CO. ACCOUNTS)              $ 32,266          $ 52,392        $(20,126)        (38.41%)
CORE TITLE AND ESCROW CO.  DEMAND
   ACCOUNTS (1)                                     1,540            17,000         (15,460)        (90.94%)
INTEREST BEARING TRANSACTION ACCOUNTS              48,127            85,478         (37,351)        (43.70%)
SAVINGS ACCOUNTS                                   17,736            24,895          (7,159)        (28.76%)
TIME ACCOUNTS, LESS THAN $100,000                  60,075            40,876          19,199          46.97%
                                                 --------          --------        --------

TOTAL CORE DEPOSIT ACCOUNTS                      $159,744          $220,641         (60,897)        (27.60%)

EXCESS TITLE AND ESCROW CO. DEMAND
   ACCOUNTS (1)                                        --            17,655         (17,655)       (100.00%)
PUBLIC TIME ACCOUNTS                                   --               300            (300)       (100.00%)
TIME ACCOUNTS, MORE THAN $100,000                  21,474            29,396          (7,922)        (26.95%)
                                                 --------          --------        --------

TOTAL DEPOSIT ACCOUNTS                           $181,218          $267,992        $(86,774)        (32.38%)
                                                 ========          ========        ========

(1) Based on the FDIC's recommendation, title and escrow company deposits in excess of the Bank's historical low level of $17,000,000 were considered volatile and were excluded from core deposits. These excess title and escrow company deposits were invested in liquid assets with one-day maturities in order to assist in managing the Bank's liquidity. Additionally, these excess balances were incorporated into the Bank's computation of the volatile liability dependency ratio as volatile deposits.

During the third quarter of 1994, the Bank began a program to reduce title and escrow company deposit balances in order to improve its volatile liability dependency ratio and reduce non-interest expense to the Bank. Effective September 30, 1994, the Bank discontinued third party vendor payments for all title and escrow deposit accounts. Title and escrow company deposits at June 30, 1995 were $946,000 compared to $45,239,000 at June 30, 1994.

The decrease in total deposit accounts was primarily due to the reduction in the asset size of the Bank in order to offset the impact of the decline in the Company's capital. As part of this reduction, the Company sold the San Diego branch to the Bank of Commerce on January 20, 1995, and closed the Santa Rosa branch on April 14, 1995. Included in the second quarterly averages for 1994 for these two branches were $8,620,000 in demand accounts; $14,514,000 in interest-bearing transaction accounts; $2,480,000 in savings; $5,475,000 in time accounts less than $100,000, and $2,730,000 in time accounts more than $100,000.

The increase in time accounts, less than $100,000 is due to a structured bank-wide calling program which was implemented in mid-February 1995. The Bank's customers responded favorably to the call program by purchasing approximately $12,000,000 in new time accounts, less than $100,000.

Average core deposit accounts for the first quarter of 1995 were $168,705,000, compared to $159,794,000 for the second quarter of 1995, a reduction of $8,911,000 or 5.03%. Total average deposits for the second quarter of 1995 were $195,393,000 compared to $181,218,000 for the second quarter of 1995, a reduction of $14,175,000 or 7.25%.

The volatile liability dependency ratio is defined as time accounts greater than $100,000, Federal funds purchased, other short-term borrowings and excess title and escrow company deposits less short-term investments, divided by total earning assets less short-term investments. This ratio determines the extent to which the Bank is funding long-term assets with short-term volatile deposits. At June 30, 1995, the Bank's volatile liability dependency ratio was (24.38%) compared to 5.30% at June 30, 1994, and (21.70%) at December 31, 1994.

To augment short-term liquidity needs, the Bank has a secured borrowing arrangement with the Federal Reserve Bank of San Francisco. At June 30, 1995, the Bank had investment securities in the aggregate principal amount of $17,317,000 and loans totaling $22,255,000 eligible for pledging as collateral. At June 30, 1995, the Bank could borrow up to approximately 74.64% of the value of the pledged assets. This borrowing arrangement was not utilized during the six-month period ended June 30, 1995, nor during the year ended December 31, 1994.

Undisbursed loan commitments, which are a factor in managing liquidity, totaled $28,878,000, compared to $41,504,000 at December 31, 1994, and $53,958,000 at
June 30, 1994.   Listed below are these commitments by loan category as of June
30, 1995:

         - Commitments of $14,472,000 are associated with commercial loans, substantially all of which are contingent upon customers maintaining specific credit standards. This represents a 55.18% reduction from the $32,291,000 at June 30, 1994.

         - Commitments of $819,000 are associated with speculative real construction loans with short-term maturities. This represents a 83.72% reduction from the $5,031,000 at June 30, 1994.

         - Commitments of $822,000 are associated with owner/builder construction loans.This represents a 70.39% reduction from the $2,777,000 at June 30, 1994.

         - Commitments of $9,983,000 are associated with consumer loan products consisting of equity lines and personal lines of credit. This represents a 27.96% reduction from the $13,859,000 at June 30, 1994.

These present commitments are expected to be funded through existing liquidity and the repayment of existing loans. Management believes the Bank presently has sufficient funding sources from which to meet its funding requirements for outstanding loan commitments.

CAPITAL ADEQUACY REQUIREMENTS

The Company is subject to the Federal Reserve Board's capital guidelines for bank holding companies and the Bank is subject to the FDIC's regulations governing capital adequacy for nonmember banks. The Federal banking agencies have proposed regulations which would impose additional capital requirements on banks based on the interest rate risk inherent in a bank's portfolio.

The Federal Reserve Board has established risk-based and leverage capital guidelines for bank holding companies which are similar to the FDIC's capital adequacy regulations for nonmember banks. The Federal Reserve Board guidelines apply on a consolidated basis to bank holding companies with consolidated assets of $150 million or more. In addition, the Bank is subject to specific capital requirements imposed by the FDIC and State Banking Department. See "Regulatory Agreements".

The Federal Reserve Board capital guidelines for bank holding companies and the FDIC's regulations for nonmember banks set total capital requirements and define capital in terms of "core capital elements," or Tier 1 capital 1/ and "supplemental capital elements," or Tier 2 capital 2/. The maximum amount of supplemental capital elements which qualify as Tier 2 capital is limited to one-hundred percent (100%) of Tier 1 capital, net of goodwill.

Both bank holding companies and nonmember banks are required to maintain a minimum ratio of qualifying total capital to risk-weighted assets of eight percent (8%), at least one-half of which must be in the form of Tier 1 capital. Risk-based capital ratios are calculated with reference to risk-weighted assets, including both on and off-balance sheet exposures, which are multiplied by certain risk weights assigned by the Federal Reserve Board to those assets.

-------------------------------------

         1/ Tier 1 capital is generally defined as the sum of the core capital elements less goodwill and certain intangibles. The following items are defined as core capital elements: (i) common stockholders' equity;
         (ii) qualifying noncumulative perpetual preferred stock and related surplus; and (iii) minority interests in the equity accounts of consolidated subsidiaries.

         2/   Supplementary capital elements include: (i) allowance for loan and lease losses (which cannot exceed 1.25% of an institutions's risk weighted assets); (ii) perpetual preferred stock and related surplus not qualifying as core capital; (iii) hybrid capital instruments, perpetual debt and mandatory convertible debt instruments; and (iv) term subordinated debt and intermediate-term preferred stock and related surplus.


PROMPT CORRECTIVE ACTION

In addition to the minimum regulatory capital requirements set forth above, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") created capital categories for the purpose of determining when supervisory or other corrective action is appropriate. The five capital categories are well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

In order to be well capitalized, an institution must have a total risk-based capital ratio of 10% or more, a Tier 1 risk-based capital ratio of 6% or more, a leverage capital ratio of 5% or more, and not be subject to any written agreement or order issued by the FDIC. An adequately capitalized institution must have a total risk-based capital ratio of 8% or more, a Tier 1 risk-based capital ratio of 4% or more and a leverage ratio of 4% or more. An undercapitalized institution has a total risk-based capital ratio of less than 8%, or a Tier 1 risk-based capital ratio of less than 4% or a leverage ratio of less than 4%. Significantly undercapitalized means a financial institution with a total risk-based ratio of less than 6%, or a Tier 1 risk-based ratio of less than 3% or a leverage ratio of less than 3%. A critically undercapitalized institution has a ratio of tangible equity to total assets that is equal to or less than 2%. At June 30, 1995, the Bank was classified as a critically undercapitalized institution.

Set forth below are the Company's and the Bank's risk-based and leverage capital ratios as of June 30, 1995:

Risk-Based and Leverage Capital Ratios
as of June 30, 1995

                                                         COMPANY                            BANK
----------------------------------------------------------------------------------------------------------
(Dollar amounts in thousands)                    AMOUNT            RATIO          AMOUNT            RATIO
----------------------------------------------------------------------------------------------------------
TIER 1 RISK-BASED CAPITAL  (1)                  $   (421)         (0.37)%        $  2,007           1.74%

TIER 1 CAPITAL MINIMUM REQUIREMENT                 4,671            4.00%           4,671           4.00%
                                                --------          ------         --------          -----

   DEFICIENCY                                   $ (5,092)         (4.37)%        $ (2,664)        (2.26)%
                                                ========          ======         ========         ======

TOTAL RISK-BASED CAPITAL  (2)                   $  1,081            0.92%        $  3,509           3.03%

TOTAL CAPITAL MINIMUM REQUIREMENT                  9,341            8.00%           9,341           8.00%
                                                --------          ------         --------         ------

   DEFICIENCY                                   $ (8,260)          (7.08)%       $ (5,832)        (4.97)%
                                                ========          ======         ========         ======


RISK-ADJUSTED ASSETS                            $116,766                         $116,766
                                                ========                         ========


LEVERAGE CAPITAL RATIO                                            (0.23)%                           1.08%
                                                                  =====                           ======


TOTAL AVERAGE ASSETS                            $185,980                         $185,980
                                                ========                         ========

(1)      Includes common stockholders' equity.
(2) Includes common stockholders' equity, subordinated debt, plus allowance for loan losses, subject to certain limitations.
(3)      Tier 1 capital divided by average assets for the period.


Because of its capital position, as determined by the FDIC, the Bank is subject to significant restrictions under Section 38 of the Federal Deposit Insurance Act ("FDIA").

An institution which is undercapitalized, significantly undercapitalized or critically undercapitalized becomes subject to the following mandatory supervisory actions immediately upon notification of its capital category: (1) restrictions on payment of capital distributions, such as dividends; (2) restrictions on payment of management fees to any person having control of the institution; (3) close monitoring by the FDIC of the condition of the institution, compliance with capital restoration plans, restrictions, and requirements imposed under Section 38, and periodic review of the institution's efforts to restore its capital and comply with restrictions; (4) requirement that the institution submit within the time allowed by the FDIC a capital restoration plan, which must include (a) the steps the institution will take to become adequately capitalized, (b) the levels of capital to be attained during each year in which the plan will be in effect, (c) how the institution will comply with restrictions or requirements imposed on its activities, (d) the types and levels of activities in which the institution will engage, and (e) such other information as the FDIC may require; (5) requirement that any company which controls an undercapitalized institution must guarantee, in an amount equal to 5% of the institution's total assets or the amount needed to bring the institution into full capital compliance, that the institution will comply with the capital restoration plan until the institution has been adequately capitalized, on the average, for four consecutive quarters; (6) restrictions on growth of the institution's total assets so that its average total assets during any calendar quarter do not exceed its average total assets during the preceding calendar quarter unless (a) the FDIC has accepted the institution's capital restoration plan, (b) any increase in total assets is consistent with the capital restoration plan, and (c) the institution's ratio of tangible equity to assets increases during the calendar quarter at a rate sufficient to enable the institution to become adequately capitalized within a reasonable time; and
(7) limitations on the institution's ability to make any acquisition, open any new branch offices or engage in any new line of business unless the FDIC has accepted the institution's capital plan and has granted prior approval.

In addition to the above, the FDIC may take any of the actions described below for institutions which fail to submit and implement a capital restoration plan.

Significantly undercapitalized and undercapitalized institutions that fail to submit and implement adequate capital restoration plans are subject to the mandatory provisions set forth above and, in addition, will be required to do or comply with one or more of the following: (1) sell enough additional capital, including voting shares, to bring the institution to an adequately capitalized level or, if one or more grounds exist for appointing a conservator or receiver for the institution, be acquired by or combined with another insured depository institution; (2) restrict transactions with affiliates; (3) restrict interest rates paid on deposits to the prevailing rates in the region where the institution is located as determined by the FDIC; (4) restrict asset growth or reduce total assets more stringently than described above; (5) terminate, reduce or alter any activity (including any activity conducted by a subsidiary of the institution) determined by the FDIC to pose an excessive risk to the institution; (6) hold a new election for the institution's board of directors;
(7) dismiss directors or senior officers and/or employ new officers, subject to agency approval; (8) cease accepting deposits from correspondent depository institutions, including renewals and rollovers of prior deposits; (9) divest or liquidate any subsidiary that is in danger of becoming insolvent and poses a significant risk to the institution or that is likely to cause significant dissipation of the institution's assets or earnings; or (10) take any other action that the FDIC determines to be appropriate.

Significantly undercapitalized institutions are also prohibited from paying any bonus or raise to a senior executive officer without prior FDIC approval. No such approval will be granted to an institution which is required but has failed to submit an acceptable capital restoration plan. Further, the FDIC may impose one or more of the restrictions applicable to critically undercapitalized institutions set forth below.

In addition to all of the restrictions set forth above, critically undercapitalized institution must be placed in conservatorship or receivership within 90 days of becoming critically undercapitalized, unless the FDIC determines that other action would better achieve the purposes of the FDIA. Accordingly, as of July 30, 1995, the Bank was notified that it was critically
undercapitalized.   The Bank will be placed  in receivership on October 30,
1995, unless the Bank's Tier 1 capital ratio increases above 2% or a determination is made that a different action is more appropriate.

A determination of alternate action by the FDIC is effective for only 90 days, after which period the FDIC must reexamine whether to appoint a conservator or receiver for the Bank. Such determination must thereafter be renewed by the FDIC at the end of each 90-day period. Notwithstanding the FDIC's periodic redetermination of the effectiveness of the alternative actions it has ordered, if the Bank is critically undercapitalized on average during the calendar quarter beginning 270 days after the Bank became critically undercapitalized, the FDIC is required by FDICIA to appoint a receiver for the Bank unless the FDIC finds that: (a) the Bank has positive net worth; (b) the Bank has been in substantial compliance with its Capital Plan, as approved by the FDIC; (c) the Bank is profitable or has an upward trend in earnings which the FDIC projects is sustainable; and (d) the Bank is reducing the ratio of non-performing loans to total loans. In addition, both the FDIC and the Chairman of the Board of the Bank must certify that the Bank is viable and not expected to fail.

A critically undercapitalized institution such as the Bank, also is prohibited from taking a number of actions without FDIC prior written approval, including entering into any material transaction other than in the usual course of business, making payments on subordinated debt, financing a highly leveraged transaction, adopting charter or by-law amendments, materially changing accounting methods, engaging in any covered transaction as defined in the Federal Reserve Act, paying excessive compensation or bonuses, and paying interest on new or renewed liabilities at a rate that would increase the institution's weighted average cost of funds to a level significantly exceeding the prevailing rates of interest on insured deposits in the institution's normal market areas. The FDIC, in its discretion, may restrict even further the activities of a critically undercapitalized institution.


REGULATORY AGREEMENTS

FDIC AND STATE BANKING DEPARTMENT REGULATORY ORDERS

As a result of an examination of the Bank by the FDIC and the State Banking Department ("SBD") which was concluded during the second quarter of 1993, the Bank consented to enter into an amended Cease and Desist Order with the FDIC on July 27, 1993 (the "FDIC Cease and Desist Order"). Similarly, the Bank consented on July 6, 1993, to the entrance of a Final Order under Financial Code
Section 1913 with the SBD, which was amended on March 30, 1995, (the 'SBD Final Order") (collectively, the "Orders"). The Orders remain in effect.

The Bank completed a joint examination by the FDIC and the SBD on June 1, 1994. Such examination led to the issuance by the SBD of the March 30, 1995 Final Order. In addition, the SBD Final Order describes certain provisions of the prior SBD Orders, which have not been addressed to the satisfaction of the SBD, including the Bank's capital deficiencies, high level of classified assets, management inadequacies and other practices, procedures and conditions termed unsafe or unsound by the SBD.

On July 20, 1995, the FDIC and SBD completed a joint examination of the Bank. As of the filing date of this report on Form 10-Q, the Bank has not received a final examination report.

Pursuant to the Orders, the Bank is required to: (a) maintain management acceptable to the SBD and FDIC; (b) notify the SBD in writing prior to adding any individual to its Board of Directors; (c) charge off assets classified loss noted in the Report of Examination of the Bank as of March 25, 1994 ("ROE"); (d) reduce assets classified substandard in accordance with a prescribed schedule;
(e) reduce the amount of assets listed for attention in the ROE within a certain time frame; (f) within 30 days, develop and adopt and thereafter implement a profit plan and month-by-month budget; (g) within 30 days, adopt and thereafter implement a strategic plan to return the bank to a profitable condition, in a form acceptable to the SBD and FDIC; (h) not later than June 30, 1995, increase tangible shareholders' equity to not less than 6.5% of tangible assets and increase such ratio to 7.0% by December 31, 1995 and maintain such 7% ratio during the life of the Orders; (I) make no distributions to any shareholder without the prior written consent of the SBD; (j) immediately comply with all laws and regulations and correct or eliminate within 30 days any apparent violations noted in the ROE; and (k) establish a committee to assure compliance with the SBD Amended Final Order.

The Bank received a letter dated July 25, 1995, as amended on August 9, 1995, from the Superintendent setting forth revised time frames for the Bank to increase its capital. Under the terms of the letter, the Bank must, before August 25, 1995, increase its tangible shareholders' equity to at least $5,160,000 and, on or before October 31,1995, to at least $11,180,000, including the increase called by the first installment. The proceeds from the sale of the Bank Common Stock to First Banks, when received, will be attributed to the above amounts.

In calculating the amount of the first installment, the Superintendent began with the amount of $5,160,000, which is approximately 3% of the Bank's total tangible assets of approximately $172,031,000 as of July 25, 1995. The Superintendent then deducted from this figure the Bank's tangible shareholders' equity of approximately $2,078,000 as of July 25, 1995, leaving a difference of $3,099,000. The Bank's estimated operating losses for July 1995 of $17,000 were added to the $5,160,000.

The amount of the second installment is an amount necessary to make the Bank's tangible shareholders' equity approximately equal to 6.5% and is consistent with the SBD Order, wherein the Bank was ordered to attain by October 31, 1995, tangible shareholders' equity equal to or exceeding 6.5% of its total tangible assets.

As of June 1, 1994, James E. Culleton, the Executive Vice President of the Company and Executive Vice President and Chief Operating Officer of the Bank, was named as Interim President of the Bank and the Company until a permanent President and Chief Executive Officer can be employed. The former President, Chief Executive Officer and a Director of the Bank and Company, and the former Executive Vice President of the Company and Executive Vice President and Senior Credit Administrator of the Bank, resigned effective August 15, 1994. On September 1, 1994, Dennis F. Ceklovsky was named Executive Vice President and Chief Credit Officer of the Company and the Bank. Mr. Ceklovsky assumes responsibility for overall management of the Bank's credit operations, and will oversee adherence to regulatory policies and procedures.

The Bank also agreed, pursuant to the Orders, to maintain adjusted Tier 1 capital equal to or exceeding 6.5% of the Bank's total assets. Furthermore, the Bank is required to maintain tangible shareholders' equity plus mandatorily convertible subordinated debt equal to not less than 6.5% of total tangible assets, and a minimum tangible shareholders' equity plus mandatorily convertible subordinated debt of $12,300,000. The SBD Amended Final Order requires the ratio of shareholders' equity to tangible assets to increase to 7% at December
31, 1995.   As a result of the loss for the six-month period ended June 30,
1995, and year ended December 31, 1994, the Bank is not in compliance with its mandatory capital ratios. As of June 30, 1995, the Bank's adjusted Tier 1 capital ratio was 1.08%, and the Bank's tangible shareholders' equity plus mandatorily convertible subordinated debt was 1.07% of total tangible assets. At that date, the Bank's tangible shareholders' equity was $1,934,769, which includes the conversion of a $2,400,000 mandatorily convertible subordinated note, the downstream of $1,402,000 of capital from the Company.

In response to its capital deficiency, the Bank submitted to the FDIC on August 23, 1994 its Capital Restoration Plan, which was amended on November 22, 1994, and approved by the FDIC on January 30, 1995. One of the components of the Capital Restoration Plan consists of a decrease in the Bank's asset size. On January 21, 1995, the Bank consummated the sale of its San Diego Branch office to the Bank of Commerce. On April 14, 1995, the Bank closed its Santa Rosa Branch.

Another component of the Capital Restoration Plan is the raising of capital. In addition to the $10 million recapitalization of the Company and the Bank by First Banks, the Company intends to conduct a rights offering, followed by a public offering, of its common stock in order to raise approximately $5 million in additional capital.

On March 9, 1995, the FDIC notified the Bank of the three areas covered in the FDIC Order to which the FDIC believes the Bank must devote its undivided attention. These include successfully completing the proposed capital offering, improving earnings, and improving asset quality. The Bank is in the process of addressing each of these areas.

The Bank continues to be designated a problem bank and is considered "troubled" for all regulatory purposes. Accordingly, the Bank is required to provide prior notice to the FDIC of the employment of any senior officer or appointment of a director. Due to the Bank's current regulatory capital ratios, the Bank is prohibited from accepting funds obtained directly or indirectly through a deposit broker. In addition, the Bank cannot provide pass-through deposit insurance to employee benefit plan deposits so long as it is ineligible to accept brokered deposits.

Failure to comply with the terms of the Orders could result in various regulatory actions against the Bank, including recapitalization, merger and/or acquisition of the Bank.


STATE CAPITAL IMPAIRMENT ORDERS

The California Financial Code (the "Financial Code") requires the Superintendent to order any bank whose contributed capital is impaired to correct such impairment within 60 days of the date of the Order. Under Section 134(b) of the Financial Code, the "contributed capital" of a bank, defined as all shareholders' equity other than



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

retained earnings, is deemed to be impaired whenever such bank has deficit retained earnings in an amount exceeding 40% of such contributed capital.

The Bank received notices from the SBD dated August 3, 1994, November 3, 1994, and February 17, and March 15, and May 15, 1995 that its contributed capital is impaired (the "Capital Impairment Orders"). As of June 30, 1995, the Bank had contributed capital of $21.1 million and deficit-retained earnings of approximately $19.1 million, or approximately 91% of contributed capital, within the meaning of Section 134(b) of the Financial Code. Thus, under Section 134(b) of the Financial Code, the Bank's contributed capital was impaired as of that date in the approximate amount of $10.7 million. The Bank has not complied with the Capital Impairment Orders.

Under Section 662 of the Financial Code, the Superintendent has the authority, in his or her discretion, to take certain appropriate regulatory action with respect to a bank having impaired contributed capital, including possible seizure of such bank's assets. A bank that has deficit retained earnings may, subject to the approval of its shareholders and of the Superintendent, readjust its accounts in a quasi-reorganization, which may include eliminating its deficit retained earnings, under Section 663 of the Financial Code. However, a bank that is not able to effect such a quasi-reorganization or otherwise to correct an impairment of its contributed capital within 60 days of an order to do so from the Superintendent must levy and collect an assessment on its common shares pursuant to Section 423 of the California Corporations Code.

As the sole stockholder of the Bank's Common Stock, the Company (not the Company's stockholders) will receive any notices of assessment issued by the Bank. THE BANK IS IN VIOLATION OF THIS CALIFORNIA LAW REQUIRING IT TO ASSESS THE SHARES OF THE BANK (WHICH ARE ALL HELD BY THE COMPANY) IN ORDER TO CORRECT THE IMPAIRMENT OF THE BANK'S CAPITAL. AS LONG AS THE BANK'S CONTRIBUTED CAPITAL IS IMPAIRED AS DEFINED UNDER CALIFORNIA LAW, THE SUPERINTENDENT IS AUTHORIZED TO TAKE POSSESSION OF THE PROPERTY AND BUSINESS OF THE BANK, TO CLOSE THE BANK OR TO ORDER THE BANK TO COMPLY WITH THE LEGAL REQUIREMENT TO LEVY AN ASSESSMENT ON THE SHARES OF THE BANK HELD BY THE COMPANY SUFFICIENT TO CORRECT THE IMPAIRMENT. AS THE COMPANY IS THE SOLE STOCKHOLDER OF THE BANK'S COMMON STOCK, THE ASSESSMENT WOULD BE MADE BY THE COMPANY. THE COMPANY DOES NOT HAVE THE FUNDS TO SATISFY SUCH AN ASSESSMENT.

The Bank's capital impairment may be corrected through earnings, by raising additional capital or by a quasi-reorganization, subject to the approval of the SBD. In a quasi-reorganization, the Bank's deficit retained earnings would be reduced or eliminated by a corresponding reduction in the Bank's contributed capital. As of June 30, 1995, the Bank would have been required to raise $26,750,000 in new capital (inclusive of any proceeds from the offering) in order to correct its impaired contributed capital (because the ratio of deficit retained earnings to contributed capital may not exceed 40%, $2.50 of new capital must be raised for every dollar of impairment).

Although the Bank has not received an additional impairment Order concerning the Bank's 1995 loss for the period ended June 30, 1995, such loss has increased the deficit-retained earnings to $19.1 million. Accordingly, the Bank's capital as of June 30, 1995 will be deemed to be impaired by $11.2 million which would require the Bank to raise $21.7 million of new capital in order to cure the impairment by such means.

Management believes, although it cannot assure, that as the Bank's problem assets are substantially resolved and it is recapitalized, it will be possible for the Bank to remove the impairment of its capital through earnings. Alternatively, management could apply to the Superintendent to effect a quasi-reorganization.

Management also believes that, because it is anticipated that the Bank will have high leverage and risk-based capital ratios after the offering, it is unlikely that the Superintendent would seek to take action solely on the basis of impaired capital under the Section 134 definition. There can be no assurance, however, that other circumstances, such as insufficient liquidity, operating losses, or other issues, could not arise that would provide incentives to the Superintendent to utilize the powers granted by Section 134.



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

No assurance can be given that the Bank's capital condition will not deteriorate further as a result of future operating losses prior to curing its capital impairment. In addition, because a quasi-reorganization requires that the Bank reduce its assets and liabilities to market value at the time of the reorganization, the Bank's capital could be further reduced from its present level as a result of such a reduction in the market value of the Bank's assets over its liabilities. Finally, there can be no assurance that, following a correction of the Bank's capital impairment (whether through earnings, an infusion of sufficient capital or a quasi-reorganization), the Bank's capital position will not continue to erode through future operating losses. As long as the Bank's contributed capital is impaired, the Superintendent is authorized to take possession of the property and business of the Bank, to close the Bank, or to order the Bank to levy an assessment on the shares of the Bank held by the Company in an amount sufficient to correct the impairment. The Company does not have the funds to satisfy such an assessment.


FEDERAL RESERVE BANK MEMORANDUM OF UNDERSTANDING

On October 17, 1994, the Company entered into a Memorandum of Understanding ("Memorandum") with the Federal Reserve Bank of San Francisco (the "Reserve Bank"). Under the terms of the Memorandum, the Company may not declare or pay any dividends without the prior written approval of the Reserve Bank and may not take dividends from the Bank without providing prior written notice to the Reserve Bank; the Company must submit to the Reserve Bank a written plan to improve and maintain an adequate capital position at the Company and the Bank; and the Company must take reasonable actions to employ a full-time president for the Company and the Bank. Further, the Memorandum sets forth restrictions on certain transactions between the Bank and the Company, directs the Company to prepare and submit to the Reserve Bank certain policies and procedures and financial information, and requires the Company to provide prior notice to the Reserve Bank of any new, or the renewal or modification of any existing, employment, service or severance contracts with any executive officer. Within 45 days of the end of each calendar quarter, the Company must submit to the Reserve Bank a written progress report regarding the Company's compliance with the terms of the Memorandum.

On August 23, 1994, the Company submitted to the Reserve Bank its Capital Restoration Plan setting forth the Company's plans for improving and maintaining an adequate capital position at the Company and the Bank.



PART II:         OTHER INFORMATION


ITEM 6 -         Exhibits and Reports on Form 8-K

                                                                                     Page
                                                                                     ----
          2.     Amended and Restated Stock Purchase Agreement
                 dated August 7, 1995                                                 29

         99.     Press release of First Commercial Bancorp, Inc.
                 Dated August 9, 1995                                                 65



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

                              S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         FIRST COMMERCIAL BANCORP, INC.
                                   Registrant



DATE: August 17, 1995          /s/ James E. Culleton
                               ---------------------------------------
                                   JAMES E. CULLETON
                                   Interim President

DATE: August 17, 1995          /s/ Anne Heck Long
                               ---------------------------------------
                                   ANNE HECK LONG
                                   (Principal Financial and Accounting
                                   Officer)
                                   Senior Vice President and
                                   Chief Financial Officer



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